SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a party other than the Registrant [_]

                           Check the appropriate box:

                        [X]  Preliminary Proxy Statement
      [_]  Confidential, for Use of the Commission only (as permitted by Rule
                                  14a-6(e)(2))
                         [_] Definitive Proxy Statement
                       [_] Definitive Additional Materials
         [_] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   NETTAXI.COM
                                   -----------
                (Name of Registrant as Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):

                              [ ] No fee required
   [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1)  Title of each class of securities to which transaction applies:
            Common Stock, par value $0.001 per share, of Nettaxi.com
        (2)  Aggregate number of securities to which transaction applies:
                                35,486,088 shares
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.213 which is the average of the bid and asked price for the common stock of Nettaxi.com as of February 12, 2002.
        (4)  Proposed maximum aggregate value of transaction: $7,558,537
                          (5) Total fee paid: $1,511.71

               [_] Fee paid previously with preliminary materials.
 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                         (1) Amount Previously Paid: N/A
              (2) Form, Schedule or Registration Statement No.: N/A
                              (3) Filing Party: N/A
                               (4) Date Filed: N/A

                                   NETTAXI.COM
                        1875 SOUTH BASCOM AVENUE; NO. 116
                           CAMPBELL, CALIFORNIA 95008

                                 March ___, 2002


Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Nettaxi.com, which will be held at _______________________, on ____________, March ___, 2002, at ____________ a.m.
For directions to the Special Meeting, please call (408) 879-9880.

     Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting and Proxy Statement.

     If you do not plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting at the Special Meeting.

     We look forward to seeing you at the Special Meeting.


                                                   --------------------------
                                                   Robert A. Rositano, Jr.
                                                   Chief Executive Officer


Campbell, California



                             YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                                   NETTAXI.COM
                        1875 South Bascom Avenue; No. 116
                           Campbell, California 95008

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH ___, 2002

     The Special Meeting of Stockholders (the "Special Meeting") of Nettaxi.com, a Nevada corporation ("Nettaxi"), will be held at ___________________________, California 9____, on __________, March ___, 2002, at ___________ a.m. for the
following  purposes:

     1. To consider and vote upon the Merger Agreement and Plan of Reorganization, dated as of January 9, 2002, by and among Nettaxi.com, a Nevada corporation, RAE Systems Inc., a California corporation ("RAE") and RAES Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Nettaxi.com ("RSAC"), as it may be amended from time to time (the "Merger Agreement"), and the transactions contemplated thereby (collectively, the "Merger").

     2. In connection with the proposed Merger, to approve the reverse stock split of our issued and outstanding shares of common stock, par value $0.001 per share, such that each five and sixty-seven hundredths (5.67) shares of our issued and outstanding shares of common stock are converted into one (1) share of our issued and outstanding common stock, as contemplated by the Merger Agreement.

     3. In connection with the proposed Merger, to consider and vote upon a proposal to approve the reincorporation of Nettaxi from the State Nevada to the State of Delaware, as contemplated by the Merger Agreement.

     4. To consider and vote upon a proposal to ratify our 1999 Stock Option Plan, as amended.

     5.     To consider and vote upon a proposal to adopt the 2002 Stock Option
Plan.

     No other business may be transacted at the Special Meeting.

     The items of business set forth above are more fully described in the Proxy Statement accompanying this Notice. Pursuant to our Bylaws, we have fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Special Meeting as the close of business as March ___, 2002. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Special Meeting, notwithstanding any transfer of stock on our books thereafter.

     Approval of the proposed reverse stock split and the proposed reincorporation of our corporation in Delaware set forth in Proposals 2 and 3, respectively, are conditions to the closing of the Merger. There are other conditions that must also be satisfied for the Merger to be consummated. Even if you approve Proposals 2 and 3, the reverse stock split and reincorporation will not become effective if the Merger does not occur for any reason. In that case, the outstanding number of Nettaxi shares and the corporate domicile of Nettaxi will remain unchanged. The proposed Merger with RAE is discussed in more detail in the sections of the attached proxy entitled "The Merger" and "The Merger Agreement," which you should read carefully.

     Adoption of Proposals 1, 2 and 3 enumerated in this Notice requires the affirmative vote of a majority of the votes represented by all shares of our common stock outstanding on the record date. Adoption of Proposals 4 and 5 require the affirmative vote of at least two-thirds of outstanding shares entitled to vote at the Special Meeting. In order to carry on the business of the meeting, we must have a quorum. This means at least one-third of the outstanding shares of common stock must be represented at the meeting, either by proxy or in person. Broker non-votes count for purposes of a quorum. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal. If there are not enough stockholders present or represented by proxy to constitute a quorum, the meeting may be adjourned.

     If your shares are held of record in "street name" by a broker, bank or other nominee, follow the voting instructions that you receive from the nominee.

     The Board of Directors of Nettaxi has approved of the Proposals enumerated in this Notice and recommends that Nettaxi stockholders vote FOR their adoption.

     Whether or not you expect to attend the Special Meeting, please complete, sign, date and return the enclosed white proxy card promptly in the accompanying reply envelope. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     -----------------------------
                                     Robert A. Rositano, Jr.
                                     Chief Executive Officer



Campbell, California
March ___, 2002

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
                 -----------------------------------------------


THE MERGER

Q:     WHAT IS THE STRUCTURE OF THE PROPOSED MERGER OF NETTAXI AND RAE?

A:     Prior to the Merger, Nettaxi will be reincorporated in Delaware.
Following the reincorporation, RSAC will merge with and into RAE and will cease to exist. RAE will remain as the surviving corporation after the Merger and will be a wholly-owned subsidiary of Nettaxi-Delaware.

Q:     WHAT WILL RAE SHAREHOLDERS RECEIVE IN THE MERGER?

A:     The number of shares of common stock of Nettaxi-Delaware to be issued for each share of RAE common stock is not fixed and will be adjusted based upon the exchange ratio which is defined in the Merger Agreement (the "Exchange Ratio"). Although the parties anticipate that Nettaxi-Delaware will issue approximately
1.48 shares of common stock for each outstanding share of RAE common stock, the final Exchange Ratio will not be determined until immediately prior to the Effective Time of the Merger. The following discussion summarizes certain terms of the Exchange Ratio and is not intended to be a complete description of the Exchange Ratio. RAE shareholders are encouraged to carefully review the description of the Exchange Ratio in the Merger Agreement and section of this proxy statement entitled "Manner and Basis of Converting Shares" on page 46.

     The number of shares to be issued to RAE shareholders by Nettaxi-Delaware in connection with the Merger varies depending upon Nettaxi-Delaware's value per share at the effective time of the Merger (the "Effective Time"). For purposes of determining the Exchange Ratio, Nettaxi-Delaware's value per share will equal
(i) one hundred thousand dollars ($100,000) plus its net cash and cash equivalents, minus its payables and other fixed obligations (excluding certain listed liabilities) and minus an appropriate reserve for payables and other contingencies divided by (ii) the number of issued and outstanding Nettaxi-Delaware common stock immediately prior to the Effective Time. If Nettaxi-Delaware's net cash at the Effective Time of the Merger is equal to seven million five hundred thousand dollars ($7,500,000), then RAE shareholders will have the right to receive 1.48225 shares of Nettaxi-Delaware common stock for each share of RAE common stock they own. Nettaxi-Delaware will issue shares representing approximately 80.12% of the combined company to stockholders of RAE and approximately 2.23% of the combined company to Baytree Capital Associates, which acted as a financial advisor in connection with the Merger. Stockholders of Nettaxi-Delaware would retain shares representing approximately 17.65% of the combined company.

     THERE CAN BE NO ASSURANCE THAT THE FINAL EXCHANGE RATIO WILL RESULT IN RAE SHAREHOLDERS RECEIVING THE NUMBER OF SHARES OF NETTAXI-DELAWARE COMMON STOCK DESCRIBED ABOVE. FURTHER, THERE CAN BE NO ASSURANCE THAT THE PERCENTAGE OWNERSHIP OF THE COMBINED COMPANY WILL RESULT AS DESCRIBED ABOVE. IF NETTAXI-DELAWARE'S NET CASH WERE TO DROP BELOW SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) AT THE EFFECTIVE TIME OF THE MERGER, NETTAXI-DELAWARE WOULD HAVE TO ISSUE ADDITIONAL SHARES IN CONNECTION WITH THE MERGER AND STOCKHOLDERS OF NETTAXI-DELAWARE WOULD OWN LESS THAN 17.65% OF THE

COMBINED COMPANY. ADDITIONALLY, IF NETTAXI-DELAWARE'S NET CASH WERE TO DROP BELOW SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) AT THE EFFECTIVE TIME OF THE MERGER, RAE WOULD NOT BE OBLIGATED TO CONSUMMATE THE MERGER.

Q:     WHAT IF NETTAXI'S STOCKHOLDERS DO NOT APPROVE PROPOSALS 1, 2 AND 3?

A: If Nettaxi's stockholders do not approve Proposals 1, 2 and 3 of this proxy statement and the Merger Agreement is terminated, Nettaxi shall pay to RAE, within five days of the date of the termination, an amount equal to two hundred and fifty thousand dollars ($250,000).

Q:     WHAT WILL RAE OPTION HOLDERS RECEIVE IN THE MERGER?

A:     At the Effective Time, each option to purchase shares of RAE common stock
("RAE Option"), whether vested or unvested, will be assumed by Nettaxi-Delaware and shall be subject to the same terms and conditions governing the option immediately prior to the Effective Time, except that:

           (a) the option will be exercisable for that number of whole shares of Nettaxi-Delaware common stock equal to the product of the number of shares of RAE common stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Nettaxi-Delaware common stock;

           (b) the per share exercise price for the shares of Nettaxi-Delaware common stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of RAE common stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole tenth of a cent; and

           (c) any restriction on the exercisability of such RAE System Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such RAE System Option shall remain unchanged.

Q:     WHAT RIGHTS DO NETTAXI'S STOCKHOLDERS HAVE TO SEEK AN APPRAISAL OF THEIR
SHARES?

A:     If they wish, Nettaxi's stockholders may seek an appraisal of the fair value of their shares, but only if they comply with all requirements of Delaware law as described in the section of this proxy statement entitled "Appraisal and Dissenters Rights". Additionally, Nettaxi's stockholders may be entitled to exercise dissenters' rights under California law, as described in the section of this proxy statement entitled "Appraisal and Dissenters Rights".

Q:     ARE RAE'S SHAREHOLDERS ENTITLED TO DISSENTERS' RIGHTS IN CONNECTION WITH
THE MERGER?

A:     Yes.  Under California law, the holders of RAE's common stock will have dissenters' rights and may be entitled to receive cash equal to the fair market value of their RAE common stock determined as of the day before the first announcement of the terms of the Merger. To exercise such rights, RAE's shareholders must follow the procedures set forth under Chapter 13 of the California General Corporation Law. Chapter 13 is attached as Appendix E of
                                                               ----------
this proxy statement.

THE REVERSE STOCK SPLIT

Q:     HOW MANY SHARES WILL  NETTAXI'S STOCKHOLDERS RECEIVE AS A RESULT OF THE
REVERSE STOCK SPLIT?

A:     Each five and sixty-seven hundredths (5.67) shares of Nettaxi's common stock are converted into one (1) share of Nettaxi common stock as a result of the reverse stock split. For example, a stockholder holding 1,000 shares of common stock prior to the reverse stock split would receive 176 shares of common stock and one additional share of common stock in lieu of four-tenths of a post-split share of common stock.

Q:     WILL THE REVERSE STOCK SPLIT AFFECT THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK IN NETTAXI'S ARTICLES OF INCORPORATION?

     No. Nettaxi's Board of Directors has approved a resolution to effect the reverse stock split. The resolution would have the effect of causing the reverse stock split of Nettaxi's issued and outstanding common stock, with no effect on Nettaxi's two hundred million (200,000,000) authorized shares of common stock.

Q:   WILL NETTAXI STOCKHOLDERS RECEIVE FRACTIONAL SHARES AS A RESULT OF THE
REVERSE STOCK SPLIT?

     No. Nettaxi will not issue fractional shares in connection with the reverse stock split. In lieu of issuing fractional shares, Nettaxi will issue one full share to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split (after aggregating all shares held by such stockholder).

Q:   SHOULD NETTAXI STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES?

A:   Nettaxi stockholders may, but are not required to, surrender their present Nettaxi common stock certificates so that replacement certificates representing shares of Nettaxi common stock following the reverse stock split may be issued in exchange therefor. Nettaxi's transfer agent, Interwest Transfer Company, will act as transfer agent for Nettaxi after the reverse stock split. Stockholders may consult their stockbrokers or Nettaxi with respect to any questions regarding the mechanics of such transactions.

Q:   ARE NETTAXI STOCKHOLDERS ENTITLED TO DISSENTERS' RIGHTS IN CONNECTION
WITH THE REVERSE STOCK SPIT?

A:   No.  Stockholders of Nettaxi will be not be entitled to dissenters'
rights in connection with the reverse stock split.

THE REINCORPORATION

Q:   WHAT IS THE REINCORPORATION?

A:   Nettaxi is currently incorporated under the laws of Nevada.  In connection with the Merger, Nettaxi has agreed to reincorporate under the laws of Delaware. The reincorporation will be effected upon the merger of Nettaxi with its wholly-owned Delaware subsidiary created specifically for the purpose of the reincorporation. As a result of the reincorporation, Nettaxi's name will become "RAE Systems Inc." ("Nettaxi-Delaware").

Q:   WILL NETTAXI STOCKHOLDERS NEED TO EXCHANGE THEIR NETTAXI STOCK
CERTIFICATE?

A:   Nettaxi stockholders may, but are not required to, surrender their present Nettaxi common stock certificates so that replacement certificates representing shares of Nettaxi-Delaware Common Stock may be issued in exchange therefor. After the reincorporation, certificates representing Nettaxi common stock will constitute "good delivery" in connection with sales through a broker, or otherwise, of shares of Nettaxi, as reincorporated under Delaware law. Nettaxi's transfer agent, Interwest Transfer Company, will act as transfer agent for Nettaxi after the reincorporation. Stockholders may consult their stockbrokers or Nettaxi with respect to any questions regarding the mechanics of such transactions.

Q:   WILL THE MERGER BE COMPLETED IF THE STOCKHOLDERS OF NETTAXI DO NOT
APPROVE OF THE REVERSE STOCK SPLIT AND THE REINCORPORATION?

A:   Although stockholders are being asked to vote on Proposals 2 and 3 separately, the reverse stock split and the reincorporation are conditions to the closing of the merger. If Nettaxi's stockholders do not approve of Proposals 2 and 3, and RAE does not waive compliance with such conditions, the Merger will not be completed.

Q:   WILL THE REVERSE STOCK SPLIT OR THE REINCORPORATION BE EFFECTIVE IF THE
MERGER DOES NOT OCCUR?

A:   No.  Even if the requisite stockholder approval of Proposals 2 and 3 are obtained, if the Merger does not occur, the reverse stock split and the reincorporation will not be completed.

THE 1999 STOCK OPTION PLAN

Q:   WHY IS NETTAXI PROPOSING THE ADOPTION OF THE 1999 STOCK OPTION PLAN?

A:   The purpose of the 1999 Stock Option Plan has been to provide an incentive to attract, retain and reward eligible persons performing services for Nettaxi by motivating such persons to contribute to the growth and profitability of Nettaxi. Nettaxi believes that the Plan has helped it to attract and retain qualified directors, officers, employees and consultants and motivate their best efforts on Nettaxi's behalf.

Q:   WHO IS ELIGIBLE TO RECEIVE AN OPTION UNDER THE 1999 STOCK OPTION PLAN?

A:   Options may be granted to employees, consultants and directors of
Nettaxi.

Q:   WHAT IS THE TOTAL NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO THE 1999
STOCK OPTION PLAN?

A:   A total of 3,053,000 shares are reserved for issuance under the 1999
Stock Option Plan.

Q:   WHAT TYPES OF OPTIONS MAY BE GRANTED UNDER THE 1999 STOCK OPTION PLAN?

A:   Only nonstatutory stock options may be granted under the 1999 Stock
Option Plan.

THE 2002 STOCK OPTION PLAN

Q:   WHY IS NETTAXI PROPOSING THE ADOPTION OF THE 2002 STOCK OPTION PLAN?

A:   The purpose of the 2002 Stock Option Plan is to provide an incentive to attract, retain and reward eligible persons performing services for Nettaxi and by motivating such persons to contribute to the growth and profitability of Nettaxi.

Q:   WHO IS ELIGIBLE TO RECEIVE AN OPTION UNDER THE 2002 STOCK OPTION PLAN?

A:   Options may be granted to employees, consultants and directors of
Nettaxi.

Q:   WHAT IS THE TOTAL NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO THE 2002
STOCK OPTION PLAN?

A:   A total of 28,350,000 shares are reserved for issuance under the 2002
Stock Option Plan.

Q:   WHAT TYPES OF OPTIONS MAY BE GRANTED UNDER THE 2002 STOCK OPTION PLAN?

A:   Both incentive stock options and nonstatutory stock options may be granted under the 2002 Stock Option Plan.

Q:   WILL THIS BE THE ONLY STOCK OPTION PLAN FROM WHICH OPTIONS WILL BE GRANTED
AFTER THE MERGER?

A:   Yes, following the consummation of the Merger, the 2002 Stock Option Plan will be the only plan from which stock options will be granted to the surviving company's employees, officers and directors.

THE SPECIAL MEETING

Q:   WHAT DO NETTAXI STOCKHOLDERS NEED TO DO NOW?

A:   Nettaxi urges its stockholders to read this proxy statement carefully, including its appendices, and to consider how the Merger affects them. Then mail their signed proxy card in the enclosed return envelope as soon as possible so that their shares can be voted at the Special Meeting.

Q:   MAY NETTAXI STOCKHOLDERS VOTE IN PERSON?

A:   Yes. Nettaxi stockholders may attend the Special Meeting and vote their shares in person, rather than signing and returning their proxy card.

Q:   MAY NETTAXI STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR
SIGNED PROXY CARD?

A:   Yes. Nettaxi stockholders may change their vote at any time before their proxy card is voted at the Special Meeting. Nettaxi stockholders can do this in one of three ways. First, Nettaxi stockholders can send a written, dated notice stating that they would like to revoke their proxy. The notice must be received by Nettaxi prior to the date of the Special Meeting. Second, Nettaxi stockholders can complete, date, and submit a new proxy card. The new proxy card must be received by Nettaxi prior to the Special Meeting. Third, Nettaxi stockholders can attend the Special Meeting and vote in person. Nettaxi stockholders' attendance alone will not invalidate their proxy. If Nettaxi stockholders have instructed a broker to vote their shares, they must follow directions received from their broker to change those instructions.

Q:   IF NETTAXI STOCKHOLDERS' SHARES ARE HELD IN "STREET NAME" BY THEIR
BROKER, WILL THEIR BROKER VOTE THEIR SHARES FOR THEM?

A:   Nettaxi stockholders' broker will not be able to vote their shares without instructions from them. Nettaxi stockholders should instruct their broker to vote their shares, following the procedure provided by their broker.

Q:   WHO CAN HELP ANSWER NETTAXI STOCKHOLDERS' AND RAE SHAREHOLDERS'
QUESTIONS?

A:   If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, RAE Systems shareholders and Nettaxi stockholders should contact the appropriate contact person below:

     RAE Systems Inc.                      Nettaxi.com
     Attn:  Chief Financial Officer        Attn: Investor Relations
     1339 Moffett Park Drive               1875 South Bascom Avenue; No. 116
     Sunnyvale, CA 94089                   Campbell, California 95008
     Telephone: (408) 752-0723             Telephone: (408) 879-9880

                                 Table of Contents

                                                                              Page
                                                                              ----

Summary Term Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     The Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     Reverse Stock Split . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     Reincorporation of Nettaxi from Nevada to Delaware. . . . . . . . . . .     6
     Approval of 1999 Stock Option Plan, as amended. . . . . . . . . . . . .     6
     2002 Stock Option Plan. . . . . . . . . . . . . . . . . . . . . . . . .     7
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     Risk Related to the Merger. . . . . . . . . . . . . . . . . . . . . . .     9
     Risk Factors If Merger Is Consummated . . . . . . . . . . . . . . . . .     9
     Risk Factors Related to RAE . . . . . . . . . . . . . . . . . . . . . .    12
Cautionary Statement Regarding Forward-Looking Statements. . . . . . . . . .    19
Proxy Statement for Special Meeting of Stockholders. . . . . . . . . . . . .    20
     Purpose of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     Voting Rights and Solicitation. . . . . . . . . . . . . . . . . . . . .    20
Security Ownership of Certain Beneficial Owners and Management Of Nettaxi. .    21
Security Ownership of Certain Beneficial Owners and Management Of
      RAE Systems Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
     Market Price and Dividend Information . . . . . . . . . . . . . . . . .    25
Proposal No. 1 - The Merger. . . . . . . . . . . . . . . . . . . . . . . . .    27
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
     General Description of the Merger . . . . . . . . . . . . . . . . . . .    27
     Background. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
     Reasons for the Merger. . . . . . . . . . . . . . . . . . . . . . . . .    30
     Management of RAE Following the Merger. . . . . . . . . . . . . . . . .    34
     Interests of Nettaxi Officers and Directors in the Merger . . . . . . .    35
     Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . .    35
     Automatic Acceleration of Stock Options; Severance Payments . . . . . .    36
     Interests of Certain RAE Persons In the Merger. . . . . . . . . . . . .    37
     Interests of Other Parties In The Merger. . . . . . . . . . . . . . . .    37
     Material U.S. Federal Income Tax Consequences of the Merger . . . . . .    38
     Anticipated Accounting Treatment. . . . . . . . . . . . . . . . . . . .    39
     Appraisal and Dissenters Rights . . . . . . . . . . . . . . . . . . . .    39
     Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . . .    45
     Restriction on Resales. . . . . . . . . . . . . . . . . . . . . . . . .    45
     The Merger Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .    46
          The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
          Effective Time of the Merger . . . . . . . . . . . . . . . . . . .    46
          Manner and Basis of Converting Shares. . . . . . . . . . . . . . .    46
          RAE Stock Options and Warrants . . . . . . . . . . . . . . . . . .    47
          Representations and Warranties . . . . . . . . . . . . . . . . . .    47
          Covenants; Conduct of Business Prior to the Merger . . . . . . . .    48
          Exclusivity. . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
          Conditions to the Merger . . . . . . . . . . . . . . . . . . . . .    49
     Termination of the Merger Agreement . . . . . . . . . . . . . . . . . .    51


                                        vii

          Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
          Voting Agreements. . . . . . . . . . . . . . . . . . . . . . . . .    52
          Lock-Up Agreements . . . . . . . . . . . . . . . . . . . . . . . .    53
Pro Forma Condensed Combined Financial Information . . . . . . . . . . . . .    54
Selected Financial Data of Nettaxi . . . . . . . . . . . . . . . . . . . . .    57
Nettaxi's Management's Discussion and Analysis of Financial Condition and
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . .    58
Business of Nettaxi. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
     Selected Financial Data of RAE Systems. . . . . . . . . . . . . . . . .    70
RAE's Management's Discussion and Analysis of Financial Condition and
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . .    71
Business of RAE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
Description of Nettaxi Capital Stock . . . . . . . . . . . . . . . . . . . .    83
     Anti-Takeover Effects of Various Provisions of Nevada Law and Nettaxi's
     Articles of Incorporation and Bylaws. . . . . . . . . . . . . . . . . .    85
     Application of California General Corporation Law . . . . . . . . . . .    88
Comparative Rights of Holders of Nettaxi-Delaware Common Stock and RAE
        Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .    89
     Reporting Requirements
Proposal No. 2 - Reverse Stock Split . . . . . . . . . . . . . . . . . . . .    98
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
     Required Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
     Recommendation of the Board of Directors. . . . . . . . . . . . . . . .    98
     Purpose of the Reverse Stock Split. . . . . . . . . . . . . . . . . . .    98
     Material Effects of Proposed Reverse Stock Split. . . . . . . . . . . .    99
     Procedure for Effecting Reverse Stock Split and Exchange of
          Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . .   100
     Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
     No Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . .   100
     Material U.S. Federal Income Tax Consequences of the Reverse
          Stock Split. . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
Proposal No. 3 - Reincorporation . . . . . . . . . . . . . . . . . . . . . .   102
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   103
     Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   103
     Reasons For and Advantages of Reincorporation in Delaware . . . . . . .   104
     Disadvantages of Reincorporation in Delaware. . . . . . . . . . . . . .   104
     Description of Nettaxi-Delaware Capital Stock . . . . . . . . . . . . .   105
     Summary of Certain Other Significant Differences Between Delaware
          and Nevada Corporate Laws. . . . . . . . . . . . . . . . . . . . .   111
Proposal No. 4 - Adoption of the 1999 Stock Option Plan, As Amended. . . . .   116
     Description of the Plan . . . . . . . . . . . . . . . . . . . . . . . .   116
     Material U.S. Federal Income Tax Consequences of Options Granted
          Under the Plan . . . . . . . . . . . . . . . . . . . . . . . . . .   117
     Deductibility of Executive Compensation . . . . . . . . . . . . . . . .   117
     Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . .   118
     Recommendation of the Board of Directors. . . . . . . . . . . . . . . .   118
Proposal No. 5 - Adoption of the 2002 Stock Option Plan, As Amended. . . . .   119
     Description of the 2002 Stock Option Plan . . . . . . . . . . . . . . .   119
     Material U.S. Federal Income Tax Consequences of Options Granted


                                        viii

          Under the Plan . . . . . . . . . . . . . . . . . . . . . . . . . .   121
     New Plan Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .   122
     Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . .   122
     Recommendation of the Board of Directors. . . . . . . . . . . . . . . .   123
Stockholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . . .   124
Where You Can Find Additional Information. . . . . . . . . . . . . . . . . .   125
Index to Financial Statements of Nettaxi . . . . . . . . . . . . . . . . . .  F-1
Index to Financial Statements of RAE . . . . . . . . . . . . . . . . . . . .  F-31


TABLE OF APPENDICES

Appendix A            Merger Agreement
Appendix B            Form of Voting Agreement
Appendix C            Agreement of Merger
Appendix D            Section 262 of the Delaware General Corporation Law
Appendix E            Chapter 13 of the California General Corporation Law
Appendix F            Resolution Adopted by the Board of Directors of Nettaxi
Appendix G            Reincorporation Agreement
Appendix H            Certificate of Incorporation of Nettaxi-Delaware
Appendix I            Bylaws of Nettaxi-Delaware
Appendix J            1999 Stock Option Plan
Appendix K            2002 Stock Option Plan

                               SUMMARY TERM SHEET

     This summary term sheet highlights some of the important information contained in this proxy statement but may not contain all of the information that may be important to you. We urge you to read carefully this entire proxy statement and the other documents to which it refers to understand fully the consequences of the Merger and related Proposals to you. See "Where You Can Find More Information" on page 125 Each item in this summary includes a page reference directing you to a more complete description of that item elsewhere in this proxy statement.


                                  The Companies

NETTAXI.COM (PAGE 67)

     Nettaxi.com is an Internet marketing portal that provides a range of content and Internet based services for consumers and businesses. In 2001, Nettaxi faced the challenges of an overall downturn in the Internet industry and the economy in general. As of December 31, 2001, Nettaxi has incurred cumulative losses of approximately $36.2 million. The bankruptcy and liquidation of many of Nettaxi's Internet based customers and suppliers caused Nettaxi to re-evaluate its business model. Since the Internet infrastructure is unstable and customer base financially weak, Nettaxi took corrective action to significantly decrease its cash burn and determine the best course of action to maintain and enhance Nettaxi's value. In this regard, Nettaxi implemented an acquisition strategy pursuant to which it sought to identify an appropriate entity with which to merge, acquire or restructure its current business. Since the announcement of its acquisition strategy in May, 2001, Nettaxi has evaluated a number of potential merger candidates in a wide variety of industries. Of all of these companies, Nettaxi believes RAE presents the best fit for its stockholders. Mergers involve numerous risks and uncertainties and there can be no assurance that the Merger with RAE will prove to enhance the value of Nettaxi or be successful.

RAE SYSTEMS INC. (PAGE 78)

     RAE Systems Inc., founded in 1991, designs and manufactures portable gas detection instruments and wireless monitoring and communications equipment. Its products and services enable its customers to monitor gas and other volatile organic compounds in confined spaces, and to establish a perimeter defense around hazardous material sites and sites of weapons of mass destruction.

THE MERGER (PAGE 27)

     Nettaxi is proposing a Merger in which RSAC will merge into RAE and will cease to exist. RAE will remain as the surviving corporation after the Merger and will be a wholly-owned subsidiary of Nettaxi-Delaware, which is also named "RAE Systems Inc."

MANNER AND BASIS OF CONVERTING SHARES (PAGE 46)

     The number of shares of common stock of Nettaxi-Delaware to be issued for each share of RAE common stock is not fixed and will be adjusted based upon the exchange ratio which is defined in the Merger Agreement (the "Exchange Ratio"). Although the parties anticipate that Nettaxi-Delaware will issue approximately
1.48 shares of common stock for each outstanding share of RAE common stock, the final Exchange Ratio will not be determined until immediately prior to the Effective Time of the Merger. The following discussion summarizes certain terms of the Exchange Ratio and is not intended to be a complete description of the Exchange Ratio. RAE shareholders are encouraged to carefully review the description of the Exchange Ratio in the Merger Agreement and section of this proxy statement entitled "Manner and Basis of Converting Shares" on page 46.

     The number of shares to be issued to RAE shareholders by Nettaxi-Delaware in connection with the Merger varies depending upon Nettaxi-Delaware's value per share at the effective time of the Merger (the "Effective Time"). For purposes of determining the Exchange Ratio, Nettaxi-Delaware's value per share will equal
(i) one hundred thousand dollars ($100,000) plus net cash and cash equivalents, minus its payables and other fixed obligations (excluding certain listed liabilities) and minus an appropriate reserve for payables and other contingencies divided by (ii) the number of issued and outstanding Nettaxi-Delaware common stock immediately prior to the Effective Time. If Nettaxi-Delaware's net cash at the Effective Time of the Merger is equal to seven million five hundred thousand dollars ($7,500,000), then RAE shareholders will have the right to receive 1.48225 shares of Nettaxi-Delaware common stock for each share of RAE common stock they own. Nettaxi-Delaware will issue shares representing approximately 80.12% of the combined company to stockholders of RAE and approximately 2.23% of the combined company to Baytree Capital Associates, which acted as a financial advisor in connection with the Merger. Stockholders of Nettaxi-Delaware would retain shares representing approximately 17.65% of the combined company.

     THERE CAN BE NO ASSURANCE THAT THE FINAL EXCHANGE RATIO WILL RESULT IN RAE SHAREHOLDERS RECEIVING THE NUMBER OF SHARES OF SHARES OF NETTAXI-DELAWARE COMMON STOCK DESCRIBED ABOVE. FURTHER, THERE CAN BE NO ASSURANCE THAT THE PERCENTAGE OWNERSHIP OF THE COMBINED COMPANY WILL RESULT AS DESCRIBED ABOVE. IF NETTAXI-DELAWARE'S NET CASH WERE TO DROP BELOW SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) AT THE EFFECTIVE TIME OF THE MERGER, NETTAXI-DELAWARE WOULD HAVE TO ISSUE ADDITIONAL SHARES IN CONNECTION WITH THE MERGER AND STOCKHOLDERS OF NETTAXI-DELAWARE WOULD OWN LESS THAN 17.65% OF THE COMBINED COMPANY. ADDITIONALLY, IF NETTAXI-DELAWARE'S NET CASH WERE TO DROP BELOW SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) AT THE EFFECTIVE TIME OF THE MERGER, RAE WOULD NOT BE OBLIGATED TO CONSUMMATE THE MERGER.

NO FAIRNESS OPINION (PAGE 32)

     The terms and conditions of the Merger were negotiated at arm's-length between the managements of Nettaxi and RAE and were the result of a number of factors, including but not limited to the factors listed below in the section of this proxy statement entitled "Nettaxi's Reasons for the Merger".

     Nettaxi's Board of Directors did not feel that an investment banker's opinion was beneficial or necessary given Nettaxi's Board of Directors' knowledge of Nettaxi and its business, nor did the Board of Directors believe that obtaining such an opinion would be an appropriate use of corporate funds. Nettaxi's Board of Directors believes that the acquisition of such an opinion would require a substantial amount of capital and time. Given Nettaxi's limited resources, the fact that Nettaxi is essentially being valued at an amount equal to its net cash, and the need to complete the Merger in a timely manner, Nettaxi's Board of Directors did not believe it was in the best interests of Nettaxi to incur the cost of a fairness opinion.

     Based on Nettaxi's current operating performance and prospects, including the decline in such performance, and RAE's strong interest in the Merger, Nettaxi's Board of Directors felt that significantly better terms and conditions could not be obtained in the foreseeable future.

     Accordingly, there can be no assurance that consummation of the Merger will be fair from a financial point of view to the stockholders of Nettaxi.

INTERESTS OF CERTAIN NETTAXI PERSONS IN THE MERGER AND POSSIBLE CONFLICTS OF INTEREST (PAGE 35)

     In August 1998, Nettaxi entered into executive employment agreements containing change in control provisions with Robert A. Rositano, Jr., its Chief Executive Officer, Secretary and a Director and Dean Rositano, its President, Chief Operating Officer, Interim Chief Financial Officer and a Director. These arrangements provide for benefits if there is a change in control of Nettaxi. The Merger is a change in control for this purpose. Under their employment agreements, the executives were entitled to receive severance payments in the amount of more than one million dollars ($1,000,000) each. In light of management's desire to complete the Merger with RAE, management requested that the Compensation Committee of the Board of Directors review the executive employment arrangements and recommend an alternative severance package. In this regard, the Compensation Committee, composed of Andrew Garroni, reviewed the following factors:

     -    the terms and conditions of the executive employment agreements;

     - the responsibilities of the executives prior to and following the execution of the Merger Agreement;

     - the performance of the executives compared with similar executives in comparable companies; and

     - Nettaxi's experience with severance payments to other executives who have departed from Nettaxi.

     Upon the evaluation of all of these factors, the Compensation Committee recommended the following severance arrangements, which have been accepted by the executive officers. In lieu of severance payments payable pursuant to the executive employment agreements and any accrued minimum bonus payable thereunder, or any other payments due, and in exchange for complete releases of employment liability to the Company, each executive will receive the following:

     -    a cash payment of $150,000;

     - accelerated vesting on outstanding options to purchase 67,020 shares of common stock of Nettaxi (after taking into account the stock split described in Proposal 2), having an exercise price of $0.737 per share, and a cash bonus of an amount necessary to exercise the options;

     - warrants to purchase up to 176,366 shares of common stock of Nettaxi (after taking into account the stock split described in Proposal 2), having an exercise price per share of $1.134.

     The executives will assume Nettaxi's lease for its current facilities, consisting of 1,700 square feet and having an ascribed value equal to the amount of rent which has been prepaid by Nettaxi as of the Effective Time of the Merger. Nettaxi has paid its rent through May 31, 2002. Thus, if the Effective Time of the Merger were to be March 31, 2002, the value of the lease transferred would equal approximately $9,500, the cost of two months rent. Nettaxi will also transfer to the executives title to furniture, fixtures and equipment having a value of approximately $76,000. Additionally, Nettaxi will assign the domain name "nettaxi.com" to the executives. Additionally, each executive will receive a payment equal to the amount necessary for them to purchase continued health and medical benefits until January 2003.

     The shares underlying the warrants issued in connection with the above arrangement will be registered with the Securities and Exchange Commission by Nettaxi on a registration statement on Form S-8. Shares underlying options issued pursuant to our 1998 and 1999 stock option plans are registered with the Securities and Exchange Commission.

BAYTREE CAPITAL ASSOCIATES

     Baytree Capital Associates has acted as a financial adviser to Nettaxi in connection with the Merger. As compensation for its services, at the effective time of the Merger, the surviving company shall issue to Baytree 960,000 shares of its common stock. Additionally, Baytree will continue to provide consulting services on behalf of the surviving company in exchange for warrants to purchase 1,750,000 shares of common stock, after giving effect to the reverse stock split contemplated Proposal 2, having an exercise price of $1.19 per share. Michael Gardner is a principal member of Baytree.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 38)

     No gain or loss will be recognized for U.S. federal income tax purposes by Nettaxi stockholders with respect to the Merger.

     For U.S federal income tax purposes, the exchange of RAE common stock for shares of Nettaxi-Delaware common stock generally will not cause RAE shareholders to recognize any gain or loss. RAE shareholders may, however, recognize gain or loss with respect to cash they receive instead of a fractional share of Nettaxi-Delaware common stock. If RAE shareholders exercise dissenters' rights, they will likely recognize gain or loss in connection with the sale of their RAE common stock.

REGULATORY APPROVALS (PAGE 45)

     No material federal or state regulatory requirements remain to be complied with, and no material federal or state regulatory approval must be obtained, in connection with the Merger.

MARKET FOR NETTAXI COMMON STOCK

     The Nettaxi common stock trades in the over-the-counter market under the symbol "NTXY." After consummation of the Merger, Nettaxi anticipates that the common stock will continue to trade in the over-the-counter market.

DISSENTERS' RIGHTS (PAGE 39)

APPRAISAL  AND  DISSENTERS'  RIGHTS

Nettaxi-Delaware  Stockholders

     Delaware Law. Under Delaware law, if Nettaxi's stockholders do not vote in favor of the merger and instead follow the appropriate procedures for demanding appraisal rights, they will be entitled to receive a cash payment for the "fair value" of their shares of Nettaxi's common stock, as determined by the Delaware Court of Chancery.

     Nettaxi stockholders who want to exercise their appraisal rights under Delaware law will have to comply with Section 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement as Appendix
                                                                        --------
D. Failure to take all of the steps required under Delaware law may result in
-
the loss of appraisal rights.

     California Law. Additionally, pursuant to Section 2115 of the California General Corporation Law, stockholders who do not vote in favor of the approval and adoption of the Merger Agreement and the merger may be entitled to certain dissenters' rights under Chapter 13 of the California General Corporation Law.

     Nettaxi Stockholders who want to exercise their dissenter's rights under California law will have to comply with Chapter 13 of the California General Corporation Law, a copy of which is attached to this proxy statement as Appendix
                                                                        --------
E. Failure to take all of the steps required under California law may result in
-
the loss of their dissenters' rights.

RAE Shareholders.     Under California law, the holders of RAE's common stock
will have dissenters' rights and may be entitled to receive cash equal to the fair market value of their RAE common stock determined as of the day before the first announcement of the terms of the Merger. To exercise such rights, RAE's shareholders must follow the procedures set forth under Chapter 13 of the California General Corporation Law. Chapter 13 is attached as Appendix E of
                                                               ----------
this proxy statement.

RECOMMENDATION OF THE NETTAXI BOARD OF DIRECTORS (PAGE 32)

     The Board of Directors of Nettaxi has concluded that the Merger, together with the proposed reverse stock split, the proposed reincorporation, the ratification of the 1999 Plan, and the adoption of the 2002 Plan are fair to and in the best interests of the Nettaxi stockholders, and recommends that Nettaxi stockholders vote FOR adoption of Proposals 1, 2, 3, 4 and 5.

RECOMMENDATION OF THE RAE BOARD OF DIRECTORS

     The Board of Directors of RAE has approved the Merger Agreement and related transaction and recommends that RAE shareholders vote for the Merger Proposal.

OTHER AGREEMENTS

     VOTING AGREEMENTS RELATING TO NETTAXI SHARES. Robert A. Rositano, Jr. and Dean Rositano, each executive officers and directors of Nettaxi and Michael Gardner, a principal of Baytree Capital Associates, which acted as a financial advisor in connection with the Merger, have each entered into voting agreements dated January 9, 2002 with RAE. They have agreed in the voting agreements to vote all shares of Nettaxi common stock owned by them as of the record date in favor of the approval and adoption of the Merger Agreement and approval of the Merger. Approximately 4,588,012 shares, or 10.6% of the Nettaxi common stock outstanding on the record date, are subject to these voting agreements.

     VOTING AGREEMENTS RELATING TO RAE SHARES. Robert I. Chen and Peter H. Hsi, Lien Q.C. Chen, T.Z. Chu and Philip J. Sheridan, each as either an officer, director or other affiliate of RAE, have each entered into voting agreements dated January 9, 2002 with Nettaxi. They have agreed to vote all shares of RAE capital stock owned by them as of the record date in favor of the approval and adoption of the Merger Agreement and approval of the Merger. Approximately 17,380,000 shares on an as-converted basis, or approximately 76% of the RAE common stock outstanding on as converted basis on the record date, are subject to these voting agreements.

     LOCK-UP AGREEMENTS (PAGE 53). Robert A. Rositano, Jr. and Dean Rositano, each executive officers and directors of Nettaxi, as well as Craig Sukekane, Nettaxi's controller, have entered into Lock-Up Agreements with RAE dated January 9, 2002. Under the agreements, for a period of one year following the closing of the Merger, such executive officers may not offer, sell, contract to sell, pledge or otherwise dispose of more than 25% of their shares of Nettaxi common stock in any three month period.

REVERSE STOCK SPLIT (PAGE 98)

     Nettaxi is asking its stockholders to approve the reverse stock split of its common stock such that each five and sixty-seven hundredths (5.67) shares of Nettaxi's common stock are converted into one (1) share of Nettaxi common stock.

     Nettaxi's Board of Directors will have the ability to effect the reverse stock split only if the Merger described in Proposal 1 is approved. The Board of Directors has approved a resolution to effect the reverse stock split. The resolution would have the effect of causing the reverse stock split of Nettaxi's issued and outstanding common stock, with no effect on Nettaxi's two hundred million (200,000,000) authorized shares of common stock. At February 12, 2002 Nettaxi had 43,124,586 shares of common stock issued and outstanding. After the reverse stock split, approximately 7,605,747 shares of common stock would be issued and outstanding. The resolution adopted by the Board of Directors is attached as Appendix F to this proxy statement.
            ----------

     Nettaxi's Board of Directors has adopted a resolution approving, declaring advisable and recommending to its stockholders for their approval the reverse stock split. In addition, Nettaxi's Board of Directors has reserved the right to abandon the reverse stock split, without further direction by Nettaxi's stockholders, at any time before it becomes effective. Because the reverse stock split is a condition to the closing of the Merger, if this Proposal 2 is approved Nettaxi expects to complete the reverse stock split prior to the consummation of the Merger if the Merger is approved and is being implemented.

REINCORPORATION  OF  NETTAXI  FROM  NEVADA  TO  DELAWARE  (PAGE  102)

     The Board of Directors of Nettaxi has proposed that the state of incorporation of Nettaxi be changed from Nevada to Delaware. On the effective date of the reincorporation, Nettaxi's wholly-owned Delaware subsidiary ("Nettaxi-Delaware") will succeed to all of the assets, liabilities and business of Nettaxi and will possess all of the rights and powers of Nettaxi. The current officers and directors of Nettaxi will become the officers and directors of Nettaxi-Delaware until such time as the Merger between Nettaxi-Delaware and RAE, as described elsewhere in this proxy statement, is consummated.

     The certificate of incorporation and bylaws of Nettaxi-Delaware shall remain in full force and effect after the reincorporation, without amendment. Nettaxi-Delaware will remain subject to the Delaware General Corporation Law. Differences between the Delaware Charter and Delaware Bylaws, on the one hand, and the articles of incorporation and bylaws of Nettaxi, on the other hand, should be considered in the context of the differences between the DGCL and the
Nevada Revised Statutes ("NRS").    These differences are discussed in more
detail in the section entitled "Reincorporation" below.

     On the effective date of the Reincorporation, each issued and outstanding share of common stock of Nettaxi, $0.001 par value per share, will be converted automatically into one share of Nettaxi-Delaware common stock, $0.001 par value per share, and each issued and outstanding option and warrant of Nettaxi will be converted automatically into one option or warrant, as the case may be, of Nettaxi-Delaware. Each stock certificate representing issued and outstanding shares of Nettaxi common stock will continue to represent the same number of shares of Nettaxi-Delaware common stock.

APPROVAL OF 1999 STOCK OPTION PLAN, AS AMENDED (PAGE 116)

     Nettaix's Board of Directors proposes that stockholders adopt the 1999 Stock Option Plan (the "Plan"), which was adopted by the Board of Directors on January 20, 2000 and amended by the Board of Directors on April 3, 2000 and on January 7, 2002.

     Nettaxi believes that the Plan has helped it to attract and retain qualified directors, officers, employees and consultants and motivate their best efforts on Nettaxi's behalf. Thus, Nettaxi believes that the Plan has been an important part of Nettaxi's compensation of directors, officers, employees and consultants.

     The Plan is set forth in full as Appendix J to this Proxy Statement.  The
                                      ----------
principal features of the Plan are summarized below, but the summary is qualified in its entirety by the full text of the Plan.

     Under the Plan as originally adopted by the Board of Directors, the number of shares available for issuance was three million three hundred thousand (3,300,000). The Board of Directors amended the plan on April 3, 2000 to increase the number of shares available for issuance to an aggregate total of eight million nine hundred thousand (8,900,000) shares of common stock. In connection with the Merger described in Proposal 1, Nettaxi's Board of Directors amended the Plan on January 7, 2002 to reduce the number of shares available for issuance under the Plan to 3,053,000, the number of shares underlying options which were outstanding as of that date. The Plan provides for adjustment as to the number and kinds of shares covered by the outstanding options and the option price therefor to give effect to any stock dividend, stock split, stock combination or other reorganization of or by Nettaxi. If the reverse stock split described under Proposal 2 is implemented, the number of shares available for issuance under the Plan will be approximately 539,000.

THE 2002 STOCK OPTION PLAN

APPROVAL OF 2002 STOCK OPTION PLAN (PAGE 119)

The Board of Directors proposes that the stockholders approve the 2002 Stock Option Plan. The 2002 Stock Option Plan was adopted by the Board of Directors on as of February 20, 2002, to become effective on the date of its approval by stockholders (the "Effective Date").

     The Board of Directors believes that Nettaxi must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within Nettaxi.
The Board expects that the 2002 Stock Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of Nettaxi and in motivating these individuals to strive to enhance Nettaxi's growth and profitability.

     The 2002 Stock Option Plan is set forth in full as Appendix K to this Proxy
                                                        ----------
Statement. Some of the principal features of the 2002 Stock Option Plan are summarized below, but the summary is qualified in its entirely by the full text of the 2002 Stock Option Plan.

     The 2002 Stock Option Plan is designed to preserve Nettaxi's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the 2002 Stock Option Plan. Section 162(m) of the Code, generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with options awarded under the 2002

Stock Option Plan to qualify as "performance-based" within the meaning of
Section 162(m), the 2002 Stock Option Plan limits the size of the options as further described below. By approving the 2002 Stock Option Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2002 Stock Option Plan, limits on the numbers of shares that could be made subject to option, and the other material terms of options described below.

THE SPECIAL MEETING

     The Special Meeting of Stockholders (the "Special Meeting") will be held at __________________________ 9____, on ___________, March ___, 2002, at ______
a.m. These proxy materials were first mailed to stockholders on or about March ___, 2002.

     Nettaxi's common stock is the only type of security entitled to vote at the Special Meeting. On March __, 2002, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 43,124,586 shares of common stock outstanding. Each stockholder of record on the record date is entitled to one vote for each share of common stock held by such stockholder on that date.

     Proposals 1, 2 and 3 each require the approval of the affirmative vote of a majority of the outstanding voting shares present or represented and entitled to vote at the Special Meeting. Proposals 4 and 5 require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote at the Special Meeting.

     Approval of the proposed reverse stock split and the proposed reincorporation of Nettaxi's corporation in Delaware set forth in Proposals 2 and 3, respectively, are conditions to the closing of the Merger. There are other conditions that must also be satisfied for the Merger to be consummated. Even if Proposals 2 and 3 are approved, the reverse stock split and reincorporation will not become effective if the Merger does not occur for any reason. In that case, the outstanding number of Nettaxi shares and the corporate domicile of Nettaxi will remain unchanged. The proposed Merger with RAE is discussed in more detail in the sections of this proxy statement entitled "The Merger" and "The Merger Agreement," which Nettaxi's stockholders should read carefully.

                                  RISK FACTORS

     You should carefully consider the risks described below, as well as the other information included in this proxy statement, regarding the Merger, Nettaxi's business, and RAE's business, which will be the business of the combined company following the completion of the Merger, before making a decision about voting on the proposals submitted for your consideration. The risks described under the header "Risk Factors Related to RAE" will also apply to combined company following consummation of the Merger. If any of the following risks occur, Nettaxi's, RAE's and, following the Merger, the combined company's business, results of operations and financial condition could be materially adversely affected, the trading prices of Nettaxi's common stock could decline, and you could lose all or part of your investment.

                           RISK RELATED TO THE MERGER

RISK FACTORS IF MERGER IS CONSUMMATED

THERE CAN BE NO ASSURANCE THAT THE BUSINESS MODEL OF RAE WILL BE MORE SUCCESSFUL THAN THE BUSINESS MODEL OF NETTAXI.

     If the Merger is consummated, Nettaxi's current business model will be terminated and the company will implement the current business model of RAE. There can be no assurance that the business model of RAE will be profitable or successful. There can be no assurance that the business model of RAE will enhance the value of the combined company or that the business model of RAE will be any more successful than the business model currently employed by Nettaxi.


THE SHARES OF COMMON STOCK RAE'S CURRENT SHAREHOLDERS WILL RECEIVE IN THE MERGER WILL BE "RESTRICTED SECURITIES" AND WILL NOT BE ELIGIBLE FOR IMMEDIATE RESALE

     Although shares of Nettaxi's common stock currently trade on the OTC Bulletin Board, the shares of common stock RAE's shareholders will receive in the Merger will be "restricted securities," as such term is used in Rule 144 promulgated under the Securities Act of 1933, as amended, and therefore, will not be immediately eligible for resale. Unless the combined company elects to register the resale of such shares following the consummation of the Merger, RAE's shareholders may not be able to sell their shares for at least a period of one year from the Effective Time.

POTENTIAL PUBLIC SALES OF A SIGNIFICANT NUMBER OF SHARES OF NETTAXI COMMON STOCK COULD REDUCE THE MARKET PRICE OF THE COMBINED COMPANY'S COMMON STOCK.

     If stockholders of the combined company sell substantial amounts of their shares of common stock in the public market following the Merger, then the market price of the combined company's common stock could fall. Restrictions under the securities laws and the lock-up agreements that certain stockholders of Nettaxi have entered into in connection with Merger will limit the number of shares of the combined company's common stock that will be available for sale in the public market. The lock-up agreements are described below in the section of this proxy statement entitled "Lock-up Agreements".

     As of December 31, 2001, approximately 4,938,000 shares of our common stock, after giving effect to the reverse stock split contemplated in Proposal 2, were immediately eligible for sale in the public market without restriction or further restriction under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of Nettaxi's, as that term is defined in Rule 144 promulgated under that Act. Additionally, approximately 2,469,000 shares of common stock, after giving effect to the reverse stock split contemplated in Proposal 2, were eligible for sale under Rule 144. These shares include many of the shares which have been registered by Nettaxi pursuant to its registration
statements on Form S-1.    If Nettaxi's stockholders sell substantial amounts of
Nettaxi's common stock, the market price of Nettaxi's common stock could be adversely affected and Nettaxi's ability to raise additional capital at that time through the sale of Nettaxi's securities could be impaired.

NETTAXI MAY NEED TO UPDATE ITS REGISTRATION STATEMENTS; ITS REGISTRATION STATEMENTS MAY NOT BE MAINTAINED FOLLOWING THE MERGER.

     Nettaxi has filed a registration statement on Form S-1 (File No. 333-36826), declared effective by the Securities and Exchange Commission on June 12, 2000, registering 5,772,636 shares, after giving effect to the reverse stock split contemplated in Proposal 2, issued and issuable, upon the exercise of warrants, pursuant to recent private placement transactions. Additionally, Nettaxi has filed a registration statement on Form S-1 (File No. 333-38538), declared effective by the Securities and Exchange Commission on September 21, 2000, registering 744,213 shares of common stock, after giving effect to the reverse stock split contemplated in Proposal 2, issued and issuable, upon the exercise of warrants, pursuant to recent private placement transactions. These registration statements may need to be updated in order to maintain their effectiveness. Although RAE has agreed to use its commercially reasonable efforts to maintain the effectiveness of Nettaxi's registration statements, and although the combined company anticipates updating these registration statements following the Merger, the company may face liability from shareholders, if ineligible to sell without restriction under Rule 144, who are unable to sell their shares under the registration statements before they are updated. Additionally, Nettaxi will not be able to control whether or not the registration statements are kept effective following the Merger. Should there be a lapse in effectiveness of one or all of the registration statements, Nettaxi could potentially face liability from stockholders who would be unable to trade their securities due to such a lapse.

FUTURE EXERCISE OF WARRANTS OR ISSUANCES OF SECURITIES MAY SIGNIFICANTLY DILUTE YOUR HOLDINGS.

     There are currently warrants to purchase approximately 3,267,000 shares of Nettaxi's common stock, after giving effect to the reverse stock split contemplated in Proposal 2, outstanding and exercisable over the next four to five years having exercise prices ranging from $8.50 to $70.20, subject to adjustment. The shares underlying these warrants have been included in the registration statements referenced above. There are also warrants to purchase approximately 326,000 shares of our common stock, after giving effect to the reverse stock split contemplated in Proposal 2, outstanding having exercise prices ranging from of $0.74 to $1.99 per share. Nettaxi intends to register the shares underlying these warrants on a registration statement on Form S-8. Additionally, there are options to purchase approximately 1 million shares of Nettaxi's common stock, after giving effect to the reverse stock split contemplated in Proposal 2, outstanding under Nettaxi's 1998 and 1999 Stock Option Plans. These shares have been registered pursuant to Nettaxi's registration statement on Form S-8 (File No. 333-32678). As a result, shares issued upon exercise of stock options are eligible for resale in the public market without restriction. If the holders of Nettaxi's outstanding options, warrants and other convertible securities were to exercise their rights, holders of Nettaxi's common stock could experience substantial dilution of their investment.


THE MERGER WILL RESULT IN SUBSTANTIAL DILUTION OF THE OWNERSHIP INTEREST OF CURRENT NETTAXI STOCKHOLDERS.

     Upon completion of the Merger, each share of RAE common stock will be exchanged for approximately 1.48 shares of Nettaxi-Delaware common stock, subject to adjustment under the terms of the Merger Agreement, resulting in the issuance of an aggregate of approximately 34,526,088 shares of Nettaxi-Delaware common stock to RAE shareholders. As a result, the current stockholders of Nettaxi will own no more than 17.65% of the outstanding common stock of the combined company. This represents substantial dilution of the ownership interests of the current Nettaxi stockholders.


THE CONSUMMATION OF THE MERGER IS CONDITIONED ON A MINIMUM CASH BALANCE OF NETTAXI, WHICH CONDITION MAY NOT BE SATISFIED.

     The obligation of RAE to effect the Merger is subject to the condition that at the Effective Time of the Merger, Nettaxi will have approximately $7,500,000 in cash on its unconsolidated balance sheet, net of certain liabilities. If Nettaxi does not have enough cash at the closing to satisfy this condition, it may be required to raise additional capital prior to the closing of the Merger to satisfy this condition, which may not be available on terms that it considers acceptable, or at all. If this condition is waived by RAE, the combined company may have weaker financial resources, poorer business prospects or greater potential liabilities than if the condition were satisfied.

THE COMBINED COMPANY'S COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AND AN ACTIVE PUBLIC MARKET MAY NOT CONTINUE.

     Trading in the shares of Nettaxi's common stock has been, and is likely to continue to be, highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of Nettaxi's common stock following periods of volatility because of the market's adverse reaction to volatility. The trading prices of many technology and Internet-related companies' stocks have decreased substantially within the last two years. The market downturn and downward adjustment of the high valuations for technology companies continue and investors may not see a return to the stock price and valuation levels of late 1999 and early 2000. There can be no assurance that Nettaxi's stock will trade at the same levels of other technology stocks before or after the Merger or that technology stocks in general will regain their prior market prices. The per share closing price of Nettaxi's common stock in 2001 ranged from a high of $0.46 as of June 11, 2001 to a low of $0.085 as of September 21, 2001. In addition, following the Merger, an active public market for the combined company's common stock may not continue, which would have a material adverse effect on your ability to sell your shares.

THE  MARKET  PRICE  OF  NETTAXI'S  COMMON  STOCK  MAY DECLINE AS A RESULT OF THE
MERGER.

     The market price of Nettaxi's common stock may decline as a result of the Merger if:

     -     the operations of the company following the Merger are unsuccessful;

     - the perception that the business model of the company following the Merger has less opportunities for growth and expansion than our current business model;

     - the new management of the company following the Merger is unsuccessful in achieving the goals of their business model;

     - the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors; or

     - the effect of the Merger on the combined company's financial results is not consistent with the expectations of financial analysts or investors.

IF THE MERGER IS NOT CONSUMMATED, NETTAXI WILL BE SUBJECT TO A NUMBER OF RISKS

     The Merger is subject to several closing conditions, and Nettaxi cannot assure its stockholders that any one condition will be satisfied or that the Merger will be successfully completed. If the Merger is not successfully completed, Nettaxi may be subject to a number of material risks, including the following:

     Nettaxi may be required to pay RAE a termination fee of $250,000;

     The trading price of our common stock may decline if the current market price reflects a market assumption that the Merger will be completed;

     Nettaxi must pay costs related to the proposed Merger, such as legal and accounting fees, whether or not the Merger is completed;

     Many of these factors are beyond Nettaxi's control and may materially adversely affect the market price of our common stock, regardless of our future operating results;

     Additionally, if the Merger is not completed and Nettaxi's Board of Directors determines to seek another Merger or business combination, it may not be able to find a prospect on terms favorable to Nettaxi, or at all.

     Nettaxi will remain subject to the risk factors attributable to its current business model including risks related to:

     -    its history of substantial losses;

     -    its declining revenues;

     -    the credit risks of its customers in the Internet industry;

     -    its dependence on key personnel;

     -    intense competition;

     -    the volatility of its common stock.

     These and other risks related to Nettaxi's current business model are set forth in more detail in Nettaxi's filings with the Securities and Exchange Commission.

                           RISK FACTORS RELATED TO RAE

RAE'S FUTURE REVENUES ARE UNPREDICTABLE, ITS OPERATING RESULTS ARE LIKELY TO FLUCTUATE FROM QUARTER TO QUARTER, AND IF RAE FAILS TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, THE COMBINED COMPANY'S STOCK PRICE COULD DECLINE SIGNIFICANTLY.

     RAE's quarterly and annual operating results have fluctuated in the past and are likely to fluctuate significantly in the future due to a variety of factors, some of which are outside of RAE's control. Accordingly, RAE believes that period-to-period comparisons of its results of operations are not meaningful and should not be relied upon as indications of future performance. Some of the factors that could cause RAE's quarterly or annual operating results to fluctuate include market acceptance of its products, ongoing product development and production, competitive pressures and customer retention.

     It is likely that in some future quarters RAE's operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of the combined company's common stock would significantly decline.

BECAUSE RAE'S EXPENSE LEVELS ARE BASED IN LARGE PART ON ITS ESTIMATES OF FUTURE REVENUES, AN UNEXPECTED SHORTFALL IN REVENUE WOULD SIGNIFICANTLY HARM ITS RESULTS OF OPERATIONS

     RAE's expense levels are based largely on its investment plans and estimates of future revenue. RAE may be unable to adjust its spending to compensate for an unexpected shortfall in revenue. Accordingly, any significant shortfall in revenue relative to RAE's planned expenditures in a particular quarter would harm its results of operations and could cause its stock price to fall sharply, particularly following quarters in which its operating results fail to meet the expectations of securities analysts or investors.

THE  COMPANY'S  INVESTMENT IN RENEX WILL CAUSE RAE TO INCUR LOSSES THAT IT WOULD
NOT  OTHERWISE  INCUR

     RAE Systems owns approximately 47 percent of, and has management control over, REnex, a wireless systems development company. As such, RAE is required to consolidate REnex's financial statements. REnex is still in the research and development stage, and to date, REnex has not generated any revenues. While RAE anticipates that REnex will be ready to release its wireless modems in the third quarter of 2002, should there be a delay in such release, the losses REnex generates will not be offset by any significant revenue. As a result, RAE could incur greater losses than it anticipates and its results of operations will suffer.

COMPENSATION EXPENSES RELATED TO PAST OPTION GRANTS WILL REDUCE RAE'S EARNINGS OVER THE NEXT FOUR YEARS

     Options granted to RAE's employees have historically had exercise prices equal to the fair market value of RAE's common stock on the date of grant, as determined by RAE's board of directors at the time of grant. In connection with the proposed merger, for financial reporting purposes, RAE has reevaluated the fair value of its common stock during the periods in which stock options were granted. In this regard, RAE has recorded aggregate unearned compensation of $1,002,100 of which $284,300 has been recognized as of December 31, 2001 and $717,800 will be recognized in future periods as non-cash compensation. These adjustments will have a negative affect on RAE's earnings and results of operations.

RAE MAY BE UNABLE TO MEET ITS FUTURE CAPITAL REQUIREMENTS. ANY ATTEMPTS TO RAISE ADDITIONAL CAPITAL IN THE FUTURE MAY CAUSE SUBSTANTIAL DILUTION TO RAE'S STOCKHOLDERS.

     RAE may need to seek additional funding in the future and it is uncertain whether it will be able to obtain additional financing on favorable terms, if at all. Further, if RAE issues equity securities in connection with additional financing, its stockholders may experience dilution and/or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If RAE cannot raise funds on acceptable terms, if and when needed, it may not be able to develop or enhance its products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could seriously harm its business.

SHOULD THE BENEFITS OF RAE'S INVENTORY PROCUREMENT STRATEGY IN ASIA NOT MATERIALIZE AS IT ANTICIPATES, ITS RESULTS OF OPERATIONS MAY SUFFER

     As part of its overall strategy to increase gross margins and improve operating results, RAE has devised a strategy to procure a number of its component parts from Asia. RAE's current strategy involves the purchase of parts in, and delivery of parts from its vendors, to the United States. The parts are then kitted, and shipped to Shanghai, where the subassemblies are made. The proposed strategy involves the procurement of component parts in Asia, where the effective price is much lower. The parts would be shipped directly to Shanghai, thereby reducing the transit time and shipping cost of the
inventory.   Further, executing the proposed strategy, may have some adverse consequences. RAE's vendors have to be qualified to ensure that the parts are of acceptable quality and meet the requisite specifications called for by engineering drawings. A significant amount of time and funding may be required to complete the analysis. Should RAE fail to execute on its proposed procurement strategy in a timely and effective manner, its results of operations may suffer

RAE DEPENDS ON ITS DISTRIBUTORS

     RAE derives approximately 90% of its revenues via its sales distribution channels, and therefore is dependant on its distributors. Should any of its principal distributors, or a significant group of its distributors, experience financial difficulties or become unwilling to promote and sell RAE's products, RAE's business and results of operations could be materially harmed.

RAE DEPENDS ON THIRD PARTY SUPPLIERS.

     RAE is dependent on third party suppliers for its component parts, including various sensors, microprocessors and other material components. Should there be any interruption in the supply of these component parts, RAE's business could be adversely affected.

IF RAE'S EXPANSION FROM A GAS DETECTION INSTRUMENT MANUFACTURER TO A WIRELESS SYSTEMS COMPANY IS UNSUCCESSFUL, ITS BUSINESS AND RESULTS OF OPERATIONS WILL SUFFER

     RAE is in the process of expanding its current business of providing gas detection instruments to include wireless systems for local and remote security
monitoring.   The pricing of its wireless products and services is subject to rapid and frequent change. RAE may be forced for competitive or technical reasons to reduce prices for its wireless products, which would reduce its revenue and could harm its business. Further, the wireless systems market is still evolving, and RAE has little basis to assess the demand for its wireless products and services or to evaluate whether its wireless products and services will be accepted by the market. If RAE's wireless products and services do not gain broad market acceptance, its business and results of operations will be harmed.

THE ECONOMIC DOWNTURN IN THE UNITED STATES AND ABROAD COULD HAVE A MATERIAL ADVERSE IMPACT ON RAE'S BUSINESS AND RESULTS OF OPERATIONS

     While RAE's business to date has been minimally impacted by the current economic downturn in the United States and abroad, it could eventually succumb to such conditions. Many of RAE's customers have already experienced severe declines in their revenues, which could impact the size and frequency of their purchases of RAE's products and services. Although RAE routinely performs credit checks on its customer base to assess their creditworthiness, there can be no assurance that RAE will be able to collect payments from its customers as they become due. Any decrease in the size or frequency of purchases by RAE's customers, or a failure by RAE to collect payments as they become due could have a material adverse impact on RAE's business and results of operations.

COMPLIANCE WITH SAFETY REGULATIONS COULD DELAY NEW PRODUCT DELIVERY AND ADVERSELY AFFECT RAE'S RESULTS OF OPERATIONS

     Compliance with safety regulations, specifically the need to obtain UL, CUL, ATEX and EEX approvals, could delay the introduction of new products by RAE. As a result, RAE may experience delays in realizing revenues from its new products, which could have an adverse effect on its results of operations.

A DETERIORATION IN TRADE RELATIONS WITH CHINA COULD HAVE A MATERIAL ADVERSE AFFECT ON RAE'S BUSINESS AND RESULTS OF OPERATIONS

     A significant portion of RAE's products and components are manufactured at its wholly-owned facility in Shanghai, China. Should trade relations between the United States and China deteriorate, RAE's ability to transfer products between China and other regions of the world, including the United States, Asia and Europe, could be significantly impacted. As a result, RAE's business and results of operations would suffer.

RAE IS INVOLVED IN PENDING LEGAL PROCEEDINGS

     On November 21, 2001, RAE filed a patent infringement claim in the United States District Court of the Northern District of California against Ion Science and its distributors. The suit alleges that Ion Science manufactures, uses, imports into the United States, offers for sale, and sells photo-ionization detectors, including but not limited to the "PhoCheck" line of photo-ionization detectors. RAE alleges that Ion Science's photo-ionization detectors, including but not limited to its "PhoCheck" line of photo-ionization detectors, infringe patents held by RAE. RAE intends to pursue the lawsuit vigorously. RAE expect to incur substantial legal fees and expenses in connection with the litigation, which may also result in the diversion of RAE's internal resources. As a result, RAE's pursuit of this litigation, regardless of its eventual outcome, could be costly and time consuming. The litigation is in the preliminary stage, and RAE is unable to predict its final outcome. However, an adverse outcome could materially affect RAE's results of operations and financial position.

     On October 23, 2001, the estate of Virgil Johnson filed a products liability lawsuit against RAE in the District Court of Harris County of the State of Texas. The plaintiffs allege that RAE's product was defective and unsafe for its intended purposes at the time it left its premises, and that the product was defective in that it failed to conform to the product design and specifications of other gas monitors. Additionally, the plaintiffs allege that the product was defectively designed and marketed so as to render it unreasonably dangerous to the plaintiff. RAE is not certain if its product liability insurance coverage will be adequate to cover the unspecified damages alleged in the lawsuit. Further, in the event that RAE does not have adequate coverage for the expenses it will incur defending the lawsuit, it will incur substantial legal fees and expenses in connection with the litigation. The litigation may also result in the diversion of RAE's internal resources. RAE's defense of this litigation, regardless of its eventual outcome, will likely be costly and time consuming. The litigation is in the preliminary stage, and RAE is unable to predict its final outcome. However, an adverse outcome could materially affect RAE's results of operations and financial position.

     In addition to the litigation described above, from time to time RAE may be subject to various legal proceedings and claims that arise in the ordinary course of business.

THE MARKET FOR GAS DETECTION MONITORING DEVICES IS HIGHLY COMPETITIVE, AND IF RAE CANNOT COMPETE EFFECTIVELY, ITS BUSINESS MAY BE HARMED

     The market for gas detection monitoring devices is highly competitive. RAE expects the emerging wireless gas monitoring system market to be equally competitive. Competitors in the gas monitoring industry differentiate themselves on the basis of their technology, quality of product and service offerings, cost and time to market. In the market for gas detection monitoring devices, RAE's primary competitors include Industrial Scientific Corporation, Mine Safety Appliances Company, BW Technologies, PerkinElmer, Inc., Drager
Safety Inc., Gastec Corporation, and Bacou-Dalloz.   Most of RAE's competitors
have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial and marketing resources than RAE. In addition, some of RAE's competitors may be able to:

     -    devote greater resources to marketing and promotional campaigns;
     -    adopt more aggressive pricing policies; or
     -    devote more resources to technology and systems development.

In light of these factors, RAE may be unable to compete successfully.

RAE MAY NOT BE SUCCESSFUL IN DEVELOPING ITS BRAND, WHICH COULD PREVENT IT FROM REMAINING COMPETITIVE

     RAE believes that its future success will depend on its ability to maintain and strengthen the RAE Systems brand, which will depend, in turn, largely on the success of its marketing efforts and ability to provide its customers with high-quality products. If RAE fails to successfully promote and maintain its brand, or incurs excessive expenses in attempting to promote and maintain its brand, its business will be harmed.

RAE MAY NOT BE ABLE TO RECRUIT OR RETAIN QUALIFIED PERSONNEL

     RAE's future success depends on its ability to attract, retain and motivate highly skilled employees. Despite the recent economic slowdown, competition for qualified employees in the Silicon Valley, particularly management, technical, sales and marketing personnel, is intense. Although RAE provides compensation packages that include stock options, cash incentives and other employee benefits, it may be unable to retain its key employees or to attract, assimilate and retain other highly qualified employees in the future, which could harm its business.

RAE'S BUSINESS COULD SUFFER IF IT LOSES THE SERVICES OF ANY OF ITS EXECUTIVE OFFICERS

     RAE's future success depends to a significant extent on the continued service of its executive officers, including Robert I. Chen, Joseph Ng, Peter Hsi and Robert Henderson. The loss of the services of any of its executive officers could harm RAE's business.

RAE MIGHT NOT BE SUCCESSFUL IN THE DEVELOPMENT OR INTRODUCTION OF NEW PRODUCTS AND SERVICES IN A TIMELY AND EFFECTIVE MANNER

     RAE's revenue growth is dependent on the timely introduction of new products to market. RAE may be unsuccessful in identifying new product and service opportunities or in developing or marketing new products and services in a timely or cost-effective manner. In addition, product innovations may not achieve the market penetration or price stability necessary for profitability.

UPON CONSUMMATION OF THE MERGER, RAE'S OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS WILL BENEFICIALLY OWN APPROXIMATELY 52% OF ITS COMMON STOCK AND, ACCORDINGLY, MAY EXERT SUBSTANTIAL INFLUENCE OVER THE COMPANY

     RAE's executive officers and directors and principal stockholders, will, in the aggregate, beneficially own approximately 52% of its common stock following the Merger. These stockholders acting together will have the ability to control all matters requiring approval by RAE's stockholders. These matters include the election and removal of the directors, amendment of RAE's certificate of incorporation, and any merger, consolidation or sale of all or substantially all of RAE's assets. In addition, they may dictate the management of RAE's business and affairs. Furthermore, this concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination, and may substantially reduce the marketability of RAE's common stock.

A SALE OF THE COMMON STOCK HELD BY ANY OF RAE'S MAJOR INVESTORS COULD ADVERSELY AFFECT THE COMBINED COMPANY'S STOCK PRICE

     Sales of substantial amounts of the combined company's common stock in the public market after the consummation of the Merger could reduce the prevailing market prices of its common stock. Except with respect to certain lock-up agreements entered into by certain Nettaxi shareholders as described elsewhere in this proxy statement, there will be no contractual restrictions on the ability of the combined company's major stockholders and affiliates, to sell shares of the combined company's common stock immediately following the Merger and the majority of the shares issued in the Merger will be "restricted securities" as such term is used in Rule 144 promulgated under the Securities Act of 1933, as amended. Of the approximately 43,091,835 shares of common stock to be outstanding upon the consummation of the Merger, 7,605,747 shares will be freely tradable without restriction or further registration. Beginning on the one year anniversary of the consummation of the Merger, approximately 34,526,088 shares held by RAE's current shareholders will become eligible for resale in the public market, subject to the limitations of Rule 144. Future sales by the holders of such shares could adversely affect the trading price of RAE's common stock.

RAE'S FACILITIES AND OPERATIONS ARE VULNERABLE TO NATURAL DISASTERS AND OTHER UNEXPECTED LOSSES

     RAE's success depends on the efficient and uninterrupted operation of its business. RAE's facilities in Sunnyvale, California, is in an area that is susceptible to earthquakes. RAE does not have a backup facility to provide redundant capacity in the event of a natural disaster or other unexpected damage from fire, floods, power loss, telecommunications failures, break-in and similar events. If RAE seeks to replicate its operations at other locations, it will face a number of technical as well as financial challenges, which it may not be able to address successfully. Although RAE carries property and business interruption insurance, its coverage may not be adequate to compensate it for all losses that may occur.

RAE MAY BE UNABLE TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY RIGHTS

     RAE regards its intellectual property as critical to its success. RAE relies on patent, trademark, copyright and trade secret laws to protect its proprietary rights. Notwithstanding these laws, RAE may be unsuccessful in protecting its intellectual property rights or in obtaining patents or registered trademarks for which it applies. RAE's ability to compete is affected by its ability to protect the company's intellectual property rights. RAE relies on a combination of patents, trade secrets, non-disclosure agreements and confidentiality procedures. Although processes are in place to protect its intellectual property rights, RAE cannot guarantee that these procedures are adequate to prevent misappropriation of its current technology or that its competitors will not develop technology that is similar to its own. Specifically, RAE cannot ensure that its future patent applications will be approved or that its current patents will not be challenged by third parties. Furthermore, RAE cannot ensure that, if challenged, its patents will be found to be valid and enforceable.

     Any litigation relating to its intellectual property rights, including the patent infringement claim it has filed against Ion Science described above, could, regardless of the outcome, have a materially adverse impact on RAE's business and results of operations.

RAE MIGHT FACE INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS THAT MIGHT BE COSTLY TO RESOLVE

     RAE may, from time to time, be subject to claims of infringement of other parties' proprietary rights or claims that RAE's own trademarks, patents or other intellectual property rights are invalid. Any claims of this type, regardless of merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources or require RAE to enter into royalty or license agreements. The terms of any such license agreements may not be available on reasonable terms, if at all, and the assertion or prosecution of any infringement claims could significantly harm RAE's business.

ANY FUTURE ACQUISITIONS THAT RAE UNDERTAKES COULD BE DIFFICULT TO INTEGRATE, DISRUPT ITS BUSINESS, DILUTE STOCKHOLDER VALUE OR HARM RAE'S RESULTS OF OPERATIONS

     RAE may acquire or make investments in complementary businesses, technologies, services or products if appropriate opportunities arise. The process of integrating any acquired business, technology, service or product into RAE's business and operations may result in unforeseen operating difficulties and expenditures. Integration of an acquired company also may consume much of RAE's management's time and attention that would otherwise be available for ongoing development of RAE's business. Moreover, the anticipated benefits of any acquisition may not be realized. Future acquisitions could result in dilutive issuances of equity securities or the incurrence of debt, contingent liabilities or expenses related to goodwill recognition and other intangible assets, any of which could harm RAE's business.

PROVISIONS IN RAE'S CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL OF THE COMPANY, WHICH COULD REDUCE THE MARKET PRICE OF ITS COMMON STOCK OR DISCOURAGE POTENTIAL ACQUIRORS FROM OFFERING A PREMIUM OVER THE PREVAILING TRADING PRICE OF RAE'S COMMON STOCK.

     Following the consummation of the Merger, provisions in RAE's certificate of incorporation and bylaws could have the effect of delaying or preventing a change of control of the company or changes in RAE's management. In addition, provisions of Delaware law may discourage, delay or prevent a third party from acquiring or merging with it. These provisions could limit the price that investors might be willing to pay in the future for shares of RAE's common stock. These provisions may also have the effect of discouraging or preventing a potential acquiror from offering RAE's stockholders a premium over the prevailing trading price of RAE's common stock.

RAE'S BUSINESS IS SUBJECT TO RISKS ASSOCIATED WITH CONDUCTING BUSINESS INTERNATIONALLY.

     In addition to the foregoing risk, RAE's business is subject to risks normally associated with conducting business outside the United States, such as foreign government regulations, nation-specific or region-specific certifications political unrest, disruptions or delays in shipments, fluctuations in foreign currency exchange rates and changes in the economic conditions in the countries in which RAE's raw materials suppliers, service providers, and customers are located. RAE's business may also be adversely affected by the imposition of additional trade restrictions related to imported products, including quotas, duties, taxes and other charges or restrictions. If any of the foregoing factors were to render the conduct of business in a particular country undesirable or impractical, or if RAE's current foreign manufacturing sources were to cease doing business with RAE for any reason, RAE's business and results of operations could be adversely affected.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     SOME OF THE INFORMATION IN THIS JOINT PROXY STATEMENT, INCLUDING THE RISK FACTORS DISCUSSED ABOVE, CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO, AMONG OTHER THINGS, CONSUMMATION OF THE MERGER, THE FUTURE BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMBINED COMPANY, AND BENEFITS OF THE PENDING MERGER. IN MANY CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "PLANS," "ANTICIPATES," "BELIEVES," "ESTIMATES," "PREDICTS," "POTENTIAL," OR "CONTINUE," OR THE NEGATIVE OF THESE TERMS AND OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ARE ONLY PREDICTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THE RISKS FACTORS DESCRIBED ABOVE AND ELSEWHERE IN THIS PROXY STATEMENT. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PROXY STATEMENT OR THE DATE OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. NEITHER NETTAXI NOR RAE ARE UNDER ANY OBLIGATION (AND EXPRESSLY DISCLAIM ANY SUCH OBLIGATION) TO UPDATE OR ALTER THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROXY STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. BEFORE MAKING A DECISION REGARDING THE MERGER AND, IN THE CASE OF NETTAXI STOCKHOLDERS, PROPOSALS 1, 2, 3, 4 AND 5, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF THE EVENTS DESCRIBED IN THESE RISK FACTORS COULD HARM THE BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION OF NETTAXI, RAE AND, FOLLOWING THE MERGER, THE COMBINED COMPANY.

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Nettaxi.com, a Nevada corporation, for the Special Meeting of Stockholders (the "Special Meeting") to be held at __________________________ 9____, on ___________, March ___, 2002, at ______
a.m. These proxy materials were first mailed to stockholders on or about March ___, 2002.

                               PURPOSE OF MEETING

     The specific Proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Stockholders. Each Proposal is described in more detail in this proxy statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

     Nettaxi's common stock is the only type of security entitled to vote at the Special Meeting. On March ___, 2002, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 43,124,586 shares of common stock outstanding. Each stockholder of record on the record date is entitled to one vote for each share of common stock held by such stockholder on that date.

     A majority of the outstanding shares of common stock entitled to vote must be present or represented by proxy at the Special Meeting in order to have a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

     Proposals 1, 2 and 3 each require the approval of the affirmative vote of a majority of the outstanding voting shares present or represented and entitled to vote at the Special Meeting. Proposals 2 and 5 require the affirmative vote of at least two-thirds of the outstanding shares entitled to vote at the Special Meeting.

     Approval of the proposed reverse stock split and the proposed reincorporation of Nettaxi from Nevada to Delaware set forth in Proposals 2 and 3, respectively, are conditions to the closing of the Merger. There are other conditions that must also be satisfied for the Merger to be consummated. Even if Nettaxi stockholders approve Proposals 2 and 3, the reverse stock split and reincorporation will not become effective if the Merger does not occur for any reason. In that case, the outstanding number of Nettaxi shares and the corporate domicile of Nettaxi will remain unchanged. The proposed Merger with RAE is discussed in more detail in the sections of the attached proxy entitled "The Merger" and "The Merger Agreement," which Nettaxi stockholders should read carefully.

     Nettaxi's executive officers have executed voting agreements indicating their intent to vote in favor of the Merger at the Special Meeting.

PROXIES

     Whether or not Nettaxi stockholders are able to attend the Special Meeting, Nettaxi stockholders are urged to vote their proxy, which is solicited by Nettaxi's Board of Directors and which will be voted as Nettaxi stockholders direct on their proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals 1, 2, 3, 4 and 5. Nettaxi stockholders may revoke or change their proxy at any time before the Special Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary at 1875 South Bascom Avenue, No. 116, Campbell, California 95008. Such revocation or subsequent proxy must be received by Nettaxi prior to the beginning of the Special Meeting. Nettaxi stockholders may also revoke their proxy by attending the Special Meeting and voting in person.

SOLICITATION OF PROXIES

     Nettaxi will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that, they may forward this solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, facsimile or other means by our directors, officers, or employees. Except as described above, Nettaxi does not presently intend to solicit proxies other than by mail.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NETTAXI

     The following table sets forth certain information regarding the beneficial ownership of Nettaxi's common stock as of February 12, 2002, and giving effect to the Merger (i) by each of Nettaxi's directors and director nominees; (ii) by each person known by Nettaxi to own beneficially more than five percent of our common stock; (iii) by Nettaxi's executive officers; and (iv) by all directors and executive officers of Nettaxi as a group both before and after the Merger. The percentages of total shares of common stock set forth below assume that only the indicated person or group has exercised options and warrants which are exercisable within 60 days of February 12, 2002, and do not reflect the percentage of common stock which would be calculated if all other holders of currently exercisable options or warrants had exercised their securities.

     Unless otherwise indicated in the paragraphs following the table, the following individuals have sole voting and sole investment control with respect to the shares they beneficially own. Unless otherwise indicated, the address for Nettaxi's executive officers, directors, and five percent stockholders is c/o Nettaxi.com, 1875 S. Bascom Ave., No. 116, Campbell, California 95008. Unless otherwise noted, the address for RAE's executive officers and directors is: c/o RAE Systems Inc., 1339 Moffett Park Drive, Sunnyvale, CA 94089.

NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP      BENEFICIAL OWNERSHIP OF
                                            OF COMMON STOCK OF        COMMON STOCK OF
                                            NETTAXI PRIOR TO THE      NETTAXI IMMEDIATELY
                                            MERGER                    AFTER THE MERGER(1)
------------------------------------------  ------------------------  ------------------------
EXECUTIVE OFFICERS AND DIRECTORS OF         NUMBER OF                 NUMBER OF
NETTAXI:                                    SHARES         PERCENT    SHARES         PERCENT
                                            BENEFICIALLY   OF CLASS   BENEFICIALLY   OF CLASS
                                            OWNED (2)                 OWNED (2)       (3)
------------------------------------------  -------------  ---------  -------------  ---------
Robert A. Rositano, Jr., Chief Executive     1,736,078(4)       4.0%     373,206(6)       0.8%
Officer, Secretary and Director
------------------------------------------  -------------  ---------  -------------  ---------
Dean Rositano, President, Chief              2,097,134(5)       4.8%     436,885(7)       1.0%
Operating Officer, Interim Chief
Financial Officer and Director
------------------------------------------  -------------  ---------  -------------  ---------
Andrew Garroni, Director (8)                     225,000          *         39,683          *
------------------------------------------  -------------  ---------  -------------  ---------
TOTAL:                                         4,058,210        8.8%       849,774        1.8%
------------------------------------------  =============  =========  =============  =========
EXECUTIVE OFFICERS AND DIRECTORS OF                               *                         *
RAE:
------------------------------------------  -------------  ---------  -------------  ---------
Robert Chen (9)                                       --         --     17,194,100       39.9%
------------------------------------------  -------------  ---------  -------------  ---------
Joseph Ng (10)                                        --         --        363,862          *
------------------------------------------  -------------  ---------  -------------  ---------
Peter Hsi                                             --         --      4,150,300        9.6%
------------------------------------------  -------------  ---------  -------------  ---------
Robert Henderson (11)                                 --         --        107,717          *
------------------------------------------  -------------  ---------  -------------  ---------
Hong Tao Sun (12)                                     --         --         57,950
------------------------------------------  -------------  ---------  -------------  ---------
Philip Sheridan                                       --         --      2,964,500        6.9%
------------------------------------------  -------------  ---------  -------------  ---------
Neil Flanzraich                                       --         --        503,965        1.1%
------------------------------------------  -------------  ---------  -------------  ---------
Edward Ross                                           --         --         59,290          *
------------------------------------------  -------------  ---------  -------------  ---------
Lyle Feisel                                           --         --         59,290          *
------------------------------------------  -------------  ---------  -------------  ---------
All directors, director nominees and           4,058,210        8.8%    25,460,974       57.5%
executive officers as a group (3 persons    =============  =========  =============  =========
prior to the consummation of the Merger
and 8 persons following the
consummation of the Merger)
------------------------------------------  -------------  ---------  -------------  ---------
OTHER 5% STOCKHOLDERS:
------------------------------------------  -------------  ---------  -------------  ---------
Michael Gardner (13)                        2,914,600(13)       6.5%  3,224,309(14)       7.2%
------------------------------------------  -------------  ---------  -------------  ---------
HBK Investments L. P. (15)                     3,000,000        6.5%       529,101        1.2%
------------------------------------------  -------------  ---------  -------------  ---------

*   Less than one percent.

(1) Upon consummation of the Merger, each share of RAE common stock will be automatically converted into the right to receive the Exchange Ratio as described elsewhere in this proxy statement. Nettaxi and RAE anticipate that the Exchange Ratio will be approximately 1.482 shares of Nettaxi common stock, although such number is not fixed and could change prior to the consummation of the Merger. As such, Nettaxi and RAE anticipate that there will be 43,091,835 shares outstanding upon the consummation of the Merger and the transactions contemplated thereby.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock and options on exercisable within 60 days of February 12, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

(3) Calculated on the basis of 43,124,586 shares, the number of shares Nettaxi and RAE anticipate will be outstanding upon the consummation of the Merger and the transactions contemplated thereby, except that shares of common stock underlying options exercisable within sixty days of December 31, 2001 in the case of RAE's executive officers and directors, and February 12, 2002, in the case of Nettaxi's executive officers, directors and five percent holders, are deemed outstanding for purposes of calculating the beneficial ownership of common stock of the holders of such options.

(4) The number of shares shown for Robert A. Rositano, Jr. prior to the Merger includes 365,000 shares of common stock subject to options that are currently exercisable within 60 days of February 12, 2002. Robert A. and Dean Rositano are brothers.

(5) The number of shares shown for Dean Rositano prior to the Merger includes 365,000 shares of common stock subject to options that are exercisable within 60 days of February 12, 2002. Robert A. and Dean Rositano are brothers.

(6) The number of shares shown for Robert A. Rositano, Jr. immediately after the Merger includes 270,000 shares of common stock subject to options that are currently exercisable within 60 days of February 12, 2002, if the Merger is consummated. Robert A. and Dean Rositano are brothers.

(7) The number of shares shown for Dean Rositano immediately after the Merger includes 270,000 shares of common stock subject to options that will be exercisable within 60 days of February 12, 2002, if the Merger is consummated. Robert A. and Dean Rositano are brothers.

(8) The number of shares shown for Andrew Garroni includes 150,000 shares of common stock subject to options that are currently exercisable.

(9) Includes 2,964,500 shares to be held by Mr. Chen, 4,224,412 shares to be held by Mr. Chen as trustee of the Robert I. Chen 2001 Annuity Trust UTA dated December 19, 2001, 2,964,500 shares to be held by Lien Chen, the wife of Robert Chen, and 4,222,412 shares to be held by Mrs. Chen as trustee of the Lien Q.C. Chen 2001 Annuity Trust UTA dated December 19, 2001.

(10) Includes 67,411 shares of common stock to be issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after December 31, 2001.

(11) Includes 107,716 shares of common stock to be issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after December 31, 2001.

(12) Includes 57,950 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after December 31, 2001.

(13) The shares shown for Mr. Gardner prior to the Merger include 1,429,800 shares of common stock subject to warrants that are currently exercisable. Mr. Gardner's address is care of Baytree Capital Associates, LLC, 40 Wall Street, 58th Floor, New York, NY 10005. The Company obtained this information from Mr. Gardner's public filings on Schedule 13D.

(14) The shares shown for Mr. Gardner immediately following the Merger include 252,170 shares of common stock subject to warrants that are currently exercisable and 1,750,000 shares of common stock subject to warrants that will be issued to Mr. Gardner in connection with the provision of ongoing services to Nettaxi-Delaware following the Merger.

(15) The number of shares shown for HBK Investments L.P. includes 3,000,000 shares of common stock subject to warrants that are currently exercisable. The shares shown for HBK Investments L.P. are held in the name of Montrose Investments, Ltd. HBK Investments L.P. has sole voting and dispositive power over these shares pursuant to an Investment Management Agreement with Montrose Investments, Ltd. Accordingly, Montrose has no beneficial ownership of such shares. The address for HBK Investments L.P. is 300 Crescent Ct. Ste 700, Dallas, Texas 75201. Nettaxi obtained this information from HBK Investments L.P.'s public filings on Schedule 13G.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                       AND MANAGEMENT OF RAE SYSTEMS INC.

     The following table sets forth the beneficial ownership of RAE's common stock as of December 31, 2001 by each director, RAE's chief executive officer and four other most highly compensated officers, all current directors and executive officers as a group, and each person known to RAE who beneficially owns 5% or more of the outstanding shares of its common stock. The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days after December 31, 2001 through the exercise of any stock option or other right. To RAE's knowledge, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

                                                                        SHARES
                                                                     BENEFICIALLY
                                                                         OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                         NUMBER (2)   PERCENT (3)
---------------------------------------------------------------  -----------  -----------
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Robert Chen (4) . . . . . . . . . . . . . . . . . . . . . . . .   11,600,000        49.8%
Joseph Ng (5) . . . . . . . . . . . . . . . . . . . . . . . . .      245,479         1.0%
Peter Hsi . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,800,000        12.0%
Robert Henderson (6). . . . . . . . . . . . . . . . . . . . . .       72,671           *
Hong Tao Sun (7). . . . . . . . . . . . . . . . . . . . . . . .       39,096           *
Philip Sheridan . . . . . . . . . . . . . . . . . . . . . . . .    2,000,000         8.6%
Neil Flanzraich . . . . . . . . . . . . . . . . . . . . . . . .      340,000         1.5%
Edward Ross . . . . . . . . . . . . . . . . . . . . . . . . . .       40,000           *
Lyle Feisel . . . . . . . . . . . . . . . . . . . . . . . . . .       40,000           *
All executive officers and directors as a group (7
persons) (8). . . . . . . . . . . . . . . . . . . . . . . . . .                     64.8%

-------------------------
*     Less than 1%

(1) Except as otherwise indicated, RAE believes that the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The address for RAE's executive officers and directors is: c/o RAE Systems Inc., 1339 Moffett Park Drive, Sunnyvale, CA 94089.

(2) Upon consummation of the Merger, each share of RAE common stock will be automatically converted into the right to receive the Exchange Ratio as described elsewhere in this proxy statement. Nettaxi and RAE anticipate that the Exchange Ratio will be approximately 1.482 shares of Nettaxi common stock, although such number is not fixed and could change prior to the consummation of the Merger.

(3) Calculated on the basis of 23,292,960 shares of common stock outstanding as of December 31, 2001. For purposes of computing the percentage of outstanding shares held by each person or group or persons named above on a given date, shares which such person or group has the right to acquire within sixty days of December 31, 2001 are deemed outstanding, but are not deemed outstanding for purposes of calculating the percentage ownership of common stock of any other person.

(4) Includes 2,000,000 shares held by Mr. Chen, 2,850,000 shares held by Mr. Chen as trustee of the Robert I. Chen 2001 Annuity Trust UTA dated December 19, 2001, and 2,000,000 shares held by Lien Chen, the wife of Robert Chen and 2,850,000 shares held by Mrs. Chen as trustee of the Lien Q.C. Chen 2001 Annuity Trust UTA dated December 19, 2001.

(5) Includes 200,000 shares of common stock subject to a contingent right of repurchase, and 45,479 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after December 31, 2001.

(6) Includes 72,671 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after December 31, 2001.

(7) Includes 39,096 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after December 31, 2001.

(8) Includes 9,338,150 shares of common stock and 23,411,110 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after December 31, 2001.


                      MARKET PRICE AND DIVIDEND INFORMATION

Market For Nettaxi's Common Stock And Related Stockholder Matters

     Nettaxi's common stock has been traded on the NASD O-T-C Market Bulletin Board under the trading symbol "NTXY" since October 12, 1998. Prior to that date, Nettaxi's common stock was not actively traded in the public market.
After consummation of the merger, Nettaxi anticipates that such common stock will continue to trade in the over-the-counter market. The following table sets forth, for the periods indicated, the high and low bid prices for Nettaxi's common stock as reported by various Bulletin Board market makers. The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

Period                                           Low Bid   High Bid
-----------------------------------------------  --------  ---------
FISCAL YEAR ENDED DECEMBER 31, 1998:
Fourth Quarter (October 12 - December 31, 1998)  $  4.375  $   8.875
FISCAL YEAR ENDED DECEMBER 31, 1999:
First Quarter (January 1 - March 31, 1999        $  6.187  $  18.750
Second Quarter (April 1 - June 30, 1999)         $ 11.500  $  34.500
Third Quarter (July 1 - September 30, 1999)      $  7.375  $  16.500
Fourth Quarter (October 1 - December 31, 1999)   $  1.843  $   7.875


                                       25

FISCAL YEAR ENDED DECEMBER 31, 2000:
First Quarter (January 1 - March 31, 2000)       $  1.406  $   9.062
Second Quarter (April 1 - June 30, 2000)         $  0.940  $   5.968
Third Quarter (July 1 - September 30, 2000)      $  0.420  $   1.420
Fourth Quarter (October 1 - December 31, 2000)   $  0.125  $   0.520
FISCAL YEAR ENDED DECEMBER 31, 2001
First Quarter (January 1 - March 31, 2001)       $  0.125  $   0.295
Second Quarter (April 1 - June 30, 2001)         $  0.095  $   0.495
Third Quarter (July 1 - September 30, 2001)      $  0.080  $   0.360
Fourth Quarter (October 1 - December 31, 2001)   $  0.190  $   0.085
FISCAL YEAR ENDING DECEMBER 31, 2002
First Quarter (January 1 - February 12, 2001)    $  0.280  $   0.110

     On February 12, 2002, the high and low bid prices per share for our common stock on the Bulletin Board were $0.225 and $0.200, respectively. As of February 12, 2002, there were 386 stockholders of record who held shares of our common stock.

                                 DIVIDEND POLICY

     To date, no dividends have been declared or paid on any of our capital stock. Nettaxi currently intends to retain earnings, if any, to fund the development and growth of Nettaxi's business and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of Nettaxi's Board of Directors after taking into account various factors, including Nettaxi financial condition, operating results, current and anticipated cash needs and plans for expansion.

--------------------------------------------------------------------------------
                                 PROPOSAL NO. 1
                                   THE MERGER
--------------------------------------------------------------------------------


GENERAL

     The following is a summary of the important aspects of the proposed Merger and the material terms of the Merger Agreement, and may not contain all of the information that is important to Nettaxi stockholders. As such, the following discussion is qualified in its entirety by reference to the Merger Agreement, attached hereto as Appendix A and incorporated by reference herein, which, along
                   ----------
with the other annexes to this proxy statement, Nettaxi stockholders are urged to read carefully and in their entirety.

GENERAL DESCRIPTION OF THE MERGER

     The number of shares of common stock of Nettaxi-Delaware to be issued for each share of RAE common stock is not fixed and will be adjusted based upon the exchange ratio which is defined in the Merger Agreement (the "Exchange Ratio"). Although the parties anticipate that Nettaxi-Delaware will issue approximately
1.48 shares of common stock for each outstanding share of RAE common stock, the final Exchange Ratio will not be determined until immediately prior to the Effective Time of the Merger. The following discussion summarizes certain terms of the Exchange Ratio and is not intended to be a complete description of the Exchange Ratio. RAE shareholders are encouraged to carefully review the description of the Exchange Ratio in the Merger Agreement and section of this proxy statement entitled "Manner and Basis of Converting Shares" on page 46.

     The number of shares to be issued to RAE shareholders by Nettaxi-Delaware in connection with the Merger varies depending upon Nettaxi-Delaware's value per share at the effective time of the Merger (the "Effective Time"). For purposes of determining the Exchange Ratio, Nettaxi-Delaware's value per share will equal
(i) one hundred thousand dollars ($100,000) plus net cash and cash equivalents, minus its payables and other fixed obligations (excluding certain listed liabilities) and minus an appropriate reserve for payables and other contingencies divided by (ii) the number of issued and outstanding Nettaxi-Delaware common stock immediately prior to the Effective Time. If Nettaxi-Delaware's net cash at the Effective Time of the Merger is equal to seven million five hundred thousand dollars ($7,500,000), then RAE shareholders will have the right to receive 1.48225 shares of Nettaxi-Delaware common stock for each share of RAE common stock they own. Nettaxi-Delaware will issue shares representing approximately 80.12% of the combined company to stockholders of RAE and approximately 2.23% of the combined company to Baytree Capital Associates, which acted as a financial advisor in connection with the Merger. Stockholders of Nettaxi-Delaware would retain shares representing approximately 17.65% of the combined company.

     THERE CAN BE NO ASSURANCE THAT THE FINAL EXCHANGE RATIO WILL RESULT IN RAE SHAREHOLDERS RECEIVING THE NUMBER OF SHARES OF NETTAXI-DELAWARE COMMON STOCK DESCRIBED ABOVE. FURTHER, THERE CAN BE NO ASSURANCE THAT THE PERCENTAGE OWNERSHIP OF THE COMBINED COMPANY WILL RESULT AS DESCRIBED ABOVE. IF NETTAXI-DELAWARE'S NET CASH WERE TO DROP BELOW SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) AT THE EFFECTIVE TIME OF THE MERGER, NETTAXI-DELAWARE WOULD HAVE TO ISSUE ADDITIONAL SHARES IN CONNECTION WITH THE

MERGER AND STOCKHOLDERS OF NETTAXI-DELAWARE WOULD OWN LESS THAN 17.65% OF THE COMBINED COMPANY. ADDITIONALLY, IF NETTAXI-DELAWARE'S NET CASH WERE TO DROP BELOW SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) AT THE EFFECTIVE TIME OF THE MERGER, RAE WOULD NOT BE OBLIGATED TO CONSUMMATE THE MERGER.

BACKGROUND

     Nettaxi.com is an Internet marketing portal that provides a range of content and Internet based services for consumers and businesses. Nettaxi's web site at www.nettaxi.com serves as a gathering place for people with shared topics of interest, as well as an entry point, referred to as a portal, to the Internet. Through its web site, Nettaxi provides content addressing a number of targeted categories. Subscribers to Nettaxi's web site are also provided with access to enhanced content such as broadband video clips and email accounts. In 1999, Nettaxi developed a diversified revenue model under which it provided subscribers with access to web site hosting services and a broad range of content, and Nettaxi provided affiliated businesses with access to a large population of Internet users for advertising and promotional purposes. Nettaxi also provided web site hosting and Internet connectivity services for corporate customers.

     In 2001, Nettaxi faced the challenges of an overall downturn in the Internet industry and the economy in general. The bankruptcy and liquidation of many of its Internet based customers and suppliers caused Nettaxi to re-evaluate its business model. Since the Internet infrastructure is unstable and customer base financially weak, Nettaxi took corrective action to significantly decrease its cash burn and determine the best course of action to maintain and enhance the value of the Company. In this regard, Nettaxi implemented an acquisition strategy pursuant to which it sought to identify an appropriate entity with which to merge, acquire or restructure its current business. Since the announcement of Nettaxi's acquisition strategy in May 2001, Nettaxi has evaluated a number of potential merger candidates in a wide variety of industries.

     On May 7, 2001 Nettaxi entered into an agreement with Baytree under which Baytree identified and evaluated acquisition candidates, conducted due diligence and otherwise advised the company with respect to the structuring of a transaction with an acquisition candidate.

     Nettaxi had previously worked with Baytree in 1998 in connection with the reorganization of Nettaxi Online Communities, Inc., a Delaware corporation ("NOL"), with Nettaxi, formerly known as Swan Valley Snowmobiles, Inc., a non-operating public company. At that time a Baytree affiliate loaned $1,000,000 to NOL. The loan was converted into stock of Nettaxi following the regorganization. Additionally, in October 2000, Nettaxi entered into a consulting agreement with Michael Gardner, a principal of Baytree pursuant to which Mr. Gardner provide business development services for Nettaxi.

     During the period from May 2001 until December 2001, Nettaxi evaluated various potential business in diverse industries, but, with the exception of RAE, did not deem any to be suitable acquisition candidates. In June 2001 Nettaxi entered into a non-binding letter of intent to merge with Vaultus, Inc., a Delaware corporation. However, discussions with Vaultus were terminated when the parties could not agree upon mutually acceptable terms to a merger agreement.

     In evaluating each potential operating business, Nettaxi and its representatives and the Board of Directors considered all or a majority of the following factors (collectively, "acquisition criteria"):

     -    strength of the operating business model;

     - growth potential of the operating business and the industry in which it operates;

     -    costs associated with effecting a merger;

     -    equity interest in the proforma combined company;

     -    financial strength as displayed by historical and projected margins;

     -    scalability of the business;

     -    capital requirements of the operating business;

     -    competitive position of the operating business;

     - stage of development of the product, process or service of the operating business;

     - degree of current or potential market acceptance of the product, process or service of the operating business; and

     - proprietary features and degree of intellectual property or other protection of the product, process or service of the operating business.

     On August 1, 2001, Nettaxi entered into a new agreement with Baytree which superceded and replaced the May 7, 2001 agreement and required Baytree to provide substantially similar services for an extended period of time. In August 2001, Baytree received and reviewed a business plan submitted by RAE. In November 2001, Baytree had an extensive telephone conference with RAE. The conference call was followed by a meeting the following week on November 20, 2001 with RAE at Baytree's offices in New York, New York. At this meeting RAE management gave a presentation about RAE. The meeting lasted over five hours and included an extensive question and answer session attended by Baytree's analysts and consultants. Present at that meeting were Robert Chen and Joseph Ng, the Chairman and Chief Financial Officer of RAE, respectively.

     Over the next few days, Baytree Capital Associates reported to the Nettaxi Board members about RAE's business presentation. After reflecting upon the report, reviewing the above acquisition criteria and noting the absence of any other operating business as a potential Merger partner or acquisition candidate for Nettaxi, the Board members of Nettaxi concluded that Nettaxi should explore the feasibility of a possible combination of Nettaxi and RAE.

     Several meetings and telephonic discussions were held during the next several weeks among Baytree Capital Associates and representatives of Nettaxi and RAE to explore the potential of a merger between the two parties. Following these discussions, Nettaxi, with assistance from its outside legal counsel, prepared and circulated a non-binding letter of intent. The parties spent the next several days negotiating the terms of the letter of intent. The parties executed the letter of intent on December 7, 2001.

     On December 7, 2001, due diligence request lists were exchanged and the executive officers of both companies, along with their respective outside legal counsel and financial advisors, exchanged various telephone calls with a view toward preparing for subsequent due diligence meetings.

     On December 10, 2001, outside legal counsel to Nettaxi delivered a first draft of a Merger Agreement to outside legal counsel to RAE. Representatives of Nettaxi and representatives of RAE and the respective outside legal counsel and financial advisors to Nettaxi and RAE held numerous meetings and telephone conferences over the next few weeks during which the Merger Agreement and various related agreements were discussed and negotiated.

     On December 20, 2001, the Board of Directors of RAE held a telephonic meeting to discuss the proposed Merger with Nettaxi. The Board of Directors of RAE discussed, among other issues, valuation, the potential synergies of the proposed combination, the provisions contained in the proposed Merger Agreement and the status of due diligence efforts. Representatives of RAE and its outside legal counsel also participated in this meeting. RAE's Board of Directors concluded that the Merger Agreement was fair to RAE shareholders and that the proposed Merger was in the best interests of RAE and its shareholders. Accordingly, the RAE Board of Directors approved the Merger and the Merger Agreement and related documents and authorized management to proceed with the execution of the Merger documents.

     On January 7, 2002, the Nettaxi Board of Directors met via conference call to discuss the proposed Merger with RAE. The Nettaxi Board of Directors discussed, among other issues, valuation, the potential synergies of the proposed combination, the provisions contained in the proposed Merger Agreement and the status of due diligence efforts. Representatives of Nettaxi outside legal counsel and financial advisor participated in this meeting. The Nettaxi Board of Directors concluded that the Merger Agreement was fair to Nettaxi stockholders and that the proposed Merger was in the best interests of Nettaxi and its stockholders. The Board of Directors of Nettaxi voted unanimously to approve the Merger Agreement, the related agreements and the transactions contemplated by the Merger Agreement and the related agreements and authorized the officers of Nettaxi to finalize and execute the Merger Agreement and related agreements.

     On January 9, 2002, the last remaining items of due diligence were completed by both parties and their respective legal counsel, independent auditors and financial advisors. The Merger Agreement and related agreements were executed and delivered by the parties late on January 9, 2002. On January 10, 2002, Nettaxi issued a press release announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER

     The following discussion of the parties' reasons for the Merger contains a number of forward-looking statements that reflect the current views of Nettaxi and/or RAE with respect to future events that may have an effect on their future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Summary -- Forward-Looking Information" and "Risk Factors."

NETTAXI'S REASONS FOR THE MERGER

     In its evaluation of the Merger, the Board of Directors of Nettaxi reviewed several factors, including:

     - Nettaxi's future financial outlook and possible alternatives to the proposed merger, including the advantages, challenges and risks associated with continuing as an independent company. In this regard, the Nettaxi Board considered the amount and range of acquisition consideration most likely to be offered by other prospective acquisition candidates, the likelihood of realizing those values, the likelihood of receiving a better financial offer from another potential acquirer and the view of Nettaxi's management that the merger represented the best strategic alternative available to Nettaxi under the circumstances. The Nettaxi Board also considered the prospects of remaining as an independent company, including Nettaxi's prospects for the success of its business of providing complex information technology solutions in the area of knowledge management and the information technology services industry generally.

     - The substantial decline in the market price of Nettaxi's common stock in the past and the view of Nettaxi's Board of Directors and management that it could take a long time for the market price of Nettaxi's common stock to return to previous levels, if at all;

     - The potential of Nettaxi, under its current business model, to achieve profitability;

     - historical information concerning RAE's business, operations, financial condition, results of operations, technology, management, competitive positions, current customers, customer pipeline and prospects;

     - reports from Nettaxi's representatives as to the results of their due diligence investigations of RAE;

     - the current and historical economic and market condition and business environment in the information technology services market catering to the financial services and insurance industries;

     - the percentage ownership of the combined company of Nettaxi's stockholders;

     -     the lack of other available prospective merger candidates; and

     - the potential risks that could be incurred by Nettaxi if it failed to complete a Merger or other business transaction.

     The Nettaxi board also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - the potential disruption of Nettaxi's business that could result from the announcement of the merger;

     - the uncertain current and prospective market environment for RAE products and services;

     - the need for Nettaxi to have $7,500,000 in net cash, as defined in the Merger Agreement, at the closing of the merger.

     -     the dilutive effect of the Merger on Nettaxi's stockholders;

     - the risk that if the Merger is not completed, Nettaxi would have incurred significant costs and further reduced its financial position;

     - the potential effect of the exclusivity covenants and termination fee negotiated by RAE in deterring other potential merger prospects for Nettaxi;

     -     risks related to pending litigation involving RAE; and

     -     the other risks described under "Risk Factors" beginning on page 9;

     In addition, Nettaxi's Board of Directors considered the interest that certain affiliates and directors may have with respect to the Merger in addition to their interests as Nettaxi stockholders. See "Interests of Nettaxi Officers and Directors in the Merger" that begins on page 35 of this proxy statement.

     The Nettaxi Board determined that, on balance, the potential benefits to Nettaxi and its stockholders of the Merger outweighed the risks associated with the Merger.

     The discussion of the information and factors considered by Nettaxi's Board is not intended to be exhaustive. In view of the number and wide variety of factors considered in connection with its evaluation of the Merger, and the complexity of these matters, Nettaxi's board did not find it useful to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the Nettaxi Board did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to the Board of Directors' ultimate determination or assign any particular weight to any factor, but rather conducted an overall analysis of the factors described above, including thorough discussions with and questioning of Nettaxi's representatives. In considering the factors described above, individual members of the Board of Directors may have given different weight to different factors. Nettaxi's Board of Directors considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination.

     For the reasons set forth above, the Nettaxi Board has determined that the Merger is fair and in the best interests of Nettaxi and the Nettaxi stockholders. Consequently, the Nettaxi board has approved and adopted the Merger Agreement and recommends that the Nettaxi stockholders vote FOR approval and adoption of the Merger, the proposed reverse stock split and the reincorporation of Nettaxi.

     THERE CAN BE NO ASSURANCE THAT THE BENEFITS OR OPPORTUNITIES CONSIDERED BY THE BOARD OF DIRECTORS OF NETTAXI WILL BE ACHIEVED THROUGH CONSUMMATION OF THE MERGER. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NO FAIRNESS OPINION

     The Nevada General Corporation Law does not require us to obtain a fairness opinion in connection with the Merger, and Nettaxi has not obtained one. The terms and conditions of the Merger were negotiated at arm's-length between the managements of Nettaxi and RAE and were the result of a number of factors, including but not limited to the factors listed above in "Nettaxi's Reasons for the Merger".

     The Board of Directors did not feel that an investment banker's opinion was beneficial or necessary given the Board of Directors' knowledge of Nettaxi and its business, nor did the Board of Directors believe that obtaining such an opinion would be an appropriate use of corporate funds. The Board of Directors believes that the acquisition of such an opinion would require a substantial amount of capital and time. Given Nettaxi's limited resources, the fact that Nettaxi is essentially being valued at an amount equal to its net cash, and the need to complete the Merger in a timely manner, the Board of Directors did not believe it was in the best interests of Nettaxi to incur the cost of a fairness opinion.

     Based on Nettaxi's current operating performance and prospects, including the decline in such performance, and RAE's strong interest in the Merger, the Board of Directors felt that significantly better terms and conditions could not be obtained in the foreseeable future.

     Accordingly, there can be no assurance that consummation of the Merger will be fair from a financial point of view to the stockholders of Nettaxi.

RAE'S REASONS FOR THE MERGER

                                     GENERAL

     The Board of Directors of RAE approved the Merger Agreement and resolved to recommend that RAE's shareholders vote in favor of the Merger Proposal.

     In reaching its decision, RAE's Board consulted with its senior management and legal advisors and considered a number of factors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Board, it did not find it practical to qualify, rank or otherwise assign any relative or specific weights to the factors it considered. In addition, the Board did not reach any specific conclusion with respect to each of the factors it considered, or any aspect of any particular factor. Instead, the Board conducted an overall analysis of the factors it considered. In considering those factors, individual members of the Board may have given weight to different factors. The Board considered all of those factors as a whole and believed that those factors supported its decision.

     RAE's Board identified a number of potential material benefits that it expects will result from the Merger, as well as a number of risks affecting RAE in connection with the Merger and certain other considerations. These benefits, risks and other considerations are described immediately below.

                          RAE'S REASONS FOR THE MERGER

     RAE's Board considered the following potential benefits from merging RAE with Nettaxi:

     - Funding for Growth. The cash provided by the Merger will enable RAE to grow its business faster in light of the opportunity afforded by the emerging gas monitoring detection business.

     - Stature as a Public Company. As RAE's business grows in the coming years, its status as a public company could provide RAE with a better image and greater stature in its industry.

     - Increased Liquidity. Subject to the limitations of Rule 144, including applicable holding periods, RAE's shareholders will be afforded substantially increased trading liquidity for their investment.

     - Public Stock for Acquisitions. As a publicly-traded company, RAE's stock will be more attractive as consideration for potential acquisitions.

     - Facilitate Future Fundraising. RAE will be in a better position to raise funds through future financings as a public company.

          RAE's Board also identified and considered a number of potentially negative factors in its deliberations concerning the Merger, including the following:

     - Risks and potential liability related to two pending lawsuits in which Nettaxi is a party: Lahey v. Nettaxi and Envision Media v. Nettaxi
                              ----------------     -------------------------

     - The ongoing risk to the combined company of protecting Nettaxi's former directors and officers from potential lawsuits stemming from the drop in the trading price of Nettaxi's common stock

     -    Risk related to undisclosed contractual or other liabilities

     RAE's board of directors concluded that, on balance, the potential benefits of the merger to RAE and its shareholders outweighed the risks associated with the merger. The discussion of the information and factors considered by RAE's board of directors is not intended to be exhaustive.

                          RECOMMENDATION OF RAE'S BOARD

FOR THE REASONS DISCUSSED ABOVE, RAE'S BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS OF RAE VOTE IN FAVOR OF THE MERGER PROPOSAL.

MANAGEMENT OF RAE FOLLOWING THE MERGER

     The following table sets forth the current directors, executive officers, and other key employees of RAE, their ages and the positions currently held by them. Nettaxi and RAE intend for each of the following individuals to assume similar positions with the combined company following the Merger.

       NAME          AGE                 POSITION
-------------------  ---  ---------------------------------------------
Robert I. Chen        54  President, Chairman, Chief Executive Officer,
                          Director

Joseph Ng             53  Vice President, Business Development; Chief
                          Financial Officer

Peter H. His          52  Vice President, Chief Technology Officer,
                          Secretary, Director

Robert E. Henderson   49  Vice President, Marketing

Lyle D. Feisel        66  Director

Neil W. Flanzraich    58  Director

Edward C. Ross        60  Director

ROBERT I. CHEN co-founded RAE in 1991 and has served as President, Chief Executive Officer, and as a member of the board of directors since RAE's inception. From 1981 to 1990, Mr. Chen served as President and Chief Executive Officer of Applied Optoelectronic Technology Corporation, a manufacturer of computer-aided test systems, a company he founded and subsequently sold to Hewlett Packard. Mr. Chen currently serves on the board of directors for the Shanghai Ericsson Simtek Electronics Company, Limited, a telecommunications and electronics company. Mr. Chen received a B.S.E.E. from Taiwan National Cheng Kung University, a M.S.E.E. from South Dakota School of Mines and Technology, and graduated from the Harvard Owner/President program.

JOSEPH NG has served as RAE's Vice President of Business Development and Chief Financial Officer since February 2001. From 1999 to 2001, Mr. Ng was the Marketing Manager for the E-Services Division of Hewlett-Packard, and from 1997 to 1999, the Controller for the Computer Division of Hewlett-Packard-Japan.
From 1995 to 1997, Mr. Ng was the Controller for the Personal Computer and Printer Division of Hewlett-Packard, and from 1988 to 1990, the Chief Financial Officer for Applied Optoelectronic Technology Corporation. Mr. Ng received a B.S. in Accounting from Baruch College, and a M.A. in History from Stanford University. Mr. Ng is a certified public accountant in the State of California.

PETER H. HSI co-founded RAE in 1991 and has served as its Vice President, Chief Technology Officer, and as a member of the board of directors since RAE's inception. Prior to co-founding RAE, Dr. Hsi worked at Applied Optoelectronic Technology Corporation as the chief architect for semiconductor test systems.

Mr. Hsi holds ten (10) patents, of which 7 have been granted and 3 are pending. Dr. Hsi received a B.S.E.E. from the National Chiao-Tung University, and a M.S. and Ph.D. in Electrical Engineering from Syracuse University.

ROBERT E. HENDERSON has served as RAE's Vice President of Marketing since September 1999. From 1992 to 1999, he was the marketing and technical director of the Biosystems Division of Bacou USA, a consolidated safety equipment manufacturer. From 1987 to 1991, the National Manager of the Allied Safety Division of W.W. Grainger, a distributor of industrial supplies and safety equipment. From 1982 to 1986, Mr. Henderson was the Western Regional Manager of Biosystems, Inc., a supplier of gas detection, air-purification and respiratory testing equipment. From 1978 to 1982, the Senior Biologist and Vice President of Sales for the Pacific Bio Marine Laboratories, a marine biology consulting and research laboratory. Mr. Henderson is a past chair of both the American Industrial Hygiene Association Confined Space Committee, and the Instrument Products Group of the Industrial Safety Equipment Association. Mr. Henderson received a B.S. in Biological Science from Connecticut State College and a M.B.A. from the Rensselaer Polytecnic Institute.

NEIL W. FLANZRAICH has served as a member of RAE's board of directors since December 2000. Since May 1998, he served as Vice Chairman and President of IVAX Corporation, a pharmaceutical company. From 1995 to May 1998, Mr. Flanzraich served as Chairman of the Life Sciences Legal Practice Group of Heller Ehrman White and McAuliffe, and from 1981 to 1994, Senior Vice President and member of the corporate Operating Committee at Syntex Corporation, a pharmaceutical company. Mr. Flanzraich is Chairman of the Board of Directors of North American Vaccine, Inc. and is a director of the Whitman Education Group, Inc. He also serves as Chairman of the Israel America Foundation. Mr. Flanzraich received an A.B. from Harvard College and a J.D. from Harvard Law School.

EDWARD C. ROSS has served as a member of RAE's board of directors since March 2001, and is currently the President of TSMC North America. From 1998 to 2000, Dr. Ross served as Senior Vice President of the Professional Services Group of Synopsys, Inc., a computer-aided design company, where he was responsible for developing and executing Synopsys' consulting business practices. From 1995 to 1998, Dr. Ross was the President of the Technology and Manufacturing Group of Cirrus Logic, a semiconductor company. Dr. Ross received a B.S.E.E from Drexel University, and a M.S.E.E., M.A, and Ph.D. from Princeton University.

LYLE D. FEISEL has served as a member of RAE's board of directors since March 2001. In 2001, he retired as the Dean of the Thomas J. Watson School of Engineering and Applied Science, and Professor of Electrical Engineering at the State University of New York at Binghamton. Dr. Feisel joined the faculty of SUNY Binghamton in 1983. Dr. Feisel is a Life Fellow of the Institute of Electrical and Electronics Engineers and of the American Society for Engineering Education, and currently serves as Vice President of the Educational Activities of the IEEE. Dr. Feisel received his B.S., M.S. and Ph.D. degrees in Electrical Engineering from Iowa State University.


             INTERESTS OF NETTAXI OFFICERS, DIRECTORS IN THE MERGER

     In considering the recommendation of the Nettaxi Board of Directors with respect to approving the Merger, stockholders should be aware that certain members of the Board of Directors and management of Nettaxi have interests in the Merger that are in addition to the interests of stockholders of Nettaxi generally. The Nettaxi Board of Directors was aware of these interests and considered them, among other matters, in approving the principal terms of the Merger and the Merger Agreement.

INDEMNIFICATION AND INSURANCE

     The Merger Agreement provides for the survival after the Merger of all indemnification rights of the members of the Board of Directors and officers of Nettaxi for acts and omissions occurring before the Merger, as their rights existed as of January 9, 2002, in the Nettaxi articles of incorporation, bylaws and in indemnification agreements with Nettaxi. RAE will guarantee that the surviving company observes all of these indemnification rights to the fullest extent permitted by applicable law following the Merger. In addition, for a period of three years after the Merger, the surviving company will maintain a directors' and officers' liability insurance policy covering those persons who are currently covered by Nettaxi's directors' and officers' liability insurance policy with coverage in the amount of five million dollars ($5,000,000).

AUTOMATIC ACCELERATION OF STOCK OPTIONS; SEVERANCE PAYMENTS.

     In August 1998, Nettaxi entered into executive employment agreements containing change in control provisions with Robert A. Rositano, Jr., Nettaxi's Chief Executive Officer, Secretary and a Director and Dean Rositano, Nettaxi's President, Chief Operating Officer, Interim Chief Financial Officer and a Director (the "Nettaxi Executives"). These arrangements provide for benefits if there is a change in control of Nettaxi. The Merger is a change in control for this purpose. Under their employment agreements, the executives were entitled to receive severance payments in the amount of more than one million dollars ($1,000,000) each. In light of management's desire to complete the Merger with RAE, management requested that the Compensation Committee of the Board of Directors review the executive employment arrangements and recommend an alternative severance package. In this regard, the Compensation Committee, composed of Andrew Garroni, reviewed the following factors:

     -     the terms and conditions of the executive employment agreements;

     - the responsibilities of the executives prior to and following the execution of the Merger Agreement;

     - the performance of the executives compared with similar executives in comparable companies; and

     - Nettaxi's experience with severance payments to other executives who have departed from Nettaxi.

     Upon the evaluation of all of these factors, the Compensation Committee recommended the following severance arrangements, which have been accepted by the Nettaxi Executives. In lieu of severance payments payable pursuant to the executive employment agreements and any accrued minimum bonus payable thereunder, or any other payments due, and in exchange for complete releases of employment liability to Nettaxi, each Nettaxi Executive will receive the following:

     -     a cash payment of $150,000;

     - accelerated vesting on outstanding options to purchase 67,020 shares of common stock of Nettaxi (after taking into account the reverse stock split described in Proposal 2), having an exercise price of $0.737 per share, and a cash bonus of an amount necessary to exercise the options;

     - warrants to purchase up to 176,366 shares of common stock of Nettaxi (after taking into account the reverse stock split described in Proposal 2), having an exercise price per share of $1.134.

     The executives will assume Nettaxi's lease for its current facilities, consisting of 1,790 square feet and having an ascribed value equal to the amount of rent which has been prepaid by Nettaxi as of the Effective Time of the

Merger. Nettaxi has paid its rent through May 31, 2002. Thus, it the Effective Time of the Merger were to be March 31, 2002, the value of the lease transferred would equal approximately $9,500, the cost of two months rent. Nettaxi will also transfer to the executives title to furniture, fixtures and equipment having a value of approximately $76,000. Additionally, Nettaxi will assign the domain name "nettaxi.com" to the executives. Additionally, each executive will receive a payment equal to the amount necessary for them to purchase continued health and medical benefits until January 2003.


     The shares underlying the warrants issued in connection with the above arrangement will be registered with the Securities and Exchange Commission by Nettaxi on a registration statement on Form S-8. Shares underlying options issued pursuant to Nettaxi's 1998 and 1999 stock option plans are registered with the Securities and Exchange Commission.

     The Board of Directors of Nettaxi has determined that the Internet marketing portal business model employed by Nettaxi has been unsuccessful and that the Merger is in the best interests of Nettaxi's stockholders. If the Merger is consummated, the Internet marketing portal business currently conducted by Nettaxi will cease and the surviving company will adopt and conduct the business model of RAE. Mergers involve numerous risks and uncertainties and there can be no assurance that the Merger with RAE will prove to enhance the value of Nettaxi or be successful. Additionally, there can be no assurance that the departing executive officers of Nettaxi will not operate an Internet marketing portal substantially similar to the business historically operated by Nettaxi and, if the Merger is consummated, the current stockholders of Nettaxi will have no ownership interest in such a business.

                 INTERESTS OF CERTAIN RAE PERSONS IN THE MERGER

     When considering the recommendation of RAE's board of directors, RAE shareholders should be aware that certain of RAE's directors, officers and other affiliated parties have interests in the Merger that are different from, or are in addition to, RAE's shareholders' interests. RAE's board of directors was aware of these potential conflicts and considered them in making its recommendation.

     In August 2001, RAE engaged Neil Flanzraich, Philip Frost and Joseph Ng to identify and evaluate potential publicly-listed merger partners acceptable to RAE. In connection with such engagement, RAE sold in December 2001, at a purchase price of $.125 per share, 300,000 shares of its common stock to Mr. Flanzraich and 200,000 shares of its common stock to each of Dr. Frost and Mr. Ng. The shares were sold pursuant to restricted stock purchase agreements. Pursuant to the agreements, if the Merger is not consummated by September 30, 2002, RAE shall have the right to repurchase any shares sold to Messrs. Flanzraich, Frost and Ng upon the termination of the Merger Agreement entered into between RAE and Nettaxi, if such termination occurs after March 31, 2002. If the Merger Agreement is terminated prior to March 31, 2002, and RAE has not entered into a qualifying transaction with a different merger partner on or before such date, then RAE shall have the right to repurchase the shares. In the event the Merger is not consummated, Mr. Flanzraich and Dr. Frost shall be entitled to retain fifty percent of the shares if RAE enters into a qualifying transaction within six months of the date of the Merger Agreement, and the Merger Agreement is successfully used by RAE in a sale, exchange, merger or transfer to obtain terms more advantageous to RAE than would otherwise have been obtainable without the Merger Agreement.

                    INTERESTS OF OTHER PARTIES IN THE MERGER

BAYTREE CAPITAL ASSOCIATES

     Baytree Capital Associates has acted as a financial adviser to Nettaxi in connection with the Merger. As compensation for its services, at the effective time of the Merger, the surviving company shall issue to Baytree 960,000 shares of its common stock. Additionally, Baytree will continue to provide consulting services on behalf of the surviving entity in exchange for warrants to purchase 1,750,000 shares of common stock, after giving effect to the reverse stock split contemplated Proposal 2, having an exercise price of $1.19 per share. Michael Gardner is a principal member of Baytree.

HARTER FINANCIAL, INC.

     Harter Financial, Inc. has acted as a financial advisor to RAE in connection with the Merger. As compensation for its services, RAE has paid Harter a one-time, non-refundable engagement fee of $10,000. If and when the Merger is consummated, RAE shall pay Harter an additional and final fee of $415,000 for the services rendered by Harter to RAE in effecting the Merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes the material U.S. federal income tax considerations of the Merger that are expected to apply generally to stockholders of Nettaxi and RAE in connection with the merger. This summary is based upon current provisions of the Code, existing regulations under the Code and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to Nettaxi, RAE or the stockholders of Netttaxi and RAE as described in this summary. No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular stockholders, including stockholders:

     - who are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities;

     - who are subject to the alternative minimum tax provisions of the Code;

     - who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

     - who hold their shares as a hedge or as part of a hedging, straddle or other risk reduction strategy; or

     -     who do not hold their shares as capital assets.

     In addition, the following discussion does not address the tax consequences of the Merger under state, local and foreign tax laws. Furthermore, the following discussion does not address (i) the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, transactions in which RAE shares are acquired or Nettaxi-Delaware shares are disposed of,
(ii) the tax consequences to holders of options issued by RAE which are assumed, exercised or converted, as the case may be, in connection with the merger, (iii) the tax consequences of the receipt of Nettaxi shares other than in exchange for RAE shares, or (iv) the tax implications of a failure of the Merger to qualify as a reorganization. Accordingly, stockholders are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     No ruling from the Internal Revenue Service has been or will be requested in connection with the Merger. No tax opinion has been or will be requested in connection with the Merger.

     The Merger is intended to qualify as a tax-free reorganization under
Section 368(a) of the Code. As a result, provided it does so qualify, in general:

     - Nettaxi, RSAC and RAE will not recognize any gain or loss as a result of the Merger;

     - a holder of Nettaxi common stock will not recognize any gain or loss as a result of the Merger;

     - shareholders of RAE will not recognize any gain or loss upon the receipt of Nettaxi-Delaware common stock in exchange for their RAE common stock, other than with respect to cash received in lieu of fractional shares of Nettaxi-Delaware common stock;

     - the aggregate tax basis of the shares of Nettaxi-Delaware common stock received by RAE shareholders in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of RAE common stock surrendered in exchange therefor;

     - the holding period of the Nettaxi-Delaware common stock received by RAE shareholders in the Merger will include the period during which the RAE stock surrendered in exchange therefore was held, provided that the RAE stock so surrendered is held as a capital asset at the time of the Merger; and

     - a shareholder of RAE who receives cash in lieu of a fractional share will recognize capital gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share and the amount of cash received.

     RAE shareholders will be required to attach a statement to their federal income tax returns for the year of the Merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the shareholder's tax basis in the shareholder's RAE common stock and a description of the Nettaxi-Delaware common stock received.

     Irrespective of the Merger's status as a reorganization, a RAE shareholder will recognize gain to the extent shares of Nettaxi-Delaware common stock received in the Merger are treated as received in exchange for services or property other than solely RAE common stock. All or a portion of any such gain could be taxable as ordinary income. Gain also will be recognized to the extent a RAE shareholder is treated as receiving (directly or indirectly) consideration other than Nettaxi-Delaware common stock in exchange for RAE common stock or to the extent the RAE common stock surrendered in the Merger is not equal in value to the Nettaxi-Delaware common stock received in exchange therefor.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger, if consummated as proposed, will for accounting and financial reporting purposes, be treated as a reverse acquisition as the former shareholders of RAE will control Nettaxi after the Merger. Under this accounting treatment, RAE is deemed for accounting purposes to be the acquirer and Nettaxi the acquired entity. Under these accounting principles, the post merger company financial statements will represent RAE on a historical basis consolidated with the results of operations of Nettaxi from the effective date of the Merger. As Nettaxi has not pursued any revenue generating activities in the last six months and will abandon its portal based business model with effect from the consummation of the merger, the reverse merger will be treated as a recapitalization of RAE, with no goodwill recorded.


APPRAISAL AND DISSENTERS' RIGHTS

     NETTAXI-DELAWARE STOCKHOLDERS. If the merger is consummated, holders of our common stock who follow the procedures set forth below will be entitled to dissenters' rights under Section 262 of the DGCL, a copy of which is attached hereto as Appendix D. Additionally, pursuant to Section 2115 of the California
          ----------
General Corporation Law, stockholders may be entitled to dissenters' rights under Chapter 13 of the California General Corporation Law, a copy of which is attached hereto as Appendix E, although it is unclear whether a court would
                   ----------
conclude that such stockholders would be entitled to exercise dissenters' rights under California law.

     Stockholders who perfect their dissenters' rights and follow certain procedures in the manner prescribed by the DGCL (and if applicable, the California General Corporation Law) will be entitled to have their shares repurchased by Nettaxi-Delaware for cash.

SUMMARY OF DELAWARE APPRAISAL RIGHTS

     If the merger is consummated, stockholders who do not vote "FOR" the adoption of the Merger Agreement, who hold shares of common stock of record on the date of making a written demand for appraisal as described below, who continuously hold shares of common stock through the closing of the merger, and who otherwise comply fully with Section 262 of the DGCL, referred to as the "Delaware Law," will be entitled to a judicial determination of the fair value of their shares of common stock exclusive of any element of value arising from the accomplishment of the merger in connection with the provisions of Section 262 and to receive from Nettaxi-Delaware payment of such fair value in cash together with a fair rate of interest, if any, as determined by such court.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware Law, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Appendix D to
                                                                   ----------
this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted.

     A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to timely follow the steps required by Delaware law to perfect appraisal rights.

     Under Section 262, where a proposed merger is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice to the holders of common stock, and the applicable statutory provisions of the Delaware law are attached to this proxy statement as Appendix D. Any stockholder who wishes to exercise appraisal rights or who
----------
wishes to preserve that right should review carefully the following discussion and Appendix D to this proxy statement. Moreover, because of the complexity of
    ----------
the procedures for exercising the right to seek appraisal of the common stock, stockholders who consider exercising such appraisal rights should seek the advice of counsel, which counsel or other appraisal services will not be paid for by Nettaxi-Delaware. Failure to comply with the procedures specified in
Section 262 timely and properly will result in the loss of appraisal rights.

     Filing written objection. Any holder of common stock wishing to exercise the right to demand appraisal under Section 262 of the Delaware Law must satisfy each of the following conditions:

     - as more fully described below, the holder must deliver to Nettaxi-Delaware a written demand for appraisal of the holder's shares before the vote on the merger agreement and the merger at the special meeting, which demand must reasonably inform Nettaxi-Delaware of the identity of the holder and that the holder intends to demand the appraisal of the holder's shares;

     - the holder must not vote the holder's shares of common stock in favor of the merger agreement and the merger at the special meeting nor consent thereto in writing pursuant to Section 228 of the Delaware law; and, as a result, a stockholder who submits a proxy and wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger; and

     - the holder must continuously hold the shares from the date of making the demand through the effective time of the merger; a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares before the effective time of the merger, will lose any right to appraisal in respect of those shares. The written demand for appraisal must be in addition to and separate from any proxy or vote. Voting (in person or by proxy) against, abstaining from voting or failing to vote on the proposed merger agreement and the merger will not constitute a written demand for appraisal within the meaning of Section 262.

     Only a holder of record of shares of common stock issued and outstanding through the effective time of the merger is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the applicable stock certificates, should specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of the stockholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity.

     If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more other beneficial owners while not exercising appraisal rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. If a stockholder holds shares of common stock through a broker which in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand for appraisal. A demand for appraisal submitted by a beneficial owner who is not the record owner will not be honored.

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, from and after the effective time of the merger, be entitled to vote or consent by written action the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the merger).

     Any stockholder may withdraw its demand for appraisal and remain a stockholder of Nettaxi-Delaware by delivering to us a written withdrawal of the stockholder's demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when that approval is required, or if the Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding.

     A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to Nettaxi-Delaware at 1339 Moffett Park Drive, Sunnyvale, California 94089 Attn: Chief Financial Officer.

     Notice by Nettaxi-Delaware. If the Merger Agreement and the Merger are approved and adopted at the special meeting, then within 10 days after the Effective Time of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each stockholder who (1) has made a written demand for appraisal in accordance with Section 262 and (2) has not voted to approve and adopt, nor consented to, the merger agreement and the merger.

     Under the Merger Agreement, Nettaxi has agreed to give RAE prompt notice of any demands for appraisal received by us. RAE has the right to participate in all negotiations and proceedings with respect to demands for appraisal. Nettaxi-Delaware will not, except with the prior written consent of RAE, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

     Within 120 days after the Effective Time of the Merger, any stockholder who has demanded an appraisal and who has not withdrawn such demand in accordance with Section 262 will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail that statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

     Filing a petition for appraisal. Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has demanded an appraisal and who has not withdrawn such demand in accordance with the requirements of Section 262 may file a petition with the Court of Chancery demanding a determination of the value of the shares of common stock held by all such stockholders. Nettaxi-Delaware is under no obligation, and has no present intent, to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time and the manner prescribed in Section 262. Inasmuch as Nettaxi-Delaware has no obligation to file such a petition, the failure of a stockholder to do so within the time specified could nullify the stockholder's previous written demand for appraisal. If, within the 120-day period following the effective time of the merger, no petition shall have been filed as provided above, all rights to appraisal will cease and all dissenting stockholders who owned shares of common stock will remain stockholders of Nettaxi-Delaware.

     A stockholder timely filing a petition for appraisal with the Court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to those stockholders, the Court of Chancery may conduct a hearing on the petition to determine which stockholders have become entitled to appraisal rights. The Court of Chancery may require stockholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with the requirement, the Court of Chancery may dismiss the proceedings as to that stockholder.

     DETERMINATION OF FAIR VALUE. After determining the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares of common stock owned by the dissenting stockholders, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

     Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the value per share of the shares of the surviving company's stock following the Merger.

     In determining fair value and, if applicable, a fair rate of interest, the Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." Furthermore, the court may consider "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation." The Delaware Supreme Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." The costs of the action may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. Any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Section 262 of the Delaware law may result in the loss of a stockholder's statutory appraisal rights.

SUMMARY OF CALIFORNIA DISSENTERS' RIGHTS.

     There is no guarantee that a court would conclude that a stockholder may exercise dissenters' rights under California law. Assuming such rights are available, pursuant to Chapter 13 of the California General Corporation Law, referred to as the "California law," the holders of our common stock have the right to dissent from the merger and, if the merger is consummated, to receive cash compensation equal to the fair market value of their shares. The fair market value of any dissenting shares will be determined as of the day before the first announcement of the terms of the proposed merger, excluding any appreciation or depreciation as a result of the merger, but adjusted for any stock split, reverse stock split, or share dividend which become effective thereafter. In such event, the dissenting stockholders will have the rights and duties and must follow the procedures set forth in Chapter 13 of the California law in order to perfect such rights. A brief summary of Chapter 13 of the California law is set forth below.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the California law, and is qualified in its entirety by the full text of Chapter 13 of the California law, which is provided in its entirety as Appendix E to this proxy statement. All references in Chapter 13 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which dissenters' rights are asserted or such holder's transferee of record. Failure to comply with the procedures specified in California law timely and properly will result in the loss of dissenters' rights.

     A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenter rights.

     To exercise dissenters' rights under the California law, a stockholder must:

     Not vote in favor of the merger any of the shares of our common stock the stockholder wishes to be dissenting shares;

     Demand that Nettaxi-Delaware purchase the dissenting shares at fair market value; and

     Submit certificates representing the dissenting shares for endorsement.

     In order to not vote in favor of the merger agreement, a stockholder must:

     not return a proxy and not vote in person in favor of adoption of the merger agreement;

     return a proxy card with the "AGAINST" or "ABSTAIN" box checked;

     vote in person against the adoption of the merger agreement; or

     register in person an abstention from the proposal to adopt the merger agreement.

     The general process of exercising dissenters rights under California law is set forth in more detail below.

     Demand for Purchase. Not later than 30 days after the date on which the notice of approval (described below) of the merger by the outstanding shares was mailed, a dissenting stockholder must make written demand upon the surviving corporation for the purchase of the dissenting shares and payment to the stockholder of their fair market value in cash. The demand shall state the number and class of the shares held of record by the stockholder which the stockholder demands that Nettaxi-Delaware purchase and shall contain a statement of what such stockholder claims to be the fair market value of those shares as of the day before announcement of the merger. The statement of the fair market value constitutes an offer by the stockholder to sell the shares at such price.

     Endorsement of Shares. Within 30 days after the date on which the notice of approval (described below) of the merger by stockholders is mailed, a dissenting stockholder must submit the certificates representing any shares in regard to which demand for purchase is being made at Nettaxi-Delaware's principal office or the office of Nettaxi-Delaware's transfer agent to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed.

     Notice of Approval of Merger. Within 10 days after the date of the approval of the merger, we will mail a notice of the approval of the merger accompanied by a copy of Sections 1300, 1301, 1302, 1303, and 1304 of Chapter 13 of the

California law to each stockholder who has not returned a written proxy approving the merger or was present at the special meeting and did not vote in favor of the merger, together with a brief description of the procedure to be followed if the stockholder wishes to exercise its dissenter's rights and a statement of the price determined by us to represent the fair market value of the dissenting shares. If we and the stockholder agree upon the price and agree that the shares are dissenting shares, the dissenting stockholder will be entitled to the agreed on price plus the legal rate on judgments from the date of such agreement. If we and the stockholder fail to agree upon the fair market value of the shares or whether the shares are dissenting shares, the stockholder may file a complaint with the California Superior Court within six months after the date on which notice of the approval of the merger is mailed to stockholders requesting that the court determine the fair market value of the shares and/or whether the shares are dissenting shares.

     Termination of Dissenting Stockholder Status. Dissenting shares lose their status as dissenting shares and the holders thereof lose the right to require Nettaxi-Delaware to purchase their shares if, among other things, any of the following events occur:

     Nettaxi-Delaware abandons the merger. Upon abandonment of the merger, Nettaxi-Delaware will pay on demand to any dissenting stockholder who has initiated proceedings in good faith under Chapter 13 of the California law all necessary expenses incurred in such proceedings and reasonable attorneys' fees;

     The dissenting shares are transferred prior to their submission for endorsement as explained above;

     Nettaxi-Delaware and the dissenting stockholder do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares and neither files a complaint or intervenes in a pending legal action within six months after the date on which notice of the approval by the outstanding shares was mailed to the stockholder; or

     The dissenting stockholder, with Nettaxi-Delaware's consent, withdraws the demand for purchase of the dissenting shares.

     Purchases Which Would Result in Insolvency. To the extent that the provisions of Chapter 5 of the California law prevent the payment to any holders of dissenting shares of their fair market value, such stockholders will become creditors of the surviving corporation for the amount that they otherwise would have received in repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5 of the California law.


GOVERNMENTAL APPROVALS

     Nettaxi and RAE are not aware of any license or regulatory permit which is material to the business of either company and which is likely to be adversely affected by the Merger, or of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to the Merger, other than compliance with any applicable state securities laws.

RESTRICTIONS ON RESALES

     The shares of Nettaxi-Delaware common stock to be issued to RAE shareholders in the Merger will be restricted securities and may only be sold pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The restricted securities and any shares of capital stock received in respect thereof, whether by reason of a stock split, share reclassification or stock dividend, shall not be transferable except upon the conditions specified herein.

     Each certificate for the Nettaxi common stock issued in the Merger and any shares of capital stock received in respect thereof, and each certificate for any such securities issued to subsequent transferees of any such certificate shall contain a legend to the effect that:

     "The Restricted Securities covered by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to Nettaxi is obtained stating that such disposition is in compliance with an available exemption from such registration."


                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement. This summary may not contain all of the information that is important to the stockholders of Nettaxi and RAE and thus this description is qualified in its entirety by reference to the Merger Agreement attached as Appendix A hereto and which is incorporated by reference herein, which you are urged to read carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

THE MERGER

     The Merger Agreement provides that at the Effective Time of the Merger, RAE will be merged with and into RSAC. Upon completion of the Merger, RAE will continue as the surviving corporation and will be a wholly-owned subsidiary of Nettaxi-Delaware.

EFFECTIVE TIME OF THE MERGER

     If all of the conditions precedent to the obligations of the parties to the Merger Agreement have been met or waived, the Merger shall become effective upon the filing of an agreement of merger with the Secretary of State of California.

MANNER AND BASIS OF CONVERTING SHARES

     At the Effective Time, each share of RAE common stock will automatically be converted into shares of Nettaxi-Delaware common stock pursuant to the Exchange Ratio. The Exchange Ratio will be calculated based on the respective net values of the respective companies, in accordance with the following formula:

     The Exchange Ratio is equal to the Value Per Share of RAE divided by the Value Per Share of Nettaxi-Delaware.

     For purposes of the formula the Value Per Share of RAE is equal to 1.48113.

     The Value Per Share of Nettaxi-Delaware is equal to Nettaxi-Delaware's Net Value plus $100,000 divided by 7,605,747, the number of shares of Nettaxi-Delaware's common stock outstanding following the reverse stock split contemplated in Proposal 2. Nettaxi-Delaware's Net Value is equal to its cash plus cash equivalents minus its payables and fixed obligations (excluding certain listed liabilities) and minus an appropriate reserve for contingent liabilities, each calculated as of the Effective Time of the Merger. However, Nettaxi-Delaware's Net Value may not exceed $7,500,000.

     For illustrative purposes only, if the Net Value of Nettaxi-Delaware were $7,500,000 at the Effective Time, 34,526,088 shares of Nettaxi-Delaware common stock, constituting 80.12% of the outstanding shares of Nettaxi-Delaware common stock at the Effective Time, would be issued to the stockholders of RAE in the Merger and stockholders of Nettaxi-Delaware would retain 7,605,747 shares of Nettaxi-Delaware common stock, constituting 17.65% of the outstanding shares of Nettaxi-Delaware common stock at the Effective Time. Additionally, 960,000 shares of Nettaxi-Delaware common stock, constituting 2.23% of the outstanding shares of Nettaxi-Delaware common stock at the Effective Time, would be held by Baytree Capital Associates.

     THERE CAN BE NO ASSURANCE THAT THE PERCENTAGE OWNERSHIP OF THE COMBINED COMPANY WILL RESULT AS DESCRIBED ABOVE. IF NETTAXI-DELAWARE'S NET VALUE WERE TO DROP BELOW SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) AT THE EFFECTIVE TIME OF THE MERGER, NETTAXI-DELAWARE WOULD HAVE TO ISSUE ADDITIONAL SHARES IN CONNECTION WITH THE MERGER AND STOCKHOLDERS OF NETTAXI-DELAWARE WOULD OWN LESS THAN 17.65% OF THE COMBINED COMPANY. ADDITIONALLY, IF NETTAXI-DELAWARE'S NET VALUE WERE TO DROP BELOW SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) AT THE EFFECTIVE TIME OF THE MERGER, RAE WOULD NOT BE OBLIGATED TO CONSUMMATE THE MERGER.

     If RAE or Nettaxi were to issue any shares of its capital stock between the date on which the Merger Agreement was signed and the Effective Time (other than shares of RAE common stock issued with respect to the conversion of its preferred stock), the Exchange Ratio would be adjusted appropriately.

     As soon as practicable following the Effective Time, Nettaxi-Delaware will issue, (1) certificates representing the shares of Nettaxi-Delaware common stock issuable under the Merger Agreement and (2) a sufficient amount of cash to provide for cash payments in lieu of fractional shares to the holders of RAE common stock.

RAE STOCK OPTIONS AND WARRANTS

     At the Effective Time, each option to purchase RAE common stock ("RAE Option"), whether vested or unvested, will be assumed by Nettaxi-Delaware and shall be subject to the same terms and conditions governing the option immediately prior to the Effective Time, except that:

          (a) the option will be exercisable for that number of whole shares of Nettaxi-Delaware common stock equal to the product of the number of shares of RAE common stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Nettaxi-Delaware common stock;

          (b) the per share exercise price for the shares of Nettaxi-Delaware common stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of RAE common stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole tenth of a cent; and

          (c) any restriction on the exercisability of such RAE System Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such RAE System Option shall remain unchanged.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties of RAE and Nettaxi including those related to:

     -    each company's organization and standing;
     -    each company's capitalization;
     -    each company's corporate authority to enter into the Merger Agreement;
     -    each company's ownership of assets;
     -    the status of each company's material contracts and commitments;
     -    the status of pending litigation involving each company;
     -    the payment of taxes by each company;
     -    each company's compliance with laws and regulations;
     -    employment matters involving each company;
     -    the accuracy of Nettaxi's SEC dislcosures;

The Merger Agreement includes additional representations and warranties relating to, among other things, certain aspects of the respective businesses and assets of the parties and other matters. You are encouraged to carefully review the representations and warranties, as they are set forth in the Merger Agreement. The representations and warranties expire at the Effective Time.


COVENANTS; CONDUCT OF BUSINESS PRIOR TO THE MERGER

     RAE has agreed to operate its business in the usual and ordinary course until the Effective Time, but that it will use its commercially reasonable efforts, consistent with past practice and policy, to:

     -     keep available the services of its present employees and agents;

     - complete or maintain all existing material arrangements in accordance with their material terms;

     -     maintain the integrity of all of its confidential information;

     -     comply in all material respects with all applicable laws; and

     - preserve the goodwill of its business and contractual relationships with suppliers, customers and others having business relation with RAE.

     - call and hold a meeting of its common stockholders to vote upon the adoption and approval of the Merger Agreement and the Merger.

     Negative Covenants of the Parties. Both Nettaxi and RAE have agreed that before the Effective Time, without the prior written consent of the other party, they will not and will not agree to:

     -     sell or transfer any of their respective assets or property;

     - make any distribution, whether by dividend or otherwise, to any of their respective shareholders or employees except for compensation to employees and payments to associated companies for goods and services, in the usual and ordinary course of business;

     -     declare any dividend or other distribution;

     - redeem or otherwise acquire any shares of their respective capital stock or other securities; or

     -     incur any material debt or other obligation.

Immediately prior to the Effective Time of the Merger, except for certain contemplated liabilities, Nettaxi is to be a clean public shell with no liabilities. Additionally, prior to the Effective Time of the Merger, all business assets, other than cash and cash equivalents, and material liabilities must be transferred out of Nettaxi.

EXCLUSIVITY

     Without the other's prior written consent, both Nettaxi and RAE have agreed that, at any time before the earlier of the termination of the Merger Agreement or the Effective Time, neither party will merge with another entity or solicit potential transactions with other entities. Nevertheless, if an unsolicited offer is received by the Board of Directors of either Nettaxi or RAE, the Board of Directors receiving the offer may review and approve the offer consistent with the fiduciary obligations the Board of Directors owes to its stockholders. Should the foregoing occur, and the Merger not be consummated, the party receiving the unsolicited offer may be required to pay a fee of $250,000 to the other party.

CONDITIONS TO THE MERGER

     CONDITIONS TO THE OBLIGATION OF NETTAXI. The obligation of Nettaxi to complete the Merger is subject to the satisfaction of the following conditions:

     - the representations and warranties made by RAE in the Merger Agreement shall be accurate in all material respects as of the date of the Merger Agreement, and accurate in all respects at and as of the closing date;

     - RAE shall have performed and complied in all material respects with all agreements and conditions required to be performed or complied with by it under the Merger Agreement at or prior to the closing date;

     - Subject to specific limitations set forth in the Merger Agreement, no material adverse change shall have occurred subsequent to September 30, 2001 in the financial position, results of operations, assets, liabilities, or prospects of RAE;

     - No litigation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint seeking to enjoin the transactions contemplated by the Merger Agreement or to obtain damages on account of the Merger Agreement shall be pending or, to Nettaxi's knowledge, threatened.

     - RAE shall have delivered to Nettaxi all documents and instruments required to be delivered under the Merger Agreement;

     - The Merger Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the shareholders of RAE.

     - The holders of not more than 10% of the shares of RAE's common stock shall have exercised dissenters' rights pursuant to the California Law.

     - Nettaxi shall have received the approval of a majority of its shareholders of the transactions contemplated by the Merger Agreement.

     - RAE shall have provided Nettaxi with financial statements and other information satisfactory in all respects to allow Nettaxi to comply with any and all applicable requirements under the Securities Act of 1993 and the Securities Exchange Act of 1934.

     - With respect to that certain pending litigation known as Lanell Owens, Individually and as the representative of the estate of Virgil Johnson, deceased, Wilma Johnson, Bobby Johnson, Steven Johnson, Roger Johnson and Virgil Johnson, Jr. v. RAE, Inc. Total Safety, Inc. Global Intermodal Systems pending in the District Court of Harris County Texas (2001-54565), RAE shall have received a letter from its insurance carrier either (i) accepting the obligation to insure RAE against the claim; or (ii) reserving its rights with respect to the claim.

     - All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity the failure to obtain or comply with which would be reasonably likely to have a material adverse effect on Nettaxi or a material adverse effect on the consummation of the transactions contemplated by the Merger Agreement shall have been filed, occurred or been obtained.

     CONDITIONS TO THE OBLIGATION OF RAE. The obligation of RAE to complete the Merger is subject to the satisfaction of the following conditions, any of which it may waive in its sole discretion:

     - the representations and warranties made by Nettaxi in the Merger Agreement shall be accurate in all material respects at and as of on the closing date;

     - Nettaxi shall have performed and complied in all material respects with all agreements and conditions required to be performed or complied with by it under the Merger Agreement at or prior to the closing date;

     - All present directors of Nettaxi shall have tendered their resignations effective upon the closing;

     - Subject to specific limitations set forth in the Merger Agreement, no material adverse change shall have occurred subsequent to September 30, 2001 in the financial position, results of operations, assets, liabilities, or prospects of Nettaxi or its subsidiaries;

     - No litigation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint seeking to enjoin the transactions contemplated by the Merger Agreement or to obtain damages on account of the Merger Agreement shall be pending or threatened.

     - Nettaxi shall have delivered to RAE all documents and instruments required to be delivered under the Merger Agreement;

     - The Merger Agreement shall have been approved by a majority of the shareholders of RAE.

     - Nettaxi Net Cash: Nettaxi's net cash, as described in the section of this proxy statement entitled "Manner and Basis for Converting Shares", shall be at least seven million five hundred thousand dollars ($7,500,000); provided however, that if the Closing takes place between March 15, 2002 and April 1, 2002 Nettaxi's net cash shall be at least seven million four hundred seventy five thousand dollars ($7,475,000).

     - RAE shall have received executed Lock-Up Agreements from identified executive officers and affiliates of Nettaxi;

     - Nettaxi shall have effectuated a reincorporation as described in Proposal 3.

     - All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity the failure to obtain or comply with which would be reasonably likely to have a material adverse effect on RAE or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

TERMINATION OF THE MERGER AGREEMENT

     Either party may terminate the Merger Agreement if the closing has not occurred by April 1, 2002 (the "Termination Date"), subject to the limitation described below, unless the terminating party has willfully or materially breached any of the terms and conditions of the Merger Agreement. If the closing of the Merger is delayed beyond April 1, 2002 due to a review of this proxy statement by the Commission, the Termination Date shall be automatically extended until the date thirty (30) business days following the date on which the Commission advises Nettaxi that it has no further comments with respect to such proxy statement.

     Additionally, prior to the Termination Date, either party may terminate the Merger Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to the Merger shall become incapable of fulfillment or there shall have occurred a breach of the Merger Agreement which breach would reasonably be expected to have a material adverse effect on the other party hereto and either such condition or breach shall not have been waived by the party for whose benefit the condition, representation or warranty was established, then either RAE (in the case of a condition to RAE's obligation to close) or Nettaxi (in the case of a condition to Nettaxi's obligation to close) may terminate the Merger.

     BREAK-UP FEE. If Nettaxi's stockholders do not approve Proposals 1, 2 and 3 of this proxy statement and the Merger Agreement is terminated, Nettaxi shall pay to RAE, within five days of the date of the termination, an amount equal to two hundred and fifty thousand dollars ($250,000).

EXPENSES

     All expenses incurred in connection with the Merger will be paid by the party incurring them, whether or not the Merger is consummated.

COVENANTS OF NETTAXI AND RAE FOLLOWING THE EFFECTIVE TIME

     CHANGES IN REPRESENTATIONS AND WARRANTIES. Nettaxi and RAE have agreed to provide prompt notice of any facts or occurrences which have a material impact on each party's representations and warranties made in the Merger Agreement.

     REGISTRATION STATEMENTS. The Merger Agreement requires Nettaxi-Delaware to use commercially reasonable efforts to update registration statements which have been filed by Nettaxi as of the Effective Time.

     STOCK OPTION PLANS AND WARRANTS. The Merger Agreement requires Nettaxi-Delaware to maintain its 1998 and 1999 Stock Option Plans for a period of at least four years following the Effective Time of the Merger. Additionally, Nettaxi-Delaware is obligated to continue to honor the terms of the options and warrants of Nettaxi-Delaware which are outstanding as of the Effective Time.

FINANCIAL ADVISORS

     The Merger Agreement provides that Baytree and Harter Financial, Inc. will receive a fee upon the consummation of the Merger in connection with their financial advisory services provided in connection with the Merger.

     Baytree Capital Associates has acted as a financial adviser to Nettaxi in connection with the Merger. As compensation for its services, at the effective time of the Merger, the surviving company shall issue to Baytree 960,000 shares of its common stock. Additionally, Baytree will continue to provide consulting services on behalf of the surviving company in exchange for warrants to purchase 1,750,000 shares of common stock, after giving effect to the reverse stock split contemplated Proposal 2, having an exercise price of $1.19 per share. Michael Gardner is the principal member of Baytree.

     Harter Financial, Inc. has acted as a financial advisor to RAE in connection with the Merger. As compensation for its services, RAE has paid Harter a one-time, non-refundable engagement fee of $10,000. If and when the Merger is consummated, RAE shall pay Harter an additional and final fee of $415,000 for the services rendered by Harter to RAE in effecting the Merger.

INDEMNIFICATION

     The Merger Agreement provides for the survival after the Merger of all indemnification rights of the members of the Board of Directors and officers of Nettaxi for acts and omissions occurring before the Merger, as their rights existed as of January 9, 2002, in the Nettaxi articles of incorporation, bylaws and in indemnification agreements with Nettaxi. RAE will guarantee that the surviving company observes all of these indemnification rights to the fullest extent permitted by applicable law following the Merger. In addition, for a period of three years after the Merger, the surviving company will maintain a directors' and officers' liability insurance policy covering those persons who are currently covered by Nettaxi's directors' and officers' liability insurance policy with coverage in the amount of five million dollars ($5,000,000).


TERMINATION OF REPRESENTATIONS AND WARRANTIES.

     All representations, warranties, and covenants made by RAE or Nettaxi in the Merger Agreement, or pursuant hereto, shall terminate at the Closing.

VOTING AGREEMENTS

     In connection with the Merger, certain parties have entered into voting agreements. The following description describes the material terms of the voting agreements. Forms of voting agreements are attached as Appendix B to this proxy statement and are incorporated herein by reference. The Company encourages its stockholders to read the entire forms of voting agreements.

     VOTING AGREEMENTS RELATING TO NETTAXI SHARES. Robert A. Rositano, Jr. and Dean Rositano, each executive officers and directors of Nettaxi and Michael Gardner, a principal of Baytree Capital Associates, the financial advisor of Nettaxi in connection with the Merger, have each entered into voting agreements dated January 9, 2002 with RAE. They have agreed to vote all shares of Nettaxi common stock owned by them as of the record date in favor of the approval and adoption of the Merger Agreement and approval of the Merger. Approximately 4,588,012 shares, or 10.6% of the Nettaxi common stock outstanding on the record date, are subject to these voting agreements.

     VOTING AGREEMENTS RELATING TO RAE SHARES. Robert I. Chen and Peter H. Hsi, Lien Q.C. Chen, T.Z. Chu and Philip J. Sheridan, each as either an officer, director or other affiliate of RAE,have each entered into voting agreements dated January 9, 2002 with Nettaxi. They have agreed to vote all shares of RAE capital stock owned by them as of the record date in favor of the approval and adoption of the Merger Agreement and approval of the Merger. Approximately 17,380,000 shares on an as-converted basis, or approximately 76% of the RAE common stock outstanding on as converted basis on the record date, are subject to these voting agreements.

LOCK-UP AGREEMENTS

     Robert A. Rositano, Jr. and Dean Rositano, each executive officers and directors of Nettaxi as well as Criag Sukekane, Nettaxi's controller, have entered into Lock-Up Agreements with RAE dated January 9, 2002. Under the agreements, for a period of one year following the closing of the merger, such executive officers may not offer, sell, contract to sell, pledge or otherwise dispose of more than 25% of their shares of Nettaxi common stock in any three month period.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
                        NETTAXI.COM AND RAE SYSTEMS, INC.

     On January 9, 2002, Nettaxi.com entered into a definitive merger agreement with RAE Systems, Inc. ("RAE") whereby RAE will merge with and into RAES Acquisition Corporation, a wholly-owned subsidiary of Nettaxi.com, with RAE being the surviving corporation and existing as a wholly-owned subsidiary of Nettaxi.com. Under the terms of the merger agreement, the outstanding common and preferred shares of RAE will be converted into common shares of Nettaxi.com under an exchange ratio that will result in the former shareholders of RAE holding approximately 80% of the outstanding shares of Nettaxi.com immediately after the effective time of the merger.

     As the former shareholders of RAE will control Nettaxi.com after the transaction, the proposed merger will be accounted for as a reverse acquisition under which, for accounting purposes, RAE is deemed to be the acquiror and Nettaxi.com is deemed to be the acquired entity. Under these accounting principles the post merger company financial statements will represent RAE on a historical basis consolidated with the results of operations of Nettaxi.com from the effective date of the merger. As Nettaxi.com has not pursued any revenue generating activities in the last six months and will abandon its business model with effect from the consummation of the Merger, the reverse merger will be treated as a recapitalization of RAE, with no goodwill recorded.

     The unaudited pro forma condensed financial statements of Nettaxi.com are based upon the historical financial statements of Nettaxi.com and RAE, after giving effect to the proposed 5.67 for 1 reverse stock split and the proposed merger with RAE. These unaudited pro forma condensed financial statements are not necessarily indicative of the financial position and results of operations that would have been attained had the transactions actually taken place at the date indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

     The accompanying unaudited pro forma condensed financial statements illustrate the effect of the proposed merger on Nettaxi.com's financial position and results of operations. The unaudited pro forma condensed balance sheet as of December 31, 2001 is based on the historical balance sheets of Nettaxi.com and RAE and assumes the proposed merger took place on that date. The unaudited pro forma condensed statements of operations for the year ended December 31, 2001 are based on the historical statements of operations of Nettaxi.com and RAE for the same periods and assume the proposed merger occurred as of January 1, 2000. As there are effectively no operations of Nettaxi.com on a pro forma basis, the pro forma financial statements reflect RAE historical financial statements for the year ended December 31, 2001.

                                  NETTAXI.COM
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001
                                  (UNAUDITED)

                                                                             PRO FORMA
                                                              PRO FORMA     CONSOLIDATED
                                   RAE       NETTAXI.COM     ADJUSTMENTS     NETTAXI.COM
                                12/31/01      12/31/01       (SEE NOTES)      12/31/01
                               -----------  --------------  --------------  -------------
ASSETS

CURRENT ASSETS:                                              [c] (415,000)
Cash and Cash Equivalents      $ 3,742,600  $   8,586,800    [a] (933,900)  $  10,980,500
Restricted Cash                  3,000,000              -               -       3,000,000
Accounts Receivable              2,398,100              -               -       2,398,100
Inventories                      3,715,800              -               -       3,715,800
Prepaid Expenses                   267,100        122,300    [a] (122,300)        267,100
Deferred Tax Assets                500,800              -               -         500,800
                               -----------  --------------  --------------  -------------
TOTAL CURRENT ASSETS            13,624,400      8,709,100      (1,471,200)     20,862,300

Property & Equipment             1,202,300         77,000    [a]  (77,000)      1,202,300
Deposits and Pre-Merger Costs      216,500          5,600    [a]   (5,600)        106,500
                                                             [c] (110,000)
                               -----------  --------------  --------------  -------------

TOTAL ASSETS                   $15,043,200  $   8,791,700   $  (1,663,800)  $  22,171,100
                               ===========  ==============  ==============  =============

                                  NETTAXI.COM
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 2001
                                  (UNAUDITED)

                                                                                                  PRO FORMA
                                                                                 PRO FORMA       CONSOLIDATE
                                                   RAE          NETTAXI.COM     ADJUSTMENTS      NETTAXI.COM
                                                 12/31/01        12/31/01       (SEE NOTES)       12/31/01
                                             ----------------  -------------  ----------------  -------------
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes Payable and Lines of Credit            $     4,425,800   $          -   $             -   $  4,425,800
Accounts Payable                                     842,200         49,200      [a]  (49,200)       842,200
Accrued Expenses                                   1,234,800        134,700      [a] (134,700)     1,234,800
Income Taxes Payable                               1,670,200              -                 -      1,670,200
Deferred Revenue - Current                           248,900              -                 -        248,900
Capital Lease Obligations - Current                   96,600              -                 -         96,600
                                             ----------------  -------------  ----------------  -------------

 TOTAL CURRENT LIABILITIES                         8,518,500        183,900          (183,900)     8,518,500

Deferred Revenue - L/T                       $       149,900              -                 -        149,900
Capital Lease Obligations - L/T                       51,300              -                 -         51,300
Deferred Income Taxes                                443,100              -                 -        443,100
Minority Interest in Cons. Sub.                    1,141,900              -                 -        299,139
                                             ----------------  -------------  ----------------  -------------

 TOTAL LIABILITIES                                10,304,700        183,900          (183,900)    10,304,700
                                             ----------------  -------------  ----------------  -------------

COMMITMENTS AND CONTINGENCIES

CONVERTIBLE REDEEMABLE
 PREFERRED STOCK;
 Series A - $0.01 par value;
   700,000 shares authorized,
   issued and outstanding;
   $0.40/share redemption value;                     300,000              -    [b]   (300,000)             -
 Series B - $0.01 par value;
   1,000,000 shares authorized,
   issued and outstanding;
   $1.00/share redemption value;                   1,000,000              -    [b] (1,000,000)             -
                                             ----------------  -------------  ----------------  -------------
                                                   1,300,000              -        (1,300,000)             -
                                             ----------------  -------------  ----------------  -------------
SHAREHOLDERS' EQUITY
Common Stock:
 RAE - $0.01 par value;
  40,000,000 shares authorized;
  16,492,960 shares issued and
  outstanding (historical);                          164,900              -      [b] (164,900)             -
 Nettaxi.com - $0.001 par value;
  200,000 000 shares authorized;
  43,124,586 shares issued and
  outstanding historical);
  7,605,747 (post reverse stock
  split);[43,091,835](post merger)                         -         43,100                 -         43,100
Common Stock Subscribed                                    -        (95,000)   [b]     95,000              -
Additional Paid-In Capital                         1,161,600     44,897,900    [b](35,823,200     10,461,300
                                                                               [c]   (525,000
                                                                               [c]    750,000
Deferred Compensation                               (717,800)             -                 -       (717,800)
Retained Earnings                                  2,829,800              -    [c]   (750,000)     2,079,800
  (Accumulated Deficit)                                    -    (36,238,200)   [a]   (954,900)             -
                                                                               [b] 37,193,100
                                             ----------------  -------------  ----------------  -------------
TOTAL SHAREHOLDERS' EQUITY                         3,438,500      8,607,800          (179,900)    11,866,400
                                             ----------------  -------------  ----------------  -------------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                       $    15,043,200   $  8,791,700   $    (1,663,800)  $ 22,171,100
                                             ================  =============  ================  =============

NOTE: The above pro forma adjustments give effect to the proposed merger of Nettaxi.com and RAE and the recapitalization of the surviving entity. Nettaxi.com has been adjusted to include the assets, liabilities and operations of RAE as if the merger had taken effect on December 31, 2001.

          [a] Elimination of Nettaxi.com's assets (exclusive of cash) and liabilities, including anticipated costs to effect the merger relating to severance ($400,000); legal and professional ($250,000); other ($100,000).
          [b]  Adjustments  to  give  effect  to  the  merger;
          [c]  Adjustments  to  reflect  RAE's  direct  merger  costs;

                                  NETTAXI.COM
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31,2001
                                  (UNAUDITED)



                                       FOR THE YEAR ENDED
                                       DECEMBER 31, 2001
                                       ------------------
NET SALES                              $      19,013,600

COST OF SALES                                  7,041,900
                                       ------------------

GROSS MARGIN                                  11,971,700
                                       ------------------
OPERATING EXPENSES

   Sales and marketing                         4,486,700
   Research and development                    3,289,300
   General and administrative                  3,055,900
   Legal fees and settlement costs             1,237,000
                                       ------------------
TOTAL OPERATING EXPENSES                      12,068,900
                                       ------------------
OPERATING LOSS                                   (97,200)

OTHER INCOME (EXPENSE):
   Interest income                               136,100
   Interest expense                             (294,200)
   Other, net                                     (9,000)
   Minority interest in loss
         of consolidated subsidiary              455,200
                                       ------------------

INCOME BEFORE INCOME TAXES                       190,900

INCOME TAX EXPENSE                                54,100
                                       ------------------

NET INCOME                             $         136,800
                                       ==================


NOTE: The Pro Forma Condensed Consolidated Statement of Income presented herein reflects the result of the operations of RAE for the year ended December 31, 2001. Nettaxi.com has, in effect, no operations for the year ended December 31, 2001 for the purposes of the Pro Forma Condensed Consolidated Statement of Income presented herein.

                       SELECTED FINANCIAL DATA OF NETTAXI

Summary Financial Data

     Set forth below are summary statements of operations data for the period from October 23, 1997, the date of incorporation to December 31, 1997, the years ended December 31, 1998, 1999, 2000 and 2001, and summary balance sheet data as of December 31, 1997, 1998, 1999, 2000 and 2001. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations", appearing elsewhere in this Form.

                                      1997          1998          1999          2000           2001
                                   -----------  ------------  ------------  -------------  ------------
STATEMENT OF OPERATIONS DATA:
Net revenues                       $  144,900   $   258,000   $ 5,032,800   $  9,418,400   $ 2,069,500
Gross profit                       $   57,500   $    18,200   $ 1,029,000   $  2,110,700   $(2,188,600)
Loss from operations               $ (142,100)  $(3,082,300)  $(9,402,500)  $(10,367,900)  $(8,986,500)
Net loss                           $ (159,700)  $(3,113,600)  $(9,880,400)  $(14,351,400)  $(8,550,400)
Net loss available to common       $ (327,200)  $(3,127,900)  $(9,880,400)  $(14,351,400)  $(8,550,400)
shareholders
Basic loss per share               $    (0.06)  $     (0.32)  $     (0.46)  $      (0.36)  $     (0.20)
Diluted loss per share             $    (0.06)  $     (0.32)  $     (0.46)  $      (0.36)  $     (0.20)
WEIGHTED-AVERAGE COMMON
SHARES:
Basic outstanding shares            5,483,500     9,724,781    21,274,203     39,381,211    43,124,586
Diluted outstanding shares          5,483,500     9,724,781    21,274,203     39,381,211    43,124,586

Balance Sheet Data:
Working capital (Deficiency)       $ (222,900)  $   300,400   $(2,053,000)  $ 14,144,500   $ 8,525,200
Total Assets                       $2,082,300   $ 1,652,700   $ 6,031,200   $ 18,123,600   $ 8,791,700
Long-term Liabilities              $  773,500   $     5,400   $ 3,200,000   $          0   $         0
Total stockholders' equity         $  973,400   $ 1,332,100   $(2,000,300)  $ 16,563,300   $ 8,607,800
(Deficiency)

   NETTAXI'S MANAGEMENT'S OF DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

     THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING NETTAXI'S EXPECTATIONS, BELIEFS, INTENTIONS OR FUTURE STRATEGIES THAT ARE SIGNIFIED BY THE WORDS "EXPECTS", "ANTICIPATES", "INTENDS", "BELIEVES", OR SIMILAR LANGUAGE. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO US ON THE DATE HEREOF AND SPEAK ONLY AS OF THE DATE HEREOF. THE FACTORS DISCUSSED ABOVE UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROXY STATEMENT ARE AMONG THOSE FACTORS THAT IN SOME CASES HAVE AFFECTED NETTAXI'S RESULTS AND COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

     The following discussion should be read in conjunction with the condensed consolidated financial statements and notes thereto.

OVERVIEW

     Nettaxi.com is an Internet marketing portal that provides content and Internet based services for consumers and businesses. Nettaxi's web site at www.nettaxi.com serves as a gathering place for people with shared topics of interest, as well as an entry point, referred to as a portal, to the Internet. Through its web site, Nettaxi provides content addressing a number of targeted categories. Subscribers to Nettaxi's web site are also provided with access to enhanced content such as broadband video clips and email accounts. In 1999, Nettaxi developed a diversified revenue model under which it provided subscribers with access to web site hosting services and a broad range of content, and Nettaxi provided affiliated businesses with access to a large population of Internet users for advertising and promotional purposes.

     In 2001, Nettaxi faced the challenges of an overall downturn in the Internet industry and the economy in general. As of December 31, 2001, Nettaxi had incurred losses of approximately $36.2 million. The bankruptcy and liquidation of many of its Internet based customers and suppliers caused Nettaxi to re-evaluate its business model. Since the Internet infrastructure is unstable and customer base financially weak, Nettaxi took corrective action to significantly decrease its cash burn and determine the best course of action to maintain and enhance the value of its company. In this regard, Nettaxi implemented an acquisition strategy pursuant to which it sought to identify an appropriate entity with which to merge, acquire or restructure its current business. Since the announcement of its acquisition strategy in May 2001, Nettaxi has evaluated a number of potential Merger candidates in a wide variety of industries. Of all of these companies, Nettaxi believes RAE presents the best fit for its shareholders. Nettaxi believes the Merger with RAE is the fruit of its acquisition strategy and that the Merger will provide it with a new direction that avoids the pitfalls that have crippled so many Internet businesses.

     In 2001, Nettaxi reduced its overhead and burn rate by reducing the salaries of its employees and reducing the number of personnel, marketing expenses and costs associated with its hosting activities. Nettaxi's current management team, consisting of finance and administrative employees is in place to maintain its operations and consummate the proposed Merger with RAE.

     Nettaxi continues to operate its website however, Nettaxi has focused its energies on its acquisition strategy and therefore has not pursued any revenue generating activities in the last six months of 2001.

     Prior to June 2001, Nettaxi provided web site hosting and Internet connectivity services for corporate customers. Nettaxi's services were delivered through a state-of-the-art Internet data center located in Southern California using a high-performance Internet backbone network. Customers paid monthly fees for the professional services utilized, one-time installation fees, and connectivity charges. These "hosting" revenues were recognized in the period the services were provided. Hosting revenues were variable, based upon bandwidth usage and services used, and resulted in operating losses from time to time. In June 2001, Nettaxi terminated its significant co-hosting customer contracts effective July 7, 2001. In connection with this, Nettaxi also discontinued the purchase of bandwidth and premium services from its third party provider, further reducing monthly expenditures. The terminations have reduced its operating expenses, and materially affected its revenues beginning in the third quarter of 2001.

     Mergers involve numerous risks and uncertainties and there can be no assurance that the Merger with RAE will prove to enhance the value of Nettaxi or be successful.

RESULTS OF OPERATIONS; COMPARISON OF THE TWELVE MONTHS ENDED DECEMBER 31, 2001 AND 2000

     NET REVENUES. Net revenues for the twelve months ended December 31, 2001 were $2.1 million compared with $9.4 million for the twelve months in 2000. The significant decrease is primarily the result of the substantial reduction of Nettaxi's operating activities and expenditures in connection with the adoption of Nettaxi's acquisition strategy and the current economic climate in the Internet industry. In June 2001, Nettaxi terminated its significant co-hosting customer contracts effective July 7, 2001, which materially decreased its revenues beginning in the third quarter of 2001. The substantial decrease was also the result of significantly lower advertising revenues recognized in the twelve months ended December 31, 2001

     For the twelve months ended December 31, 2001, three customers each accounted for greater than 10% of total net revenues for a total of approximately $1.9 million or 90% of the total revenues. These customers, Babenet, Whitesand Communications, and Whitehorn Ventures Limited, accounted for 47%, 19%, and 25%, respectively of Nettaxi's total revenues. All three of these customers were co-hosting customers. For the twelve months ended December 31, 2000, four customers, Babenet, Whitesand Communications, Hearme.com, Spinrecords.com, each accounted for greater than 10% of total net revenues for a total of approximately $5.1 million or 54% of the total revenues. In June 2001, Nettaxi terminated its significant co-hosting customer contracts effective July 7, 2001, which has materially affected revenues beginning in the third quarter of 2001.

     ADVERTISING REVENUES. Advertising revenues for the twelve months ended December 31, 2001 and 2000 were approximately $0.2 million and approximately $5.7 million, respectively, which represented 10% and 60%, respectively, of total net revenues. The decline in absolute dollars resulted from the substantial reduction of Nettaxi's operating activities and expenditures in connection with the adoption of its acquisition strategy and the current economic climate in the Internet industry. The decline was also attributable to the discontinued use of reciprocal advertising transactions and decreases in the number of advertisers and the decrease in the average rate paid by these advertisers. As a result of the increased bankruptcy and liquidation trend in the marketplace, Nettaxi further tightened its credit terms which lead to the loss many of its customers. Also, Nettaxi initiated several cost savings strategies in the first quarter of 2001, which resulted in cancellation of advertising arrangements by our customers that decided that these new strategies did not meet their criteria for advertising promotions. Also, in the first quarter of 2001, Nettaxi terminated its free hosting arrangements for its citizens, which resulted in decreased page views and therefore decreased the number of banner advertisements served. Nettaxi believes that the revenues from the sale of banner advertisements can no longer justify the cost of purchasing bandwidth. Reciprocal advertising arrangements accounted for approximately 0% and 28% of total revenues for the twelve months ended December 31, 2001 and 2000, respectively. Reciprocal arrangements were used in Nettaxi's strategy in developing strategic relationships with other advertisers or service providers for non-cash media advertising. Nettaxi no longer utilizes these agreements as the return on investment for these agreements no longer benefits Nettaxi.

     HOSTING REVENUES. Nettaxi's hosting revenues were approximately $1.9 million and $3.7 million for the twelve months ended December 31, 2001 and 2000, which represented 90% and 40%, of total net revenues, respectively. The decline in absolute dollars resulted from the substantial reduction of Nettaxi's operating activities and expenditures in connection with the adoption of its acquisition strategy and the current economic climate in the Internet industry. For the twelve months ended December 31, 2001, hosting revenues were a higher percentage of total net revenue as advertising revenues significantly decreased in the twelve months ended December 31, 2001. Nettaxi's services are delivered through a state-of-the-art Internet data center located in Southern California using a high-performance Internet backbone network. Customers pay monthly fees for the professional services utilized, one-time installation fees, and monthly connectivity charges. These hosting revenues were recognized in the period the services were provided. Nettaxi did not receive any one-time installation fees in the twelve months ended December 31, 2001 and 2000, respectively. In June 2001, Nettaxi terminated its significant co-hosting customer contracts effective July 7, 2001, which materially affected revenues beginning in the third quarter of 2001.

     COST OF OPERATIONS. Cost of operations were approximately $4.3 million and $7.3 million for the twelve months ended December 31, 2001 and 2000, respectively. Cost of operations decreased as a result of the substantial reduction of Nettaxi's operating activities and expenditures in connection with the adoption of its acquisition strategy. The decline was also attributable to the termination of Nettaxi's co-hosting customer contracts which required its
purchasing of bandwidth and services from a third party provider.   Nettaxi has
also experienced a substantial decrease in traffic to its website which resulted in the offset to the cost of purchasing bandwidth. Beginning in February 2001 Nettaxi changed its web hosting provider to Alchemy Communications, a carrier in Southern California. This new provider provides similar services but at substantial cost saving to Nettaxi. Nettaxi entered into traffic directive arrangements whereas selected web traffic or page views are diverted to interest specific areas of its website and advertisements. These arrangements require special tools and costs to third parties. Nettaxi began these new arrangements in the fourth quarter of 2000, but as result of its acquisition strategy Nettaxi terminated these arrangements in July 2001. There were no similar costs in the twelve months ended December 31, 2001.

     SALES AND MARKETING EXPENSES. Sales and marketing expenses were approximately $0.9 million and $5.9 million for the twelve months ended December 31, 2001 and 2000, respectively. The decline in sales and marketing expenses was attributable to the substantial reduction of Nettaxi's operating activities and expenditures in connection with the adoption of its acquisition strategy. The decline was also attributable to the discontinued use of reciprocal online advertising arrangements to increase brand awareness and traditional print and
media marketing advertising.   Nettaxi recorded reciprocal advertising expenses
in relation to the reciprocal advertising revenues of approximately $2.2 million for the twelve months ended December 31, 2000. There were no similar expenses in 2001.

     RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were approximately $0.4 million and $1.6 million for the twelve months ended December 31, 2001 and 2000, respectively. The decline in expense was primarily attributable to the decrease in salaries expense for personnel as the result of decreased personnel. Nettaxi terminated all research and development personnel in the beginning of the second quarter 2001. Currently, Nettaxi has no hiring plan in effect for replacement of these individuals. Nettaxi plans to utilize consultants for any technical projects. As of October 2001, Nettaxi has engaged two technical consultants for short-term projects.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $5.5 million and $5.0 million for the twelve months ended December 31, 2001 and 2000, respectively. General and administrative costs consisted primarily of salaries and related costs for executives, administrative, and finance personnel, as well as legal, accounting and other professional service fees. In addition to the above Nettaxi recognized in 2001 a write-down of approximately $823,000 due to impairment of equipment, purchased technology and other intangibles and a loss on disposal of certain equipment of $327,600 related to its move to smaller facilities in the June 2001. Due to the market conditions, Nettaxi was unable to sell the capital equipment and the costs for storage and moving the equipment would have exceeded any gain realized on the sale. In June 2001 Nettaxi negotiated an early termination of its facilities lease and recognized a one-time charge of approximately $94,000, which included the forfeited deposit. This fee was necessary as a result of the market conditions in the San Francisco Bay Area. Nettaxi entered into a facilities lease of smaller space in Campbell, California. Nettaxi believes that this space will be sufficient to conduct its current activities. Nettaxi also recognized approximately $141,000 in one-time costs associated with the termination of its intended acquisition with LookupGuide.com. The above additional expenses were offset with decreases in personnel costs as a result of termination of personnel in the first and second quarter of 2001.

     INTEREST INCOME. Interest income was approximately $447,900 and $703,800 for the twelve months ended December 31, 2001 and 2000, respectively. The higher average cash balance in the twelve months ended December 31, 2000, was the result of the issuance of common stock in a private placement offering in February 2000 for which cash proceeds became available in March 2000.

     INTEREST EXPENSE. Interest expense was approximately $9,400 and $4.7 million for the twelve months ended December 31, 2001 and 2000, respectively. For the year 2000 period, the interest expense was primarily the result of non-cash deemed interest expense related to the implied beneficial conversion feature and the value of warrants issued in connection with the settlement agreement that Nettaxi reached with the holder of the convertible debentures issued on March 31, 1999. The convertible note was fully converted in the second quarter of 2000 and therefore no interest expense was recorded on this note in 2001.

     INCOME TAXES. The provision for income taxes for the years ended December 31, 2001 and 2000 consisted of minimum state taxes of $2,400 and $1,600, respectively. At December 31, 2001, Nettaxi had net operating loss carryforwards available to reduce future taxable income that aggregate approximately $26.7 million for Federal income tax purposes. These benefits begin to expire in 2017. Nettaxi also had California net operation loss carryforwards in the amount of $14.2 million, which may be applied to future taxable income until these benefits begin to expire in 2002. Nettaxi's ability to utilize the net operating loss carryforwards is dependent upon its ability to generate taxable income in future periods and may be limited due to restrictions imposed under Federal and state laws upon change in ownership. If Nettaxi completes an acquisition consistent with its acquisition strategy, Nettaxi may be unable to apply these net operating loss carryforwards at all.

RESULTS OF OPERATIONS; COMPARISON OF THE TWELVE MONTHS ENDED DECEMBER 31, 2000 AND 1999

     NET REVENUES. Net revenues for the year ended December 31, 2000 increased 87% to approximately $9.4 million from $5.0 million for the year ended December 31, 1999. The absolute dollar increase is the result of an increase in revenues from the corporate web hosting and the increase in advertising revenues. Advertising revenues included third party revenues from both traditional and internet related advertisers which also includes reciprocal arrangements. For the year ended December 31, 2000, four customers each accounted for greater than 10% of total net revenues for a total of approximately $5.1 million or 54% of the total revenues. These customers, Babenet, SpinRecords.com, Whitesand

Communications, and Hearme.com, accounted for 20%, 13%, 11% and 10%, respectively of our total revenues. For the year ended December 31, 1999, one customer, Whitesand Communications, accounted for greater than 10% of total net revenues. The loss of any one of all of these customers could have a material adverse affect on Nettaxi's revenue.

     ADVERTISING REVENUES. Advertising revenues for the year ended December 31, 2000 and 1999 were approximately $5.7 million and approximately $2.7 million, respectively, which represented 60% and 53%, respectively, of total net revenues. The year over year increase in absolute dollars resulted from an increase in reciprocal advertising transactions and increases in the number of advertisers as well as the increase in average contract commitments of these advertisers as a result of increased web traffic to Nettaxi's web site. Reciprocal advertising arrangements are exchanges of similar services between the Company and the advertisers. These arrangements accounted for approximately 28% and 7% of total revenues for the twelve months ended December 31, 2000 and 1999, respectively. Reciprocal arrangements for the twelve months ended December 31, 2000 are the result of Nettaxi's strategy in developing strategic relationships with other advertisers or service providers for non-cash media advertising.

     TRANSACTION PROCESSING FEES. There were no transaction processing fees for the year ended December 31, 2000. Transaction processing fees were approximately $1.29 million for the year ended December 31, 1999, which represented 26%, of total net revenues. Transactions fees consisted of revenue derived from credit card evaluations and from the processing of on-line credit card transactions. The 1999 revenue is attributable to the Merger with Plus Net, Inc. in May 1999. The contract through which these fees have been derived terminated in December, 1999 and Nettaxi does not expect revenues of this type to be significant in future periods.

     HOSTING REVENUES. Nettaxi's hosting revenues were approximately $3.7 million and $945,000 for the years ended December 31, 2000 and 1999, respectively, which represented 40% and 19%, of total net revenues, respectively. For the year ended December 31, 2000, Nettaxi recognized hosting revenues for the twelve months as compared to only six months in the year ended December 31, 1999. In the third quarter of 1999, Nettaxi began providing internet hosting and connectivity services for corporate customers. Nettaxi's services are delivered through a state-of-the-art Internet data center located in Southern California using a high-performance Internet backbone network. Customers pay monthly fees for the professional services utilized, one-time installation fees, and monthly connectivity charges. These "hosting" revenues were recognized in the period the services were provided. Nettaxi has experienced strong revenue growth in the internet web hosting for corporate customers, but does not expect this growth to continue at the current rate, or that Nettaxi will sustain profitability from this business segment. Additionally, Nettaxi cannot assure that it can increase the number of corporate customers or maintain the current customer base. As previously described, two web-hosting customers accounted for more than 10% of total net revenues for the twelve months ended December 31, 2000.

     COST OF OPERATIONS. Cost of operations were approximately $7.3 million and $4.0 million for the years ended December 31, 2000 and 1999, respectively. Cost of operations increased 83%. Approximately 85% of the increase is the result of additional expenses related to costs for co-location (Internet connection charges) expenses. In the third quarter of 1999, Nettaxi began providing Internet connectivity services to corporate customers and required purchases of additional bandwidth to service these customers. These costs are expected to continue to increase as Nettaxi's web traffic increases and its corporate customer require additional bandwidth for Nettaxi's "citizens". For the year ended December 31, 2000, the Company recognized hosting expenses for twelve months as compared to only six months in the year ended December 31, 1999. Approximately 6% of the increase is related to increased depreciation expense for capital purchased in 1999. Approximately 6% of the increase is related to the costs for consultants to improve Nettaxi's website. Separately, during the third quarter ended September 30, 2000, Nettaxi also initiated cost effective measurement tools to limit the use of unauthorized excessive bandwidth or charging the individual users for the use of additional bandwidth. These cost measures resulted in cost savings to Nettaxi in the third and fourth quarter of year 2000. Nettaxi cannot be assured that these cost saving measures will continue to result in substantial savings or any savings at all.

     SALES AND MARKETING EXPENSES. Sales and marketing expenses were approximately $5.9 million and $4.8 million for the twelve month periods ended December 31, 2000 and 1999, respectively. Sales and marketing expenses consisted primarily of advertising, including co-branding and reciprocal, salaries of Nettaxi's sales and marketing personnel and related costs, marketing, and promotion costs. Approximately $1.9 million of the net increase is the result of the redirected marketing approach for brand awareness implemented in the third quarter of 2000. This consisted of using reciprocal online advertising arrangements to increase brand awareness rather than the traditional print and media marketing approach. Nettaxi recorded reciprocal advertising expenses in relation to the reciprocal advertising revenues of $2.2 million for the year ended December 31, 2000 compared to approximately $0.3 million for the year ended December 31, 1999. Nettaxi utilizes reciprocal advertising arrangements as an inexpensive advertising media for increasing brand awareness. There can be no assurance that these increased expenditures will result in increased visitors to Nettaxi's web site or additional revenues in the future. This increase was offset by a reduction of approximately $0.8 million reduction in spending on traditional marketing media expenditures.

     RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were $1.6 million and $2.2 million for the twelve months ended December 31, 2000 and 1999, respectively. The 28% decrease was primarily attributable to the lower utilization of consultants by Nettaxi and decrease in average number of technical personnel during the year 2000. Approximately $0.6 million of the decrease was related to the lower utilization of consultants and $0.2 million of the decrease was related to the decrease in recruiting fees paid to hire new employees. The above two costs were offset by an approximately $0.3 million increase which was related to increased depreciation expense for capital equipment. Nettaxi has experienced a difficulty in its ability to recruit and retain technical personnel as a result of the current economic prosperity and high cost of living in Silicon Valley and expects this condition to have a continuous impact on the ability of Nettaxi to retain and hire additional technical personnel.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $5.0 million and $3.5 million for the twelve months ended December 31, 2000 and 1999, respectively. General and administrative costs consisted primarily of salaries and related costs for executives, administrative, and finance personnel, as well as legal, accounting and other professional service fees. Approximately $0.6 million of the increase in general and administrative expenses were primarily attributable to amortization of deferred compensation expense related to stock, warrants and options granted during the year to various consultants for the services. Approximately $0.4 million of the increase was the result of additional salaries and personnel costs. Approximately $0.4 million of the increase is related to higher insurance costs
associated with being a public company.   Also, the increase is the result of
legal fees related to the settlement agreement with the holder of convertible debentures. Nettaxi also recorded approximately $500,000 provision for uncollectible accounts receivable. Nettaxi expects that due to the highly volatile market conditions for internet related and other advertising companies, the provision for bad debt may be higher in the future. The above increases were offset by the decrease in expenditures related to the Merger with Plus Net, Inc. in 1999.

     INTEREST EXPENSE. Net interest expense was $4.0 million and $0.4 million for the years ended December 31, 2000 and 1999, respectively. For the year 1999 period the net interest expense was primarily due to the convertible promissory note that was issued on March 31, 1999 and to amortization of deferred interest related to warrants issued in conjunction with the convertible promissory note, offset by interest income. For the year 2000 period, the net interest expense was primarily the result of deemed interest expense related to the convertible debenture issued on March 31, 1999. Nettaxi recognized deemed interest expense of approximately $3.9 million in the second quarter of 2000. This non-cash interest expense resulted from the implied beneficial conversion feature and the value of warrants issued in connection with the settlement agreement that Nettaxi reached with the holder of the convertible debenture.

     INCOME TAXES. The provision for income taxes for the year ended December 31, 2000 consisted of minimum state taxes. For the year ended December 31, 1999 Nettaxi recorded a tax provision which related to earnings made by PlusNet, Inc. during its fiscal period before its merger. At December 31, 2000, Nettaxi had net operating loss carryforwards available to reduce future taxable income that aggregate approximately $25.1 million for Federal income tax purposes. These benefits begin to expire in 2017. Nettaxi also had a California net operation loss carryforwards in the amount of $13.4 million which may be applied to future taxable income until these benefits begin to expire in 2002. Nettaxi's ability to utilize the net operating loss carryforwards are dependent upon its ability to generate taxable income in future periods and may be limited due to restrictions imposed under Federal and state laws upon change in ownership.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 2001, Nettaxi had cash and cash equivalents of approximately $8.6 million, compared to approximately $13.9 million at December 31, 2000. Net cash used in operating activities equaled approximately $5.3 million and $8.4 million for the twelve month periods ended December 31, 2001 and 2000, respectively. The decline in cash used was related to the decrease of approximately $6.4 million in net loss for the twelve months ended December 31, 2001 compared to the same twelve months ended December 31, 2000. However, in 2000 Nettaxi incurred approximately $4.6 million of non-cash interest expense relating to a settlement agreement and issuance of warrants. Net adjustment related to customer receivables amounted to approximately $1.7 million.

     Net cash used in investing activities was approximately $26,400 and $744,100 for the twelve months ended December 31, 2001 and 2000, respectively. Substantially all of the cash used in investing activities for both periods was primarily related to the purchase of capital equipment.

     Net cash provided by financing activities was approximately $0 and $22.0 million for the twelve months period ended December 31, 2001 and 2000, respectively. Net cash provided by financing activities in 2000 consisted primarily of net proceeds from the issuance of our common stock.

     Nettaxi incurred net losses of approximately $8.6 million and $11.4 million for the twelve months ended December 31, 2001, and 2000, respectively. At December 31, 2001, Nettaxi had an accumulated deficit of approximately $36.2 million. The net losses and accumulated deficit resulted from the significant operational, infrastructure and other costs incurred in the development and marketing of our services and the fact that revenues failed to keep pace with such costs. Beginning in the fourth quarter of 2000, Nettaxi initiated cost reductions in all areas of operations. Nettaxi is continuing to review and reduce all non-essential expenditures while it pursues its acquisition strategy.

     Nettaxi does not have any long-term commitments that currently require a specified capital budget other than normal operations. Nettaxi believes that current cash, and cash equivalents would be sufficient to meet our anticipated operating cash needs for at least the next 12 months if the Merger with RAE were not to take place. The obligations of RAE to close the Merger are subject to, among other things, Nettaxi's net cash being at least $7,500,000. If Nettaxi does not have $7,500,000 it may be forced to seek additional capital from outside sources. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders.

RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1999, the staff of the Securities and Exchange Commission issued its Staff Accounting Bulletin No. 101, "Revenue Recognition". Staff Accounting Bulletin No. 101 provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Staff Accounting Bulletin No. 101 is effective for the fourth fiscal quarter of fiscal years beginning after December 15, 1999. Nettaxi believes its current revenue recognition policies comply with the provisions of Staff Accounting Bulletin No. 101.

     In March 2000, the Financial Accounting Standards Board issued Interpretation (Interpretation) No. 44, "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of ABP Opinion No. 25", which became effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation had no significant impact on our financial statements.

     In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instrument and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, which amends SFAS No. 133 to be effective for all fiscal years beginning after June 15, 2000. In June 2000, SFAS No. 133 was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Hedging Activities, which amended or modified certain issues discussed in SFAS No. 133. SFAS No. 138 is also effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 and SFAS No. 138 establish accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statements also require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Nettaxi does not engage in derivative instruments or hedging activities. Accordingly, there was no impact on Nettaxi's financial statements from the adoption of SFAS No. 133 and SFAS No. 138.

     In July 2001, the FASB issued SFAS No. 141 (SFAS 141), Business Combinations, which supersedes Accounting Principles Board (APB) Opinion No. 16, Business Combinations. SFAS 141 eliminates the pooling-of-interests method of accounting for business combinations and modifies the application of the purchase accounting method. The elimination of the pooling-of-interests method is effective for transactions initiated after June 30, 2001. The remaining provision of SFAS 141 will be effective for transactions accounted for using the purchase method that are completed after June 30, 2001.

     In July 2001, the FASB also issued SFAS No. 142 (SFAS 142), Goodwill and Intangible Assets, which supersedes APB Opinion No. 17, Intangible Assets. Under SFAS 142, goodwill and intangible assets with indefinite lives are not amortized but are tested for impairment annually using the fair value approach, except in certain circumstances, and whether there is an impairment indicator, other intangible assets will continue to be valued and amortized over their estimated lives; in-process research and development will continue to be written off immediately; all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting and existing goodwill will no longer be subject to amortization. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001.

     In August 2001, the FASB issued SFAS No. 143 (SFAS 143) Accounting for Obligations Associated with the Retirement of Long-Lived Assets. SFAS 143 addresses financial accounting and reporting for the retirement obligation of an asset. SFAS 143 states that companies should recognize the asset retirement cost, at its fair value, as part of the cost asset and classify the accrued amount as a liability in the balance sheet. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. SFAS 143 will be effective for fiscal years beginning after June 15, 2002. Nettaxi has not yet determined the effect SFAS 143 will have on its financial position, results of operations, or cash flows.

     In October 2001, the FASB issued SFAS No. 144 (SFAS 144) Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supersedes the SFAS No. 121 by requiring that one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operation to include more disposal transactions. SFAS 144 will be effective for fiscal years beginning after December 15, 2001. Nettaxi has not yet determined the effect SFAS 144 will have on its financial position, results of operations, or cash flows.

                              BUSINESS OF NETTAXI

     Nettaxi.com is an Internet marketing portal that provides content and Internet based services for consumers and businesses. Its web site at www.nettaxi.com serves as a gathering place for people with shared topics of interest, as well as an entry point, referred to as a portal, to the Internet. Through its web site, Nettaxi provides content addressing a number of affinity categories such as news, sports, entertainment, health, politics, finances, lifestyle, and other areas of interest. Visitors to Nettaxi's web site are provided with information and content. Subscribers to Nettaxi's web site are also provided with access to enhanced content such as broadband video clips, email accounts and personal web pages. Our original revenue model included access to web site hosting services and a broad range of content for individual subscribers and access to a population of Internet users for affiliated business for advertising and promotional purposes.

     During the year 2000, Nettaxi focused its efforts on improving the quality of content available on its web site, implementing its web site hosting services and reducing its operating costs by eliminating many of its services which were not profitable. Nettaxi devoted significant resources to developing its content and its services, including developing an infrastructure and building a management team. Nettaxi also focused on developing consumer loyalty and subsequently increasing its overall level of traffic and citizenship.

     In 2001, Nettaxi faced the challenges of an overall downturn in the Internet industry and the economy in general. As of December 31, 2001, Nettaxi had incurred losses of approximately $36.2 million. The bankruptcy and liquidation of many of its Internet based customers and suppliers caused it to re-evaluate its business model. Since the Internet infrastructure is unstable and customer base financially weak, Nettaxi took corrective action to significantly decrease its cash burn and determine the best course of action to maintain and enhance the value of Nettaxi. In this regard, Nettaxi implemented an acquisition strategy pursuant to which it sought to identify an appropriate entity with which to merge, acquire or restructure its current business. Since the announcement of Nettaxi's acquisition strategy in May, 2001, the Company have evaluated a number of potential Merger candidates in a wide variety of industries. Of all of these companies, Nettaxi believes RAE presents the best fit for its shareholders. Nettaxi believes the Merger with RAE is the fruit of its acquisition strategy and that the Merger will provide Nettaxi with a new direction that avoids the pitfalls that have crippled so many Internet businesses.

     In 2001, Nettaxi reduced its overhead and burn rate by reducing the salaries of its employees and reducing the number of personnel, marketing expenses and costs associated with its hosting activities. Nettaxi's current management team, consisting of finance and administrative employees is in place to maintain its operations and consummate the proposed Merger with RAE.

     Nettaxi continues to operate its website however, it has focused its energies on its acquisition strategy and therefore has not pursued any revenue generating activities in the last six months of 2001.

     Prior to June 2001, Nettaxi provided web site hosting and Internet connectivity services for corporate customers. The Company services were delivered through a state-of-the-art Internet data center located in Southern California using a high-performance Internet backbone network. Customers paid monthly fees for the professional services utilized, one-time installation fees, and connectivity charges. These "hosting" revenues were recognized in the period the services were provided. Hosting revenues were variable, based upon bandwidth usage and services used, and resulted in operating losses from time to time. In June 2001, Nettaxi terminated its significant co-hosting customer contracts effective July 7, 2001. In connection with this, Nettaxi also discontinued the purchase of bandwidth and premium services from Nettaxi's third party provider, further reducing monthly expenditures. The terminations have reduced its operating expenses, and materially affected its revenues beginning in the third quarter of 2001. In spite of the above, there can be no assurance that Nettaxi's operating losses will not increase in the future.

     The Board of Directors of Nettaxi has determined that the Internet marketing portal business model employed by Nettaxi has been unsuccessful and that the Merger is in the best interests of Nettaxi's stockholders. If the Merger is consummated, the Internet marketing portal business currently conducted by Nettaxi will cease and the surviving company will adopt and conduct the business model of RAE. Mergers involve numerous risks and uncertainties and there can be no assurance that the Merger with RAE will prove to enhance the value of Nettaxi or be successful. Additionally, there can be no assurance that the departing executive officers of Nettaxi will not operate an Internet marketing portal substantially similar to the business historically operated by Nettaxi and, if the Merger is consummated, the current stockholders of Nettaxi will have no ownership interest in such a business.

PROPERTIES

     Nettaxi's headquarters are currently located in a leased facility in Campbell, California, consisting of approximately 1,700 square feet of office space to accommodate management, operations, and research and development functions, which is under a lease that expires at the end of May 2002. Nettaxi believes that its current facilities are appropriate to carry out is acquisition strategy and maintain is limited operations.

LEGAL PROCEEDINGS

     Nettaxi previously announced that, on May 1, 2001, seven shareholders of Nettaxi filed an action against Nettaxi in the United States District Court for the Central District of California (Case No. SACV 01-459 AHS). The complaint also names Robert Rositano, Jr. its Chief Executive Officer, Dean Rositano, its President, and Glenn Goelz its former Chief Financial Officer as additional defendants. The complaint alleged that Nettaxi violated securities laws in connection with its February 2000 private placement. Six of the plaintiffs purchased shares of Nettaxi common stock in the February 2000 private placement. Prior to filing the complaint, the plaintiffs demanded the refund of all of the money invested in Nettaxi and demanded that the exercise price of the warrants issued in the private placement be reduced from $4.00 to $0.25 per share. Additionally, prior to the filing the complaint, Nettaxi was asked to invest capital in a company affiliated with one of the plaintiffs. In the complaint, the plaintiffs seek compensatory damages, injunctive relief and fees and interest. Due to factual misrepresentations in the complaint, Nettaxi anticipated that an amended complaint would be filed. The complaint was amended on May 23, 2001. The amended added three new plaintiffs to the lawsuit. Shortly after filing the amended complaint, Nettaxi, pursuant to the rules of the District Court, met with plaintiffs and pointed out further factual inaccuracies and deficiencies. Plaintiffs then chose to attempt to amend their complaint for a second time. On October 1, 2001 Nettaxi filed a motion to dismiss the complaint filed by Plaintiffs. In response, Plaintiffs have filed an opposition to Nettaxi's motion to dismiss and have sought leave to amend their complaint for a third time. The District Court has informed the parties that it will rule on the papers, and there will be no hearing.

     The Company believes that the allegations made in the complaint are completely without merit and that this law suit reflects shareholder frustration over the recent downturn in the stock market. Nettaxi will defend the action vigorously.

     On July 31, 2001 Envision Media filed suit against Nettaxi in the Superior Court of California, Santa Cruz County (Case No. CV-141408). The complaint alleges breach of contract and misrepresentation in connection with a Stock Option and Release Agreement entered into between the parties on January 31, 2000. Under the Stock Option and Release Agreement, Envision Media was given the option to convert approximately $900,000 in receivables due from Nettaxi into stock valued at $2.00 per share and also to receive warrants to purchase stock having an exercise price of $2.76. The agreement provided that Nettaxi was to file a registration statement in connection with the shares issuable under the agreement within 15 days of the execution of the agreement. The agreement also provided that each party would release the other from any claims arising out of or in connection with the conversion of Nettaxi's debt and that the portion of the debt converted was to be deemed paid in full. Nettaxi was unable to file the registration statement before February 15, 2000. Nevertheless, on March 31, 2000 Envision Media converted the entire balance of the amount due into shares and warrants. On May 12, 2000 Nettaxi filed a registration statement on Form S-1 (File No. 333-36826) which included shares and warrants held by Envision Media. Nettaxi filed its answer to the complaint on September 17, 2001. Nettaxi believes that the allegations made in the complaint are completely without merit and intends to defend its position vigorously.

     From time to time, Nettaxi is involved in legal proceedings incidental to its business. The Company believes that these pending actions, individually and in the aggregate, will not have a material adverse effect on its financial condition, and that adequate provision has been made for the resolution of such actions and proceedings.

EMPLOYEES

     As of December 31, 2001, Nettaxi had four employees, all of whom were involved in administration and finance. If the Merger is consummated, all of Nettaxi's employees will resign or be terminated prior to the Effective Time of the Merger. Technical assistance with Nettaxi's limited web site operations have been provided by consultants. Nettaxi has never had a work stoppage, and no employees are represented under collective bargaining agreements. Nettaxi considers its relations with its employees to be good.

                     SELECTED FINANCIAL DATA OF RAE SYSTEMS

Summary Financial Data

      Set forth below are summary statements of operations data for the years ended December 31, 1997, 1998, 1999, 2000 and 2001, and summary balance sheet data as of December 31, 1997, 1998, 1999, 2000 and 2001. The summary financial data as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000, and 2001 are derived from RAE's audited consolidated financial statements included elsewhere in this proxy statement. The summary financial data as of December 31, 1999 are derived from RAE's audited consolidated financial statements not included in this proxy statement. The summary financial data as of December 31, 1997 and 1998 and for the years ended December 31, 1997 and 1998, has been derived from the unaudited consolidated financial statements of RAE and has been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial data as of these dates and for these periods. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations", appearing elsewhere in this proxy statement.

                                     1997         1998         1999         2000          2001
                                  -----------  -----------  -----------  -----------  ------------

STATEMENT OF OPERATIONS DATA(1):
--------------------------------
Net revenues                      $ 6,611,200  $ 9,436,300  $10,832,900  $18,194,100  $19,013,600
--------------------------------  -----------  -----------  -----------  -----------  ------------
Gross profit                      $ 4,583,500  $ 6,629,100  $ 7,702,600  $11,615,100  $11,971,700
--------------------------------  -----------  -----------  -----------  -----------  ------------
Income (loss) from operations     $ 1,169,500  $ 2,116,000  $   822,300  $ 1,281,700  $   (97,200)
--------------------------------  -----------  -----------  -----------  -----------  ------------
Net income                        $   776,900  $ 1,397,200  $   505,900  $   829,200  $   136,800
--------------------------------  -----------  -----------  -----------  -----------  ------------
Basic income per share            $      0.05  $      0.10  $      0.03  $      0.06  $      0.01
--------------------------------  -----------  -----------  -----------  -----------  ------------
Diluted income per share          $      0.04  $      0.07  $      0.02  $      0.04  $      0.01
--------------------------------  -----------  -----------  -----------  -----------  ------------
WEIGHTED-AVERAGE COMMON
SHARES:
--------------------------------
Basic outstanding shares           14,400,000   14,459,050   14,575,856   14,763,896   15,596,922
--------------------------------  -----------  -----------  -----------  -----------  ------------
Diluted outstanding shares         21,200,000   21,259,050   22,601,412   22,881,410   23,934,985
--------------------------------  -----------  -----------  -----------  -----------  ------------


Balance Sheet Data:
--------------------------------
Working capital                   $ 1,355,900  $ 2,665,400  $ 1,280,000  $ 4,528,900  $ 5,105,900
--------------------------------  -----------  -----------  -----------  -----------  ------------
Total Assets                      $ 4,201,500  $ 5,546,100  $ 8,804,600  $12,706,400  $15,043,200
--------------------------------  -----------  -----------  -----------  -----------  ------------
Long-term Liabilities             $    75,600  $    39,800  $   450,600  $   819,100  $   644,300
--------------------------------  -----------  -----------  -----------  -----------  ------------
Total stockholders' equity        $ 2,321,400  $ 3,267,900  $ 2,034,000  $ 2,954,800  $ 3,438,500
--------------------------------  -----------  -----------  -----------  -----------  ------------



                   RAE'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. RAE'S ACTUAL RESULTS COULD DIFFER SUBSTANTIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF MANY FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH OUR FINANCIAL STATEMENTS AND RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS PROXY STATEMENT.

OVERVIEW

     RAE Systems Inc. was incorporated in 1991. From its founding through the launch of its initial product in 1993, RAE was primarily involved in research and development activities, raising capital and building its infrastructure. In 1996, RAE commenced its international operations in Jiading, Shanghai, where it manufactures approximately 25% of its components and products. In 1998, RAE established its Hong Kong sales office.

     RAE generates revenue from the sale of its gas monitoring devices and wireless systems, as well as through the service and repair of its equipment. RAE sells its products through a network of approximately 140 distributors, which account for approximately 90 percent of its sales. RAE's customer base is varied, spanning a variety of industries, including government, airlines, oil, industrial, aerospace, chemical and shipping. In 2001, approximately 74 percent of RAE's sales were made to customers in North America, with the remaining 26 percent to customers in Europe and Asia.

     RAE's research and development expenses consist primarily of compensation and related costs for personnel associated with RAE's product development activities. These costs are expensed as incurred. RAE believes that continued investment in product development is essential to its future success, especially in the area of wireless systems development. As such, RAE expects that research and development expenses will increase in future periods as additional personnel are hired.

     In 2000, RAE organized Renex Technology Ltd., or REnex, a Hong Kong corporation that performs research and development activities relating principally to the development of a wireless platform for detection and monitoring. At December 31, 2001, RAE owned 47% of the common shares of REnex. However, RAE holds approximately 90% of the voting shares of REnex and exercises managerial control over REnex's day-to-day activities. Accordingly, REnex has been consolidated in the accompanying financial statements.

     Sales and marketing expenses consist primarily of salaries, benefits, commissions and travel expenses related to its sales personnel; commissions paid to distributors; and costs related to trade shows, promotional materials and direct mailings. RAE's sales and marketing expenses will increase in 2002 as a result of the implementation of a customer relations management system that it believes will facilitate the sales and marketing effort and enhance its service capability.

     General and administrative expenses consist primarily of salaries and related costs for finance, accounting, and other administrative personnel, in addition to professional fees, provisions for doubtful accounts and other general corporate expenses. RAE expects that general and administrative expenses will increase in the future as additional personnel are needed to support additional costs related to the growth of RAE's business and to meet the reporting requirements of a public company.

     In connection with the grant of certain stock options to employees and consultants, RAE recorded non-cash stock-based compensation charges of $22,100, $62,100 and $200,100 for the years ended December 31 1999, 2000 and 2001, respectively. These compensation charges represent the difference between the exercise price of options granted and the fair value of RAE's common stock as of the date of such grant. These amounts are being amortized over the respective vesting periods of the options. As of December 31, 2001, the Company had $717,800 of remaining deferred compensation relating to the issuance of stock options, which is expected to be amortized as compensation expense in future periods through 2005. The actual amount of stock-based compensation expenses to be recognized in future periods could decrease if the options for which accrued compensation has been recorded are terminated before they vest.

     In December 2001, the Company issued 700,000 non-plan stock purchase rights, which vested and were exercised immediately, to an officer, a director and a consultant at an exercise price of $0.125 per share. The fair value of the underlying shares of common stock on the date of issuance was approximately $700,000. Under the terms of the stock purchase agreement with these individuals, the shares were placed in escrow and are earned contingent upon the consummation of the Merger with Nettaxi.com. If and when the Merger occurs, the Company will be required to record a non-cash compensation charge, based on the intrinsic or fair value of the respective equity instruments, as applicable, on the effective date of the Merger.

     As discussed elsewhere in this proxy statement, RAE is currently involved in various legal proceedings. RAE expects to incur substantial legal fees and expenses in connection with these lawsuits, and, regardless of the eventual outcome, such litigation will likely be costly and time consuming, and may result in the diversion of RAE's internal resources. Each lawsuit is in a preliminary stage, therefore the eventual outcome of each is difficult to determine. Any adverse result in either of the lawsuits could materially affect RAE's results of operations and financial position.

RESULTS OF OPERATIONS

COMPARISON OF YEARS ENDED DECEMBER 31, 2000 AND 2001

Net Revenue. Net revenue increased from $18.2 million for the year ended December 31, 2000 to $19.0 million for the year ended December 31, 2001, an increase of 4.5%. Revenues for the year ended December 31, 2000 included the recognition of $3.8 million from a single contract, the proceeds of which were recognized entirely in 2000. Excluding revenue derived from the contract, RAE's net revenue increased by $4.6 million, or 31.9%, for the year ended December 31, 2001 as compared to the year ended December 31, 2000. The increase in net revenue was due to an increase in the amount of sales of RAE's products, including sales in the tube market.

Cost of Sales. Cost of sales increased from $6.6 million for the year ended December 31, 2000 to $7.0 million for the year ended December 31, 2001. The increase was due primarily to an increase in revenues. Gross margins decreased from 63.8% for the year ended December 31, 2000 to 63.0% for the year ended December 31, 2001. The decrease in gross margins was primarily the result of decreases in the prices of certain products in order to remain competitive in the market place. This decrease was offset by the introduction of new products with higher gross margins.

Sales and Marketing. Sales and marketing expenses decreased from $4.6 million for the year ended December 31, 2000 to $4.5 million for the year ended December 31, 2001. The decrease was due primarily to a decrease in trade show expenses.

Research and Development. Research and development expenses increased from $3.2 million for the year ended December 31, 2000 to $3.3 million for the year ended December 31, 2001. The completion of the development of various products resulted in a reduction of approximately $500,000 in research and development expenses in 2001 as personnel costs, consulting fees and raw materials costs associated with such development were eliminated. The reclassification of five employees from research and development to manufacturing resulted in a decrease of $176,000 of research and development expenses in 2001. The consolidation of REnex, RAE's 47% owned subsidiary resulted in an increase of research and development expenses of $792,000 for the year ended December 31, 2001.

General and Administrative. General and administrative expenses increased from $2.2 million for the year ended December 31, 2000 to $3.1 million for the year ended December 31, 2001. The increase was primarily due to additional personnel and personnel related expenses as well as an increase in bad debt and miscellaneous reserves. Also, in connection with various stock option grants to employees and consultants, RAE incurred non-cash compensation charges of $201,000 for the year ended December 31, 2001 as compared to $62,000 for the year ended December 31, 2000.

Legal Fees and Settlement Costs. Legal fees and settlement costs increased from $291,000 for the year ended December 31, 2000 to $1.2 million for the year ended December 31, 2001. The increase was primarily due to costs associated with the settlement and litigation of various lawsuits.

Other Income (Expense). Other income (expense) increased from ($33,900) for the year ended December 31, 2000 to $288,100 for the year ended December 31, 2001. The increase was primarily attributable to the effects of the $427,300 increase in the minority interest's share in the losses of REnex.

Net income. Net income decreased from $829,000 for the year ended December 31, 2000 to $136,800 for the year ended December 31, 2001. The decrease in net income was primarily the result of an increase in legal fees and settlement cost, general and administrative expenses, and the increased research and development activity at REnex, which was partially offset by the minority interest's share in the losses of REnex and by lower research and development activity at RAE.

              COMPARISON OF YEARS ENDED DECEMBER 31, 1999 AND 2000

Net Revenue. Net revenue increased from $10.8 million for the year ended December 31, 1999 to $18.2 million for the year ended December 31, 2000, an increase of 68.0%. The increase in net revenue is attributable to the recognition of $3.8 million from a single contract, the proceeds of which were recognized entirely in 2000, as well as the introduction of several new volatile organic compound detectors, including the MiniRAE 2000, DRAE, ppbRAE, QRAE and QRAE+.

Cost of Sales. Cost of sales increased from $3.1 million for the year ended December 31, 1999 to $6.6 million for the year ended December 31, 2000. The increase was due primarily to an increase in revenues, and material costs associated with the DRAE, ppbRAE, QRAE and QRAE+. Gross margins decreased from 71.1% for the year ended December 31, 1999 to 63.8% for the year ended December 31, 2000. The decrease in gross margins was due to a shift in the product mix, promotions on certain product lines, as well as higher volume discounts and competitive price reductions as a means of increasing market share.

Sales and Marketing. Sales and marketing expenses increased from $3.4 million for the year ended December 31, 1999 to $4.6 million for the year ended December 31, 2000. The increase was due primarily to the increase in personnel and personnel related expenses, as well as advertising expenses related to new product introductions

Research and Development. Research and development expenses increased from $1.4 million for the year ended December 31, 1999 to $3.2 million for the year ended December 31, 2000. The increase was primarily attributable to an increase in personnel and personnel related costs, consulting services and project material to support new product and wireless development. The consolidation of REnex, RAE's 47% owned subsidiary resulted in an increase of research and development expenses of $83,000 for the year ended December 31, 2000.

General and Administrative. General and administrative expenses increased from $1.8 million for the year ended December 31, 1999 to $2.2 million for the year ended December 31, 2000. The increase was primarily due to an increase in general and administrative headcount to support RAE's expanding business.

Other Income (Expense). Other income (expense) decreased from $13,900 for the year ended December 31, 1999 to ($33,900) for the year ended December 31, 2000. The decrease was the result of an increase of $184,900 in interest expense, which was offset by $109,200 increase in interest and other income, and further offset by $27,900 representing the minority interest's share in the losses of REnex.

LIQUIDITY  AND  CAPITAL  RESOURCES

     To date, RAE has financed its operations primarily through bank borrowings and revenues from operations. RAE has two outstanding lines of credit. The first line of credit is for $2.0 million, with approximately $500,000 available at December 31, 2001. The first line matures in April 2002 and has a borrowing rate of prime plus 0.250%. The second line of credit is for $3.0 million, with approximately $1.0 million available at December 31, 2001. The second line matures in October 2002, has a borrowing rate of 0.5% per annum below the prime rate, subject to fluctuation at the lender's discretion. As of December 31, 2001, RAE had $6.7 million in cash and cash equivalents, of which $3.0 million is restricted as collateral against a $3 million standby letter of credit. In addition, approximately $900,000 of cash has been earmarked specifically for research and development activities at REnex. At December 31, 2001, the Company had $5.1 million of working capital (the excess of current assets over current liabilities) and has a current ratio of 1.6 to 1.0.

     In connection with the litigation described elsewhere in this proxy statement, since January 2001, RAE has incurred approximately $1.2 million in legal fees and related expenses. In December 2001, RAE initiated a patent infringement lawsuit against Ion Science. Additionally, RAE has been named a defendant in a products liability lawsuit. RAE may incur significant legal fees and other expenses related to these lawsuits, as described elsewhere in this proxy statement.

     Net cash used in operating activities for the year ended December 31, 2001 was $947,500, as compared with net cash provided by operating activities of $2.2 million for the year ended December 31, 2000. The $3.1 million increase in net cash used in operating activities is primarily the result of the unfavorable effects on operating cash flows of a decrease in net income of $692,000 and an increase in the minority interest's share in the losses at REnex of $427,000, partially offset by changes in deferred income taxes of $353,000 and other non-cash items of $240,000, and significant changes in the year-end balances in operating assets and liabilities and the effects of such changes on operating cash flows. In 2000, changes in operating assets and liabilities provided $1.3 million in operating cash flows, whereas in 2001, changes in operating assets and liabilities used $1.3 million in operating cash flows, resulting in a net


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increase in cash used in operating activities in 2001 of $2.6 million.  The unfavorable effects on operating cash flows of the changes in operating assets and liabilities are primarily reflected in inventories in the amount of $361,000, accounts payable in the amount of $263.000, accrued expenses in the amount of $991,000, income taxes payable in the amount of $923,000, and deferred revenue in the amount of $831,000, partially offset by accounts receivable in the amount of $680,000 and prepaid expenses of $94,000.

     Net cash used in investing activities for the year ended December 31, 2001 was $213,000, as compared with $602,000 for the year ended December 31, 2000. Cash used in investing activities was primarily due to the acquisition of property and equipment ($60,000 in 2001 compared to $601,000 in 2001) and deposits and pre-merger costs ($153,000 in 2001).

     Net cash provided by financing activities for the year ended December 31, 2001 was $1.9 million, as compared with net cash used in financing activities of $1.5 million for the year ended December 31, 2000. Cash provided by financing activities in 2001 was primarily the result of proceeds on notes payable and lines of credit ($2.4 million) and receipt of capital ($500,000), partially offset by an increase in restricted cash ($1.0 million). Cash used in financing activities in 2000 was primarily the result of net pay downs on the lines of credit ($617,000) and an increase in restricted cash ($2 million), partially offset by receipt of capital ($1.1 million).

     RAE believes that its existing balances of cash and cash equivalents, together with cash generated from product sales and cash made available to it as a result of its merger with Nettaxi, will be sufficient to meet its cash needs for working capital and capital expenditures for at least the next twelve months. RAE's future capital requirements will depend on many factors that are difficult to predict, including the size, timing and structure of any future acquisitions, future capital investments, and future results of operations. Any future financing RAE may require may be unavailable on favorable terms, if at all. Any difficulty in obtaining additional financial resources could force RAE to curtail its operations or could prevent it from pursuing its growth strategy. Any future funding may dilute the ownership of RAE's shareholders.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2000, SFAS No. 133 was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Hedging Activities, which amended or modified certain issues discussed in SFAS No. 133. SFAS No. 138 is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 and SFAS No. 138 establish accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statements also require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. At this time, the Company does not engage in derivative instruments or hedging activities. Accordingly, there was no impact on the Company's financial statements from the adoption of SFAS No. 133 and SFAS No. 138.

     In June 2001, the Financial Accounting Standards Board finalized SFAS No. 141 (SFAS No. 141), Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible asserts apart from goodwill if the acquired intangible assets meet certain criteria. SFA No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify the carrying amounts of intangible assets and goodwill base on the criteria in SFAS No. 141.


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     SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS No. 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No. 142. At this time, the Company does not expect that the implementation of SFAS No. 142 will have any material impact on its financial position, results of operations or cash flows.

     In August 2001, the FASB issued SFAS No. 143 (SFAS 143) Accounting for Obligations Associated with the Retirement of Long-Lived Assets. SFAS 143 addresses financial accounting and reporting for the retirement obligation of an asset. SFAS 143 states that companies should recognize the asset retirement cost, at its fair value, as part of the cost asset and classify the accrued amount as a liability in the balance sheet. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. SFAS 143 will be effective for fiscal years beginning after June 15, 2002. At this time, the Company does not expect that the implementation of SFAS 143 will have any material impact on its financial position, results of operations, or cash flows.

     In October 2001, the FASB issued SFAS No. 144 (SFAS 144) Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supersedes the SFAS No. 121 by requiring that one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operation to include more disposal transactions. SFAS 144 will be effective for fiscal years beginning after December 15, 2001. At this time, the Company does not expect that the implementation of SFAS 144 will have any material impact on its financial position, results of operations, or cash flows.

MARKET RISK

     The following discussion analyzes RAE's exposure to market risk related to changes in interest rates and foreign currency exchange rates.

Foreign Currency Exchange Rate Risk

     To date, substantially all of RAE's recognized revenue has been denominated in U.S. dollars and generated primarily from customers in the United States, and RAE's exposure to foreign currency exchange rates has been immaterial. RAE expects, however, that future product and service revenue may also be derived from international markets and may be dominated in the currency of the applicable market. As a result, RAE's operating results may become subject to significant fluctuations based upon changes in exchange rates of specific currencies in relation to the U.S. dollar. Furthermore, to the extent that RAE engages in international sales denominated in U.S. dollars, an increase in the value of the U.S. dollar relative to foreign currencies could make RAE's products and services less competitive in the international markets. Although RAE will continue to monitor its exposure to currency fluctuations, and, when appropriate, may use financial hedging techniques in the future to minimize the


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effect of these fluctuations, RAE cannot assure you that exchange rate fluctuations will not adversely affect its financial results in the future.

Interest Rate Risk

     As of December 31, 2001, RAE had cash and cash equivalents of $6.7 million consisting of cash and highly liquid, short-term investments, which were partially offset by $4.4 million in notes payable and lines of credit. The
impact of interest rate fluctuations was immaterial.   Declines of interest
rates over time will, however, reduce RAE's interest income from its short-term investments.


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
                                 BUSINESS OF RAE

     RAE Systems Inc., founded in 1991, designs and manufactures portable gas detection instruments and wireless monitoring and communications equipment. Its products and services enable its customers to monitor gas and other volatile organic compounds in confined spaces, and to establish a perimeter defense around hazardous material sites and sites of weapons of mass destruction.

     The market for RAE's products is diverse. Its customers operate in such industries as safety and security, oil and gas, drug manufacturing, utilities, food, chemical, airlines, military and hazardous material storage and disposal. RAE's monitors are used in civilian and government atmospheric monitoring programs in over 50 countries. RAE's products are used throughout major United States manufacturing industries. A number of federal, state and local governmental agencies have incorporated RAE's instruments as a part of their standard protocol for responding to confined space and hazardous material incidences. RAE's gas detectors are also used for jet fuel vapor monitoring programs.

     RAE's patented photoionization detector, or PID, which allows for precision gas detection monitoring down to the parts-per-million or parts-per-billion level, depending on the application, is at the heart of many of RAE's product offerings. The development of the PID has enabled RAE to distinguish itself from its competition. As a result, RAE is currently able to produce portable, precise, and rugged detectors at a low cost.

RAE  SYSTEMS  CAPABILITIES

     RAE's main strengths are in both sensor and measurement technology and integrated wireless technology.

SENSOR AND MEASUREMENT TECHNOLOGY

     RAE's products are based on a comprehensive line of proprietary and patented gas and chemical sensors. RAE designs and manufactures the following sensors:

     * Photo-ionization detectors for the measurements of volatile organic compounds, highly toxic chemical warfare agents, and toxic industrial chemicals;
     *    Catalytic bead pellistors for the measurement of combustible gas;
     *    Non-dispersive infrared sensor for carbon dioxide, hydrocarbons; and
     *    Electro-mechanical sensors for toxic gases such as carbon monoxide.

     Photo-ionization detectors use ultraviolet light to break up the molecules of the substances being detected into charged fragments or "ions". This produces a flow of electrical current proportional to the concentration of contaminant. RAE's patented photo-ionization detector technology enables dependable, linear, part-per-million range readings for many toxic gases and vapors that are virtually undetectable by any other means. Photo-ionization detection is particularly suited to the detection of the highly toxic, long-chain, low vapor-pressure volatile organic compounds associated with many explosives, toxic industrial chemicals, nerve agents and chemical warfare agents.

     As a result of the experience its individual members have gained at such companies as Hewlett-Packard, Tektronix, Measurex and Honeywell, RAE's core engineering staff has developed a deep knowledge base in instrumentation development, measurement and control systems. RAE's core engineering staff understands the design and manufacture of compact microprocessor-based instruments, and has been able to integrate multiple gas sensors with advanced


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analog/digital electronics, rechargeable lithium batteries, miniature diaphragm pumps, and liquid crystal displays, into portable devices. RAE designs it instruments to be compact, rugged and easy-to-use, as well as aesthetically pleasing in appearance.

INTEGRATED  WIRELESS  TECHNOLOGY

     In 1999, anticipating the emergence of robust wireless IP networks, RAE developed wireless capabilities for its gas monitoring instruments that enable it to detect gas from remote locations. In May of 2001, RAE introduced the AreaRAE, a wireless-enabled gas detector, which allows for the real-time transmission of monitoring information from a base station located up to two miles away from the detectors. The AreaRAE enables hazmat teams, fire fighters, law enforcement officials, and other users to remain a safe distance away from toxins, flames and explosives. The AreaRAE incorporates technologies such as global positioning system and geographic information system capabilities. In addition, the AreaRAE can be made to interface with the Internet, making its measurements available from virtually any location with Internet access. RAE intends to further enhance its products to include video or imaging capabilities that will enable security monitoring.

     In order to facilitate a systems solution whereby data from RAE's sensors can be uploaded to the Internet, RAE founded REnex, a Hong Kong based, wireless systems company. RAE owns approximately 47% of REnex and maintains control of its management. REnex is developing an Application Specific Private Exchange Network, or ASPEN, dedicated for use in industrial applications. An ASPEN is a self-sufficient plug-and-play system that can be customized to meet application specific needs and market requirements. RAE is currently collaborating with REnex in the design of a robust wireless communications system to address the needs of the security, petrochemical, and environmental markets, to name a few. ASPEN will be the foundation upon which the system is built.

RAE'S STRATEGY

     Since RAE's inception in 1991, RAE has focused on becoming a leader in the development of gas detection monitoring devices. RAE intends to maintain this focus by pursuing the following strategies:

Transform RAE from an Analytical Instrument Company to a Network Instrumentation Company. RAE seeks to transform itself from an analytical instrument company to a network instrumentation company by offering products that enable data to be transmitted and analyzed from remote locations in the field to a base station located up to two miles from site of the detector, and ultimately hosted via the internet. RAE seeks to create a network environment in which each of its instruments represents a node in a local area network, or LAN, and each LAN is, in turn, made a part of a wide area network, or WAN, such as the Internet. In such a network environment, the instruments communicate with one another and across the Internet to provide systems solutions for various industrial and security markets that require a low cost feedback loop, including hazmat monitoring and homeland defense.

Expand into a Variety of Industries in Order to Achieve a Broad Customer Base. RAE intends to leverage its core technologies across many industries in order to achieve a broad and diverse customer base. By diversifying its customer base, RAE hopes to become less susceptible to the economic downturns and business cycles of any single industry.

Continue to Develop and Bring to Market Products Based on Patented Technology. RAE intends to continue to develop products based on its patented technology that are distinguishable from other products in the marketplace, and therefore help provide insulation from competitive pricing pressures. Through both


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acquisitions and in-house research and development efforts, RAE intends to develop new technologies such as Ion Mobility Spectroscopy, Gas Chromatography, and Surface Acoustic Wave.

Fully Leverage Its Low-Cost Manufacturing Base in China. As part of its overall strategy, RAE intends to increasingly utilize its low-cost manufacturing facilities in China, thereby lowering its production costs and increasing the gross margins on its products.

COMPETITIVE STRENGTHS

     As an instrument manufacturer, RAE has differentiated itself from its competition by developing specific chemical sensors, including an array of gas detectors, photo-ionization detectors, catalytic combustion sensors, non-dispersive infrared sensors, corona discharge ionization detectors, and electrochemical gas sensors. These key components allow RAE to innovate and create new product offerings that other instrument manufacturers may find difficult to rival, especially those competitors that rely on off-the-shelf components. RAE's technology is protected by 14 patents, six (6) of which have been granted.

     As a design and development company, RAE has many years of experience in the industry and understands the need for microprocessor-based instruments. RAE has successfully integrated its unique gas detection technology with advanced analog/digital electronics, rechargeable lithium batteries, miniature diaphragm pumps, and liquid crystal displays into a broad family of compact, technologically advanced gas detection products. RAE's instruments are user friendly, durable, and used by mobile industrial workers, municipal employees, law enforcement agencies, and safety and hygiene professionals.

STRATEGIC RELATIONSHIPS

     RAE has entered into a collaboration agreement with the URS Corporation, a design/construction company, pursuant to which RAE and URS will combine their collective engineering and application resources to market their products to federal and state governments. The first collaborative project between RAE and URS involves a sale of RAE's products to the McClellan Air Force Base.

SALES AND MARKETING

     RAE's products are sold through a worldwide organization that includes direct sales personnel and distributors managed through its Sunnyvale, California and Hong Kong offices. RAE has a sales and distribution presence in the United States, Canada, Western Europe, Mexico, Latin America and Singapore, as well as in Beijing, Shanghai, and other petroleum-focused provinces in China. As of December 31, 2001, RAE employed 39 people in sales and marketing and customer support services. In addition, RAE has a total of 140 distributors which account for approximately 90% of its revenues.

     In 2001, approximately 74% of RAE's revenues were derived from sales in North America and approximately 26% of revenues were derived from international sales. Of the international sales, approximately 55% represent sales in Europe, while the remainder represents sales in Asia.

     RAE's products are marketed through direct mail and print advertisements, as well as the dissemination of brochures and other marketing collateral. RAE participates in industry trade shows and has a presence on the Internet where it takes orders and provides information on its product offerings.

RESEARCH AND DEVELOPMENT


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     RAE is in the process of expanding its product offerings to include a fixed sensor module, a wider variation of tubes and pumps, as well as instruments that increase selectivity in gas monitoring. As of December 31, 2001, RAE employed
33 people in research, development and engineering.

     RAE's research and development process is done in collaboration with its manufacturing department. Such collaboration ensures the manufacturability of the product, and expedites the transition from the conceptual design phase to actual production.

     RAE is engaged in a collaborative effort with the Shanghai University in China, which is known for its research depth in the electronics engineering, telecommunications, and material science fields. This collaboration has allowed for cost effective and high return research and development activities, including instrument development and sensor technology. RAE is able to draw on the expertise of the professors at Shanghai University, and recruit from the talent pool that the university has to offer.

MANUFACTURING

     RAE has a wholly-owned offshore manufacturing subsidiary, WaRAE, in Shanghai, China where it manufactures approximately 25% of its components and products. WaRAE operates two manufacturing sites in Shanghai, both of which are leased. The facilities consists of 1,800 square meters and 4,000 square meters of manufacturing space, respectively, and enable RAE to be cost competitive,
while maintaining high quality manufacturing standards.   RAE also has a
manufacturing, integration and test site in Sunnyvale, California, where it manufactures some of its more complex and sensitive sensors. RAE has been ISO 9001 certified since 1998, and WaRAE is ISO 9001, as well. As of December 31, 2001, RAE employed 151 people in manufacturing, of which 121 are in Shanghai, and the remainder in the United States.

COMPETITION

     Competitors in the gas monitoring industry differentiate themselves on the basis of their technology, quality of product and service offerings, cost and time to market. While RAE believes it competes strongly in these categories, and thus considers itself one of the industry leaders in the design, development and manufacture of gas monitoring devices, it faces significant competition. Its primary competitors include Industrial Scientific Corporation, Mine Safety Appliances Company, BW Technologies, PerkinElmer, Inc., Drager Safety Inc., Gastec Corporation, and Bacou-Dalloz.

     The majority of RAE's competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial and marketing resources than RAE. In addition, some of RAE's competitors may be able to:

     -    Devote greater resources to marketing and promotional campaigns;
     -    Adopt more aggressive pricing policies; and/or
     -    Devote more resources to technology and systems development.

     If RAE is unable to compete successfully, its business could be seriously harmed.

FACILITIES

     RAE's corporate headquarters and principal offices are located in a leased facility in Sunnyvale, California. The Sunnyvale facility consists of approximately 25,000 square feet for its headquarters, which includes research and development, sales and marketing, and general and administrative operations,


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
under leases expiring in May 2004. The current facility is adequate to meet the needs of the Company's current operations.

     RAE maintains a sales office in Fan Ling, Hong Kong, from which it sells its products to Asia. The lease of the Fan Ling office has been renegotiated for a period of three years commencing in January 2002. Through its wholly-owned subsidiary, WaRAE, RAE leases two manufacturing sites in Jiading, Shanghai consisting of approximately 1,800 square meters and 4,000 square meters, respectively. The first of the two leases will expire in phases from March 2004 until March 2008. In January 2002, RAE entered into a five-year lease agreement with an option to buy for the second of the two leases.

LEGAL PROCEEDINGS

     On November 21, 2001, RAE filed a patent infringement claim in the United States District Court of the Northern District of California against Ion Science and its distributors. The suit alleges that Ion Science manufactures, uses, imports into the United States, offers for sale, and sells photo-ionization detectors, including but not limited to the "PhoCheck" line of photo-ionization detectors. RAE alleges that Ion Science's photo-ionization detectors, including but not limited to its "PhoCheck" line of photo-ionization detectors, infringe patents held by RAE. RAE intends to pursue the lawsuit vigorously. RAE expect to incur substantial legal fees and expenses in connection with the litigation, which may also result in the diversion of RAE's internal resources. As a result, RAE's pursuit of this litigation, regardless of its eventual outcome, could be costly and time consuming. The litigation is in the preliminary stage, and RAE is unable to predict its final outcome. However, an adverse outcome could materially affect RAE's results of operations and financial position.

     On October 23, 2001, the estate of Virgil Johnson filed a products liability lawsuit against RAE in the District Court of Harris County, Texas.
The plaintiffs allege that RAE's product was defective and unsafe for its intended purposes at the time it left its premises, and that the product was defective in that it failed to conform to the product design and specifications of other gas monitors. Additionally, the plaintiffs allege that the product was defectively designed and marketed so as to render it unreasonably dangerous to the plaintiff. Further, in the event that RAE does not have adequate insurance coverage for the expenses it will incur defending the lawsuit, it will incur substantial legal fees and expenses in connection with the litigation. The litigation may also result in the diversion of RAE's internal resources. RAE's defense of this litigation, regardless of its eventual outcome, will likely be costly and time consuming. The litigation is in the preliminary stage, and RAE is unable to predict its final outcome. However, an adverse outcome could materially affect Nettaxi's results of operations and financial position.

     In addition to the litigation described above, from time to time RAE may be subject to various legal proceedings and claims that arise in the ordinary course of business.

EMPLOYEES

     As of December 31, 2001, RAE employed 251 individuals. Of those 251 individuals, 151 were in manufacturing (121 in China; 30 in the US), 33 in Research, Development and Engineering, 39 in Sales and Marketing, and 28 in Information Technology and Administration. RAE's employees are not covered by a collective bargaining agreement. RAE has never experienced an employment-related work stoppage and considers its employee relations to be good.


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                      DESCRIPTION OF NETTAXI CAPITAL STOCK

     The following description of Nettaxi's securities and various provisions of the Company's articles of incorporation and its bylaws are summaries. Statements contained in this prospectus relating to such provisions are not necessarily complete, and reference is made to the articles of incorporation and bylaws, copies of which have been filed as exhibits to its filings with the Commission and provisions of applicable law. Nettaxi's authorized capital stock consists of 200,000,000 shares of common stock, par value $.001 per share, of which 43,124,586 shares were issued and outstanding as February 12, 2002, and 1,000,000 shares of preferred stock, par value $.001, of which no shares were issued or outstanding as of February 12, 2002. As of February 12, 2002, Nettaxi estimated that there were approximately 386 holders of record of its common stock.

COMMON STOCK

     The holders of outstanding shares of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the Board of Directors may from time to time lawfully determine. Each holder of common stock is entitled to one vote for each share held. Cumulative voting in elections of directors and all other matters brought before stockholders meetings, whether they be annual or special, is not provided for under its articles of incorporation or bylaws. However, cumulative voting rights in the election of Nettaxi's directors currently applies under California law. California Corporations Code Section 2115 requires Nettaxi to provide its stockholders cumulative voting rights in the election of directors because the average of its property factor, payroll factor and sales factor deemed to be in California during the Company's latest fiscal year was almost 100%, and over 60% of its outstanding voting securities are held of record by persons having addresses in California, and its securities are not listed on the New York Stock Exchange or the American Stock Exchange do not currently qualify as a national market security on NASDAQ. California Corporations Code Section 2115 is discussed in greater detail below. The common stock is not entitled to conversion or preemptive rights and is not subject to redemption or assessment. Upon liquidation, dissolution or winding up of Nettaxi, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the common stock at that time outstanding. The common stock presently outstanding is fully paid and nonassessable. As described below, the Board of Directors is authorized, without further stockholder approval, to issue preferred stock. Such an issuance could potentially effect the rights and preferences of holders of common stock. Other than by the issuance of preferred stock by the Board of Directors, the rights of security holders may not be modified otherwise than by a vote of a majority or more of the shares outstanding.

     Currently, the Company's bylaws provide that stockholder action may be taken at a meeting of stockholders and may be effected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Nevada law requires a greater percentage. The Company's articles of incorporation provide that they may be amended by the affirmative vote of a majority of the shares entitled to vote on such an amendment. These are the only provisions of the Company's bylaws or articles of incorporation that specify the vote required by security holders to take action.

PREFERRED STOCK

     The Board of Directors is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series and the Board of Directors may fix the rights, preferences and designations thereof. No shares of preferred stock are currently outstanding and the Company has no


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present plans to issue any shares of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the Company's outstanding voting stock.

WARRANTS

     RGC INTERNATIONAL INVESTORS. RGC International Investors holds warrants to purchase up to 2,200,000 shares of the Company's common stock (without giving effect to the reverse stock split contemplated by Proposal 2), having an exercise price of $1.50 per share. These warrants may be exercised at any time during the five-year period following their issuance. The exercise price for the warrants is subject to adjustment for stock dividends, stock splits and consolidations or mergers. The warrants contain provisions which limit the number of shares of common stock into which the warrants are exercisable. Under these provisions, the number of shares of common stock into which the warrants are exercisable on any given date, together with any additional shares of common stock held by RGC International Investors, will not exceed 4.9% of the Company's then outstanding common stock. Nettaxi has registered the shares issuable upon exercise of these warrants pursuant to its registration statement on Form S-1 (File No. 333-38538) declared effective by the Securities Exchange Commission on June 21, 2000.

     In August 1999, Nettaxi entered into an agreement with RGC International Investors, LDC pursuant to which it exercised 150,000 warrants that were issued to it on March 31, 1999 in connection with the issuance of convertible debentures. In consideration for the early exercise of its warrants, the exercise price for the warrants was decreased from $12.375 to $7.875 and Nettaxi issued RGC warrants to purchase an additional 150,000 shares of common stock with an exercise price of $7.875. Subsequently, due to the resolution of a dispute with the selling stockholder with regard to the appropriate adjustment required under the anti-dilution provisions in such warrants, Nettaxi agrees to decrease the exercise price to $4.38 per share, resulting in an increase in the number of shares issuable upon exercise of the warrants to 269,692 (without giving effect to the reverse stock split contemplated by Proposal 2). Nettaxi has registered the shares issuable upon exercise of these warrants pursuant to its registration statement on Form S-1 (File No. 333-38538) declared effective by the Securities Exchange Commission on June 21, 2000.

     These warrants issued to RGC International Investors may be exercised at any time during the five-year period following their issuance. The exercise price for the warrants is subject to adjustment for stock dividends, stock splits, recapitalizations, reclassifications, combinations, and dilutive issuances of securities. The warrants contain provisions which limit the number of shares of common stock in to which the warrants are exercisable. Under these provisions, the number of shares of common stock into which the warrants are exercisable on any given date, together with any additional shares of common stock held by RGC International Investors, will not exceed 4.99% of the Company's then outstanding common stock.

     The foregoing has included a brief description of some of the terms of the warrants. For a more detailed description of the rights of the holders of the warrants, prospective investors are directed to the actual form of warrant that has been filed as an exhibit to the registration statement on Form S-1 (File No. 333-38538).

     2000 PRIVATE PLACEMENT. In connection with Nettaxi's February 2000 private placement, the Company issued warrants to purchase approximately 15 million shares of its common stock (without giving effect to the reverse stock split


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contemplated by Proposal 2) exercisable at $4.00 per share.  The warrants are subject to adjustment for stock dividends, stock splits, recapitalizations, reclassifications and similar events.

     OTHER WARRANTS. There are also currently outstanding warrants to purchase 2,489,491 shares of the Company's common stock (without giving effect to the reverse stock split contemplated by Proposal 2). These warrants have exercise prices which range from $0.13 per share to $12.375 per share. The warrants are subject to adjustment for stock dividends, stock splits, recapitalizations, reclassifications and similar events.

REGISTRATION RIGHTS

     RGC INTERNATIONAL INVESTORS. Nettaxi may have a continuing obligation to maintain the registration of shares underlying the warrants issued to RGC International Investors. The registration statement pursuant to which the shares underlying these warrants are registered may need to be updated in order to maintain its effectiveness. Although RAE has agreed to use its commercially reasonable efforts to maintain the effectiveness of Nettaxi's registration statements, and although Nettaxi-Delaware anticipates updating these registration statements following the Merger, Nettaxi may face liability from shareholders, if ineligible to sell without restriction under Rule 144, who are also unable to sell their shares under the registration statements before they are updated. Additionally, Nettaxi will not be able to control whether or not the registration statements are kept effective following the Merger. Should there be a lapse in effectiveness of one or all of the registration statements, we Nettaxi could potentially face liability from stockholders who would be unable to trade their securities due to such a lapse.

     2000 PRIVATE PLACEMENT. In connection with Nettaxi's February 2000 private placement, the Company issued warrants to purchase approximately 15 million shares of its common stock. The warrants are subject to adjustment for stock dividends, stock splits, recapitalizations, reclassifications and similar events. Pursuant to the Company's Merger Agreement with RAE, the surviving company will use commercially reasonable efforts to maintain the effectiveness or the registration of the shares underlying these warrants.

     Prior to the Effective Time of the Merger, Nettaxi intends to file a registration statement on Form S-8 to register the shares underlying warrants issued to the executive officers of Nettaxi in accordance with severance payments described in the section of this proxy statement entitled "Interests of Certain Persons in the Merger and Possible Conflicts of Interest" and the 326,280 shares underlying outstanding warrants and the warrants to be issued to Baytree Capital Associates in connection with the ongoing services to be provided by Baytree to the surviving company after the merger.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF NEVADA LAW AND NETTAXI'S ARTICLES OF INCORPORATION AND BYLAWS

     Nettaxi is incorporated under the laws of the State of Nevada and is therefore subject to various provisions of the Nevada corporation laws which may have the effect of delaying or deterring a change in the control or management of Nettaxi.

     Nevada's "Combination with Interested Stockholders Statute," NRS 78.411-78.444, which applies to Nevada corporations like us having at least 200 stockholders, prohibits an "interested stockholder" from entering into a "combination" with the corporation, unless specific conditions are met. A "combination" includes:

     - any Merger with an "interested stockholder," or any other corporation which is or after the Merger would be, an affiliate or associate of the interested stockholder;


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     -     any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to an "interested stockholder," having:

          - an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets,

          - an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or

          - representing 10% or more of the earning power or net income of the corporation;

     - any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation,

     - the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder,"

     - transactions which would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the "interested stockholder," or

     - the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an " interested stockholder."

An "interested stockholder" is a person who

     - directly or indirectly owns 10% or more of the voting power of the outstanding voting shares of the corporation;

     - an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

     A corporation to which the statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the Board of Directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in the articles of incorporation are met and either:

     - the Board of Directors of the corporation approves, prior to such person becoming an "interested stockholder," the combination or the purchase of shares by the "interested stockholder" or the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such; or

     - the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443, inclusive, and prior to the consummation of the combination, except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.


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
     Nevada's "Control Share Acquisition Statute," NRS Sections 78.378-78.379, prohibits an acquiror, under some circumstances, from voting shares of a target corporation's stock after crossing threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's stockholders. The Control Share Acquisition Statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, and which do business directly or indirectly in Nevada. While Nettaxi does not currently exceed these thresholds, Nettaxi may well do so in the near future. In addition, although the Company does not presently "do business" in Nevada within the meaning of the Control Share Acquisition Statute, Nettaxi may do so in the future. Therefore, it is likely that the Control Share Acquisition Statute will apply to us in the future. The statute specifies three thresholds: at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more, of all the outstanding voting power. Once an acquiror crosses one of the above thresholds, shares which it acquired in the transaction taking it over the threshold or within ninety days become "Control Shares" which are deprived of the right to vote until a majority of the disinterested stockholders restore that right. A special stockholders' meeting may be called at the request of the acquiror to consider the voting rights of the acquiror's shares no more than 50 days, unless the acquiror agrees to a later date, after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and other information concerning the acquiror and the proposed control share acquisition. If no such request for a stockholders' meeting is made, consideration of the voting rights of the acquiror's shares must be taken at the next special or annual stockholders' meeting. If the stockholders fail to restore voting rights to the acquiror or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call some of the acquiror's shares for redemption. The Company's articles of incorporation and bylaws do not currently permit us to call an acquiror's shares for redemption under these circumstances. The Control Share Acquisition Statute also provides that the stockholders who do not vote in favor of restoring voting rights to the Control Shares may demand payment for the "fair value" of their shares. This amount is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute.

     Provisions of Nettaxi's bylaws which are summarized below may affect potential changes in control of Nettaxi. The Board of Directors believes that these provisions are in the best interests of stockholders because they will encourage a potential acquiror to negotiate with the Board of Directors , which will be able to consider the interests of all stockholders in a change in control situation. However, the cumulative effect of these terms maybe to make it more difficult to acquire and exercise control of Nettaxi and to make changes in management more difficult.

     The bylaws provide the number of directors of Nettaxi shall be established by the Board of Directors , but shall be no less than one. Between stockholder meetings, the Board of Directors may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

     As discussed above, Nettaxi's bylaws further provide that stockholder action may be taken at a meeting of stockholders and may be effected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Nevada law requires a greater percentage.

     Nettaxi is not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of its common stock.

     The provisions described above may have the effect of delaying or deterring a change in the control or management of Nettaxi.


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
APPLICATION OF CALIFORNIA GENERAL CORPORATION LAW

     Although Nettaxi is incorporated in Nevada, its headquarters is in the State of California. Section 2115 of the California General Corporation Law provides that provisions of the California General Corporation Law shall be applicable to a corporation organized under the laws of another state to the exclusion of the law of the state in which it is incorporated, if the corporation meets tests regarding the business done in California and the number of its California stockholders.

     An entity such as Nettaxi can be subject to Section 2115 if the average of the property factor, payroll factor and sales factor deemed to be in California during its latest full income year is more than 50 percent and more than one-half of its outstanding voting securities are held of record by persons having addresses in California. Section 2115 does not apply to corporations with outstanding securities listed on the New York or American Stock Exchange, or with outstanding securities designated as qualified for trading on the Nasdaq National Market. Since the average of the Company's property factor, payroll factor and sales factor deemed to be in California during Nettaxi's latest fiscal year was almost 100%, and over 50% of its outstanding voting securities are held of record by persons having addresses in California, and Nettaxi's securities do not currently trade on any of the listed exchanges, Nettaxi is subject to Section 2115.

     During the period that Nettaxi is subject to Section 2115, the provisions of the California General Corporation Law regarding the following matters are made applicable to the exclusion of the law of the State of Nevada:

     -    general provisions and definitions;
     -    annual election of directors;
     -    removal of directors without cause;
     -    removal of directors by court proceedings;
     - filling of director vacancies where less than a majority in office were elected by the stockholders
     -    directors' standard of care;
     -    liability of directors for unlawful distributions;
     -    indemnification of directors, officers and others;
     -    limitations on corporate distributions of cash or property;
     -    liability of a stockholder who receives an unlawful distribution;
     -    requirements for annual stockholders meetings;
     -    stockholders' right to cumulate votes at any election of directors;
     -    supermajority vote requirements;
     -    limitations on sales of assets;
     -    limitations on mergers;
     -    reorganizations;
     -    dissenters' rights in connection with reorganizations
     -    required records and papers;
     -    actions by the California Attorney General; and
     -    rights of inspection.


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
                        COMPARITIVE RIGHTS OF HOLDERS OF
                          NETTAXI-DELAWARE COMMON STOCK
                              AND RAE CAPITAL STOCK

This section of the proxy statement describes material differences between the rights of stockholders of Nettaxi-Delaware and the rights of shareholders of RAE capital stock. The rights compared are those found in the respective companies' charter documents and corporate law provisions for Delaware and California, which are the states in which Nettaxi-Delaware and RAE, respectively, are incorporated. When reading this description, please note that Delaware law refers to holders of capital stock as "stockholders" while California law uses the term "shareholder." The two terms mean the same thing in practice and for all practical purposes may be used interchangeably; however, we generally use the term "stockholder" when referring to holders of Nettaxi-Delaware capital stock or to Delaware law and "shareholder" when referring to holders of RAE capital stock or to California law. After completion of the merger, shareholders of RAE capital stock will become stockholders of Nettaxi-Delaware common stock. The rights of Nettaxi-Delaware stockholders will be governed by Delaware law, Nettaxi-Delaware's certificate of incorporation and Nettaxi-Delaware's bylaws. While Nettaxi-Delaware believes that this description addresses the material differences, this summary may not contain all of the information that is important to stockholders of Nettaxi-Delaware and shareholders of RAE. Nettaxi-Delaware stockholders and RAE shareholders should read this entire document and the documents referred to in this summary carefully for a more complete understanding of the differences between the rights of Nettaxi-Delaware stockholders, on the one hand, and RAE shareholders, on the other. This summary is not intended to be complete and is qualified in its entirety by reference to the relevant provisions of the certificate of incorporation and bylaws of Nettaxi-Delaware, the articles of incorporation and bylaws of RAE, and Delaware and California law.


SIZE OF THE BOARD OF DIRECTORS

     Delaware law states that the board of directors shall consist of one or more members with the number of directors to be fixed as provided in the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. Nettaxi-Delaware's board of directors may consist of such number of directors as determined by the board of directors, and currently consists of six directors.

     Under California law, as provided in the articles of incorporation or bylaws, the minimum number of directors cannot be less than three. A bylaw changing the number of directors may only be adopted by approval of a majority of the outstanding shares. The RAE bylaws provide that the authorized number of directors of RAE shall be six.


CLASSIFICATION

     The Nettaxi-Delaware board of directors is divided into three classes, with each class serving a staggered three-year term.

     The RAE board of directors is not classified. Each director is up for election every year.


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
REMOVAL OF DIRECTORS

     Delaware law states that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Nettaxi-Delaware's certificate of incorporation and bylaws provide that a director can be removed with or without cause by the vote of a majority of the voting power of the then outstanding shares of capital stock entitled to vote.

     California law provides that the board of directors may remove a director for cause by declaring vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Further, any director or the entire board of directors may be removed, with or without cause, with approval of a majority of the outstanding shares entitled to vote thereon; however, no director may be removed (unless the entire board is removed) if the number of shares voted against the removal or not consenting in writing to the removal would be sufficient to elect the director under cumulative voting. Shareholders holding at least 10% of the outstanding shares in any class may sue in superior county court to remove from office any director for fraud, dishonest acts or gross abuse of authority or discretion. The RAE bylaws provide for the removal of directors in accordance with California law.


FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Delaware law provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Further, if, at the time of filling any vacancy, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order any election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Nettaxi-Delaware's bylaws provide that vacancies may be filled, subject to the rights of the holders of any series of Preferred Stock then outstanding, only by a majority vote of the directors then in office, though less than a quorum. Any director elected by the board of directors to fill a vacancy or newly created directorship shall hold the office for a term expiring at the next annual meeting of stockholders.

     Under California law, any vacancy on the board of directors other than one created by removal of a director, may be filled by the board of directors, unless otherwise provided in the articles or bylaws. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director can only be filled by the shareholders unless board approval is authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders.


CUMULATIVE VOTING

     Delaware law does not require any corporation to permit cumulative voting. California law requires that any corporation that is not a listed corporation must permit cumulative voting in its elections for directors, provided that the shareholder wishing to cumulate votes follow the proper procedures for doing so.


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
     Nettaxi-Delaware does not permit cumulative voting. RAE is required to, and does, permit cumulative voting.


LIMITATION ON DIRECTOR LIABILITY

     Delaware law and California law each provide that the charter documents of a corporation may include provisions which limit or eliminate the liability of directors to the corporation or its stockholders, provided such liability does not arise from certain proscribed conduct, including, in the case of Delaware law, for any breach of the director's duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or transactions from which such director derived an improper personal benefit, or, in the case of California law, intentional misconduct or knowing and culpable violation of law, acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, the receipt of an improper personal benefit, acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders, acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders, interested transactions between the corporation and a director in which a director has a material financial interest and liability for improper distributions, loans or guarantees.

     The Nettaxi-Delaware certificate of incorporation provides that a director of Nettaxi-Delaware shall not be personally liable to the corporation or its stockholders for monetary damages, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Nettaxi-Delaware certificate further provides that, if the Delaware General Corporation Law is hereafter amended to authorize the further limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     The RAE articles of incorporation contain a provision limiting the liability of its directors to the fullest extent provided by California law.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Both Delaware and California law generally permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     Under Delaware law, such determination shall be made, in the case of an individual who is a director or officer at the time of such determination: by a majority of the disinterested directors, even though less than a quorum; by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; by independent legal counsel, regardless of


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
whether a quorum of disinterested directors exists; or by a majority vote of the stockholders, at a meeting at which a quorum is present.

     Under California law, such determination will be made by a majority vote of a quorum consisting of directors who are not parties to the indemnification proceeding, or, if such a quorum of directors is not obtainable, by independent legal counsel, by approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote, or by the court in which the underlying proceeding is or was pending.


AMENDMENTS TO CERTIFICATE OF INCORPORATION AND ARTICLES OF INCORPORATION

     Delaware law requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. Further, Delaware law states that if an amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of shares of such class or alter or change the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, the class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation.

     Nettaxi-Delaware's certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote in any annual election of directors, voting together as a single class, is required to amend or repeal provisions of Nettaxi-Delaware's certificate of incorporation relating to: the management of Nettaxi-Delaware by or under the direction of the board of directors, stockholder action without a meeting, number, election, term, classes of directors, adoption, amendment or repeal of the bylaws, liability of the directors, and the amendment or repeal of the above-described provisions of Nettaxi-Delaware's certificate of incorporation.

     Unless otherwise specified in a California corporation's articles of incorporation, an amendment to the articles of incorporation requires the approval of the corporation's board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon, either before or after the board approval, although certain minor amendments may be adopted by the board alone such as amendments causing stock splits (including an increase in the authorized number of shares in proportion thereto) and amendments changing names and addresses given in the articles. Under California law, the holders of the outstanding shares of a class of stock are entitled to vote as a class if a proposed amendment to the articles of incorporation would: increase or decrease the aggregate number of authorized shares of such class; effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split; effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class; change the rights, preferences, privileges or restrictions of the shares of such class; create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preference or privileges prior to the shares of such class; in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so; or cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

     The RAE articles of incorporation require the approval by a majority of the outstanding shares of Preferred Stock, if shares of Preferred Stock are outstanding, in order for RAE to amend or repeal the RAE's articles of incorporation or bylaws if such actions would alter or change the rights, preferences, privileges or power of, or restrictions provided for the benefit of, the holders of the Preferred Stock to affect the holders materially and


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
adversely; create, reclassify, authorize or issue any class of stock senior to, or on a parity with, the Preferred Stock with respect to dividends, redemption or upon liquidation.


AMENDMENTS TO BYLAWS

     Delaware law also states that the power to adopt, amend or repeal the bylaws of a corporation shall be vested in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. Nettaxi-Delaware's certificate of incorporation authorizes Nettaxi-Delaware's board of directors to adopt, amend or repeal Nettaxi-Delaware's bylaws. The stockholders of Nettaxi-Delaware may adopt, amend or repeal Nettaxi-Delaware's bylaws, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote in any annual election of directors, voting together as a single class.

     Under California law, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation. The RAE bylaws provide that they may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

AUTHORIZED CAPITAL STOCK

     The Nettaxi-Delaware certificate of incorporation authorizes the issuance of up to 100,000,000 shares of Common Stock, par value one-tenth of one cent ($0.001) per share and 2,000,000 shares of Preferred Stock, par value one-tenth of one cent ($0.001) per share. The Nettaxi-Delaware board of directors is authorized, without further action by the stockholders, and subject to any limitations prescribed by law, to designate and issue the preferred stock in one or more series, and can fix the rights, preferences, and privileges of the shares of each series and any qualifications, limitations, or restrictions on these shares. The Nettaxi-Delaware board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Nettaxi-Delaware's common stock.

     Immediately after the Closing, it is anticipated that 43,091,035 shares of Nettaxi-Delaware common stock will be issued and outstanding, and no shares of Nettaxi-Delaware Preferred Stock were issued and outstanding.

     The RAE articles of incorporation authorizes the issuance of up to 40,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, of which 700,000 shares are designated Series A Preferred Stock, par value $0.01 per share, and 1,000,000 shares are designated Series B Preferred Stock, par value $0.01 per share. The RAE board of directors is authorized, without further action by the shareholders, and subject to any limitations prescribed by law, to designate and issue the preferred stock in one or more series, and can fix the rights, preferences, privileges and restrictions of the shares of each series and any qualifications, limitations, or restrictions on these shares. The RAE board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of RAE's common stock.

     As of January 31, 2002, approximately 16,492,960 shares of RAE Common Stock were issued and outstanding, 700,000 shares of Series A Preferred Stock were issued and outstanding, and 1,000,000 shares of Series B Preferred Stock were issued and outstanding.


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
DIVIDENDS

     Both Delaware law and California law provide that the directors of a corporation may declare and pay dividends on capital stock. Under Delaware law, dividends may only be paid out of surplus, which is the excess of net assets of the corporation over capital, or, if the corporation does not have adequate surplus, out of net profits for the current or immediately preceding fiscal year, unless the net assets are less than the capital of any outstanding preferred stock. Under California law, dividends may only be paid out of retained earnings or so long as the distribution does not render the corporation unable to meet its liabilities as they mature.

     The Nettaxi-Delaware certificate of incorporation places no additional restrictions on its board's ability to declare dividends.

     The RAE articles of incorporation require that dividends shall be paid to the holders of Series A Preferred Stock on a non-cumulative basis, when, as and if declared by the board of directors, at a rate equal to 6% per year on the initial purchase price of the shares of Series A Preferred Stock and Series B Preferred Stock, respectively.

STOCK REPURCHASES, REDEMPTIONS, AND CONVERSIONS

     In general, a corporation may not purchase or redeem its own shares if its capital is impaired or if the purchase or redemption would cause its capital to be impaired. A corporation may, however, purchase or redeem preferred shares out of capital if the shares will then be retired, thereby reducing the capital of the corporation.

     The Nettaxi-Delaware certificate of incorporation does not restrict Nettaxi-Delaware's ability to repurchase or redeem its own shares.

     The RAE articles of incorporation states that the shares of Common Stock are not redeemable, but provides for the redemption of Series A Preferred Stock and Series B Preferred Stock at $0.40 and $1.00 per share, respectively.


APPRAISAL OR DISSENTERS' RIGHTS

     Under Delaware law, holders of shares of any class or series of stock, who neither vote in favor of the merger or consolidation nor consent thereto in writing, have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters' appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series of stock listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (i) stock of the surviving corporation; (ii) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the

National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares; or (iv) some combination of the above. In addition, dissenters' rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

     Under California law, if the approval of the outstanding shares of the corporation is required for a merger or reorganization, each shareholder entitled to vote on the transaction, and who did not vote in favor of the reorganization, may require the corporation to purchase for cash at their fair market value the shares owned by such shareholder. No appraisal rights are available for shares listed on any national securities exchange certified by the Commissioner of Corporations or listed on the National Market System of the NASDAQ Stock Market, unless there exists with respect to such shares any restriction on transfer imposed by the corporation or by any law or regulation or if demands for payment are filed with respect to 5% or more of the outstanding shares of that class.

ACTION BY WRITTEN CONSENT

     Under Delaware law and California law, unless otherwise provided in the certificate or articles of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having at least the minimum number of votes required to authorize such action. Under California law, if consent is sought for less than all shareholders entitled to vote, notice as required shall be given. In addition, under California law, directors may not be elected by written consent except by unanimous written consent, other than a vacancy created by removal, which vacancy may be filled by the consent of a majority of the shareholders, or if the removed director is elected only by a class of shareholders, by the consent of a majority of that class.

     The Nettaxi-Delaware certificate of incorporation prohibits stockholder action without a duly called annual or special meeting of the stockholders.

ANNUAL MEETING OF STOCKHOLDERS

     Nettaxi-Delaware's annual meetings of stockholders are held on the date and at the place fixed by its board of directors. The RAE bylaws provide that its annual meetings of stockholders be held at 12:00 noon on the first Friday in February at the principal executive office of RAE unless otherwise designated by the board of directors.

SPECIAL MEETING OF STOCKHOLDERS

     The Nettaxi-Delaware certificate of incorporation and bylaws provide that special meetings of the stockholders may only be called by the board of directors, the chairman of the board, the President or the chief executive officer, or by one or more shareholders holding not less than 10% of the voting power of Nettaxi-Delaware.

     The RAE bylaws provide that special meetings of the shareholders may only be called by the board of directors, the chairman of the board, the president, or by one or more shareholders holding not less than 10% of the voting power of RAE.

ADVANCE NOTICE REQUIREMENTS OF STOCKHOLDER NOMINATIONS

     In order to nominate an individual for election to the board of directors at an annual meeting, Nettaxi-Delaware's bylaws require a stockholder to provide


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
written notice of the nomination to Nettaxi-Delaware's secretary at least 120 calendar days in advance of the date that Nettaxi-Delaware's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders.

     The RAE bylaws do not contain a comparable provision.

ADVANCE NOTICE REQUIREMENTS OF STOCKHOLDER BUSINESS

     In order to raise business before an annual meeting, an Nettaxi-Delaware stockholder must provide written notice of such intent to Nettaxi-Delaware not less than 120 calendar days in advance of the date that Nettaxi-Delaware's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders.

     The stockholder's notice for an annual or special meeting shall set forth:

(a) a brief description of the business desired to be brought before the annual or special meeting;

(b) the name and address, as they appear on Nettaxi-Delaware's books, of the stockholder proposing such business;

(c) the class and number of shares of Nettaxi-Delaware which are beneficially owned by the stockholder; and

(d)     any material interest of the stockholder in such business.

     Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

     The RAE bylaws do not contain a comparable provision.

RIGHTS OF INSPECTION

     Delaware and California law allow any stockholder to inspect the accounting books and records and minutes of proceedings of the stockholders and the board and to inspect the stockholders' list at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a stockholder. Additionally, California law provides for an absolute right to inspect and copy or obtain from the transfer agent of the corporation the corporation's shareholders list by a shareholder or shareholders holding at least 5% in the aggregate of the corporation's outstanding voting shares, or any shareholder or shareholders holding 1% or more of such shares who have filed a
Schedule 14A with the Commission.

TRANSACTIONS BETWEEN THE CORPORATION AND ITS DIRECTORS AND OFFICERS

     Both Delaware law and California law state that any contract or transaction between a corporation and any of its directors or officers is not void or voidable if the material facts as to the transaction and as to the director's or officer's interest are fully disclosed and a majority of the disinterested shareholders represented and voting at a duly held meeting approve or ratify the transaction in good faith. California law provides that such a contract or transaction also is not void or voidable if either after full disclosure the transaction is approved by the board or a committee (excluding the vote of interested directors) in good faith and the transaction is just and reasonable to the corporation, or the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was


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just and reasonable as to the corporation at the time it was authorized, approved or ratified. Delaware law is similar except that the transaction must be shown to be fair instead of just and reasonable.

REPORTING REQUIREMENTS

     Nettaxi, the parent company of Nettaxi-Delaware is a publicly-traded company and is required to submit periodic and current reports to the SEC. These reports are accessible to the public, including its stockholders, at no charge and contain material information about Nettaxi.

     RAE is a privately-held company and does not have any public reporting requirements. As such, material information about RAE is generally not available to its shareholders nor to the public at large.


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
--------------------------------------------------------------------------------
                                 PROPOSAL NO. 2

                               REVERSE STOCK SPLIT
--------------------------------------------------------------------------------

INTRODUCTION

     Nettaxi is asking stockholders to approve the reverse stock split of its common stock such that each five and sixty-seven hundredths (5.67) shares of its common stock is converted into one (1) share of common stock.

     The Board of Directors will have the ability to effect the reverse stock split only if the Merger described in Proposal 1 and the reincorporation described in Proposal 3 are approved and are being implemented. The Board of Directors has approved a resolution to effect the reverse stock split. The resolution would have the effect of causing the reverse stock split of Nettaxi's issued and outstanding common stock, with no effect on our two hundred million (200,000,000) authorized shares of common stock. At February 12, 2002 Nettaxi had 43,124,586 shares of common stock issued and outstanding. After the reverse stock split, approximately 7,605,747 shares of common stock would be issued and outstanding.

     Nettaxi's Board of Directors has adopted a resolution approving, declaring advisable and recommending to its stockholders for their approval the reverse stock split. The resolution adopted by the Board of Directors is attached as Appendix F to this proxy statement. In addition, its Board of Directors has
----------
reserved the right to abandon the reverse stock split, without further direction by Nettaxi's stockholders, at any time before it becomes effective. Because the reverse stock split is a condition to the closing of the Merger, if this Proposal 2 is approved Nettaxi expects to complete the reverse stock split only if the Merger is approved and is being implemented.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve this Proposal 2. Abstentions and broker "non-votes" will have the same effect as votes against the Proposal. As described above, Nettaxi has reserved the right not to effect the reverse stock split even if it is approved by our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS APPROVED AND DECLARED THE ADVISABILITY OF THE REVERSE STOCK SPLIT INCLUDED IN PROPOSAL 2 AND BELIEVES THAT IT IS FAIR TO, AND IN THE BEST INTERESTS OF, NETTAXI'S STOCKHOLDERS. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

PURPOSE OF THE REVERSE STOCK SPLIT

     Nettaxi believes that the Board of Directors should be granted the authority to implement the reverse stock split for the following reasons:

     - to provide for a potential post-Merger capital structure that is more comparable with those of similarly situated companies in the company's industry and more reasonable in light of the company's size and market capitalization; and


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     -     the reverse stock split is required by the Merger Agreement described in Proposal 1. If the reverse stock split is not approved, the proposed Merger with RAE will not be consummated.

     Additionally, regardless of the amount of shares Nettaxi issues in the Merger, the reverse stock split would reduce the number of shares of its common stock that could be outstanding upon issuance under outstanding stock options and warrants to amounts that Nettaxi believes are more reasonable in light of its size and market capitalization.

MATERIAL EFFECTS OF PROPOSED REVERSE STOCK SPLIT

The principal effects of the reverse stock split will be that:

     - each five and sixty-seven hundredths (5.67) shares of Nettaxi common stock issued immediately prior to the reverse stock split will be converted into one (1) share of new Nettaxi common stock, which will continue to have a par value of $0.001 per share;

     - the number of shares issuable pursuant to outstanding warrants and options to purchase Nettaxi common stock will be adjusted so that each five and sixty-seven hundredths (5.67) shares issuable thereunder will be reduced to one
(1) share issuable thereunder and such outstanding warrants and options will have an exercise price equal to 5.67 times the applicable exercise price before the reverse stock split; and

     - the number of shares reserved for issuance under Nettaxi's existing 1998 and 1999 stock option plans will be reduced such that each five and sixty-seven hundredths (5.67) shares reserved for issuance under the stock option plans are converted to one (1) share issuable thereunder.

     The reverse stock split will affect all of Nettaxi's stockholders uniformly and will not affect any stockholder's percentage ownership interests in Nettaxi or the proportionate voting power of Nettaxi's common stock, except to the extent that the reverse stock split results in any of Nettaxi's stockholders owning a fractional share. In lieu of issuing fractional shares, Nettaxi will issue one full share of common stock for each fractional share to each stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split (after aggregating all shares held by such stockholder). For example, as a result of the reverse stock split, someone holding 1,000 shares of common stock prior to the reverse stock split would receive 176 shares of common stock and one additional share of common stock in lieu of four-tenths of a post-split share of common stock.

     Certain stockholder matters will not be affected by the reverse stock split. For example, the number of shares of Nettaxi common stock authorized in Nettaxi's Articles of Incorporation will remain unchanged by the reverse stock split. This will permit the Board of Directors to issue additional shares of common stock without prior stockholder approval, which could dilute the interests of current stockholders.

     The reverse stock split will not affect the par value of shares of Nettaxi common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Nettaxi common stock will be reduced to approximately $7,600 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and per share net book value of Nettaxi common stock will be increased as a result of the reverse stock split, because there will be fewer shares of Nettaxi common stock outstanding.


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
     The Nettaxi common stock issued and outstanding after the reverse stock split will remain fully paid and non-assessable. Nettaxi will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     If the reverse stock split, the reincorporation and the Merger are approved by Nettaxi's stockholders and implemented, the reverse stock split will become effective at the time specified by the Board of Directors. Beginning at the effective time of the reverse stock split, each certificate representing Nettaxi common stock that was issued before the reverse stock split will be deemed for all corporate purposes to evidence post-reverse stock split ownership.

     As soon as practicable following the reverse stock split, Nettaxi stockholders will be notified that the reverse stock split has been effected. Nettaxi expects its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of shares of common stock will be asked to surrender to Nettaxi's transfer agent certificates representing shares of common stock in exchange for certificates representing the reverse-split adjusted shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the transfer agent. No new certificates will be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed letter of transmittal to the transfer agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so. If your shares of Nettaxi common stock are deposited in book entry, your shares will automatically be converted to reflect the reverse stock split without any action on your part.

FRACTIONAL SHARES

     Nettaxi will not issue fractional shares in connection with the reverse stock split. In lieu of issuing fractional shares, Nettaxi will issue one full share to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split (after aggregating all shares held by such stockholder). For example, as a result of the reverse stock split, someone holding 1,000 shares of common stock prior to the reverse stock split would receive 176 shares of common stock and one additional share of common stock in lieu of four-tenths of a post-split share of common stock.

NO DISSENTERS' RIGHTS

     Under the Nevada Corporation Law, Nettaxi stockholders are not entitled to dissenters' rights with respect to the Company's proposed reverse stock split, and Nettaxi will not independently provide Nettaxi stockholders with any such right.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

          The following is a summary of the material U.S. federal income tax consequences to Nettaxi stockholders of the reverse stock split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the post-reverse common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of pre-reverse common stock are advised to consult their own tax advisers regarding the federal income tax consequences of the reverse stock


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
split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The following U.S. federal income tax consequences will result from the reverse stock split:

          - The reverse split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

          - Nettaxi will not recognize gain or loss in connection with the reverse stock split.

          - A Nettaxi stockholder will not recognize a gain or loss upon the exchange of shares of pre-reverse common stock solely for shares of post-reverse common stock, except to the extent of any gain which may be attributable to the exchange of a fractional share for a whole share.

          - The aggregate basis of the shares of post-reverse common stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of pre-reverse common stock surrendered in exchange therefor.

          - The holding period of the shares of post-reverse common stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of pre-reverse common stock surrendered in exchange therefor.

          THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.


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
--------------------------------------------------------------------------------
                                 PROPOSAL NO. 3

                                 REINCORPORATION
--------------------------------------------------------------------------------

INTRODUCTION

     At the Special Meeting, Nettaxi's stockholders will consider and vote upon a proposal to change Nettaxi's state of incorporation from Nevada to Delaware (the "Reincorporation") by adoption of the Agreement and Plan of Merger (the "Reincorporation Agreement") to be entered into by and among Nettaxi and Nettaxi-Delaware, attached hereto as Appendix G. Stockholder approval of the
                                     ----------
Reincorporation Agreement will constitute approval of the Reincorporation and all transactions relating to it.

     The following discussion summarizes certain aspects of the Reincorporation Agreement. The summary is not intended to be complete and is qualified in its entirety by reference to the Reincorporation Agreement and to the Certificate of Incorporation of Nettaxi-Delaware (the "Delaware Charter") and the Bylaws of Nettaxi-Delaware (the "Delaware Bylaws"), attached hereto as Appendices H and I, respectively.

GENERAL

     The Board of Directors of Nettaxi (the "Nettaxi Board") has proposed that the state of incorporation of Nettaxi be changed from Nevada to Delaware. Such change is proposed to be effected by the Reincorporation Agreement. The Reincorporation Agreement provides for the merger of Nettaxi with and into its wholly-owned subsidiary, Nettaxi-Delaware, a Delaware corporation, with Nettaxi-Delaware being the surviving corporation. The Reincorporation will, in effect, cause Nettaxi to be reincorporated in Delaware.

     On the effective date of the Reincorporation, Nettaxi-Delaware will succeed to all of the assets, liabilities and business of Nettaxi and will possess all of the rights and powers of Nettaxi. Under the terms of the Reincorporation Agreement, the current officers and directors of Nettaxi will become the officers and directors of Nettaxi-Delaware until such time as the Merger between Nettaxi-Delaware and RAE, as described elsewhere in this proxy statement, is consummated.

     The Delaware Charter and Delaware Bylaws shall remain in full force and effect after the Reincorporation, without amendment. Nettaxi-Delaware will remain subject to the Delaware General Corporation Law (the "DGCL").
Differences between the Delaware Charter and Delaware Bylaws, on the one hand, and the Articles of Incorporation of Nettaxi (the "Nevada Charter") and the Bylaws of Nettaxi (the "Nevada Bylaws"), on the other hand, should be considered in the context of the differences between the DGCL and the NRS Statutes ("NRS"). These differences are discussed in more detail in the sections below.

     On the effective date of the Reincorporation, each issued and outstanding share of common stock of Nettaxi, $0.001 par value per share (the "Nettaxi Common Stock"), will be converted automatically into one share of Nettaxi-Delaware common stock, $0.001 par value per share ("Nettaxi-Delaware Common Stock"), and each issued and outstanding option and warrant of Nettaxi will be converted automatically into one option or warrant, as the case may be,


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of Nettaxi-Delaware.  Each stock certificate representing issued and outstanding shares of Nettaxi Common Stock will continue to represent the same number of shares of Nettaxi-Delaware Common Stock.

NO EXCHANGE OF CERTIFICATES REQUIRED

     Stockholders may, but are not required to, surrender their present Nettaxi Common Stock certificates so that replacement certificates representing shares of Nettaxi-Delaware Common Stock may be issued in exchange therefore. After the Reincorporation, certificates representing Nettaxi Common Stock will constitute "good delivery" in connection with sales through a broker, or otherwise, of shares of Nettaxi-Delaware Common Stock. Nettaxi's transfer agent, Interwest Transfer Company, will act as transfer agent for Nettaxi-Delaware after the Reincorporation. Stockholders may consult their stockbrokers or Nettaxi with respect to any questions regarding the mechanics of such transactions.

     Nettaxi Common Stock is listed for trading on the Over-the-Counter Bulletin Board and, after the Reincorporation, Nettaxi-Delaware Common Stock will continue to be listed for trading on the Over-the-Counter Bulletin Board under the same symbol, NTXY.OB, as the shares of Nettaxi Common Stock are currently traded. The shares of Nettaxi-Delaware Common Stock will continue to be represented by the same CUSIP number that is currently used for Nettaxi Common Stock. There will be no interruption in the trading of Nettaxi Common Stock as a result of the Reincorporation.

AMENDMENT

     The Reincorporation Agreement provides that it may be amended at any time, whether before or after approval by the Nettaxi stockholders of the Reincorporation Agreement, by agreement of the Nettaxi Board and the Board of Directors of Nettaxi-Delaware (the "Nettaxi-Delaware Board"), subject to any restrictions imposed by the DGCL and the NRS, respectively. DGCL will not permit an amendment to the Reincorporation Agreement, absent stockholder approval, if such amendment would adversely affect the holders of any class of stock of either Nettaxi or Nettaxi-Delaware. As the Reincorporation Agreement provides that it may be amended, the NRS will permit amendment to the Reincorporation Agreement after it is approved by the Nettaxi stockholders and prior to it becoming effective, so long as such amendments do not alter or change the manner or basis for exchange of the Nettaxi stockholders' interests under the Reincorporation Agreement and such amendments do not adversely affect the Nettaxi stockholders. Neither the Nettaxi Board nor the Nettaxi-Delaware Board intends to make any material amendment to the Reincorporation Agreement, nor do they intend to amend the Delaware Charter or Delaware Bylaws should the Reincorporation be approved by Nettaxi's stockholders.

VOTE REQUIRED

     Under the NRS, the affirmative vote of the holders of a majority of the outstanding shares of Nettaxi Common Stock is required for approval of the Reincorporation Agreement. The Reincorporation Agreement has been approved by the Nettaxi Board, who unanimously recommend a vote in favor of the Reincorporation. Even if approved by Nettaxi's stockholders, however, the Reincorporation may be abandoned by the Nettaxi Board, at its discretion, either before or after Nettaxi's stockholders' approval has been obtained.

     THE NETTAXI BOARD RECOMMENDS A VOTE "FOR" THIS PROPSAL NO. 3.

     NETTAXI'S STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED APPENDICES ATTACHED TO THE PROXY STATEMENT, BEFORE VOTING ON THE REINCORPORATION AGREEMENT.


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REASONS FOR AND ADVANTAGES OF REINCORPORATION IN DELAWARE

     In connection with the proposed merger of Nettaxi-Delaware with RAE, as described elsewhere in this proxy statement, Nettaxi has agreed to effect the Reincorporation from Nevada to Delaware. RAE requested that Nettaxi effect the Reincorporation for many of the reasons described below.

     For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware. Furthermore, the Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations, thereby providing greater predictability with respect to legal affairs.

     Delaware law permits a corporation to adopt a number of measures, through amendment of the corporate certificate of incorporation or bylaws or otherwise, designed to reduce a corporation's vulnerability to unsolicited takeover attempts. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to such defensive measures with respect to the conduct of the Board of Directors under the business judgment rule with respect to unsolicited takeover attempts.

     In the opinion of Board of Directors of RAE, the latitude described above affords Delaware corporations more opportunities to raise capital. The procedures and degree of stockholder approval required for Delaware corporations for the authorization of additional shares of stock, and for approval of certain mergers and other transactions, present fewer practical impediments to the capital raising process than those which apply to Nevada corporations. For example, a Delaware corporation has greater flexibility in declaring dividends, which can aid a corporation in marketing various classes or series of dividend paying securities. Under the DGCL, dividends may be paid out of surplus, or if there is no surplus, out of net profits from the corporation's previous fiscal year or the fiscal year in which the dividend is declared, or both, so long as there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock, if any, having a preference upon the distribution of assets. Under the NRS, dividends may not be paid by the corporation if the corporation would not be able to pay its debts as they come due in the usual course of business, or (unless the corporation's articles of incorporation permit otherwise) if the corporation's total assets would be less than the sum of its total liabilities, plus amounts payable in dissolution to holders of shares carrying a liquidation preference over the class of shares to which a dividend is declared. These and other differences between NRS and the DGCL are more fully explained below in the section entitled "Comparative Rights of Stockholders."

     In the opinion of the Board of Directors of RAE, underwriters and other members of the financial services industry may be more willing and better able to assist in capital raising programs for corporations having the greater flexibility afforded by the DGCL.

DISADVANTAGES OF REINCORPORATION IN DELAWARE

     Despite the belief of the Board of Directors of RAE as to the benefits and advantages of reincorporation in Delaware, some stockholders may find the Reincorporation disadvantageous for several reasons. As discussed below, the DGCL, unlike any applicable provision of the NRS, contains a statutory provision intended to discourage certain takeover attempts of Delaware corporations which are not approved by the Board of Directors. This anti-takeover provision could


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have the effect of lessening the possibility that stockholders of
Nettaxi-Delaware would be able to receive a premium above market value for their shares of Nettaxi-Delaware Common Stock in the event of a takeover. This provision could also have an adverse effect on the market value of the shares of Nettaxi-Delaware Common Stock. To the extent that this provision may restrict or discourage takeover attempts, it may render less likely a takeover opposed by the Nettaxi-Delaware Board of Directors and may make removal of the Board of Directors or management less likely as well.

     As further discussed below, the Delaware Charter contains a provision limiting director liability under certain circumstances and the Delaware Bylaws contain provisions relating to indemnification of directors and officers. These provisions could operate to the potential disadvantage of the stockholders of Nettaxi-Delaware. For example, their inclusion may have the effect of reducing the likelihood of Nettaxi-Delaware recovering monetary damages from directors as a result of derivative litigation against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Nettaxi-Delaware and its stockholders. In addition, the stockholders of Nettaxi-Delaware will forego potential causes of action for breach of duty of care involving grossly negligent business decisions, including those relating to attempts to change control of Nettaxi-Delaware.

     Following the Reincorporation, the authorized capital stock of Nettaxi-Delaware will remain unchanged. No additional shares of Nettaxi-Delaware Common Stock other than those shares issued in exchange for shares of Nettaxi Common Stock will be issued by Nettaxi-Delaware in connection with the Reincorporation and no shares of Nettaxi-Delaware Preferred Stock will be issued by Nettaxi-Delaware in connection with the Reincorporation. Nettaxi's current directors will become the directors of Nettaxi-Delaware. All employee benefit, stock option and employee stock purchase plans of Nettaxi will become Nettaxi-Delaware plans, and each option or right issued by such plans will automatically be converted into an option or right to purchase the same number of shares of Nettaxi-Delaware Common Stock, at the same price per share, upon the same terms and subject to the same conditions. Stockholders should note that approval of the Reincorporation will also constitute approval of these plans continuing as Nettaxi-Delaware plans. Other employee benefit arrangements of Nettaxi will also be continued by Nettaxi-Delaware upon the terms and subject to the conditions currently in effect.

DESCRIPTION OF NETTAXI-DELAWARE CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Nettaxi-Delaware's authorized capital stock consists of (i) 100,000,000 authorized shares of common stock, $0.001 par value, of which one share is currently issued and outstanding to Nettaxi, and (ii) 2,000,000 authorized shares of preferred stock, $0.001 par value ("Nettaxi-Delaware Preferred Stock"). All of the shares of Nettaxi-Delaware Common Stock issued in connection with the Reincorporation will be validly issued, fully paid and non-assessable.

     The holders of Nettaxi-Delaware Common Stock will be entitled to one (1) vote for each share on all matters voted on by stockholders, including the election of directors, and holders of Nettaxi-Delaware Preferred Stock will be entitled to vote, with the holders of Nettaxi-Delaware Common Stock as a single class, on all matters voted on by stockholders on an as converted basis. The holders of Nettaxi-Delaware Common Stock will not have any cumulative voting, conversion, redemption or preemptive rights. Subject to any preferential rights of any outstanding series of Nettaxi-Delaware Preferred Stock designated by the Nettaxi-Delaware Board of Directors from time to time, the holders of Nettaxi-Delaware Common Stock will be entitled to such dividends as may be declared from time to time by the Nettaxi-Delaware Board of Directors from funds available therefore, and upon liquidation will be entitled to receive pro rata all assets of Nettaxi-Delaware available for distribution to such holders.


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COMPARATIVE RIGHTS OF STOCKHOLDERS

     As a result of the Reincorporation, holders of Nettaxi Common Stock will become stockholders of Nettaxi-Delaware Common Stock and the rights of all such former Nettaxi stockholders will thereafter be governed by the Delaware Charter, the Delaware Bylaws, and the DGCL. The rights of the holders of Nettaxi Common Stock are presently governed by the Nevada Charter, the Nevada Bylaws, and the NRS.

     The following summary, which does not purport to be a complete statement of the general differences among the rights of the stockholders of Nettaxi-Delaware and Nettaxi, sets forth certain differences between the DGCL and the NRS, between the Delaware Charter and the Nevada Charter, and between the Delaware Bylaws and the Nevada Bylaws. This summary is qualified in its entirety by reference to the full text of each of such documents, the DGCL and the NRS.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     The Delaware Bylaws provide that, subject to any rights of holders of Nettaxi-Delaware Preferred Stock, the number of directors will be fixed from time to time by action of not less than a majority of the Nettaxi-Delaware Board then in office. The Delaware Bylaws currently provide that in no event shall the number of directors be less than one (1) nor more than six (6).

     The Nevada Bylaws provide that the number of directors shall from time to time be established by a vote of a majority of the Nettaxi Board serving at the time of the vote, provided that the number shall be not less than one (1). Accordingly, the Nettaxi-Delaware Board may be able to more easily prevent any stockholder from enlarging the Nettaxi-Delaware Board and filling the new directorships with such stockholder's own nominees.

     Under the DGCL, any director or the entire board of directors generally may be removed with or without cause by the holders of a majority of the shares entitled to vote at an election of directors, except, in the case of a classified board, if the certificate of incorporation provides otherwise. The Delaware Charter provides that directors, as members on a classified board, may be removed with or without cause, upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

     Under the NRS, stockholders may remove one or more directors by the vote of the holders of not less than 66 2/3% of the voting power of the Voting Stock, unless the articles of incorporation require a vote of a greater percentage of the Voting Stock. The Nevada Charter currently provides that any or all directors may be removed with or without cause by a vote of the stockholders, subject to the NRS.

     The Delaware Bylaws and Delaware Charter provide that, subject to any rights of holders of Nettaxi-Delaware Preferred Stock, any vacancies (including newly-created directorships) will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum. Directors appointed to fill vacancies created by the resignation or termination of a director will serve the remainder of the term of the resigning or terminated director.

     Under the Nevada Bylaws, newly created vacancies are to be filled by affirmative vote of a majority of the remaining directors, though less than a quorum exists, except if the vacancy is the result of a removal without cause.
A director elected to fill a vacancy caused by removal without cause may only be filled by vote of the stockholders, not the directors.


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     Under the DGCL, classified boards with staggered terms are permitted.  The
Delaware Bylaws provide for a classified board with the directors divided into three classes, with the term of office of the first class to expire at a first annual meeting of stockholders after the date when RAE, as described elsewhere in this Proxy Statement, is merged into Nettaxi-Delaware, and the terms of the second and third classes of directors not expiring until the second and third annual meetings after such date.

     Although NRS also permits classified boards with staggered terms, the Nevada Charter and Nevada Bylaws do not create nor mandate a classified board. Classified boards are an anti-takeover provision that could have an adverse effect on the market value of the shares of Nettaxi-Delaware's Common Stock. To the extent that a classified board may restrict or discourage takeover attempts, the Delaware Bylaws may render less likely a takeover opposed by the Nettaxi-Delaware Board and may make removal of directors or management less likely as well.

BUSINESS COMBINATIONS

     Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Delaware Charter does not exclude Nettaxi-Delaware from the restrictions imposed under Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Nettaxi-Delaware to negotiate in advance with the Nettaxi-Delaware Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

     The NRS also prohibits certain business combinations between a corporation and an "interested stockholder" (one beneficially holding, directly or indirectly, at least 10% of the outstanding voting stock) for three years after such person became an interested stockholder unless such interested stockholder, prior to becoming an interested stockholder, obtained the approval of the board of directors of either the business combination or the transaction that resulted in such person becoming an interested stockholder. Notwithstanding the foregoing, the NRS permits business combinations that meet all requirements of the corporation's articles of incorporation and either (i) are approved by the board of directors before the interested stockholder became an interested stockholder (or as to which the purchase of shares made by the interested


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stockholder had been approved by the board of directors before the date of purchase), or (ii) are approved by the affirmative vote of the holders of stock representing a majority of the voting stock (excluding voting stock of the interested stockholder and its affiliates and associates) at a meeting called for such purpose no earlier than three years after the interested stockholder became an interested stockholder, or (iii) the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfy certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated. A corporation may expressly exclude itself from application of the foregoing business combination provisions of the NRS, but Nettaxi has not done so.

LIMITATION OF LIABILITY OF DIRECTORS

     The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for certain breaches of the director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware Bylaws and the Delaware Charter each include such a provision, in each case, to the maximum extent permitted by law.

     The Delaware Charter provides that a director or an officer will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

     As of August 1, 2001, the NRS permits a corporation to include any provision in its articles of incorporation that are not contrary to the laws of the State of Nevada; there is no restriction on a corporation's ability to limit the personal liability of a director or officer to the corporation. Under the NRS, a director is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (ii) his breach of those duties involved intentional misconduct,
fraud or a knowing violation of the law.   There is no requirement that any such
provision be included in the articles of incorporation to be effective.

     The Nevada Charter provides that Nettaxi's directors and officers shall not be personally liable for monetary damages for any breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of the NRS, in which cases a director shall be liable to the extent provided under prior Nevada law.

     While these provisions provide officers and directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on an officers or director's breach of his or her duty of care. The NRS limits an officer's or director's liability for monetary damages, except for breach of his duties under certain circumstances.


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INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Both the NRS and the DGCL permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Both states' laws provide that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and both states permit a corporation to purchase and maintain liability insurance for its directors and officers. Both the DGCL and NRS provide that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Delaware Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the full extent permitted by the DGCL as the law exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. However, the Delaware Bylaws do not provide indemnification for a director who initiates a suit against Nettaxi-Delaware, except in specified situations required by law or authorized by the Nettaxi-Delaware Board, or if the director brings suit to enforce an indemnification contract. The indemnification rights to be conferred by the Delaware Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Nettaxi-Delaware is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents.

     Under the Nevada Charter, Nettaxi may enter into an agreement of indemnification with its directors to provide for indemnification to the fullest extent permitted, as currently provided under NRS, and is substantially similar to the indemnification of directors under the Delaware Bylaws except that the Nevada Charter does not preclude indemnification when a suit is initiated by a director.

     The members of the Nettaxi Board have a personal interest in seeing that the Reincorporation Agreement is approved and effected so that they are subject to the limitation on liability and indemnification provisions included in the Delaware Charter and the Delaware Bylaws.

SPECIAL MEETINGS OF STOCKHOLDERS

     Under the DGCL, a special meeting of stockholders may be called by the corporation's board of directors or by such persons as may be authorized by the corporation's certificate of incorporation or bylaws. The Delaware Bylaws provide that a special meeting may be called at any time by (i) the Nettaxi-Delaware Board, the Chairman of the Board, the President or the Chief Executive Officer or (ii) the holders of not less than 10% of all shares entitled to cast votes at the meeting, voting together as a single class.


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     Unless otherwise provided in the articles of incorporation or bylaws, the
NRS provides that the entire board of directors, any two directors or the president of a corporation may call annual and special meetings of the stockholders. The Nevada Bylaws provide that a special meeting of stockholders may be called by the Chairman of the Nettaxi Board, the Nettaxi Board, the President, or holders of not less than ten percent of the outstanding shares of stock of Nettaxi entitled to vote at the meeting. Unlike the Nevada Bylaws, the Delaware Bylaws do not provide an affirmative right to stockholders to call a special meeting.

AUTHORIZED CAPITAL

     The preferred stock may be issued from time to time in one or more series, and the Nettaxi-Delaware Board, without further approval of its stockholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of preferred stock. Such shares of preferred stock, if and when issued, may have rights, powers and preferences superior to those of the Nettaxi-Delaware Common Stock. Similarly, the NRS provides that the articles of incorporation may prescribe, or vest authority in the board of directors to prescribe, the classes, series, voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock without further approval of its stockholders. While there are no current plans, commitments or understandings, written or oral, to issue any preferred stock, in the event of any issuances, the holders of Nettaxi-Delaware Common Stock will not have any preemptive or similar rights to acquire any preferred stock.

AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION

     Under the DGCL, unless the certificate of incorporation otherwise provides, amendments to the certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series also would have to approve the amendment. The proposed Delaware Charter requires 66 2/3% of the Voting Power to amend the certificate of incorporation, except for the provisions relating to the corporate name, address, purpose, and sole incorporation, which require a majority vote of the then outstanding stock entitled to vote thereon.

     Under the NRS, the board of directors of a Nevada corporation that has already issued stock must approve and proposed amendment to its articles of incorporation and declare its advisability. The proposed amendments must be approved by a majority of all the votes entitled to be cast by each voting group, unless the articles of incorporation require a greater or lesser vote with respect to specified amendments. The Nevada Charter requires approval by a majority of the stockholders to amend the Nevada Charter. Therefore, amending certain provisions of the Delaware Charter could be more difficult under the Delaware Charter.

AMENDMENTS TO BYLAWS

     Under the DGCL, directors may amend the bylaws of a corporation only if such right is expressly conferred upon the directors in its certificate of incorporation. There is no provision in the NRS that proscribes amendments by the board of directors to a corporation's bylaws. The Delaware Charter permits the Nettaxi-Delaware Board to adopt, alter or amend the Delaware Bylaws, and permits stockholders to amend the Delaware Bylaws, subject to approval by 66 2/3% of the Voting Power. The Nevada Charter provides the Nettaxi Board with


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the authority to adopt, alter or amend the Nevada Bylaws.  The Nevada Charter and the Nevada Bylaws are silent as to whether stockholders can amend the Nevada Bylaws.

SUMMARY OF CERTAIN OTHER SIGNIFICANT DIFFERENCES BETWEEN DELAWARE AND NEVADA CORPORATE LAWS

     The following is a brief summary of certain other ways in which the NRS and DGCL differ and does not purport to be a complete statement of such laws.

MERGER WITH SUBSIDIARY

     Under the DGCL, a parent corporation may merge into a subsidiary and a subsidiary may merge into its parent, without stockholder approval, where such parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary. The NRS permits such mergers without stockholder approval if 90% of each class of capital stock of the subsidiary is owned by the parent corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     The NRS and DGCL both provide that the board of directors may delegate certain of their duties to one or more committees elected by a majority of the board. A Delaware corporation can delegate to a committee of the board of directors, among other things, the responsibility of nominating candidates for election to the office of director, to fill vacancies on the board of directors, and to reduce earned or capital surplus and authorize the acquisition of the corporation's own stock. Moreover, if the corporation's certificate of incorporation or bylaws, or the resolution of the board of directors creating the committee so permits, a committee of the board of directors may declare dividends and authorize the issuance of stock. Under the NRS, unless it is otherwise provided in the articles of incorporation, a committee of the board of directors has and may exercise the powers of the board of directors in the management of the business and affairs of the corporation.

VOTE REQUIRED FOR MERGERS

     The NRS provides that the sale, lease, exchange or disposal of all of the assets of a Nevada corporation as well as any merger, consolidation or share exchange generally must be recommended by the Board of Directors and approved by a vote of a majority of the shares of each class of the stock of the corporation entitled to vote on such matters. Under the NRS, the vote of the stockholders of a Nevada corporation surviving a merger is not required if: (i) the articles of incorporation of the surviving corporation will not substantially differ from its articles of incorporation before the merger, (ii) each stockholder of the surviving corporation before the effective date will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger, (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued a result of the merger, will not exceed by more than twenty percent the total number of voting shares of the surviving entity outstanding immediately before the merger, and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger will not exceed by more than twenty percent the total number of participating shares outstanding immediately before the merger. The DGCL has a similar provision requiring stockholder approval in the case of the disposition of assets or a merger or a share exchange. The DGCL requires that either (i) no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger or (ii) the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger, plus those initially issuable upon


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conversion of any other shares, securities or obligations to be issued or delivered under such plan, do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

STOCK REDEMPTIONS AND REPURCHASES

     Both Delaware and Nevada corporations may generally purchase or redeem their own shares of capital stock. Under the DGCL, a Delaware corporation may purchase or redeem its own shares of capital stock, except when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation. Subject to any restrictions imposed by its articles of incorporation, a Nevada corporation may make distributions to stockholders, so long as, after giving effect to such distribution: (i) the corporation would be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise), the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

PROXIES

     Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years unless the proxy provides for a longer period. Under the NRS, a proxy is effective only for a period of six (6) months, unless it is coupled with an interest or unless otherwise provided in the proxy which duration may not exceed seven (7) years.

CONSIDERATION FOR STOCK

     Under the NRS, a corporation may issue its capital stock in return for consideration consisting of any tangible or intangible property or benefit to the corporation, including but not limited to cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. Under the DGCL, a corporation may accept as consideration for its stock a combination of cash, property or past services in an amount not less than the par value of the shares being issued, and a secured promissory note or other binding obligation executed by the subscriber for any balance, the total of which must equal at least the par value of the issued stock, as determined by the board of directors.

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

     The DGCL provides that any stockholder of record may demand to examine the corporation's books and records for any proper purpose. If management of the corporation refuses, the stockholder can compel release of the books by court order. Under the NRS, any stockholder who owns at least 15% of the outstanding shares of the corporation's capital stock or has been authorized in writing by the holders of at least 15% of all its issued and outstanding shares may inspect, copy and audit the books of account and all financial records of the corporation. However, only a stockholder whose demand is made with a proper purpose may undertake any such inspection or audit. Under the NRS, if any officer or agent keeping records in Nevada refuses to allow a stockholder of a corporation to inspect or audit the corporation's books of account and financial records, the corporation and the officer or agent will be liable to the stockholder for all damages incurred by the stockholder, and the corporation may be liable for fines payable to the State of Nevada. There is no such corresponding provision in the DGCL.

DIVIDENDS


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     The DGCL provides that the corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock having a distribution preference. The NRS provides that dividends may be paid, unless after giving effect to such distribution, the corporation would not be able to pay its debts as they come due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities, plus (unless the corporation's articles of incorporation permit otherwise) the amount needed to satisfy preferential distributions.

CORPORATE ACTION WITHOUT A STOCKHOLDER MEETING

     The DGCL and the NRS both permit corporate action without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or articles of incorporation, respectively, or the bylaws of a Nevada corporation expressly provide otherwise. In the event such proposed corporate action is taken without a meeting by less than the unanimous written consent of stockholders, the DGCL requires that prompt notice of the taking of such action be sent to those stockholders who have not consented in writing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

     The following description of federal income tax consequences is based on the Code and applicable Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion should not be considered tax or investment advice, and the tax consequences of the reincorporation may not be the same for all stockholders. In particular, this discussion does not address the tax treatment of special classes of stockholders, such as banks, insurance companies, tax-exempt entities and foreign persons. Stockholders desiring to know their individual federal, state, local and foreign tax consequences should consult their own tax advisors.

     The Reincorporation is intended to qualify as a tax-free reorganization under Section 368(a)(1)(F) or 368(a)(1)(A) of the Code. Assuming such tax treatment, the following U.S. federal income tax consequences will generally result:

     - No taxable income, gain, or loss will be recognized by Nettaxi or the Nettaxi stockholders as a result of the exchange of shares of Nettaxi Common Stock for shares of Nettaxi-Delaware Common Stock pursuant to the Recapitalization.

     - The aggregate tax basis of the Nettaxi-Delaware Common Stock received by each Nettaxi stockholder in the Reincorporation will be equal to the aggregate tax basis of the Nettaxi Common Stock surrendered in exchange therefore.

     - The holding period of the Nettaxi-Delaware Common Stock received by each Nettaxi stockholder in the Reincorporation will include the period for which such stockholder held the Nettaxi Common Stock surrendered in exchange therefore, provided that such Nettaxi Common Stock was held by such stockholder as a capital asset at the time of the Reincorporation.

SECURITIES ACT CONSEQUENCES

     The shares of Nettaxi-Delaware Common Stock to be issued in exchange for shares of Nettaxi Common Stock are not being registered under the Securities Act of 1933, as amended (the "1933 Act"). In that regard, Nettaxi-Delaware is relying on Rule 145(a)(2) under the 1933 Act, which provides that a merger which


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has "as its sole purpose" a change in the domicile of a corporation does not involve the sale of securities for purposes of the 1933 Act, and on interpretations of the Rule by the Securities and Exchange Commission (the "Commission") which indicate that the making of certain changes in the surviving corporation's charter documents which could otherwise be made only with the approval of the stockholders of either corporation does not render Rule 145(a)(2) inapplicable.

     After the Reincorporation, Nettaxi-Delaware will be a publicly-held company, Nettaxi-Delaware Common Stock will be listed for trading on the Over-the-Counter Bulletin Board, and Nettaxi-Delaware will file periodic reports and other documents with the Commission and provide to its stockholders the same types of information that Nettaxi has previously filed and provided. Stockholders whose Common Stock is freely tradable before the Reincorporation will have freely tradable shares of Nettaxi-Delaware Common Stock. Stockholders holding restricted shares of Common Stock will have shares of Nettaxi-Delaware Common Stock which are subject to the same restrictions on transfer as those to which their present shares of Common Stock are subject, and their stock certificates, if surrendered for replacement certificates representing shares of Nettaxi-Delaware Common Stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the 1933 Act, stockholders will be deemed to have acquired their shares of Nettaxi-Delaware Common Stock on the date they acquired their shares of Nettaxi Common Stock. In summary, Nettaxi-Delaware and its stockholders will be in the same respective positions under the federal securities laws after the Reincorporation as were Nettaxi and the stockholders prior to the Reincorporation.

APPRAISAL AND DISSENTERS' RIGHTS

     Under the DGCL and the NRS, stockholders have appraisal or dissenter's rights, respectively, in the event of certain corporate actions such as a merger. These rights include the right to dissent from voting to approve such corporate action, and demand fair value for the shares of the dissenting stockholder. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights (i) must deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effected, and (ii) must not vote his shares in favor of the proposed action. If fair value is unsettled, the DGCL and the NRS provide for the dissenter and the company to petition the Court of Chancery or a Nevada state court, respectively. Although appraisal or dissenter's rights are substantially similar in Delaware and Nevada, this discussion is qualified in its entirety by reference to the DGCL and the NRS which provide more specific provisions and requirements for dissenting stockholders.

ABANDONMENT

     Notwithstanding a favorable vote of the stockholders, Nettaxi reserves the right by action of the Nettaxi Board to abandon the Reincorporation prior to effectiveness of the Reincorporation if it determines that such abandonment is in the best interests of Nettaxi. The Nettaxi Board has made no determination as to any circumstances which may prompt a decision to abandon the Reincorporation.

RECOMMENDATION OF THE NETTAXI BOARD

     Under the Nettaxi Bylaws and pursuant to the NRS, this Proposal 3 to reincorporate Nettaxi in Delaware pursuant to the Reincorporation Agreement must be approved by the affirmative vote of at least a majority of the shares of Nettaxi Common Stock present in person or by proxy at the Special Meeting and entitled to vote at the Meeting.


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     THE NETTAXI BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.




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--------------------------------------------------------------------------------
                                 PROPOSAL NO. 4

               ADOPTION OF THE 1999 STOCK OPTION PLAN, AS AMENDED
--------------------------------------------------------------------------------


     The Board of Directors Nettaxi proposes that stockholders adopt the 1999 Stock Option Plan (the "Plan"), which was adopted by the Board of Directors on January 20, 2000 and amended by the Board of Directors on April 3, 2000 and on January 7, 2002.

     Nettaxi believes that the Plan has helped it to attract and retain qualified directors, officers, employees and consultants and to motivate their best efforts on Nettaxi's behalf. Thus, Nettaxi believes that the Plan has been an important part of Nettaxi's compensation of directors, officers, employees and consultants.

     The Plan is set forth in full as Appendix J to this proxy statement.  The
                                      ----------
principal features of the Plan are summarized below, but the summary is qualified in its entirety by the full text of the Plan.

DESCRIPTION OF THE PLAN

     The purpose of the Plan is to enhance Nettaxi's profitability and stockholder value by enabling Nettaxi to offer stock based incentives to employees, directors, consultants and affiliates. The Plan authorizes the grant of options to purchase shares of common stock to Nettaxi's employees, directors and consultants and Nettaxi's affiliates. Under the Plan, Nettaxi may only grant non-qualified stock options.

     Under the Plan as originally adopted by the Board of Directors, the number of shares available for issuance was three million three hundred thousand (3,300,000). The Board of Directors amended the Plan on April 3, 2000 to increase the number of shares available for issuance to an aggregate total of eight million nine hundred thousand (8,900,000) shares of common stock. In connection with the Merger described in Proposal 1, Nettaxi's Board of Directors amended the Plan on January 7, 2002 to reduce the number of shares available for issuance under the Plan to 3,053,000, the number of shares underlying options which were outstanding as of that date. Approximately 46% of the options outstanding under the Plan are issued to current executive officers and directors of Nettaxi. The Plan provides for adjustment as to the number and kinds of shares covered by the outstanding options and the option price therefor to give effect to any stock dividend, stock split, stock combination or other reorganization of or by us. If the reverse stock split described under Proposal 2 is implemented, the number of shares available for issuance under the Plan will be reduced to approximately 539,000.

     The Plan is administered by the Compensation Committee of the Board. Subject to the provisions of the Plan, the Compensation Committee has the authority to determine which of Nettaxi's employees, directors and consultants will be awarded options and the terms of such awards, including the number of shares subject to such option, the fair market value of the common stock subject to options, the exercise price per share and other terms.

     Terms and conditions of awards are set forth in written agreements between Nettaxi and the respective option holders. Awards under the Plan may not be made after the tenth anniversary of the date of its adoption but awards granted before that date may extend beyond that date.


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     As of February 12, 2002, options to purchase up to 3,053,000 shares of common stock, without giving effect to the reverse stock split contemplated in Proposal 2, had been granted under the 1999 Stock Option Plan, and no options were available for future grants. The exercise prices of the outstanding options ranged from $0.74 to $13.83, without giving effect to the reverse stock split contemplated in Proposal 2. Nettaxi has registered the shares subject to issuance under its 1999 Stock Option Plan, pursuant to Nettaxi's registration statement filed on Form S-8 (File No. 333-32678). As of February 12, 2002, 8,333 shares have been issued as the result of the exercise of options granted under the Plan.

     Optionees have no rights as stockholders with respect to shares subject to options prior to the issuance of shares pursuant to the exercise thereof. Options issued to employees under the Plan, as amended, shall expire no later than ten years after the date of grant. An option becomes exercisable at such time and for such amounts as determined at the discretion of the Board of Directors or the Compensation Committee at the time of the grant of the option. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires. The purchase price for shares to be issued to an employee upon his or her exercise of an option is determined by the Board of Directors or the Compensation Committee on the date the option is granted. The purchase price is payable in full in cash, by promissory note, by net exercise or by delivery of shares of Nettaxi's common stock when the option is exercised.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE PLAN

     Options granted under the Plan may only be non-qualified options, and receive the following federal income tax treatment:

     No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-qualified option are unvested and subject to repurchase by Nettaxi in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Nettaxi repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the, purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the, optionee will not recognize any additional income as and when the purchase right lapses.

     Nettaxi will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Nettaxi anticipates that any compensation deemed paid by Nettaxi in connection with disqualifying dispositions of non-statutory options will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain


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
executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Nettaxi without limitation under Code
Section 162(m).

STOCKHOLDER APPROVAL

     The affirmative vote of at least two-thirds of the outstanding shares entitled to vote at the Special Meeting is required for approval of this Proposal. Should stockholder approval not be obtained, the Plan will not be effective and the Board of Directors will consider alternative methods of issuing the options outside of the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF NETTAXI RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE 1999 STOCK OPTION PLAN. NETTAXI WILL VOTE NETTAXI STOCKHOLDERS' SHARES AS THEY SPECIFY ON THE ENCLOSED PROXY CARD. IF NETTAXI STOCKHOLDERS DO NOT SPECIFY HOW THEY WANT THEIR SHARES VOTED, NETTAXI WILL VOTE THEM FOR APPROVAL OF THE 1999 STOCK OPTION PLAN.


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--------------------------------------------------------------------------------
                                 PROPOSAL NO. 5

                     ADOPTION OF THE 2002 STOCK OPTION PLAN
--------------------------------------------------------------------------------


     The Board of Directors proposes that Nettaxi stockholders approve the 2002 Stock Option Plan. The 2002 Stock Option Plan was adopted by the Board of Directors on February 20, 2002, to become effective on the date of its approval by stockholders (the "Effective Date").

     The Board of Directors believes that Nettaxi must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within Nettaxi.
The Board expects that the 2002 Stock Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of Nettaxi and in motivating these individuals to strive to enhance Nettaxi's growth and profitability.

     The 2002 Stock Option Plan is set forth in full as Appendix K to this Proxy
                                                        ----------
Statement. Some of the principal features of the 2002 Stock Option Plan are summarized below, but the summary is qualified in its entirely by the full text of the 2002 Stock Option Plan.

DESCRIPTION OF THE 2002 STOCK OPTION PLAN

     GENERAL. The purpose of the 2002 Stock Option Plan is to advance the interests of Nettaxi and its stockholders by providing an incentive program that will enable Nettaxi to attract, retain and reward persons performing services for Nettaxi and by motivating them to contribute to the growth and profitability of Nettaxi. These incentives are provided through the grant of incentive stock options within the meaning of Section 422 of the Code and nonstatutory stock options.

     SHARES SUBJECT TO PLAN. A maximum of 28,350,000 of the authorized but unissued or reacquired shares of Nettaxi common stock may be issued under the 2002 Stock Option Plan (before taking into account the reverse stock split describe in Proposal No. 2). If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by Nettaxi, the expired or repurchased shares are returned to the 2002 Stock Option Plan and again become available for grant. Appropriate adjustments will be made to the shares subject to the 2002 Stock Option Plan, the foregoing limit on incentive stock option shares, and to the shares subject to and purchase prices under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of Nettaxi.

     ADMINISTRATION. The 2002 Stock Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board of Directors, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the 2002 Stock Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to Nettaxi upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options.


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
The Board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The 2002 Stock Option Plan provides, subject to certain limitations, for indemnification by Nettaxi of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2002 Stock Option Plan. The Board will interpret the 2002 Stock Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 2002 Stock Option Plan or any option.

     ELIGIBILITY. Options may be granted under the 2002 Stock Option Plan to employees, directors and consultants of Nettaxi or of any present or future parent or subsidiary corporations of Nettaxi. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

     To enable Nettaxi to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the 2002 Stock Option Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the 2002 Stock Option Plan limits the number of shares for which options may be granted to any employee. Under this limitation (the "Grant Limit"), no employee may be granted options for more than 11,340,000 shares (before taking into account the reverse stock split describe in Proposal No. 2)in any fiscal year of Nettaxi. The Grant Limit is subject to appropriate adjustment in the event of certain changes in Nettaxi's capital structure, as previously described.

     STOCK OPTION TERMS. Each option granted under the 2002 Stock Option Plan will be evidenced by a written agreement between Nettaxi and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2002 Stock Option Plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of our common stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least 85% of such fair market value. However, any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Nettaxi or any parent or subsidiary corporation of Nettaxi (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.

     The 2002 Stock Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by Nettaxi, through the participant's surrender of a portion of the option shares to Nettaxi.

     Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an option granted under the 2002 Stock Option Plan is ten years, provided that an incentive stock


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
option granted to a Ten Percent Stockholder must have a term not exceeding five years. An option generally will remain exercisable for ninety days following the participant's termination of service. However, if such termination results from the participant's death or disability, the option generally will remain exercisable for one year. In any event, the option must be exercised no later than its expiration date.

     Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the 2002 Stock Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

     CHANGE IN CONTROL. The 2002 Stock Option Plan defines a "Change in Control" of Nettaxi as any of the following events upon which the stockholders of Nettaxi immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of Nettaxi's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting securities of Nettaxi or the corporation or corporations to which the assets of Nettaxi were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of Nettaxi's voting stock; (ii) a merger or consolidation in which Nettaxi is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of Nettaxi; or (iv) a liquidation or dissolution of Nettaxi. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent thereof may either assume Nettaxi's rights and obligations under outstanding stock options or substitute substantially equivalent options for such corporation's stock. Generally, options that are not assumed, replaced or exercised prior to a Change in Control will terminate. Additionally, the Board, in its discretion, may provide for the acceleration of the exercisability and vesting of any or all outstanding options or may provide for the cash-out of any or all outstanding options in connection with a Change of Control.

     TERMINATION OR AMENDMENT. The 2002 Stock Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the 2002 Stock Option Plan have been issued and all restrictions on such shares under the terms of the 2002 Stock Option Plan and the agreements evidencing the options have lapsed, provided that all options must be granted within ten years following the date on which the Board adopted the 2002 Stock Option Plan. The Board may terminate or amend the 2002 Stock Option Plan at any time. However, without stockholder approval, the Board may not amend the 2002 Stock Option Plan to increase the total number of shares of common stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the participant, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE 2002 STOCK OPTION PLAN

     The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 2002 Stock Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     INCENTIVE STOCK OPTIONS. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was


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
granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, Nettaxi will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Nettaxi for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to Nettaxi with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. Nettaxi generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

NEW PLAN BENEFITS

     No options will be granted under the 2002 Stock Option Plan prior to its approval by the stockholders of Nettaxi. Future grants under the 2002 Stock Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the 2002 Stock Option Plan will depend on a number of factors, including the fair market value of Nettaxi's common stock on future dates and the exercise decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the 2002 Stock Option Plan.

STOCKHOLDER APPROVAL

     The affirmative vote of at least two-thirds of the outstanding shares entitled to vote at the Special Meeting is required for approval of this Proposal. Should stockholder approval not be obtained, the 2002 Stock Option Plan will not be effective and the Board will consider alternative methods of issuing the options outside the 2002 Stock Option Plan.


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RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF NETTAXI RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE 2002 STOCK OPTION PLAN. NETTAXI WILL VOTE NETTAXI STOCKHOLDERS' SHARES AS THEY SPECIFY ON THE ENCLOSED PROXY CARD. IT NETTAXI STOCKHOLDERS DO NOT SPECIFY HOW THEY WANT THEIR SHARES VOTED, NETTAXI WILL VOTE THEM FOR ADOPTION OF THE 2002 STOCK OPTION PLAN.


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                              STOCKHOLDER PROPOSALS

     Nettaxi has not scheduled an annual meeting for 2001 due to the proposed Merger. Assuming the Merger is completed, no 2001 annual meeting will be held for Nettaxi-Delaware, the surviving company. If the Merger is not completed, an annual meeting of stockholders may be held in calendar year 2002. If such a meeting is held, any proposals of Nettaxi stockholders intended to be included in the Nettaxi proxy statement for such meeting would have to be received by Nettaxi at 1875 S. Bascom, No. 116, Campbell, California 95008, attention Chief Executive Officer, a reasonable time before Nettaxi begins to print and mail its proxy materials with respect to such meeting.

     Under Nettaxi-Delaware's bylaws, which will be the bylaws of the surviving company following the Merger, a stockholder that desires to nominate a person to be elected as a director of the company, or to bring any other matter before an annual meeting of stockholders, must give timely notice to Nettaxi-Delaware's secretary. To be timely, written notice must contain information specified in the bylaws and be received by Nettaxi-Delaware not less than 120 calendar days in advance of the anniversary date that the Corporation's proxy statement was release to stockholders in connection with previous year's annual meeting of stockholders. If, however, no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder in order to be timely must be received by Nettaxi-Delaware not later than the close of business on the tenth day following the day on which such public disclosure of the date of the annual meeting was made.


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                    WHERE YOU CAN FIND ADDITONAL INFORMATION

     Nettaxi files periodic reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. These filings contain important information which does not appear in this proxy statement. Nettaxi stockholders may review and copy this information at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     Nettaxi's Securities and Exchange Commission filings can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

     RAE is not a reporting company and therefore no additional reports or financial information about RAE are publicly available.

                                                                     NETTAXI.COM



                                                                        CONTENTS
================================================================================


     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      F-1

     CONSOLIDATED FINANCIAL STATEMENTS
          Consolidated balance sheets                                        F-2
          Consolidated statements of operations                              F-3
          Consolidated statements of shareholders' equity                    F-4
          Consolidated statements of cash flows                              F-5
          Notes to consolidated financial statements                  F-6 - F-30

REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


To The Board of Directors and Shareholders of
Nettaxi.com

We have audited the accompanying consolidated balance sheets of Nettaxi.com as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, on January 9, 2002, Nettaxi.com entered into a merger agreement under which Nettaxi.com, subject to shareholder approval, agreed to merge with RAE Systems, Inc. If the merger is consummated, Nettaxi.com will abandon its business model and adopt the business model of RAE Systems, Inc.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nettaxi.com as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



/s/  BDO Seidman, LLP
San  Jose,  California
January 11, 2002

                                                                                   NETTAXI.COM


                                                                   Consolidated Balance Sheets
==============================================================================================

December 31,                                                            2001          2000
----------------------------------------------------------------------------------------------
ASSETS

Current Assets:
  Cash and cash equivalents (Note 9)                                $ 8,586,800   $13,894,700
  Accounts receivable, net of allowance for doubtful accounts
   of $114,100 and $433,000, respectively (Note 9)                            -       775,100
  Prepaid expenses and other assets (Note 7)                            122,300     1,035,000
----------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                  8,709,100    15,704,800
----------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT, net (Note 2)                                     77,000     1,748,300

PURCHASED TECHNOLOGY, net (Note 3)                                            -       319,000

OTHER INTANGIBLES, net (Note 3)                                               -        55,000

DEFERRED EXPENSE (Note 7)                                                     -       272,500

DEPOSITS                                                                  5,600        24,000
----------------------------------------------------------------------------------------------
                                                                    $ 8,791,700   $18,123,600
==============================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                  $    49,200   $ 1,162,400
  Accrued expenses (Note 4)                                             134,700       397,900
----------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                               183,900     1,560,300
----------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (Notes 5, 9, and 12)

SHAREHOLDERS' EQUITY (Notes 6 and 7):
  Preferred stock, $0.001 par value; 1,000,000 shares authorized;
   no shares issued and outstanding                                           -             -
  Common stock subscribed                                               (95,000)      (95,000)
  Common stock, $0.001 par value; 200,000,000 shares authorized;
   43,124,586 shares issued and outstanding                              43,100        43,100
  Additional paid-in capital                                         44,897,900    44,732,900
  Deferred compensation                                                       -      (429,900)
  Accumulated deficit                                               (36,238,200)  (27,687,800)
----------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                            8,607,800    16,563,300
----------------------------------------------------------------------------------------------
                                                                    $ 8,791,700   $18,123,600
==============================================================================================
                                  See accompanying notes to consolidated financial statements.

                                                                        NETTAXI.COM


                                              Consolidated Statements of Operations
                                                                           (Note 1)
===================================================================================

Years ended December 31,                      2001          2000           1999
-----------------------------------------------------------------------------------
NET REVENUES (Notes 9 and 10)             $ 2,069,500   $  9,418,400   $ 5,032,800

OPERATING EXPENSES:
   Cost of operations                       4,258,100      7,307,700     4,003,800
   General and administrative               5,482,900      5,007,300     3,456,000
   Sales and marketing                        933,700      5,908,300     4,788,800
   Research and development                   381,300      1,563,000     2,186,700
-----------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   11,056,000     19,786,300    14,435,300
-----------------------------------------------------------------------------------
LOSS FROM OPERATIONS                       (8,986,500)   (10,367,900)   (9,402,500)

OTHER INCOME (EXPENSE):
   Interest income                            447,900        703,800        75,100
   Interest expense (Notes 6 and 7)            (9,400)    (4,685,700)     (426,200)
-----------------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES                   (8,548,000)   (14,349,800)   (9,753,600)

INCOME TAXES (Note 8)                          (2,400)        (1,600)     (126,800)
-----------------------------------------------------------------------------------
NET LOSS                                  $(8,550,400)  $(14,351,400)  $(9,880,400)
===================================================================================
BASIC AND DILUTED LOSS PER COMMON SHARE   $     (0.20)  $      (0.36)  $     (0.46)
===================================================================================
WEIGHTED-AVERAGE COMMON SHARES
   OUTSTANDING                             43,124,586     39,381,211    21,274,203
===================================================================================
                       See accompanying notes to consolidated financial statements.

                                                                                                                  NETTAXI.COM


                                                                              Consolidated Statements of Shareholders' Equity
                                                                                                              (Notes 6 and 7)
==============================================================================================================================
                                          Common Stock        Common     Additional
                                      --------------------    Stock       Paid-in     Deferred      Accumulated
                                         Shares     Amount  Subscribed    Capital    Compensation     Deficit        Total
------------------------------------------------------------------------------------------------------------------------------
BALANCES, December 31, 1998            14,110,000  $14,100  $(95,000)  $ 4,868,800  $          -   $ (3,455,800)  $ 1,332,100

Issuance of common stock in
  connection with pooling               7,000,000    7,000         -             -             -           (200)        6,800
  (Note 1)
Deferred compensation related                   -        -         -       702,700      (702,700)             -             -
  to stock options
Amortization of deferred                        -        -         -             -       211,300              -       211,300
  compensation
Interest related to issuance                    -        -         -       361,200             -              -       361,200
  of warrants
Warrants exercised for                    150,000      100         -     1,181,200             -              -     1,181,300
  common stock
Exchange of convertible notes
  payable and accrued interest            802,223      800         -     1,862,500             -              -     1,863,300
Proceeds from the issuance of             802,223      800         -     1,862,500             -              -     1,863,300
  common stock
Issuance of common stock                  350,000      400         -     1,060,400             -              -     1,060,800
  for services
Net loss                                        -        -         -             -             -     (9,880,400)   (9,880,400)
------------------------------------------------------------------------------------------------------------------------------
BALANCES, December 31, 1999            23,214,446   23,200   (95,000)   11,899,300      (491,400)   (13,336,400)   (2,000,300)

Exchange of convertible notes
  payable and accrued interest          2,382,472    2,400         -     3,317,500             -              -     3,319,900
Proceeds from the issuance of             632,472      600         -       834,300             -              -       834,900
  common stock
Deemed interest on settlement                   -        -         -     3,896,000             -              -     3,896,000
  agreement
Deferred compensation related                   -        -         -       512,200      (512,200)             -             -
  to stock options
Amortization of deferred                        -        -         -             -       573,700              -       573,700
Compensation
Conversion of trade payables to           778,982      800         -     1,557,200             -              -     1,558,000
common stock
Warrants issued in conjunction with
  conversion of  trade payables                 -        -         -       541,400             -              -       541,400
Issuance of common stock                  686,250      700         -       947,800             -              -       948,500
  for services
Warrants issued for services                    -        -         -        84,000             -              -        84,000
Proceeds from sale of common stock,
  net of costs of $1,831,600           15,416,633   15,400         -    21,127,200             -              -    21,142,600
Issuance of common stock due to
  the exercise of stock options            13,331        -         -        16,000             -              -        16,000
Net loss                                        -        -         -             -             -    (14,351,400)  (14,351,400)
------------------------------------------------------------------------------------------------------------------------------
BALANCES, December 31, 2000            43,124,586   43,100   (95,000)   44,732,900      (429,900)   (27,687,800)   16,563,300

Amortization of deferred                        -        -         -             -       429,900              -       429,900
  compensation
Options granted for services                    -        -         -       165,000             -              -       165,000
Net loss                                        -        -         -             -                   (8,550,400)   (8,550,400)
------------------------------------------------------------------------------------------------------------------------------
BALANCES, December 31, 2001            43,124,586  $43,100  $(95,000)  $44,897,900    $        -   $(36,238,200)  $ 8,607,800
==============================================================================================================================
                                                                 See accompanying notes to consolidated financial statements.

                                                                                        NETTAXI.COM


                                                              Consolidated Statements of Cash Flows
                                                                                          (Note 11)
===================================================================================================

Years Ended December 31,                                      2001          2000           1999
---------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                                 $(8,550,400)  $(14,351,400)  $(9,880,400)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Loss on disposal of equipment                             327,600              -             -
    Depreciation and amortization                             939,500      1,195,300       595,900
    Write-down of assets                                      823,000              -             -
    Allowance for doubtful accounts                          (318,900)       349,400        52,400
    Issuance of common stock for interest on
     convertible notes                                              -        119,900        63,300
    Issuance of common stock for services (Note 7)            955,700      1,019,400        34,200
    Compensation expense related to options
     and warrants granted                                     595,600        615,700       211,300
    Interest expense related to settlement agreement                -      2,400,000             -
    Interest expense related to issuance of warrants                -      2,196,400       202,200
    Changes in operating assets and liabilities:
       Accounts receivable                                  1,094,000         57,100    (1,100,300)
       Prepaid expenses and other assets                      228,800       (231,000)      (62,700)
       Accounts payable                                    (1,113,200)    (1,321,000)    3,854,500
       Accrued expenses                                      (265,600)      (262,800)      585,100
       Deferred revenue                                             -              -       (47,000)
       Income taxes payable                                     2,400       (124,000)      125,600
---------------------------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                      (5,281,500)    (8,337,000)   (5,365,900)
---------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Deposits                                                     18,400         26,900       (50,900)
  Proceeds from sale of equipment                              28,500              -             -
  Capital expenditures                                        (73,300)      (771,000)   (2,105,400)
---------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                         (26,400)      (744,100)   (2,156,300)
---------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment on obligations under capital lease                        -         (5,400)       (7,300)
  Proceeds from convertible notes payable                           -              -     5,000,000
  Net proceeds from issuance of common stock                        -     21,993,500     3,051,400
---------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           -     21,988,100     8,044,100
---------------------------------------------------------------------------------------------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS       (5,307,900)    12,907,000       521,900

CASH AND CASH EQUIVALENTS, beginning of year               13,894,700        987,700       465,800
---------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of year                    $ 8,586,800   $ 13,894,700   $   987,700
===================================================================================================
                                       See accompanying notes to consolidated financial statements.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

1.  SUMMARY OF      The  Company
    ACCOUNTING
    POLICIES        Nettaxi.com  (formerly Nettaxi, Inc and formerly Swan Valley
                    Snowmobiles, Inc.), the Company, is a Nevada Corporation, which was incorporated on October 26, 1995.

                    On September 29, 1998 the Company completed the acquisition of 100% of the outstanding common stock of Nettaxi OnLine Communities, Inc., a Delaware corporation, and changed its name to Nettaxi, Inc. (now Nettaxi.com). For accounting purposes, the acquisition has been treated as the acquisition of the Company by Nettaxi OnLine Communities, Inc. with Nettaxi OnLine Communities, Inc. as the acquiror.

                    Nettaxi.com is an Internet marketing portal that provides a wide range of content and Internet based services for consumers and businesses. Subscribers to the Company's web site, www.nettaxi.com, are also provided with access to enhanced content such as broadband video clips and e-mail accounts. In 1999, the Company developed a diversified revenue model under which it provided subscribers with access to web site hosting services an a broad range of content, and provided affiliated businesses with access to a large population of Internet users for advertising and promotional purposes. The Company also provided web site hosting and Internet connectivity services for corporate customers.

                    The Company's principal executive offices are located in Campbell, California.

                    Beginning in April 2001, the bankruptcy and liquidation of many of the Company's Internet based customers and suppliers caused management to re-evaluate the Company's business model. Since the Internet infrastructure was unstable and customer base financially weak, management began to take corrective action to significantly decrease cash burn and determine the best course of action to maintain and enhance the value of the Company. In this regard, management implemented an acquisition strategy pursuant to which it has been seeking to identify an appropriate entity with which to merge, acquire or restructure the Company's current business.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    Beginning in May 2001, management reduced the Company's overhead and burn rate by reducing the salaries of employees and reducing the number of personnel, marketing expenses and costs associated with the Company's hosting activities. Effective July 7, 2001, the Company terminated its significant co-hosting customer contracts. In connection with this, it also discontinued the purchase of bandwidth and premium services from its third party provider. The terminations reduced operating expenses, and materially affected the Company's revenues beginning in the third quarter of 2001.

                    The Company continues to operate its website, however, following the implementation of an acquisition strategy, the Company has not pursued any revenue generating activities in the last six months of 2001.

                    The Company's current management team, consisting of finance and administrative employees is in place to maintain operations and enable ongoing review and analysis of acquisition candidates and to assist in the consummation of an appropriate transaction. Management has also engaged the services of an investment banker, to assist in this process (see Note 12).

                    Current  Developments

                    On January 9, 2002 Nettaxi.com executed a definitive merger agreement which contemplates the merger of RAES Acquisition Corporation, a California corporation and wholly owned subsidiary of Nettaxi.com with RAE Systems, Inc., a California corporation that designs and manufacturers portable gas detection instruments and wireless monitoring and communications equipment. Under the terms of the merger agreement, unanimously approved by both Boards of Directors, RAE Systems shareholders will receive approximately 80% of the outstanding shares of the combined entity. Subject to the approval of shareholders, Nettaxi.com shares will be reverse split at the ratio of 5.67 to 1 prior to the closing of the merger. The management and Board of Directors of Nettaxi will resign at the closing of the merger and be replaced with the Board of Directors and management team of RAE Systems. It is the understanding of the respective parties that upon completion of the merger the going-forward operating activities of the combined company will be that of RAE Systems, Inc. The transaction, which is expected to be tax-free to shareholders of both companies for U.S. Federal income tax purposes is subject to the approval of each party's shareholders(see Note 12). Upon completion of the merger, the new company will be known as RAE Systems Inc.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    Consolidation

                    The accompanying consolidated financial statements include the accounts of Nettaxi.com and its wholly-owned subsidiaries, Nettaxi OnLine Communities, Inc. and RAES
                    Acquisition Corporation. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

                    Use  of  Estimates

                    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Cash  and  Cash  Equivalents

                    The Company considers all highly liquid investments having original maturities of 90 days or less to be cash equivalents.

                    Accounts  Receivable  and  Allowances  For Doubtful Accounts

                    The Company grants credit to its customers after undertaking an investigation of credit risk for all significant amounts. An allowance for doubtful accounts is provided for estimated credit losses at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts. The allowance is based on reviews of losses, adjustment history, current economic conditions and other factors that deserve recognition in estimating potential losses. While management uses the best information available in making its determination, the ultimate recovery of recorded accounts receivable is also dependent upon future economic and other conditions that may be beyond management's control.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    Property  and  Equipment

                    Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated economic useful lives of the assets, as follows:

                                                          Estimated useful lives
                   -------------------------------------------------------------

                   Furniture and fixtures                               5 years
                   Office equipment                                     5 years
                   Computers and equipment                              3 years
                   -------------------------------------------------------------

                    Assets held under capital leases are amortized on a straight-line basis over the shorter of the lease term or the estimated useful lives of the related assets.

                    Purchased  Technology  and  Other  Intangibles

                    The Company amortizes, on a straight-line basis, the cost of purchased technology and other intangibles over the shorter of five (5) years or the useful life of the related technology or underlying asset.

                    Revenue  Recognition  and  Deferred  Revenue

                    The Company's revenues are derived principally from the sale of banner advertisements, web hosting services and from products from its online malls. Advertising revenues are recognized in the period in which the advertisement is delivered, provided that collection of the resulting receivable is probable. Advertisers are charged on a per impression or delivery basis up to a maximum as specified in the contract. To date, the duration of the Company's advertising commitments has not exceeded one year. When the Company guarantees a minimum number of impressions or deliveries, revenue is recognized ratably in proportion to the number of impressions or deliveries recorded to the minimum number of impressions and deliveries guaranteed. Web hosting revenues are recognized in the period in which the services are provided. Product revenue is recognized upon shipment, provided no significant obligations remain and collectability is probable.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    Advertising revenue include barter revenues, which are the exchange by Nettaxi.com of advertising space on Nettaxi.com's web sites for reciprocal advertising space on other web sites. Revenues from these barter transactions are recorded as advertising revenues at the lower of the estimated fair value of the advertisements received or delivered and are recognized when the advertisements are run on Nettaxi.com's web sites. Barter expenses are recorded when Nettaxi.com's advertisements are run on the reciprocal web sites, which is typically in the same period as when advertisements are run on Nettaxi.com's web sites. Barter revenues and related expenses for the years ended December 31, 2001, 2000, and 1999 were approximately $0, $2,224,800, and $343,400, respectively, representing 0%, 28%, and 7% of net revenues, respectively.

                    In  November  1999, the Financial Accounting Standards Board
                    (FASB) issued Emerging Issues Task Force (EITF) Issue 99-17 Accounting for Advertising Barter Transactions. Under EITF 99-17, revenues and expenses should be recognized from advertising barter transactions at the fair value of the advertising surrendered or received only when the company has a historical practice of receiving or paying cash for such transactions.

                    Royalty revenues are earned on sales of the Company developed CD-Rom "Internet the City" by third-party distributors. Third-party distributors package the CD-Rom with their products for sale to the end-user. The distributor remits payments to the Company 90 days after the sales of their product to the end-user and the end-user does not have a right of return. The Company recognizes these revenues only upon receipt of payment from the distributor.

                    The Company is in contract with several partners in revenue and expense sharing agreements. The agreements provide for the Company to earn revenues based on the sale of third-party suppliers products. For those transactions, where the Company receives either a percentage of the transaction or a fixed fee, revenues are recorded net.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    The Company charges its co-hosting customers one-time installation fees. Prior to January 31, 2001, the Company recognized these fees upon completion of the installation. In accordance with Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition one-time installation fees are to be deferred and systematically recognized as the products and/or services are delivered and/or performed over the term of the arrangement or the expected period of performance that the fees are earned. The Company did not recognize any one-time installation fees in 2001.

                    Premium subscribers are charged web-site development fees to develop their web-site upon request. These fees charged and the costs to develop these sites by the Company are nominal. The Company defers the recognition of the fees charged over the period of the contract.

                    In December 1999, the staff of the Securities and Exchange Commission (SEC) issued its Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition. SAB No. 101 provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB No. 101 is effective for the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes that its current revenue recognition policies comply with the provisions of SAB No. 101.

                    Income  Taxes

                    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires an asset and liability approach. This approach results in the recognition of deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Future tax benefits are subject to a valuation allowance when management believes it is more likely than not that the deferred tax assets will not be realized.

                    Advertising  Costs

                    The cost of advertising is expensed as incurred. Advertising costs for the years ended December 31, 2001, 2000, and 1999, were approximately $74,700, $2,365,600, and $2,831,300, respectively.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    Long-Lived  Assets

                    The Company periodically reviews its long-lived assets for impairment. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company writes the asset down to its fair value.

                    The Company periodically reviews other intangible assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment would be recognized when expected future operating cash flows are lower than the carrying value.

                    Fair  Values  of  Financial  Instruments

                    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

                         Cash  and  cash  equivalents:

                         The carrying amount reported in the consolidated balance sheets for cash and cash equivalents approximates fair value.

                         Short-term  debt:

                         The fair value of short-term debt approximates cost because of the short period of time to maturity.

                    Stock-Based  Incentive  Program

                    SFAS No. 123, Accounting for Stock-Based Compensation, encourages entities to recognize compensation costs for stock-based employee compensation plans using the fair value based method of accounting defined in SFAS No. 123, but allows for the continued use of the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. The Company continues to use the accounting prescribed by APB Opinion No. 25 and as such is required to disclose pro forma net income (loss) and earnings (loss) per share as if the fair value based method of accounting had been applied (Note 7).

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    In  March  2000,  the  Financial  Accounting Standards Board
                    (FASB) issued Interpretation (Interpretation) No. 44, Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25, which became effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation had no significant impact on the Company's financial statements.

                    Basic  and  Diluted  Loss  Per  Common  Share

                    In February 1997, the FASB issued SFAS No. 128, Earnings Per Share, which was effective December 28, 1997. Conforming to SFAS No. 128, the Company changed its method of computing earnings per share and restated all prior periods included in the consolidated financial statements. Basic loss per common share is determined by dividing loss available to common shareholders by the weighted average number of common shares outstanding. Diluted per-common-share amounts assume the issuance of common stock for all potentially dilutive equivalent shares outstanding. Anti-dilution provisions of SFAS 128 require consistency between diluted per-common-share amounts and basic per-common-share amounts in loss periods. For the periods reported, there were no differences between basic and diluted earnings per share. The number of potential common shares not included in diluted earnings per share, due to their being anti-dilutive, are 25,953,816, 23,994,732, and 3,838,679, for the years ended December 31, 2001, 2000, and 1999, respectively. All share and per share information has been adjusted for the shares exchanged for the common stock of Plus Net, Inc.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    Adoption  of  New  Accounting  Pronouncements

                    In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instrument and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, which amends SFAS No. 133 to be effective for all fiscal years beginning after June 15, 2000. In June 2000, SFAS No. 133 was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Hedging Activities, which amended or modified certain issues discussed in SFAS No. 133. SFAS No. 138 is also effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 and SFAS No. 138 establish accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statements also require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company does not engage in derivative instruments or hedging activities. Accordingly, there was no impact on the Company's financial statements from the adoption of SFAS No. 133 and SFAS No. 138.

                    In July 2001, the FASB issued SFAS No. 141 (SFAS 141), Business Combinations, which supersedes Accounting Principles Board (APB) Opinion No. 16, Business Combinations. SFAS 141 eliminates the pooling- of-interests method of accounting for business combinations and modifies the application of the purchase accounting method. The elimination of the pooling-of-interests method is effective for transactions initiated after June 30, 2001. The remaining provision of SFAS 141 will be effective for transactions accounted for using the purchase method that are completed after June 30, 2001.

                    In July 2001, the FASB also issued SFAS No. 142 (SFAS 142), Goodwill and Intangible Assets, which supersedes APB Opinion No. 17, Intangible Assets. Under SFAS 142, goodwill and intangible assets with indefinite lives are not amortized but are tested for impairment annually using the fair value approach, except in certain circumstances, and whether there is an impairment indicator, other intangible assets will continue to be valued and amortized over their estimated lives; in-process research and development will continue to be written off immediately; all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting and existing goodwill will no longer be subject to amortization. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    In August 2001, the FASB issued SFAS No. 143 (SFAS 143) Accounting for Obligations Associated with the Retirement of Long-Lived Assets. SFAS 143 addresses financial accounting and reporting for the retirement obligation of an asset. SFAS 143 states that companies should recognize the asset retirement cost, at its fair value, as part of the cost asset and classify the accrued amount as a liability in the balance sheet. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. SFAS 143 will be effective for fiscal years beginning after June 15, 2002. The Company has not yet determined the effect SFAS 143 will have on its financial position, results of operations, or cash flows.

                    In October 2001, the FASB issued SFAS No. 144 (SFAS 144) Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supersedes the SFAS No. 121 by requiring that one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operation to include more disposal transactions. SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The Company has not yet determined the effect SFAS 144 will have on its financial position, results of operations, or cash flows.

2.  PROPERTY AND    Property  and  equipment  consisted  of  the  following:
    EQUIPMENT

                    December 31,                      2001        2000
                    -----------------------------  ----------  ----------
                    Computers and equipment        $1,470,900  $2,721,100
                    Furniture and fixtures             55,200     203,600
                    Office equipment                   55,100      55,100
                    -----------------------------  ----------  ----------

                                                    1,581,200   2,979,800
                    Less accumulated depreciation   1,504,200   1,231,500
                    -----------------------------  ----------  ----------

                                                   $   77,000  $1,748,300
                    =====================================================

                    In the fourth quarter of 2001, the Company had a third-party appraisal carried out of its property and equipment. As a result of this appraisal the Company recorded asset impairment charges of $551,000.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

3. PURCHASED        Purchased  technology and other intangibles consisted of the
   TECHNOLOGY AND   following:
   OTHER
   INTANGIBLES

                    December 31,                     2001      2000
                    -----------------------------  --------  --------
                    Purchased technology           $870,000  $870,000
                    Less accumulated amortization   870,000   551,000
                    -----------------------------  --------  --------
                                                   $     --  $319,000

                    Other intangibles              $150,000  $150,000
                    Less accumulated amortization   150,000    95,000
                    -----------------------------  --------  --------
                                                   $     --  $ 55,000
                    =================================================

                    As a result of the decision taken by management in mid-2001 to implement an acquisition strategy and to terminate the Company's significant co-hosting customer contracts, the projected undiscounted cash flows to support the value of the purchased technology and other intangibles were no longer deemed adequate. In 2001, the Company wrote-down its purchased technology and other intangibles by $232,000 and $40,000, respectively.

4.  ACCRUED         Accrued  expenses  consisted  of  the  following:
    EXPENSES

                    December 31,                    2001      2000
                    ----------------------------  --------  --------
                    Professional fees             $109,300  $157,300
                    Payroll and related expenses     2,300    97,800
                    Marketing                            -    83,800
                    Other                           23,100    59,000
                    ----------------------------  --------  --------
                                                  $134,700  $397,900
                    ================================================

5.  LEASE           The  Company  leases  its facility under an operating lease,
    COMMITMENTS     which  expires  on May 31, 2002. The facility lease requires the Company to pay certain maintenance and operating expenses, such as taxes, insurance, and utilities. Rent expense for the years ended December 31, 2001, 2000, and 1999, was $245,300, $281,600, and $178,000, respectively.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    In 1999, the Company entered into operating leases on certain vehicles. For the years ended December 31, 2001, 2000, and 1999, rent expense related to the vehicle leases aggregated $5,300, $5,300, and $2,600.

                    A summary of the future minimum payments required under noncancelable operating leases with terms in excess of one year follows:

                                                                  Operating
                    Year Ending December 31,                        Leases
                    --------------------------------------------  ----------
                    2002                                          $   23,800
                    --------------------------------------------  ----------
                                                                  $   23,800
                    ========================================================

6. CONVERTIBLE On March 31, 1999 the Company entered into a $5,000,000 NOTES PAYABLE, Convertible Debt Financing Agreement (the Agreement) with RELATED PARTY RGC International Investors, LDC (RGC). The convertible debenture bears interest at 5% and matures on March 31, 2004. The debentures are convertible at the option of the holder into that number of shares of common stock equal to the principal amount of the debentures to be converted including all accrued interest, divided by the conversion price specified in the debentures. The conversion price is the lesser of a variable or fixed conversion price. The variable conversion price is based on the trading price of the Company's common stock over a fixed period to conversion of the debentures, and the fixed conversion price is $11.88.
                    The fixed conversion price represents 120% of the average of the three lowest trades ten days prior to the effective date of the Agreement.

                    In accordance with the terms of the debt agreement, RGC converted, in November and December 1999, $1,800,000 of the debentures, with accrued interest of $63,300, into 802,223 shares of common stock and, in January and February 2000, $800,000 of the debentures, with accrued interest of $34,900 into 632,472 shares of common stock.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    On April 28, 2000, the Company reached a settlement agreement with RGC for the $2,400,000 remaining principal amount of the convertible debentures, plus accrued interest thereon of approximately $85,000, whereby the Company agreed to issue an aggregate of 1,750,000 shares of common stock "settlement shares" and warrants to purchase an aggregate of 2,200,000 shares of common stock, with an exercise price of $1.50 per share, as discussed further in Note 7. It was also agreed that beginning on the date of the agreement and prior to the delivery of the settlement shares, the debentures would be convertible at a fixed conversion price of $1.42 per share. As the fair market value of the Company's stock on April 28, 2000 was $3.00, the Company recognized a deemed noncash interest expense of $2,400,000 resulting from the implied beneficial conversion feature.

7.  SHAREHOLDERS'   COMMON STOCK
    EQUITY

                    In May 1999, the Company completed a merger in a single transaction with Plus Net, Inc. (as discussed in Note 1) by exchanging 7,000,000 shares of its common stock for all of the common stock of Plus Net, Inc. Each share of Plus Net was exchanged for 1,000 shares of Nettaxi common stock. The merger constituted a tax-free reorganization and was accounted for as a pooling of interest under Accounting Principles Board Opinion No. 16.

                    For periods proceeding the merger, there were no intercompany transactions that require elimination from the combined consolidated results of operations and there were no adjustments necessary to conform the accounting practices of the two companies. Plus Net, Inc. reported no revenues and a net loss of $200 for the period ended December 31, 1998. For the period from January 1 to May 7, 1999 Plus Net, Inc. had revenues of approximately $700,000 and net income of approximately $413,600. Subsequent to the merger the Company ceased its evaluation and processing of online credit card transactions business. In 1999, this line of business accounted for approximately $1,285,000 of the Company's revenues.

                    In accordance with the Convertible Debt Financing Agreement, entered into between the Company and RGC International Investors, LDC on March 31, 1999, RGC had the option to purchase one additional share of common stock for every share of common stock issuable as a result of a conversion of the debenture, at a price equal to the applicable conversion price.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    In November and December 1999, RGC exercised this investment option right and purchased 802,223 shares of the Company's common stock for proceeds of $1,863,300 and, in January and February 2000, an additional 632,472 shares of common stock for proceeds of $834,900.

                    In December 1999, the Company issued 350,000 shares of common stock to a consulting group in exchange for a two-year agreement to provide the Company with consulting services. Based on the then fair market value of the shares issued the price of these services was determined to be $1,060,800. In February 2000, the Company issued an additional 175,000 shares of common stock, with a fair market value of $574,200, in consideration for extending the agreement for an additional six months.

                    The Company amortized the aggregate consideration given over the term of the agreement and fully recognized the unamortizated portion in the second quarter of 2001. Included in prepaid expenses and deferred expenses was as of December 31, 2000, $926,500, representing the then unamortized portion of the consideration given for these consulting services.

                    In September 2000, the Company issued 75,000 additional shares of common stock to the consulting group in consideration of failure to execute the demand registration rights in a timely manner pursuant to the agreements. Based on the fair market value of the shares issued, the Company recognized $37,500 in consulting expense for this transaction.

                    In February 2000, the Company offered shares of its common stock, valued at $1.50 per share, and warrants, each expiring on January 31, 2003 and entitling the holder the right to purchase one share of common stock at an exercise price of $4.00 per share, through a private placement offering. The Company issued 15,416,633 shares of common stock and warrants to purchase 15,416,633 shares of common stock in the offering for net proceeds of $21,142,600.

                    In February 2000, the Company issued 6,250 shares of common stock, with a fair market value of $9,700, in settlement for the cancellation of a letter of intent to provide sponsorship.

                    In March and April 2000, the Company issued 778,982 shares of common stock and warrants to purchase 389,491 shares of common stock at an exercise price of $2.76 per share, as discussed further below, in exchange for the conversion of $1,558,000 in trade payables.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    In July and August 2000, the Company issued an aggregate of 430,000 shares of common stock, with a fair market value of $327,100, in consideration for consulting services. The Company amortizes the aggregate consideration given over the term of the underlying agreements. Included in prepaid expenses is, as of December 31, 2000, $29,200 representing the unamortized portion of the consideration given for these consulting services.

                    In May 2000, the Company's Certificate of Incorporation was amended to increase the number of shares of authorized common stock to 200,000,000.

                    WARRANTS

                    In 1998, prior to the adoption of the Stock Option Plan as discussed below, the Company granted warrants to directors and employees of the Company, to purchase 2,399,298 shares of common stock at $0.04. As the exercise price for those warrants was less than the market price of the common stock on the grant date, the Company recorded in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, $855,000 of compensation costs associated with these warrants.

                    In September 1998, these warrants were exchanged for 2,399,298 shares of common stock via the issuance of promissory notes for $95,000, concurrent with the reorganization of the Company. The promissory notes have been accounted for as common stock subscribed and are an offset to shareholders' equity until such notes are collected.

                    During the years ended December 31, 2000 and 1999, the Company issued warrants in connection with financing, consulting services, and conversion of trade payables to purchase 3,139,491 and 475,000 shares of common stock, respectively.

                    The Company estimates the fair value of warrants at the grant date by using the Black-Scholes valuation model with the following weighted-average assumptions used for grants in 2001, 2000, and 1999: dividend yield of 0%; expected volatility of 94%, 138%, and 69%; risk-free interest rate of 5.5%, 6.2%, and 6.2%; and the expected contractual lives of the warrant. The computed value is charged to operations or interest over the term of the related agreements.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    In conjunction with the Agreement, entered into between the Company and RGC on March 31, 1999, the Company issued warrants, which vested immediately, to purchase 150,000 shares of common stock at $12.375. The Company recognized an additional $115,500 of interest expense associated with these warrants. In August 1999, the Company entered into an agreement with RGC pursuant to which it exercised these warrants.

                    In consideration for the early exercise of the warrants, the exercise price for the warrants was decreased from $12.375 to $7.875 and the Company issued RGC warrants to purchase an additional 150,000 shares of common stock at $7.875. These warrants were subsequently, due to anti-dilution provisions, issued at an exercise price of $4.38 per share, resulting in an increase in the number of shares issuable upon exercise of the warrants to 269,692. The Company recognized an additional $245,700 of interest expense associated with these warrants. In 2000 and 1999, the Company recognized $159,000 and $86,700 of this amount as interest expense respectively.

                    In June 2000, the Company issued warrants, which vested immediately, to purchase 2,200,000 shares of common stock at $1.50 per share, exercisable over five years, in accordance with the settlement agreement entered into between the Company and RGC or April 28, 2000. The Company recognized an additional $1,496,000 of deemed interest expense associated with these warrants.

                    In February 2000, the Company issued warrants, which vested immediately, to purchase 200,000 shares of common stock at an exercise price of $4.00, in addition to previously issued warrants to purchase 50,000 shares of common stock at an exercise price of $12.375 for finders fee in connection with the private placement.

                    In March and April 2000, the Company issued warrants to purchase 389,491 shares of common stock at an exercise price of $2.76 in conjunction with the conversion of trade payables. The Company recognized $541,400 in interest expense associated with these warrants.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    In October 2000, the Company issued warrants for consulting services, which vested immediately to purchase 350,000 shares of common stock at an exercise price of $0.35 per share. The aggregate value of these warrants, $84,000, was amortized over a four months period. In 2001 and 2000, the Company recognized $42,000 and $42,000 of this amount, respectively.


                    In April 2001, the Company issued warrants, which vested immediately, to purchase 1,500,000 shares of common stock at an exercise price of $0.13 for financial consulting services. The aggregate value of these warrants amounted to $165,000. Included in prepaid expenses as of December 31, 2001, is $41,200 representing the unamortized portion of the consideration given for these consulting services.

                    STOCK  OPTION  PROGRAM

                    In September 1998, the Company adopted the 1998 Stock Option Plan and, in January 2000, the Board of Directors adopted the 1999 Stock Option Plan (collectively "the Plans"), which is subject to its ratification by the shareholders.

                    The Plans authorizes the grant of options to purchase shares of common stock to employees, directors, and consultants of the Company and its affiliates. The options are a combination of both incentive and nonstatutory options.

                    Incentive options may be granted at not less than 100% of the fair market value per share, and nonstatutory options may be granted at not less than 85% of the fair market value per share at the date of grant as determined by the Board of Directors or committee thereof, except for options granted to a person owning greater than 10% of the outstanding stock, for which the exercise price must not be less than 110% of the fair market value. Options granted under the Plans generally vest over three years and are exercisable over ten years.

                    The Company has reserved 3,000,000 shares of common stock for issuance under the 1998 Stock Option Plan and 8,900,000 shares of common stock for issuance under the 1999 Stock Option Plan.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    A summary of the status of the Company's stock option plan as of December 31, 2001, 2000, and 1999, and changes during the years then ended is presented in the following table:

                                                               Options Outstanding
                                    ----------------------------------------------------------------------------
                                        December 31, 2001          December 31, 1999         December 31, 2000
                                    -------------------------  ------------------------  -----------------------
                                                   Weighted-                  Weighted-               Weighted-
                                                    Average                    Average                 Average
                                                   Exercise                   Exercise                 Exercise
                                        Shares      Price          Shares       Price       Shares     Price
                    --------------------------------------------------------------------------------------------
                    Beginning         5,293,916   $     4.83     2,580,166   $     9.47     280,000   $     0.80
                    Granted           3,005,000   $     0.16     3,931,600   $     1.88   2,614,000   $    10.40
                    Exercised                --   $       --       (13,331)  $     1.20          --   $       --
                    Forfeited        (2,720,916)  $     2.45    (1,204,519)  $     5.19    (313,834)  $     9.45
                                    ------------               ------------              -----------

                    Ending            5,578,000   $     3.47     5,293,916   $     4.83   2,580,166   $     9.47
                    =========       ============  ===========  ============  ==========  ===========  ==========

                    Exercisable at
                      year-end        4,521,734                  2,368,750                  640,499
                                    ============               ============              ===========

                    Weighted-average fair value of options granted during the period:

                                                  $     0.11                 $     1.34               $     5.71
                                                  ===========                ===========              ==========

                    The following table summarizes information about stock options outstanding as of December 31, 2001:

                                            Options Outstanding
                                  ---------------------------------------    Options Exercisable
                                                Weighted-                  -------------------------
                                                 Average      Weighted-                   Weighted-
                      Range of                  Remaining     Average                     Average
                      Exercise     Number      Contractual    Exercise      Number        Exercise
                       Prices     Outstanding  Life (Years)    Prices      Exercisable     Prices
                    --------------------------------------------------------------------------------
                    $0.01-0.75     1,408,000          7.53  $        0.16      593,826  $       0.17
                    $0.76-1.00       165,000          3.50  $        0.80      165,000  $       0.80
                    $1.01-2.00     1,199,000          6.46  $        1.50    1,221,894  $       1.48
                    $2.01-5.00     1,396,000          7.76  $        2.44      921,894  $       2.44
                    $5.01-10.00    1,200,000          7.61  $        9.08    1,200,000  $       9.08
                    $10.01-15.00     210,000          6.87  $       13.91      205,528  $      13.96
                    --------------------------------------                 -----------
                                   5,578,000                $        3.47    4,521,734  $       4.13
                                  ===========               =============  ===========  ============

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    During the years ended December 31, 2001, 2000, and 1999, the Company recorded deferred compensation of approximately $0, $512,200, and $702,700, respectively, relating to the issuance of 0, 380,000, and 285,000 consultant options, respectively, for administrative and sales and marketing services. These amounts were computed using the Black-Scholes option valuation model. The related amortization was charged to operations over the term of the related consulting agreements. In 2001, 2000, and 1999, such amortization amounted to approximately $429,900, $573,700, and $211,300, respectively. The weighted-average assumptions used to compute the value of the options granted in 2000 and 1999 were as follows: dividend yield of 0%; expected volatility of 110% and 82%; risk-free interest rate of 6.2% and 6.2%; and expected lives of two years.

                    SFAS No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net (loss) income and (loss) earnings per share as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No.123. The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option valuation model with the following weighted average assumptions used for grants in 2001, 2000, and 1999: dividend yield of 0%; expected volatility of 96%, 124%, and 112%; risk-free interest rate of 5.0%, 6.2%, and 6.2%; and expected lives of three years for all plan options.

                    Under the accounting provisions of SFAS No. 123, the Company's net loss and the basic and diluted net loss per common share would have been adjusted to the pro forma amounts below:

                                            2001           2000           1999
                    ---------------------------------------------------------------
                    Net income (loss):
                      As reported       $ (8,550,400)  $(14,351,400)  $ (9,880,400)
                      Pro forma         $(11,905,200)  $(19,426,800)  $(11,516,600)

                    Basic and diluted earnings (loss) per share:
                      As reported       $      (0.20)  $      (0.36)  $      (0.46)
                      Pro forma         $      (0.28)  $      (0.49)  $      (0.54)

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

8.  INCOME TAXES    The  provision  for income taxes for the year ended December
                    31, 1999 relates to the earnings of Plus Net, Inc. prior to the merger. The provision for income taxes for the years ended December 31, 2001 and 2000 consisted of minimum state taxes.

                    The following summarizes the differences between income tax expense and the amount computed applying the Federal income tax rate of 34% for the years ended December 31, 2001, 2000, and 1999:

                                                     2001          2000          1999
                    ---------------------------------------------------------------------
                    Federal income tax
                      benefit at statutory rate  $(2,720,000)  $(4,675,000)  $(3,316,200)
                    State income taxes, net
                      of federal benefit            (466,000)     (799,000)     (566,500)
                    Nondeductible book
                      expenses                       555,000     2,308,000             -
                    Tax benefit not currently
                      recognizable                 2,404,000     2,992,900     3,884,100
                    Other                            229,400       174,700       125,400
                    ---------------------------------------------------------------------

                    Provision for income taxes   $     2,400   $     1,600   $   126,800
                    =====================================================================

                    The Company's effective tax rate differs from the statutory federal income tax principally as a result of federal and state net operating losses for which no deferred benefit is recognized due to a full valuation allowance provided on the resulting deferred tax asset.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    Temporary differences and carryforwards which gave rise to significant portions of deferred tax assets and liabilities as of December 31, 2001, 2000, and 1999 are as follows:

                    December 31,                     2001           2000          1999
                    ----------------------------------------------------------------------
                    Net operating loss
                      carryforward               $  9,994,000   $ 7,375,000   $ 4,558,900
                    Depreciation and
                      amortization                    280,000       (36,000)     (216,800)
                    Accrued compensation
                      and benefits                          -        37,000       562,700
                    Reserves not currently
                      deductible                       61,000       555,000        33,300
                    ----------------------------------------------------------------------
                    Net deferred tax asset         10,335,000     7,931,000     4,938,100
                    Valuation allowance           (10,335,000)   (7,931,000)   (4,938,100)
                    ----------------------------------------------------------------------

                    Reported deferred tax asset  $          -   $          -  $         -
                    ======================================================================

                    As of December 31, 2001, the Company had a federal net operating loss (NOL) carryforward in the amount of $26,754,000 which may be applied to future taxable income until these benefits begin to expire in 2017. The Company also had a California NOL carryforward in the amount of $14,200,600 which may be applied to future taxable income until these benefits begin to expire in 2002.

                    The Company's ability to utilize the NOL carryforwards are dependent upon the Company's ability to generate taxable income in future periods and may be limited due to restrictions imposed under Federal and state laws upon a change in ownership.

9. CONCENTRATION Financial instruments, which potentially subject the Company OF CREDIT RISK to concentration of credit risk, consist principally of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high quality financial institutions and, by policy, limits the amounts of credit exposure to any one financial institution.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    The Company's accounts receivable are derived from many customers in various industries. The Company believes any risk of accounting loss is significantly reduced due to the diversity of its end-customers and geographic sales areas. The Company performs credit evaluation of its customers' financial condition whenever necessary, and generally does not require cash collateral or other security to support customer receivables.


10.  MAJOR          In  2001,  three  customers accounted for approximately 47%,
     CUSTOMERS      25%, and 19% of revenues, respectively, with related account receivable as of December 31, 2001 of $0, $0, and $0, respectively.

                    In 2000, four customers accounted for approximately 20%, 13%, 11%, and 10% of revenues, respectively, with related account receivable as of December 31, 2000 of $294,000, $0, $95,200, and $0, respectively.

                    In 1999, one customer accounted for approximately 17% of revenues, with related account receivable as of December 31, 1999 of $250,000.

11.  SUPPLEMENTAL   The  following is supplemental disclosure for the statements
     DISCLOSURE     of  cash  flows.
     OF CASH FLOW
     INFORMATION

                    Years Ended December 31,                2001      2000        1999
                    --------------------------------------------------------------------
                    CASH PAID:
                      Income taxes                        $    -  $  127,200  $    1,600
                      Interest                            $9,400  $        -  $    3,000

                    NONCASH INVESTING AND
                      FINANCING ACTIVITIES:
                        Issuance of common stock for
                          convertible notes payable plus
                          accrued interest                $    -  $3,319,900  $1,863,300
                        Issuance of common stock
                          for consulting services         $    -  $  948,500  $1,060,800
                        Issuance of common stock
                          for trade payables              $    -  $1,558,000  $        -
                        Warrants issued in conjunction
                          with debt financing             $    -  $        -  $  361,200
                    ====================================================================

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

12. COMMITMENTS On May 1, 2001 seven shareholders of Nettaxi filed an action AND CONTINGENCIES against the Company. The complaint also names the Company's
                    Chief  Executive  Officer,  President  and  former  Chief
                    Financial Officer as additional defendants. The complaint alleged that the Company violated securities laws in connection with its February 2000 private placement. The complaint was amended on May 23, 2001. The amendment addressed factual matters and added three new plaintiffs to the lawsuit. Shortly after filing the amended complaint, the Company, pursuant to the rules of the District Court, met with plaintiffs and pointed out further factual inaccuracies and deficiencies. Plaintiffs, then, chose to attempt to amend their complaint for a second time. Six of the plaintiffs purchased shares of Nettaxi common stock in the February 2000 private placement. Prior to filing the complaint the plaintiffs demanded the refund of all of the money invested in Nettaxi and demanded that the exercise price of the warrants issued in the private placement be reduced from $4.00 to $0.25 per share. Additionally, prior to filing the complaint, Nettaxi was asked to invest capital in a company affiliated with one of the plaintiffs. In the complaint, the plaintiffs seek compensatory damages, injunctive relief and fees and interest. On October 1, 2001, the Company filed a motion to dismiss the complaint filed by Plaintiffs. In response, Plaintiffs have given notice that they intend to seek court permission to file a third amended complaint to attempt to recharacterize their claims and to remove some claims which Plaintiffs concede are contrary to the law. Management believes that the allegations made in the complaint are without merit and that this lawsuit reflects shareholder frustration over the recent downturn in the stock market and will defend the action vigorously.

                    From time to time, in the normal course of business, various claims are made against the Company. At this time, in the opinion of management, there are no pending claims, the outcome of which is expected to result in a material adverse effect on the financial position of the Company.

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                    In May 2001, the Company entered into an agreement with an investment banker to provide, on a semi-exclusive basis, services in connection with identifying a potential merger candidate and to assist in negotiating and effecting a transaction. The terms of the agreement provide for compensation to be paid to the investment banker upon the successful closing of a transaction in the amount of 5% of the total amount of the transaction up to $3 million and 2% of the remaining amount of the transaction, payable, at the election of the investment banker, in cash or common stock of the Company and a warrant exercisable to purchase up to 5% of the Company's common stock at a purchase price as defined in the agreement

                    On January 9, 2002, the Company entered into a merger agreement under which the Company, subject to shareholder approval, agreed to merge with RAE Systems, Inc. If the Company's shareholders do not approve of the merger, the Company shall pay RAE Systems, Inc., within five days of the date of the termination of the merger agreement, an amount equal to $250,000.

                    If the merger is consummated, with a change in control of the Company as a result, the two officers of the Company will each be entitled to receive a severance package consisting of a cash payment of $150,000; accelerated vesting on outstanding options to purchase 67,020 shares of common stock (after taking into account the 5.67 to 1 reverse split) at an exercise price of $0.737 per share, and a cash bonus of an amount necessary to exercised price of $0.737 per share, and a cash bonus of an amount necessary to exercise the options; and warrants to purchase up to 176,366 shares of common stock (after taking into account the 5.67 to 1 reverse split) at an exercise price of $1.134 per share.

13.  VALUATION AND                                             Additions
     QUALIFYING                                Balance        Charged to                 Balance
     ACCOUNTS                               as of Beginning   Costs  and                as of End
                         Description           of Period       Expenses   Deductions    of Period
                    ------------------------------------------------------------------------------
                    2001:
                      Allowance for
                        doubtful accounts  $        433,000  $     2,600  $ (321,500)  $   114,100

                    2000:
                      Allowance for
                        doubtful accounts  $         83,600  $   504,900  $ (155,500)  $   433,000

                    1999:
                      Allowance for
                         doubtful accounts  $        31,200  $    52,400  $        -   $    83,600
                    ==============================================================================

                                                                     NETTAXI.COM



                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

14.  QUARTERLY      The  summarized  quarterly  financial  data  presented below
     INFORMATION    reflect  all  adjustments,  which,  in  the  opinion  of
     (UNAUDITED)    management,  are  of a normal and recurring nature necessary to present fairly the results of operations for the periods presented. Effective July 7, 2001, the Company terminated its significant co-hosting customer contracts and effectively ceased all revenue generating activities.

    Year Ended          First         Second          Third       Fourth
      December 31,     Quarter        Quarter         Quarter     Quarter        2001
-----------------------------------------------------------------------------------------
Net revenues        $ 1,192,500   $   869,700   $     7,000   $       300   $  2,069,500
Gross profit
  (loss)               (761,300)   (1,282,200)     (145,400)          300     (2,188,600)
Operating (loss)     (2,533,800)   (4,408,100)     (914,500)   (1,130,100)    (8,986,500)
Net (loss)           (2,361,300)   (4,286,200)     (826,500)   (1,076,400)    (8,550,400)
Basic and diluted
  (loss) per
  common share            (0.05)        (0.10)        (0.02)        (0.02)         (0.20)
=========================================================================================

    Year Ended          First         Second          Third       Fourth
      December 31,     Quarter        Quarter         Quarter     Quarter        2000
-----------------------------------------------------------------------------------------
Net revenues        $ 2,764,900   $ 2,984,900   $ 2,254,000   $ 1,414,600   $  9,418,400
Gross profit
  (loss)                991,400     1,063,100       600,600      (544,400)     2,110,700
Operating (loss)     (2,696,500)   (2,605,400)   (2,360,500)   (2,705,500)   (10,367,900)
Net (loss)           (2,769,000)   (6,461,600)   (2,132,200)   (2,988,600)   (14,351,400)
Basic and diluted
  (loss) per
  common share            (0.09)        (0.15)        (0.05)        (0.07)         (0.36)
=========================================================================================

                                                    RAE SYSTEMS, INC.





                                               CONSOLIDATED FINANCIAL STATEMENTS
                                                AS OF DECEMBER 31, 2001 AND 2000

                                                               RAE SYSTEMS, INC.




================================================================================

                                               CONSOLIDATED FINANCIAL STATEMENTS
                                                AS OF DECEMBER 31, 2001 AND 2000

                                                               RAE Systems, Inc.



                                                                        Contents

================================================================================


             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS             F-31

             CONSOLIDATED  FINANCIAL  STATEMENTS
                   Consolidated balance sheets                              F-32
                   Consolidated statements of income                        F-33
                   Consolidated statements of shareholders' equity          F-34
                   Consolidated statements of cash flows                    F-35
                   Notes to consolidated financial statements        F-36 - F-58

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
RAE Systems, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheets of RAE Systems, Inc. and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RAE Systems, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



/s/  BDO Seidman, LLP
San  Jose,  California
January  25,  2002

                                                                                       RAE SYSTEMS, INC.

                                                                             CONSOLIDATED BALANCE SHEETS

========================================================================================================

December 31,                                                                      2001          2000
----------------------------------------------------------------------------  ------------  ------------
ASSETS (Notes 2 and 6)

CURRENT ASSETS:
  Cash and cash equivalents (Note 10)                                         $ 3,742,600   $ 3,004,100
  Restricted cash (Notes 6 and 10)                                              3,000,000     2,000,000
  Accounts receivable, net of allowance for doubtful accounts
    of $200,000 and $75,000, respectively (Notes 10 and 14)                     2,398,100     2,270,200
  Inventories (Note 3)                                                          3,715,800     3,228,600
  Prepaid expenses and other current assets                                       267,100       269,400
  Deferred income taxes (Note 7)                                                  500,800       292,000
----------------------------------------------------------------------------  ------------  ------------
TOTAL CURRENT ASSETS                                                           13,624,400    11,064,300
----------------------------------------------------------------------------  ------------  ------------
PROPERTY AND EQUIPMENT, net (Notes 4 and 10)                                    1,202,300     1,578,600

DEPOSITS AND PRE-MERGER COSTS (Note 2)                                            216,500        63,500
----------------------------------------------------------------------------  ------------  ------------
                                                                              $15,043,200   $12,706,400
========================================================================================================
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK, AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable and lines of credit (Note 6)                                   $ 4,425,800   $ 2,088,300
  Accounts payable                                                                842,200       971,300
  Accrued expenses  (Note 5)                                                    1,234,800     1,522,100
  Income taxes payable                                                          1,670,200     1,625,400
  Current portion of deferred revenue                                             248,900       233,700
  Current portion of capital lease obligations (Note 8)                            96,600        94,600
----------------------------------------------------------------------------  ------------  ------------
TOTAL CURRENT LIABILITIES                                                       8,518,500     6,535,400
----------------------------------------------------------------------------  ------------  ------------
DEFERRED REVENUE, NET OF CURRENT PORTION                                          149,900       383,400
CAPITAL LEASES OBLIGATIONS, net of current portion (Note 8)                        51,300       127,100
DEFERRED INCOME TAXES (Note 7)                                                    443,100       308,600
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                    1,141,900     1,097,100
----------------------------------------------------------------------------  ------------  ------------
TOTAL LIABILITIES                                                              10,304,700     8,451,600
----------------------------------------------------------------------------  ------------  ------------
COMMITMENTS AND CONTINGENCIES (Notes 8, 9, and 13)

CONVERTIBLE REDEEMABLE PREFERRED STOCK (Note 11):
  Series A, $0.01 par value; 700,000 shares authorized, issued,
     and outstanding at each date, $.40 per share redemption value                300,000       300,000
  Series B, $0.01 par value; 1,000,000 shares authorized, issued,
    and outstanding at each date, $1.00 per share redemption value              1,000,000     1,000,000
----------------------------------------------------------------------------  ------------  ------------
                                                                                1,300,000     1,300,000
----------------------------------------------------------------------------  ------------  ------------
SHAREHOLDERS' EQUITY (Notes 2, 11 and 12):
  Common stock, $0.01 par value; 40,000,000 shares authorized;
    16,492,960 and 15,115,461 shares issued and outstanding
     at December 31, 2001 and 2000, respectively                                  164,900       151,100
  Additional paid-in capital                                                    1,161,600       262,900
  Deferred compensation                                                          (717,800)     (152,200)
  Retained Earnings                                                             2,829,800     2,693,000
----------------------------------------------------------------------------  ------------  ------------
TOTAL SHAREHOLDERS' EQUITY                                                      3,438,500     2,954,800
----------------------------------------------------------------------------  ------------  ------------
                                                                              $15,043,200   $12,706,400
========================================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                                RAE SYSTEMS, INC.

                                                                CONSOLIDATED STATEMENTS OF INCOME

=================================================================================================

Years ended December 31,                                     2001          2000          1999
-------------------------------------------------------  ------------  ------------  ------------
NET SALES (Notes 10 and 14)                              $19,013,600   $18,194,100   $10,832,900

COST OF SALES                                              7,041,900     6,579,000     3,130,300
-------------------------------------------------------  ------------  ------------  ------------
GROSS MARGIN                                              11,971,700    11,615,100     7,702,600
-------------------------------------------------------  ------------  ------------  ------------
OPERATING EXPENSES:
  Sales and marketing                                      4,486,700     4,622,000     3,360,400
  Research and development                                 3,289,300     3,184,300     1,365,700
  General and administrative                               3,055,900     2,236,000     1,800,500
  Legal fees and settlement costs (Note 13)                1,237,000       291,100       353,700
-------------------------------------------------------  ------------  ------------  ------------
TOTAL OPERATING EXPENSES                                  12,068,900    10,333,400     6,880,300
-------------------------------------------------------  ------------  ------------  ------------
OPERATING INCOME (LOSS)                                      (97,200)    1,281,700       822,300
-------------------------------------------------------  ------------  ------------  ------------
OTHER INCOME (EXPENSE):
  Interest income                                            136,100       197,600       106,800
  Interest expense                                          (294,200)     (272,400)      (87,500)
  Other, net                                                  (9,000)       13,000        (5,400)
  Minority interest in loss of consolidated subsidiary       455,200        27,900            --
-------------------------------------------------------  ------------  ------------  ------------
INCOME BEFORE INCOME TAXES                                   190,900     1,247,800       836,200

INCOME TAXES (Note 7)                                         54,100       418,600       330,300
-------------------------------------------------------  ------------  ------------  ------------
NET INCOME                                               $   136,800   $   829,200   $   505,900
=======================================================  ============  ============  ============
BASIC EARNINGS PER COMMON SHARE                          $      0.01   $      0.06   $      0.03
=======================================================  ============  ============  ============
DILUTED EARNINGS PER COMMON SHARE                        $      0.01   $      0.04   $      0.02
=======================================================  ============  ============  ============
Weighted-average common shares outstanding                15,596,922    14,763,896    14,575,856

Convertible Preferred Stock                                6,800,000     6,800,000     6,800,000

Stock options                                              1,538,063     1,317,514     1,225,556
-------------------------------------------------------  ------------  ------------  ------------
Diluted weighted-average common shares
  outstanding                                             23,934,985    22,881,410    22,601,412
=======================================================  ============  ============  ============

                    See accompanying notes to consolidated financial statements.

                                                                                                                RAE SYSTEMS, INC.

                                                                                  Consolidated Statements of Shareholders' Equity
                                                                                                                (Notes 12 and 15)

=================================================================================================================================
                                                            Common Stock       Additional
                                                        -------------------     Paid-in      Deferred      Retained
                                                           Shares     Amount    Capital    Compensation    Earnings      Total
------------------------------------------------------  -----------  --------  ----------  --------------  ----------  ----------
BALANCES, January 1, 1999                                14,498,932   145,000         --              --    1,357,900   1,502,900

Issuance of common stock due to exercise
  of stock options                                          124,489     1,200       1,900             --           --       3,100
Deferred compensation related to stock options granted           --        --      75,500        (75,500)          --          --
Amortization of deferred compensation                            --        --          --         22,100           --      22,100
Net income                                                       --        --          --             --      505,900     505,900
------------------------------------------------------  -----------  --------  ----------  --------------  ----------  ----------

BALANCES, December 31, 1999                              14,623,421   146,200      77,400        (53,400)   1,863,800   2,034,000

Issuance of common stock due to exercise
  of stock options                                          492,040     4,900      24,600             --           --      29,500
Deferred compensation related to stock options granted           --        --     160,900       (160,900)          --          --
Amortization of deferred compensation                            --        --          --         62,100           --      62,100
Net income                                                       --        --          --             --      829,200     829,200
------------------------------------------------------  -----------  --------  ----------  --------------  ----------  ----------

BALANCES, December 31, 2000                              15,115,461   151,100     262,900        (152,200)  2,693,000   2,954,800

Issuance of common stock due to exercise
  of stock options                                          677,499     6,800      52,500             --           --      59,300
Issuance of common stock due to exercise of
  stock purchase rights                                     700,000     7,000      80,500             --           --      87,500
Deferred compensation related to stock options granted           --        --     765,700       (765,700)          --          --
Amortization of deferred compensation                            --        --          --        200,100           --     200,100
Net income                                                       --        --          --             --      136,800     136,800
------------------------------------------------------  -----------  --------  ----------  --------------  ----------  ----------
BALANCES, December 31, 2001                             $16,492,960  $164,900  $1,161,600  $    (717,800)  $2,829,800  $3,438,500
======================================================  ===========  ========  ==========  ==============  ==========  ==========

                    See accompanying notes to consolidated financial statements.

                                                                             RAE SYSTEMS, INC.

                                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                     (NOTE 15)

==============================================================================================

Years Ended December 31,                                  2001          2000          1999
----------------------------------------------------  ------------  ------------  ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                          $   136,800   $   829,200   $   505,900
    Adjustments to reconcile net income to net cash
      (used in) provided by operating activities:
        Depreciation and amortization                     447,800       429,700       250,600
        Provision for doubtful accounts                   125,000        41,000            --
        Amortization of deferred compensation             200,100        62,100        22,100
        Minority interest in loss of consolidated
           subsidiary                                    (455,200)      (27,900)           --
        Deferred income taxes                             (74,300)     (427,000)     (335,200)
        Changes in operating assets and liabilities:
          Accounts receivable                            (252,900)     (932,400)     (538,900)
          Inventories                                    (487,200)     (125,800)   (1,568,700)
          Prepaid expenses and other current assets         2,300       (91,700)       41,300
          Accounts payable                               (129,100)      133,800       467,300
          Accrued expenses                               (287,300)      704,100       149,200
          Income taxes payable                             44,800       967,700       484,700
          Deferred revenue                               (218,300)      612,600       (13,600)
----------------------------------------------------  ------------  ------------  ------------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES      (947,500)    2,175,400      (535,300)
----------------------------------------------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                   (59,500)     (600,700)   (1,012,000)
  Deposits and pre-merger costs                          (153,000)       (1,400)      (51,000)
----------------------------------------------------  ------------  ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES                    (212,500)     (602,100)   (1,063,000)
----------------------------------------------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the sale of common stock                  146,800        29,500         3,100
  Payment on capital lease obligation                     (85,800)      (47,700)           --
  Proceeds from note payable and lines of credit       10,925,800     8,113,300     4,690,100
  Payments on notes payable and lines of credit        (8,588,300)   (8,730,000)   (2,235,100)
  Increase in restricted cash                          (1,000,000)   (2,000,000)           --
  Proceeds from minority shareholder investment           500,000     1,125,000            --
----------------------------------------------------  ------------  ------------  ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES     1,898,500    (1,509,900)    2,458,100
----------------------------------------------------  ------------  ------------  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                 738,500        63,400       859,800

CASH AND CASH EQUIVALENTS, beginning of year            3,004,100     2,940,700     2,080,900
----------------------------------------------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of year                $ 3,742,600   $ 3,004,100   $ 2,940,700
====================================================  ============  ============  ============

                    See accompanying notes to consolidated financial statements.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

1.  SUMMARY OF      The Company
    SIGNIFICANT
    ACCOUNTING      RAE  Systems, Inc. ("the Company") was incorporated in March
    POLICIES        1991 in California  and  has  its headquarters in Sunnyvale,
                    California. The Company develops, manufactures, and distributes technologically advanced, single and multiple sensor atmosphere monitors, photo-ionization detectors, gas detection tube sampling pumps, and wireless connected gas detector and security monitoring systems. See Note 2.

                    Principles of Consolidation

                    The accompanying consolidated financial statements include the accounts of RAE Systems, Inc. and its subsidiaries as described below. The Company owns 100% of RAE Systems-Asia, Ltd. ("RAE-Asia"). RAE-Asia is a Hong Kong corporation which distributes the Company's products in Asia and the Pacific Rim. RAE-Asia owns (i) 100% of WARAE Science Instruments,
                    Ltd. ("WARAE") and (ii) 47% of Renex Technology Ltd ("Renex"). WARAE, which is incorporated in the People's Republic of China, manufactures the Company's products for final assembly in the United States.

                    Renex, a Hong Kong corporation, performs a portion of the Company's research and development activities relating principally to the development of a wireless platform for detection and monitoring. The Company exercises managerial control over the day-to-day operations of Renex and holds approximately 90% of the voting shares, accordingly, Renex has been consolidated in the accompanying financial statements. As of December 31, 2001, Renex was in the process of completing a $3 million private placement of its capital stock and, in connection therewith, had received a $500,000 deposit from one of its minority shareholders. This amount is included in minority interest in consolidated subsidiary in the consolidated balance sheet as of December 31, 2001.

                    All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    Use of Estimates

                    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

                    Revenue Recognition

                    The Company recognizes sales upon shipment provided no significant obligations remain and collectibility is probable. A provision for estimated product returns is established at the time of sale based upon historical return rates adjusted for current economic conditions. Service revenues relating to maintenance services performed by the Company, which represent less than 5% of net revenues in each of 2001, 2000, and 1999, are recognized as earned based upon contract terms, which is generally ratably over the term of service. Net sales includes amounts billed to customers in sales transactions for shipping and handling, as prescribed by the Emerging Issues Task Force Issue No. 00-10 Accounting for Shipping and Handling Fees and Costs. Shipping fees represent approximately 1% of net revenues in each of 2001, 2000, and 1999.

                    In December 1999, the Staff of the Securities and Exchange Commission (SEC) issued its Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition. SAB No. 101 provides the Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB No. 101 is effective for the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes that its current revenue recognition policies comply with the provisions of SAB No. 101.

                    Cash and Cash Equivalents

                    The Company considers all highly liquid investments having original maturities of 90 days or less to be cash equivalents.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    Accounts Receivable and Allowance for Doubtful Accounts

                    The Company grants credit to its customers after undertaking an investigation of credit risk for all significant amounts. An allowance for doubtful accounts is provided for estimated credit losses at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts. The allowance is based on reviews of loss, adjustments history, current economic conditions and other factors that deserve recognition in estimating potential losses. While management uses the best information available in making its determination, the ultimate recovery of recorded accounts receivable is also dependent upon future economic and other conditions that may be beyond management's control.

                    Inventories

                    Inventories are stated at the lower of cost (moving weighted average method) or market.

                    Property and Equipment

                    Property and equipment are stated at cost net of accumulated depreciation. Depreciation is provided using the straight-line method over the related estimated useful lives, as follows:

                    ---------------------------------------------------------------------------
                    Equipment                                                      5 to 7 years
                    Furniture and fixtures                                         5 to 7 years
                    Computers equipment                                                 5 years
                    Automobiles                                                         5 years
                    Building improvements         Lesser of 5 years or the remaining lease term
                    ---------------------------------------------------------------------------

                    Warranty Repairs

                    The Company generally provides a one to three year limited warranty on its products and establishes a provision for the estimated costs of fulfilling these warranty obligations at the time the related revenue is recorded. Historically, warranty costs have been insignificant.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    Research and Development

                    Research and development costs incurred by the Company are expensed as incurred.

                    Advertising Costs

                    The Company expenses the costs of advertising as incurred. During the years ended December 31, 2001, 2000 and 1999, advertising expense was 235,000, $271,600 and $159,300, respectively.

                    Income Taxes

                    The Company reports income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach. This approach results in the recognition of deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Future tax benefits pertaining to unrealized foreign losses have been fully offset by a 100% valuation allowance as management is unable to determine that it is more likely than not that this deferred tax asset will be realized.

                    Long-Lived Assets

                    The Company periodically reviews its long-lived assets for impairment. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company writes the asset down to its estimated fair value.

                    Fair Values of Financial Instruments

                    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

                    - Cash and Cash Equivalents, Accounts Receivable and Accounts Payable: The carrying amount reported in the balance sheet for these items approximates fair value because of the short maturity of these instruments.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    -    Line  of  Credits:
                         The Company's borrowings under its lines of credit are made at floating rates based on the prime-lending rate and the carrying value of such borrowings approximates fair value.

                    As of December 31, 2001 and 2000, the fair values of the Company's financial instruments approximate their historical carrying amounts.


                    Translation  of  Foreign  Currencies

                    The balance sheets and income statements of the Company's foreign subsidiaries are translated at current exchange rates in effect at the end of the fiscal period. Translation gains and losses are immaterial to the consolidated financial statements. Foreign currency transaction gains and losses are included in consolidated net income.

                    Stock-Based  Incentive  Programs

                    Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages entities to recognize compensation costs for stock-based employee compensation plans using the fair value based method of accounting defined in SFAS No. 123, but allows for the continued use of the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. The Company continues to use the accounting prescribed by APB Opinion No. 25, and as such, is required to disclose pro forma net income and earnings per share as if the fair value based method of accounting had been applied.

                    In  March  2000,  the  Financial  Accounting Standards Board
                    (FASB) issued Interpretation (Interpretation) No. 44, Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25, which became effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation had no significant impact on the Company's consolidated financial statements.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    Earnings  Per  Share

                    The Company applies the provisions of SFAS No. 128, Earnings Per Share. SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Anti-dilution provisions of SFAS No.128 require consistency between diluted per-common-share amounts and basic per-common share amounts in loss periods.

                    New  Accounting  Pronouncements

                    In June 2000, SFAS No. 133 was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Hedging Activities, which amended or modified certain issues discussed in SFAS No. 133. SFAS No. 138 is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 and SFAS No. 138 establish accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statements also require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. At this time, the Company does not engage in derivative instruments or hedging activities. Accordingly, there was no impact on the Company's financial statements from the adoption of SFAS No. 133 and SFAS No. 138.

                    In June 2001, the Financial Accounting Standards Board finalized SFAS No. 141 (SFAS No. 141), Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible asserts apart from goodwill if the acquired intangible assets meet certain criteria. SFA No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify the carrying amounts of intangible assets and goodwill base on the criteria in SFAS No. 141.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS No. 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No. 142. At this time, the Company does not expect that the implementation of SFAS No. 142 will have any material impact on its financial position, results of operations or cash flows.

                    In August 2001, the FASB issued SFAS No. 143 (SFAS 143) Accounting for Obligations Associated with the Retirement of Long-Lived Assets. SFAS 143 addresses financial accounting and reporting for the retirement obligation of an asset. SFAS 143 states that companies should recognize the asset retirement cost, at its fair value, as part of the cost asset and classify the accrued amount as a liability in the balance sheet. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. SFAS 143 will be effective for fiscal years beginning after June 15, 2002. At this time, the Company does not expect that the implementation of SFAS 143 will have any material impact on its financial position, results of operations, or cash flows.

                    In October 2001, the FASB issued SFAS No. 144 (SFAS 144) Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supersedes the SFAS No. 121 by requiring that one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operation to include more disposal transactions. SFAS 144 will be effective for fiscal years beginning after December 15, 2001. At this time, the Company does not expect that the implementation of SFAS 144 will have any material impact on its financial position, results of operations, or cash flows.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

2.  CURRENT         On  January  9, 2002 RAE Systems, Inc. executed a definitive
    DEVELOPMENTS    merger  agreement,  which  contemplates  the  merger of RAES
                    Acquisition Corporation, a California corporation and wholly-owned subsidiary of Nettaxi.com, a Nevada corporation, with RAE Systems, Inc. Under the terms of the merger agreement, RAE Systems, Inc. shareholders will receive approximately 80% of the outstanding shares of the combined entity. Subject to the approval of shareholders, Nettaxi.com shares will be reverse split at the ratio of
                    5.67 to 1 prior to the closing of the merger. The management and Board of Directors of Nettaxi.com will resign at the closing of the merger and be replaced with the Board of Directors and management team of RAE Systems, Inc. The transaction, which is expected to be tax-free to shareholders of both companies for U.S. Federal income tax purposes, is subject to the approval of each party's shareholders. Upon completion of the merger, the new company will be known as RAE Systems, Inc., a publicly traded company. See Note 13.

                    Included in other assets and pre-merger costs as of December 31, 2001 is $110,000 of capitalized merger costs incurred relating to the contemplated merger with Nettaxi.com. These costs will be expensed in 2002 to the extent that such costs exceed the cash balance of Nettaxi.com or in the event the merger is not consummated.

3.  INVENTORIES     Inventories consist of the following:

                    December 31,                   2001        2000
                    ==================================================
                    Raw Materials               $1,685,100  $1,679,100
                    Work-in-Progress             1,786,600   1,244,000
                    Finished Goods                 244,100     305,500
                    --------------------------  ----------  ----------
                                                $3,715,800  $3,228,600
                    ==================================================

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

4.  PROPERTY AND    A summary of property and equipment follows:
    EQUIPMENT

                    December 31,                             2001        2000
                    ------------------------------------  ----------  ----------
                    Equipment                             $1,236,400  $1,436,400
                    Furniture and fixtures                   367,700     354,800
                    Computer equipment                       902,000     679,200
                    Automobiles                              123,900      89,300
                    Building improvements                     45,200      44,000
                    ------------------------------------  ----------  ----------
                                                           2,675,200   2,603,700

                    Less accumulated depreciation          1,472,900   1,025,100
                    ------------------------------------  ----------  ----------
                                                          $1,202,300  $1,578,600
                    ============================================================

                    As of December 31, 2001 and 2000, the cost of the Company's equipment under capital leases, which consist principally of computer equipment, totaled $281,900 and $253,500, with accumulated amortization of $121,000 and $35,500 in 2001 and 2000, respectively.

5.  ACCRUED         Accrued expenses as of December 31, 2001 and 2000 are
    EXPENSES        summarized as follows:

                    December 31,                                              2001        2000
                    ----------------------------------------------------   ----------  ----------
                    ACCRUED EXPENSES:
                        Compensation and related benefits                    $462,800    $317,100
                        Accrued commissions                                    45,400     390,400
                        Legal and professional (Note 13)                      389,600     598,100
                        Warranty reserve                                      111,200     104,300
                        Other                                                 225,800     112,200
                    ----------------------------------------------------   ----------  ----------

                                                                           $1,234,800  $1,522,100
                    =============================================================================

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

6.  NOTES           The bank lines of credit and notes payable as of December
    PAYABLE         31, 2001 and 2000 are as follows:

                    December 31,                  2001        2000
                    -------------------------  ----------  ----------
                    HSBC Bank  USA             $2,000,000  $1,000,000
                    General Bank                1,425,800          --
                    Note Payable                1,000,000          --
                    Comerica Bank                      --   1,088,300
                    -------------------------  ----------  ----------
                                               $4,425,800  $2,088,300
                    =================================================

                    The Company has a line of credit arrangement with HSBC Bank USA to borrow up to $3,000,000 for working capital purposes at an interest rate of 0.5% below the prime rate (4.25% at December 31, 2001). Borrowings under this line are separately due and payable every 90 days. Under this arrangement, which expires October 31, 2002 and is subject to annual review by the bank, the Company is required to maintain a letter of credit as collateral for the loan. Additionally, the Company's wholly-owned subsidiary, RAE-Asia, has been required to place $3,000,000 in a restricted cash account to collateralize the letter of credit. As of December 31, 2001 and 2000, there was $2,000,000 and $1,000,000, respectively, outstanding under this line of credit.

                    During 2001, the Company entered into line of credit agreement, expiring in April 2002, with General Bank to borrow up to $2,000,000 for working capital purposes at an interest rate of prime plus 0.25% (5% at December 31, 2001). The borrowings are limited to 85% of aggregate eligible accounts receivable plus 30% of aggregate eligible inventory, with any outstanding borrowings collateralized by substantially all of the business assets, including the assignment of patents. The Company is required to maintain certain financial ratios and covenants as defined in the agreement. As of December 31, 2001, the Company was in compliance with all of these financial covenants. As of December 31, 2001, there was $1,425,800 outstanding under this line of credit.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    During 2001, RAE-Asia entered into a one-year loan agreement with Ascendant Incorporated, an unrelated Hong Kong corporation, to borrow $1,000,000 at an interest rate of 9.5%. This loan, which is due on July 25, 2002, was obtained in order to satisfy the restricted cash requirement noted above. The loan agreement specifies that the interest rate will increase to 12% should the loan repayment be delayed beyond the scheduled due date. As of December 31, 2001, there was $1,000,000 outstanding under this note payable.

                    During 2000, the Company had a line of credit from Comerica Bank for $2,000,000, collateralized by all business assets, with an interest rate at the bank's prime rate plus 0.25%. As of December 31, 2000, $1,088,300 was outstanding under this line of credit. The Company repaid all amounts owed and terminated the agreement in April 2001.

7.  INCOME TAXES    Income tax expense (benefit) comprises:

                    2001                 CURRENT   DEFERRED      TOTAL
                    ------------------  --------  ----------  ---------
                    FEDERAL             $ 89,200  $   4,200   $ 93,400
                    STATE                    800    (78,500)   (77,700)
                    FOREIGN               38,400         --     38,400
                    ------------------  --------  ----------  ---------
                                        $128,400  $ (74,300)  $ 54,100
                    ===================================================

                    2000                 Current   Deferred      Total
                    ------------------  --------  ----------  ---------

                    Federal             $771,100  $(392,800)  $378,300
                    State                    800    (34,200)   (33,400)
                    Foreign               73,700         --     73,700
                    ------------------  --------  ----------  ---------
                                        $845,600  $(427,000)  $418,600
                    ===================================================

                    1999                 Current   Deferred      Total
                    ------------------  --------  ----------  ---------
                    Federal             $664,700  $(340,700)  $324,000
                    State                    800      5,500      6,300
                    Foreign                   --         --         --
                    ------------------  --------  ----------  ---------
                                        $665,500  $(335,200)  $330,300
                    ===================================================

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    The following summarizes the differences between the income tax expense and the amount computed by applying the Federal income tax rate in 2001, 2000, and 1999 to income before income taxes:

Years ending December 31,         2001        2000       1999
-----------------------------  ----------  ----------  ---------
Federal income tax at
  statutory rate               $  64,900   $ 424,200   $284,300
Nondeductible expenses            90,100      44,900     24,800
Effects of foreign operations     50,400      95,600     86,000
Federal tax credits             (101,000)   (124,000)   (69,000)
State income taxes, net
  of federal benefit              21,300      64,400     42,400
  State tax credits              (71,600)    (86,500)   (38,200)
-----------------------------  ----------  ----------  ---------
                               $  54,100   $ 418,600   $330,300
================================================================

Deferred tax assets and liabilities as of December 31, 2001 and 2000 were comprised of the following:

                    December 31,                              2001        2000
                    -------------------------------------  ----------  ----------
                    DEFERRED TAX ASSETS:
                      Allowance for doubtful accounts      $  82,100   $  20,500
                      Inventories                            119,000     106,500
                      Accrued vacation                        95,900      65,300
                      Other accruals                         105,700       7,400
                      Deferred revenue                       157,300     243,700
                      Unrealized foreign losses              177,400      11,500
                      State income taxes and credits          63,000      70,400
                    -------------------------------------  ----------  ----------
                                                             800,400     525,300
                    Valuation allowance                     (177,400)    (11,500)
                    -------------------------------------  ----------  ----------

                    Total deferred tax assets              $ 623,000   $ 513,800
                    =============================================================
                    DEFERRED TAX LIABILITIES:
                      Fixed assets                         $(121,900)  $ (87,000)
                      Foreign earnings                      (443,400)   (443,400)
                    -------------------------------------  ----------  ----------

                    Total deferred tax liabilities          (565,300)   (530,400)
                    -------------------------------------  ----------  ----------

                    Net deferred tax assets (liabilities)  $  57,700   $ (16,600)
                    =============================================================

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    U.S. income taxes were provided for deferred taxes on undistributed earnings of non-U.S. subsidiaries that are not expected to be permanently reinvested in such companies. There has been no provision for U.S. income taxes for the remaining undistributed earnings of approximately $335,000 as of December 31, 2001, because the Company intends to reinvest these earnings indefinitely in operations outside the United States. If such earnings were distributed, additional U.S. taxes of approximately $133,000 would accrue after utilization of U.S. tax credits. Any foreign withholding taxes incurred as a result of the remittance of all previously undistributed earnings would be creditable against U.S. tax liabilities.

                    As of December 31, 2001, the Company had research credit carryforwards of approximately $0 and $80,000 for Federal and California income tax purposes, respectively. The California credits are not subject to expiration under current California tax law.

8. OPERATING AND    The  Company  and  its  subsidiaries  lease  certain
   CAPITAL LEASES   manufacturing,  warehousing,  and  other  facilities  under operating leases expiring in various years through 2006. The leases generally provide for the lessee to pay taxes, maintenance, insurance, and certain other operating costs of the leased property. Total rent expense for the years ended
                    December  31,  2001,  2000, and 1999 was $660,700, $631,700,
                    and $465,100, respectively. The Company also leases certain computer equipment under capital leases expiring in various years through 2004. As of December 31, 2001, future minimum rental payments required under operating and capital leases are as follows:

                                                                     Operating   Capital
                    Year Ending December 31,                           Leases     Leases
                    -----------------------------------------------  ----------  --------
                    2002                                             $  667,400  $110,000
                    2003                                                680,300    53,400
                    2004                                                334,200     1,200
                    2005                                                 79,700        --
                    2006                                                 57,000        --
                    -----------------------------------------------  ----------  --------

                    Total minimum lease payments                     $1,818,600   164,600
                                                                     ==========
                    Less: Amount representing interest at 10 to 19%                16,700
                                                                                 --------
                    Present value of minimum lease payments                       147,900
                    Less: Current portion                                          96,600
                    -----------------------------------------------              --------
                    Long-term capitalized lease obligation                       $ 51,300
                    =====================================================================

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    In addition to the leases above, the Company's 47%-owned subsidiary, Renex, entered into an operating lease agreement in June 2001 for an office facility in Hong Kong which is scheduled for completion in July 2002. The lease required a $33,600 deposit upon execution, is subject to annual renewal by the landlord and is guaranteed by the Company. Monthly rent is estimated to be $5,200.



9. EMPLOYEE BENEFIT The  Company  has  a  defined  contribution 401(k) plan (the
   PLANS Plan) for its domestic employees. The Plan is available to all employees who have reached the age of twenty-one and who have completed three months of service with the Company. Under the Plan, eligible employees may defer a portion of their salaries as their contributions to the Plan. The Company's contributions are determined based on 25% of the first 6% of the covered employee's salary, subject to statutory maximum levels. Contributions to the Plan totaled $47,700, $31,400 and $26,000, for the years ended December 31, 2001, 2000, and 1999, respectively.

10. CONCENTRATIONS  Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents and trade receivables. The Company places its domestic and foreign cash and cash equivalents with high quality financial institutions. Domestic cash balances are insured by the Federal Deposit Insurance Company up to $100,000 per bank. As of December 31, 2001 and 2000, the Company had deposits at several domestic financial institutions in excess of insured limits of $978,100 and $697,300, respectively. Also, the Company had deposits at several foreign financial institutions, which are not insured, that aggregated $5,177,500 and $4,091,900 as of December 31, 2001 and 2000, respectively.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    A significant portion of the Company's revenues and accounts receivable are derived from sales made to unrelated distributors located primarily throughout North America, as well as Europe and Asia. The following table presents certain data by geographic area:

                    December 31,                         2001         2000         1999
                    --------------------------------  -----------  -----------  -----------
                    NET SALES TO EXTERNAL CUSTOMERS:
                      United States                   $13,085,800  $14,036,900  $ 7,232,600
                    --------------------------------  -----------  -----------  -----------
                      International:
                        Asia                            2,329,900    1,203,500      824,600
                        Europe                          1,796,400    1,739,100    1,273,600
                        Canada and Mexico               1,013,500      878,800      593,800
                        All other                         788,000      335,800      908,300
                    --------------------------------  -----------  -----------  -----------
                                                        5,927,800    4,157,200    3,600,300
                                                      -----------  -----------  -----------

                    Total consolidated net sales to
                      external customers              $19,013,600  $18,194,100  $10,832,900
                    =======================================================================
                    PROPERTY AND EQUIPMENT, NET:
                      United States                   $   732,000  $ 1,098,500
                      Asia                                470,300      480,100
                    --------------------------------  -----------  -----------
                    Total property and
                      equipment, net                  $ 1,202,300  $ 1,578,600
                    ==========================================================

                    For the year ended December 31, 2000, the Company had sales to one customer who comprised 21% of consolidated sales. No individual customer comprised more than 10% of consolidated net sales in 2001 and 1999. The Company believes any risk of accounting loss is significantly reduced due to the diversity in customers, geographic sales areas and the Company extending credit based on established limits or terms. The Company performs credit evaluations of its customers' financial condition whenever necessary, and generally does not require cash collateral.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

11. CONVERTIBLE     The  rights,  preferences,  and privileges of the holders of
    REDEEMABLE      preferred  stock  are  as  follows:
    PREFERRED
    STOCK           -    The  holders  of the Series A and B preferred stock are
                         entitled to annual noncumulative dividends, if and when declared by the Board of Directors, of $0.024 per share and $0.06 per share, respectively. No dividends have been declared or paid on the preferred stock since inception of the Company.

                    - Shares of preferred stock are convertible to common stock at any time at the rate of four shares of common stock for each share of preferred stock. In addition, the preferred stock may be automatically converted into common stock: 1) ninety days after the end of the fiscal year in which the Company achieves $3 million in net book value, as reflected in the audited financial statements for that fiscal year; 2) in the event of a "Qualified Public Offering", as defined; or 3) upon the written consent of the holders of a majority of the then outstanding shares of preferred stock. The holders of preferred stock are also protected by certain anti-dilution provisions.

                    - The holders of each share of convertible preferred stock have the right to one vote for each full share of common stock on an "as if converted" basis.

                    Redemption  Features

                    Shares of Series A and B preferred stock are redeemable at any time at the option of the Company at $0.40 and $1.00 per share, respectively, plus declared but unpaid dividends ("Redemption Proceeds"). Additionally, the terms of the preferred stock provide that in the event of any liquidation of the Company, which includes a change in control whereby the shareholders of the Company own less than 50% of the equity securities of the surviving corporation, the preferred shareholders shall be entitled to receive their Redemption Proceeds prior to and in preference to any distributions to the holders of common stock. As the preferred stock has conditions for redemption that are not solely within the control of the Company, such preferred stock has been classified outside of shareholders' equity.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

12. CAPITAL STOCK   Common Stock

                    In December 1998, the Company's Board of Directors approved a 4-for-1 split of its common stock. All shares and per share amounts, as well as options and corresponding exercise prices and fair market values, have been restated in the accompanying consolidated financial statements to reflect the stock split.

                    Stock  Option  Plan

                    In August 1993, the Company's Board of Directors adopted the 1993 Stock Option Plan (the Plan). The Plan authorizes the grant of options to purchase shares of common stock to employees, directors, and consultants of the Company and its affiliates. The options are a combination of both incentive and non-statutory options.

                    Incentive options may be granted at not less than 100% of the fair market value per share, and non-statutory options may be granted at not less than 85% of the fair market value per share at the date of grant as determined by the Board of Directors or committee thereof, except for options granted to a person owning greater than 10% of the outstanding stock, for which the exercise price must not be less than 110% of the fair market value. Options granted under the Plan generally vest 25 % after one year with the remainder vesting monthly over the following three years and are exercisable over ten years.

                    The Company has reserved 4,000,000 shares of common stock for issuance under the Plan. As of December 31, 2001, the Company had 867,540 shares of common stock available for future grant under the Plan.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements
================================================================================

                    A summary of the status of the Company's stock option plan as of December 31, 2001, 2000, and 1999, and changes during the years then ended is presented in the following table:

                                                         Options Outstanding
                               ----------------------------------------------------------------------
                                  December 31, 2001       December 31, 2000       December 31, 1999
                               ----------------------  ----------------------  ----------------------
                                            Weighted-               Weighted-               Weighted-
                                            Average                 Average                 Average
                                            Exercise                Exercise                Exercise
                                 Shares      Price       Shares      Price       Shares       Price
                    ---------  ----------  ----------  ----------  ----------  ----------  ----------
                    Beginning  1,804,000   $    0.100  1,972,500   $    0.085  1,135,580   $    0.032
                    Granted      955,500   $    0.125    998,500   $    0.125  1,552,500   $    0.125
                    Exercised   (677,499)  $    0.088   (492,040)  $    0.060   (124,489)  $    0.025
                    Forfeited   (342,501)  $    0.113   (674,960)  $    0.124   (591,091)  $    0.099
                               ----------              ----------              ----------
                    Ending     1,739,500   $    0.116  1,804,000   $    0.100  1,972,500   $    0.085
                    =========  ==========  ==========  ==========  ==========  ==========  ==========

                    Exercisable at
                    year-end     585,166                 782,794                 622,409
                               ==========              ==========               =========

                    Weighted-average fair value of options granted during the period:

                                           $    0.900              $    0.280                $  0.130
                                           ==========              ==========              ==========

                    The following table summarizes information about stock options outstanding as of December 31, 2001:

                                       Options Outstanding
                    -------------------------------------------------
                                                                        Options Exercisable
                                                                       ----------------------
                                              Weighted-
                                               Average     Weighted-                Weighted-
                    Range of                  Remaining     Average                  Average
                    Exercise      Number     Contractual    Exercise     Number      Exercise
                    Prices      Outstanding  Life (Years)    Prices    Exercisable    Prices
                    ----------  -----------  ------------  ----------  -----------  ---------
                    0.01-0.10      160,000          5.41  $    0.025      160,000  $    0.025
                    0.11-0.20    1,579,500          8.14  $    0.125      425,166  $    0.125
                    ----------  -----------  ------------              ----------
                                  1,739,500               $    0.116      585,166  $    0.098
                                ===========               ==========   ==========  ==========

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    The Company accounts for its stock-based awards using the intrinsic value method in accordance with APB No. 25. Accordingly, compensation cost has been recognized for stock options in the accompanying financial statements if, on the date of grant, the current market value of the underlying common stock exceeded the exercise price of the stock options at the date of grant.

                    During the years ended December 31, 2001, 2000, and 1999, deferred compensation of approximately $765,700 $160,900, and $75,500, respectively, was recorded for options granted at an exercise price below the estimated fair market value of the underlying common stock, of which approximately $200,100, $62,100, and $22,100 was amortized to compensation expense in 2001, 2000 and 1999, respectively. The remaining deferred compensation will be amortized over the balance of the four-year vesting period of stock options.

                    In December 2001, the Company issued 700,000 non-plan stock purchase rights, which vested and were exercised immediately, to an officer, a director and a consultant at an exercise price of $0.125 per share. The fair value of the underlying shares of common stock on the date of issuance was approximately $700,000. Under the terms of the stock purchase agreement with these individuals, the shares were placed in escrow and are earned contingent upon the consummation of the merger discussed in Note 2. As such, the Company may be required to repay the $87,500 in proceeds received during 2001 should the contemplated merger not occur. Additionally, if and when the merger occurs, the Company will be required to record a significant non-cash charge to compensation expense based on the intrinsic or fair value of the equity instrument, as applicable, on the effective date of the merger. See Note 13.

                    SFAS No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No.123. The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option valuation model with the following weighted average assumptions used for grants in 2001, 2000, and 1999: dividend yield of 0%; expected volatility of 0.1%; risk-free interest rates of 5.01%, 5.7%, and 5.63%; and expected lives of five years for all plan options.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    Under the accounting provisions of SFAS No. 123, the Company's net income and the basic and diluted net income per common share would have been adjusted to the pro forma amounts below:

                                                   2001      2000      1999
                    ---------------------------  --------  --------  --------
                    Net income:
                      As reported                $136,800  $829,200  $505,900
                      Pro forma                  $124,900  $819,500  $497,400

                    Basic earnings per share:
                      As reported                $   0.01  $   0.06  $   0.03
                      Pro forma                  $   0.01  $   0.06  $   0.03

                    Diluted earnings per share:
                      As reported                $   0.01  $   0.04  $   0.02
                      Pro forma                  $   0.01  $   0.04  $   0.02

13. COMMITMENTS AND Royalty
    CONTINGENCIES

                    In 1998, Dragerwerk Aktiengesellschaft ("Dragerwerk"), a German corporation, filed a patent infringement lawsuit against the Company. In November 2000, as part of the settlement of this dispute, the Company entered into non-exclusive, non-sublicensable right and license agreement with Dragerwerk for the use of U.S. Patent No. 5,654,498 issued August 5, 1997 and entitled "Device for the Selective Detection of a Component in a Gas Mixture." As part of the settlement agreement, the Company was required to pay $73,200 in back royalties relating to net sales of certain of the Company's products during the period from January 1, 1998 through December 31, 2000. Additionally, commencing January 1, 2001 and continuing through December 31, 2009, the Company is required to pay Dragerwerk a royalty equal to 7.5% of net sales of certain licensed products manufactured or imported for sale by or for the Company in the United States. During the years ended December 31, 2001 and 2000, the Company incurred royalty expense of $47,900 and $73,200, respectively.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    Litigation

                    In November 2000, Gastec Corporation ("Gastec"), a Japanese corporation, filed a lawsuit against the Company claiming, among other things, trade dress infringement regarding certain product model numbers and advertising conflicts. In October 2001, the Company entered into a settlement agreement with Gastec which provided for the phase out of these conflicting product model numbers and certain promotional programs by the Company. In addition, the Company was required to make a cash payment to Gastec upon the execution of the settlement agreement with a final cash payment due in September 2002. This obligation due in September 2002 is included in accrued expenses as of December 31, 2001.

                    During the fourth quarter of 2001, the Company was named as a defendant in a product liability lawsuit. This matter is in the early stages of investigation and the Company intends to defend itself vigorously. The Company has referred this matter to its insurance carrier under the product liability provisions of the Company's insurance policy. The Company is unable, however, to predict the outcome of this matter, or reasonably estimate a range of possible loss given the current status of the litigation.

                    The Company is engaged in various ongoing legal proceedings incidental to its normal business activities. The Company is unable, however, to predict the outcome of these matters, or reasonably estimate a range of possible losses given the current status of the litigation.

                    Funding  Commitment

                    RAE Asia has entered into a shareholder agreement among the shareholders of its 47%-owned subsidiary in Hong Kong, Renex, whereby the shareholders agree to fund Renex's operations as necessary when requested to do so by its Board of Directors. The Company has committed to provide $500,000 in cash funding to Renex during 2002.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

                    Employment  Agreements

                    The Company has entered into employment agreements with two key executives. The employment agreements provide for minimum combined aggregate annual base compensation of $305,000 for fiscal year 2001 and options to purchase 300,000 shares of Company stock, vesting over four years. The employment agreements are "at will" and can be terminated with or without cause or with or without notice at any time by either the employee or the Company.

                    Stock  Purchase  Rights

                    In connection with the pending merger (Note 2), in December 2001, the Company issued 700,000 fully vested stock purchase rights, which vested and were exercised immediately, to an officer, a director and a consultant at an exercise price of $0.125 per share. The fair value of the underlying shares of common stock on the date of issuance was approximately
                    $700,000. The shares have been placed in escrow and are earned contingent upon the consummation of the merger. If and when the merger is consummated, the Company will be required to record a significant non-cash charge to compensation expense based on the intrinsic or fair value of the equity instrument, as applicable, on the effective date of the merger.

                    Consulting  Arrangement

                    In connection with the pending merger described in Note 2, the Company engaged Harter Financial to provide certain advisory services. If and when the merger is consummated, the Company will be required to make a $415,000 cash payment to Harter Financial, which will be reflected in the financial statements as a reduction to additional paid-in capital.

                    Capital  Lease  Agreement

                    As of January 25, 2002, the Company is in the process of finalizing a five- year capital lease agreement for a customer management database system. Aggregate payments to be made over the lease term are estimated to be $333,000.

                                                               RAE Systems, Inc.

                                      Notes to Consolidated Financial Statements

================================================================================

14. RELATED PARTY During 2001, the Company recognized $11,400 in sales revenue TRANSACTIONS from a Company wholly-owned by an officer shareholder of the
                    Company. Included in accounts receivable as of December 31, 2001 is $3,000 due from this related customer.

15. SUPPLEMENTAL    The  following is supplemental disclosure for the statements
    DISCLOSURE OF   of  cash  flows.
    CASH FLOW
    INFORMATION

                    Years Ended December 31,           2001      2000     1999
                    -------------------------------  --------  --------  -------
                    CASH PAID:
                      Income taxes                   $ 83,600  $  2,100  $    --
                      Interest                       $284,800  $272,400  $87,500

                    NONCASH INVESTING AND
                      FINANCING ACTIVITIES:
                        Capital leases entered into
                          for equipment              $ 12,000  $265,000  $    --
                    ============================================================

APPENDIX A


                                MERGER AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

     This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of January 9, 2002, is entered into by and among RAE Systems Inc., a California corporation ("RAE Systems"), Nettaxi.com, a Nevada corporation ("Nettaxi") and RAES Acquisition Corporation, a California corporation ("RSAC").

                                    RECITALS

     A. Nettaxi is in the business of providing Internet services, including a search engine, Web hosting services and an Internet portal and RSAC is a wholly-owned subsidiary of Nettaxi.

     B. RAE Systems is in the business of developing gas detection monitors And tubes.

     C. Nettaxi desires to acquire ownership of RAE Systems by causing RAE Systems to merge with RSAC under the terms and conditions set forth below.

     D. For United States federal income tax purposes, the merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

1.   MERGER  OF  RAE  SYSTEMS  WITH  RSAC

     1.1 DELAWARE REINCORPORATION AND REVERSE STOCK SPLIT: On or before the Closing Date (as defined herein), Nettaxi shall be merged with and into a Delaware corporation, with the Delaware corporation as the surviving corporation, and which Delaware corporation shall have a certificate of incorporation and bylaws in the forms attached hereto as Exhibit A and Exhibit
                                                         ---------     -------
B, respectively.  Prior to the Effective Time (as defined herein), Nettaxi shall
-
undergo a reverse stock split such that each five and sixty-seven one hundredths (5.67) shares of Common Stock of Nettaxi is reverse-split into one (1) share of Common Stock of Nettaxi.

     1.2 MERGER AND SURVIVAL OF RAE SYSTEMS: In the manner and subject to the terms and conditions set forth herein, RAE Systems shall be merged with and into RSAC (the "Merger") in accordance with the provisions of, and with the effect provided in the Delaware General Corporation Law and California General Corporation Law (the "CGCL"). RAE Systems shall be the surviving corporation after the Merger with RSAC and shall continue to exist as a wholly-owned subsidiary of Nettaxi, created and governed by the laws of the State of California.

     1.3 EFFECTIVE TIME: If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Merger shall become effective (the time of such effectiveness is referred to herein as the "Effective Time") upon the filing of an agreement of merger, in the form set forth as Exhibit C hereto
                                                               ---------
(the "Agreement of Merger"), with the Secretary of State of California. This shall take place on the Closing Date (as defined herein).

     1.4     CONSIDERATION  FOR  THE  MERGER.

          (a) SHARES OF THE CONSTITUENT AND SURVIVING CORPORATIONS: At the Effective Time, each share of RAE Systems Common Stock and each share of RAE Systems Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of Nettaxi, RAE Systems or RSAC or any holder thereof, be converted into and be exchangeable for the right to receive that number of fully paid and non-assessable shares of Nettaxi Common Stock ("Nettaxi Merger Stock") equal to the Exchange Ratio.

For purposes of this Agreement, the "Exchange Ratio" shall be determined in accordance with the following formula:

     E =     VPS (RAE)
             ---------
             VPS (Nettaxi)

where E =     the Exchange Ratio

     VPS (RAE) =         1.48113

     VPS (Nettaxi) =     (NV+100,000+T)/7,605,747

     NV = Nettaxi's net cash plus cash equivalents minus (i) an amount equal to all payables and other fixed obligations (excluding the four (4) liabilities described in Nettaxi Disclosure Schedule 4.24) and (ii) an appropriate reserve for payables and any other contingencies (including a reasonable reserve to be mutually agreed upon for the two (2) litigation matters described in Section 2.2(c)) (collectively, "Net Cash"), each calculated as of the Effective Time; provided, however, that if such amount is greater than $7,500,000, NV shall nonetheless equal $7,500,000.

     T = The dollar amount, if any, by which the tax reserve relating to transactions involving RAE System's foreign subsidiaries in the audited financial statements of RAE Systems exceeds $2,000,000 for taxes payable relative to foreign income for the years 1998 through 2001.

     For illustrative purposes only, if NV was $7,500,000 and T was 0 at the Effective Time,

     E     =     VPS (RAE)
                 ---------
                 VPS (Nettaxi)

           =     1.48113
                 -------------------------
                 (7,500,000 + 100,000+0)/7,605,747

     =    1.48225

          and whereby there would be 43,091,835 shares of Nettaxi common stock outstanding immediately after the Effective Time, with

          7,605,747 shares of Nettaxi common stock, constituting 17.65% of the outstanding shares of Nettaxi common stock at the Effective Time, being held by the Nettaxi shareholders that were Nettaxi shareholders immediately prior to the Effective Time;

          34,526,088 shares of Nettaxi common stock, constituting 80.12% of the outstanding shares of Nettaxi common stock at the Effective Time, being held by shareholders of RAE Systems immediately prior to the Effective Time ("RAE Systems Ownership"); and

          960,000 shares of Nettaxi common stock, constituting 2.23% of the outstanding shares of Nettaxi common stock at the Effective Time, being held by BayTree Capital Associates ("Baytree") ("Baytree Ownership").

Notwithstanding the foregoing, if RAE Systems or Nettaxi shall issue any shares of its capital stock between the date hereof and the Effective Time (other than shares of RAE Systems common stock issued with respect to the conversion of its preferred stock), the Exchange Ratio shall be adjusted such that the Nettaxi Ownership, the RAE Systems Ownership and the Baytree Ownership are 17.65%, 80.12% and 2.23%, as adjusted appropriately if NV is less than $7,500,000.

Subject to Section 1.6 hereof, all of such shares of RAE Systems Common Stock or Preferred Stock, when so converted, shall otherwise no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive Nettaxi Merger Stock as set forth above and any cash in lieu of fractional shares of RAE Common Stock or Preferred Stock if required to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.4(e) hereof and pursuant to Section 407 of the CGCL.

          (b) OPTIONS OF THE CONSTITUENT AND SURVIVING CORPORATIONS: At the Effective Time, each option to purchase RAE Systems Common Stock ("RAE Systems Option"), whether vested or unvested, will be assumed by Nettaxi. Each such option so assumed by Nettaxi under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the RAE Systems Inc. 1993 Stock Plan (the "RAE Systems Stock Plan") and any other document governing such option immediately prior to the Effective Time, except that (a) such option will be exercisable for that number of whole shares of Nettaxi Common Stock equal to the product of the number of shares of RAE Systems Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Nettaxi Common Stock, (b) the per share exercise price for the shares of Nettaxi Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of RAE Systems Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole tenth of a cent and (c) any restriction on the exercisability of such RAE System Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such RAE System Option shall remain unchanged. Consistent with the terms of the RAE Systems Stock Plan and the documents governing the outstanding options, the Merger will not terminate any of the outstanding options under the RAE Systems Stock Plan or accelerate the exercisability or vesting of such options or the shares of Nettaxi Common Stock which will be subject to those options upon Nettaxi's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Nettaxi following the Effective Time will remain incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time, and the parties hereto shall use their commercially reasonable efforts to carry out such intention.

          (c)     NO FRACTIONAL SHARES OR OPTIONS: Unless otherwise required by
Section 407 of the CGCL, no fractional shares of Nettaxi Common Stock shall be issued in connection with the Merger, and no certificate or scrip for any such fractional shares shall be issued.

          (d)     NO LIABILITY: Notwithstanding anything to the contrary in this
Section 1.4, none of the parties hereto nor any exchange agent with respect to the Nettaxi Merger Stock shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES: No dividends or other distributions with respect to Nettaxi Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate with respect to the shares of RAE Common Stock represented thereby until the holder of record of such certificate shall surrender such certificate. Subject to applicable law, following surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole shares of Nettaxi Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.4(e)) with respect to such shares of Nettaxi Common Stock.

     1.5 EFFECT OF MERGER: As of the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the CGCL, and each of the following shall occur:

          (a) The separate existence and corporate organization of RSAC shall cease and RAE Systems as the corporation surviving the Merger with RSAC (the "Surviving Corporation"), shall possess the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of, the constituent corporations in the manner specified in the CGCL.

          (b) Except as otherwise agreed by the parties, the Certificate of Incorporation of Nettaxi, as in effect immediately prior to the Effective Time, shall continue in effect without change or amendment, except that Article I of the Certificate of Incorporation of Nettaxi shall be amended to state that the name of the corporation is RAE Systems Inc.

          (c) The By-laws of Nettaxi and RAE Systems, as in effect immediately prior to the Effective Time, shall continue in effect without change or amendment.

          (d) The directors and officers of the RAE Systems immediately after the Closing Date shall be the respective individuals who are directors and officers of RAE Systems immediately prior to the Effective Time. The current officers and directors of Nettaxi shall resign and the officers and directors of RAE Systems shall assume the officer and director positions in Nettaxi.

     1.6 DISSENTING SHARES: Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of RAE Systems that, as of the Effective Time, are or may become "dissenting shares" under the CGCL ("Dissenting Shares"), shall not be converted into or represent the right to receive Nettaxi Merger Stock in accordance with this Agreement, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under the CGCL law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Nettaxi Common Stock in accordance with this Agreement.

     1.7 FURTHER ACTION: If, at any time after the Effective Time, any further action is determined by Nettaxi to be necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Nettaxi shall be fully authorized (in the name of RAE Systems) to take such action.

2. CONDUCT OF BUSINESS PENDING CLOSING; SHAREHOLDER APPROVAL. RAE Systems, Nettaxi and RSAC covenant that between the date hereof and the Closing Date (as hereinafter defined):

     2.1 ACCESS/DUE DILIGENCE: Each party shall afford the others and their respective legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing Date,
(a) to all of the books, contracts and records of such party and shall furnish the other party during such period with all information concerning such party that the other parties may reasonably request and (b) to its business premises and properties in order to conduct inspections at the requesting party's expense.

     2.2 CONDUCT OF BUSINESS: During the period from the date hereof to the Closing Date, the business of RAE Systems shall be operated by RAE Systems in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

          (a) RAE Systems shall use its commercially reasonable efforts, consistent with past practice and policy, to: (i) keep available the services of the present employees and agents of RAE Systems; (ii) complete or maintain all existing material arrangements including but not limited to filings, licenses, affiliate arrangements, leases and other arrangements referred to in Sections 3.6(a) and 3.6(b) in full force and effect in accordance with their existing terms; (iii) maintain the integrity of all confidential information of RAE Systems; (iv) comply in all material respects with all applicable laws; and (v) preserve the goodwill of RAE Systems' business and contractual relationships with, suppliers, customers and others having business relations with RAE Systems; and

          (b) Neither Nettaxi nor RAE Systems shall: (i) sell or transfer any of its assets or property; (ii) shall make any distribution, whether by dividend or otherwise, to any of its shareholders or employees except for compensation to employees and payments to associated companies for goods and services, in the usual and ordinary course of business; (iii) declare any dividend or other distribution; (iv) redeem or otherwise acquire any shares of its capital stock or other securities; (v) incur any material debt or other obligation; or (vi) agree to do any of the foregoing.

          (c) Notwithstanding the provisions of Section 2.2(b) above, immediately prior to the Closing, except for that certain shareholder litigation Lahey v. Nettaxi et. al, case no. SACV 01-459 AHS, US Dist Ct, Central District, (which Nettaxi's directors and officers insurance policy is covering) and that certain litigation Envision Media, Inc. v. Nettaxi et. al, case no. CV 14 1408 Superior Court of California, Santa Cruz County, Nettaxi will be a clean public shell with no liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than the foregoing litigation or liabilities reducing Net Cash, and prior to the Closing of the Merger, all business, assets (other than cash and cash equivalents), and material liabilities would be transferred out of Nettaxi or satisfied to the commercially reasonable satisfaction of RAE Systems. Such transfer or satisfaction of material liabilities includes, but is not limited to, the termination of the agreements, plans, programs and arrangements listed on
Schedule 2.2(c).

     2.3 EXCLUSIVITY: During the period from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, each party agrees that without the other's prior written consent, it shall not and it shall not allow anyone acting on their behalf to, (A) directly or indirectly merge or consolidate with another entity or engage in a sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer, but excluding sales pursuant to any exercise of outstanding stock options) or similar transaction other than the transactions contemplated or expressly permitted by this Agreement and (B) solicit, entertain or encourage inquiries or proposals, or enter into, pursue, continue or carry on any discussions or negotiations, with respect to any transaction of the types referred to in clause (A) above with any person or entity. Each party signing this Agreement will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any such transaction. Notwithstanding the foregoing, if an offer unsolicited by a party hereto ("Recipient"), their investment bankers or their representatives, agents or others is received prior to the Effective Time, consistent with the fiduciary obligation that Recipient may then owe to its shareholders, but only to the extent required by applicable law, such offer may be communicated to the Board of Directors of Recipient and approved by the Board consistent with their fiduciary duty, provided, however, that Recipient will not, except as required by applicable law, provide information to such offeror; and provided, however, that should the foregoing occur and the Merger is not consummated, Recipient shall reimburse the other party (RAE Systems or Nettaxi, as the case may be) in an amount equal to Two Hundred and Fifty Thousand Dollars ($250,000). Recipient will promptly (within 24 hours of receipt of any proposal or request for non-public information in connection with a potential proposal) advise such other party of the identity of such offeror, communicate to it the terms of any proposal which it may receive and deliver to it a copy of any such offer or request in writing.

     2.4 FILING OF CURRENT REPORTS ON FORM 8-K: Promptly after execution of this Agreement, Nettaxi shall file a Current Report on Form 8-K with the Commission to report the proposed Merger and the terms thereof.

     2.5     VOTING AGREEMENTS:  The shareholders of Nettaxi identified in
Schedule 2.5 hereto shall execute agreements in the form of Exhibit D-1 hereto
------------                                                -----------
to vote their shares of Nettaxi stock at any meeting of the shareholders of Nettaxi, at which this Agreement is placed before the shareholders for approval, in favor of the Agreement and in favor of the consummation of the Merger.

     2.6     VOTING AGREEMENTS:  The shareholders of RAE Systems identified in
Schedule 2.6 hereto shall execute agreements in the form of Exhibit D-2 hereto
------------                                                -----------
to vote their shares of RAE Systems stock at any meeting of the shareholders of RAE Systems, at which this Agreement is placed before the shareholders for approval, in favor of the Agreement and in favor of the consummation of the Merger.

3. REPRESENTATIONS AND WARRANTIES OF RAE SYSTEMS. Except as set forth in the RAE Systems Disclosure Schedule, RAE Systems represents and warrants, as of the date hereof and as of the Closing, to Nettaxi and RSCA as follows, with the knowledge and understanding that Nettaxi and RSCA are relying materially upon such representations and warranties (The term "Knowledge" as used in this Agreement with respect to a party's awareness of the presence or absence of a fact, event or condition shall mean (a) actual knowledge, or (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs):

     3.1 ORGANIZATION AND STANDING: RAE Systems is a corporation duly organized, validly existing and in good standing under the laws of the State of California. RAE Systems has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of RAE Systems. The copies of the Articles of Incorporation, By-laws and minute books of RAE Systems, as amended to date and delivered to Nettaxi, are true and complete copies of these documents as now in effect. The minute books of RAE Systems are accurate in all material respects.

     3.2     CAPITALIZATION:

          (a) RAE Systems is authorized to issue 40,000,000 shares of Common Stock, par value $.01 per share, of which 16,492,960 are issued and outstanding, 700,000 shares of Series A Preferred Stock, all of which are issued and outstanding, and 1,000,000 shares of Series B Preferred Stock, all of which are issued and outstanding. The record holders thereof are as set forth in the RAE Systems Disclosure Schedule. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Other than as set forth in the RAE Systems Disclosure Schedule, there are no subscriptions, warrants, rights or calls or other commitments or agreements to which RAE Systems is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of RAE Systems. Other than as set forth in the RAE Systems Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for Common Stock or any other securities of RAE Systems. The RAE Systems Disclosure Schedule sets forth the following information with respect to each RAE Systems Option outstanding as of the date of this Agreement: (i) the name of the optionee; and (ii) the number of shares of RAE Systems Common Stock subject to such RAE Systems Option. RAE Systems has delivered to Nettaxi accurate and complete copies of all stock option plans pursuant to which the RAE Systems has ever granted stock options. There are no outstanding warrants to purchase RAE

Systems Common Stock and, except as set forth in this Section 3.2(a), there are no other securities convertible or exchangeable into RAE Common Stock or other securities.

          (b) All outstanding shares of RAE Systems Common Stock and all outstanding RAE Systems Options and other securities have been issued and granted in compliance with (i) all applicable securities laws and other applicable legal requirements, and (ii) all material requirements set forth in applicable Contracts (as hereinafter defined).

     3.3 SUBSIDIARIES: RAE Systems owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

     3.4 AUTHORITY: RAE Systems has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of RAE Systems subject to the approval of the Merger by RAE Systems' shareholders. The Board of Directors of RAE Systems has unanimously (i) approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of RAE Systems, and is on terms that are fair to such shareholders (iii) recommended that the shareholders of RAE Systems approve this Agreement and the Merger. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by RAE Systems in accordance herewith, the valid and binding obligations of RAE Systems, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity.

     3.5 ASSETS: RAE Systems has good and marketable title to or licenses to all of the assets and properties, which it purports to own as reflected on the most recent balance sheet comprising a portion of the RAE Systems Financial Statements (as hereinafter defined), or thereafter acquired, or are otherwise useful in the business of RAE Systems. No material portion of the assets of RAE Systems is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to its Knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of RAE Systems is subject to any restriction that would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     3.6     CONTRACTS  AND  OTHER  COMMITMENTS:

          (a)     Schedule 3.6 of the RAE Systems Disclosure Schedule consists
                  ------------
of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) ("Contracts") to which RAE Systems is a party that involve a receipt or an expenditure by RAE Systems its subsidiaries or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of RAE Systems, which in each case, relates to a contract, agreement, commitment or instrument that requires payments or receipts in excess of $50,000 per year.

          (b)     All of the Contracts described in Schedule 3.6 of the RAE
                                                    ------------
Systems Disclosure Schedule are valid and binding upon RAE Systems and, to its Knowledge, the other parties thereto and are in full force and effect and enforceable, in accordance with their respective terms, and neither RAE Systems, nor to its Knowledge, any other party to any Contract has breached any provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the Knowledge of RAE Systems, no shareholder of RAE Systems has received any payment from any contracting party in connection with or as an inducement for causing RAE Systems to enter into any Contract described on Schedule 3.6.
                                                    ------------

          (c) RAE Systems has delivered or made available to Nettaxi and to Silicon Valley Law Group an accurate and complete copy of each of the Contracts.

     3.7 LITIGATION: There is no claim, action, proceeding, or investigation pending or, to its Knowledge, threatened against or affecting RAE Systems before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of RAE Systems. There is no strike or unresolved labor dispute relating to RAE Systems' employees who, in its judgment, could have a material adverse effect on the business or prospects of RAE Systems. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against RAE Systems or asserted against RAE Systems that has not been paid.

     3.8 TAXES: For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, Taxes") shall mean any federal, state, local or foreign income, alternative or add- on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

          (a) RAE Systems has duly filed all Returns required to be filed by it other than Returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of RAE Systems. All such Returns were, when filed, and to the Knowledge of RAE Systems are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. RAE Systems has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

          (b) RAE Systems is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the Knowledge of RAE Systems, no claim for assessment or collection of any Tax related to RAE Systems has been asserted against RAE Systems that has not been paid. There are no Tax liens upon the assets of RAE Systems (other than liens for taxes not yet due and payable).

          (c) Neither RAE Systems nor any of its subsidiaries has taken, agreed to take or will take any action that would reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of
Section 368(a) of the Code.

     3.9 COMPLIANCE WITH LAWS AND REGULATIONS: RAE Systems has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state local and foreign) applicable to it in all jurisdictions where the business of RAE Systems is conducted or to which RAE Systems is subject, including, without limitation, all applicable federal and state securities laws, civil rights and equal opportunity employment laws and regulations, and all federal, antitrust, antimonopoly and fair trade practice laws, except where the failure to comply could not reasonably be expected to have a material adverse effect on RAE Systems. There has been no assertion by any party that RAE Systems is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by RAE Systems.

     3.10     ENVIRONMENTAL MATTERS:

     (a) Except as to the extent that it has not had, and could not reasonably be expected to have, individually or in the aggregate, a material adverse affect on RAE Systems or its subsidiaries, (i) neither RAE Systems nor its subsidiaries are in violation of any Environmental Law applicable to either of them; (ii) none of the properties currently or formerly owned, leased or operated by RAE Systems or its subsidiaries (including, without limitation, soils and surfaces and ground waters) are contaminated with any Hazardous Substance; (iii) neither RAE Systems nor its subsidiaries are liable for any off-site contamination by Hazardous Substances; (iv) neither RAE Systems nor its subsidiaries are liable for any violation under any Environmental Law (including, without limitation, pending or threatened liens); (v) RAE Systems and its subsidiaries have all material permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); and (vi) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of governmental entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

     (b) For purposes of this Agreement, "Environmental Law" means any federal, state, local or foreign laws and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to: (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances;
(B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment, health, safety or natural resources.

     (c) For purposes of this Agreement, "Hazardous Substances" means: (i) those substances defined in or regulated under the following federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

     3.11 NO CONFLICTS: The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the By-laws of RAE Systems, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which RAE Systems is a party or by which RAE Systems or any of its businesses, or operations may be bound or affected or
(iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of RAE Systems under, or create any rights of termination, cancellation or acceleration in any person under, any Contract, except in the case of (ii) or
(iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on RAE Systems.

     3.12 EMPLOYEES: RAE Systems has no employees that are represented by any labor union or collective bargaining unit.

     3.13 FINANCIAL STATEMENTS: The RAE Systems Disclosure Schedule contains an unaudited balance sheet of RAE Systems as of December 31, 2000 and related unaudited income statement of RAE Systems for the year then ended and an unaudited balance sheet dated as of September 30, 2001 and related unaudited income statement of RAE Systems for the period ended at such date (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of RAE Systems for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. There are no assets of RAE Systems, the value of which is materially overstated in said balance sheets.

     3.14 ABSENCE OF CERTAIN CHANGES OR EVENTS: Since September 30, 2001 (the "RAE Balance Sheet Date"), there has not been:

          (a) any material adverse change in the financial condition, properties, assets, liabilities or business of RAE Systems;

          (b) any material damage, destruction or loss of any material properties of RAE Systems, whether or not covered by insurance;

          (c) any material adverse change in the manner in which the business of RAE Systems has been conducted;

          (d) any material adverse change in the treatment and protection of trade secrets or other confidential information of RAE Systems; and

          (e) any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which RAE Systems has reason to believe, might be expected to result in a material adverse change in the business or prospects of RAE Systems.

     3.15 GOVERNMENT LICENSES, PERMITS, AUTHORIZATIONS: RAE Systems has all material governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits").

     3.16     EMPLOYEE BENEFIT PLANS:

          (a) The RAE Systems Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

          (b) RAE Systems has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

          (c) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other similar payment or obligation to any current or former employee or director of RAE Systems, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing the consummation of the Merger will not result in the acceleration of vesting of any unvested RAE Systems Options.

     3.17 BUSINESS LOCATIONS: Other than as set forth in the RAE Systems Disclosure Schedule, RAE Systems does not own or lease any material real or personal property in any state or country.

     3.18     INTELLECTUAL PROPERTY: Schedule 3.18 of the RAE Systems Disclosure
                                     -------------
Schedule sets forth a complete and correct list and summary description of all material intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of RAE Systems, together with a complete list of all material licenses granted by or to RAE Systems with respect to any of the above. All such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by RAE Systems, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. RAE Systems is not currently in receipt of any notice of any violation or infringements of, and RAE Systems is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. The proprietary assets listed on Schedule 3.18
                                                            -------------
constitute all the proprietary assets necessary to enable RAE Systems to conduct their business in the manner in which such business has been and is being conducted. RAE Systems has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

     3.19 EXISTING ARRANGEMENTS: RAE Systems has no Knowledge that, either as a result of the actions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any entity having an arrangement with RAE Systems identified in Schedule 3.19 will not
                                                     -------------
continue to conduct business with Nettaxi after the Closing Date in substantially the same manner as it has conducted business with RAE Systems in the past.

     3.20 GOVERNMENTAL APPROVALS: Except as set forth in Section 1.2 as to the filing of the Agreement of Merger, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by RAE Systems with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with RAE Systems' execution, delivery and performance of this Agreement.

     3.21 TRANSACTIONS WITH AFFILIATES: RAE Systems is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from RAE Systems; nor are there any transactions of a continuing nature between RAE Systems and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the assets of RAE Systems for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

     3.22 NO DISTRIBUTIONS: RAE Systems has not made nor has any intention of making any distribution or payment to any of its shareholders in respect of RAE Systems stock.

     3.23 LIABILITIES: RAE Systems has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the RAE Systems Balance Sheet, (ii) Liabilities incurred since the RAE Balance Sheet Date in the ordinary course of the business of RAE Systems, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and the RAE Systems Disclosure Schedule.

     3.24 ACCOUNTS RECEIVABLE: All accounts receivable of RAE Systems reflected on the Balance Sheet are valid receivables subject to no material setoffs or counterclaims and are current and, to the Knowledge of RAE Systems, collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts reflected in the financial statements provided to Nettaxi or in the RAE Systems Disclosure Schedule. To RAE Systems' Knowledge, all accounts receivable reflected in the financial or accounting records of RAE Systems are valid receivables and are collectible subject to no material setoffs or counterclaims.

     3.25 NO OMISSIONS OR UNTRUE STATEMENTS: To the best of its Knowledge, no representation or warranty made by RAE Systems to Nettaxi or RSAC in this Agreement, the RAE Systems Disclosure Schedule or in any certificate of a RAE Systems officer required to be delivered to Nettaxi pursuant to the terms of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof.

     3.26      INSURANCE: Schedule 3.26 of the RAE Systems Disclosure Schedule
                          -------------
sets forth summaries of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of RAE Systems. Each of such insurance policies is in full force and effect.

4. REPRESENTATIONS AND WARRANTIES OF NETTAXI AND RSAC. Except as set forth in the Nettaxi Disclosure Schedule, Nettaxi, Nettaxi Online Communities, Inc. ("Nettaxi Online") and RSAC represent and warrant to RAE Systems as follows, as of the date hereof, and as of the Closing Date:

     4.1 ORGANIZATION AND STANDING OF NETTAXI: Nettaxi is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of Nettaxi. The copies of the Articles of Incorporation, By-laws and minutes of Nettaxi, as amended to date, and delivered to RAE Systems, are true and complete copies of those documents as now in effect. The minute books of Nettaxi are accurate in all material respects

     4.2 ORGANIZATION AND STANDING OF SUBSIDIARIES: Nettaxi Online and RSAC are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and California, respectively, and have the corporate power to carry on their business as now conducted and to own their assets and are duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of either Nettaxi Online or RSAC. The copies of the Certificate of Incorporation, By-laws and minutes of Nettaxi Online and the Articles of Incorporation, By-laws and minutes of RSAC, as amended to date, and delivered to RAE Systems, are true and complete copies of those documents as now in effect. Since its incorporation, RSAC has not conducted and currently is not conducting any business. The minute books of Nettaxi Online and RSAC are accurate in all material respects

     4.3 SUBSIDIARIES: Other than RSAC and Nettaxi Online, Nettaxi owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

     4.4     CAPITALIZATION OF NETTAXI:

          (a) The authorized capital stock of Nettaxi consists of 200,000,000 shares of Common Stock, par value $.001 and 1,000,000 shares of Preferred Stock, par value $.001. As of the date hereof, 43,124,586 shares of Common Stock and no shares of Preferred stock were issued and outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. The Nettaxi Merger Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. Other than as set forth in the Nettaxi Disclosure Schedule, there are no subscriptions, warrants, rights or calls or other commitments or agreements to which Nettaxi is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Nettaxi, and there are no obligations with respect to the registration of outstanding securities or otherwise. Other than as set forth in the Nettaxi Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for Common Stock or any other securities of Nettaxi. The Nettaxi Disclosure Schedule sets forth the following information with respect to each option to purchase Nettaxi common stock ("Nettaxi Option") outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Nettaxi Option was granted; (ii) the name of the optionee; (iii) the number of shares of Nettaxi Common Stock subject to such Nettaxi Option; (iv) the exercise price of such Nettaxi Option;
(v) the date on which such Nettaxi Option was granted; and (vi) the applicable vesting schedules (which applicable vesting schedule may be provided by means of a general description of the vesting schedules applicable to outstanding Nettaxi Options). Nettaxi has delivered to RAE Systems accurate and complete copies of all stock option plans pursuant to which the Nettaxi has ever granted stock options. Nettaxi has delivered to RAE Systems accurate and complete copies of the all outstanding warrants to purchase Nettaxi Common Stock or other securities (the "Nettaxi Warrants"). The exercise price of each Nettaxi Warrant is set forth in the Nettaxi Disclosure Schedule.

          (b) All outstanding shares of Nettaxi Common Stock, Nettaxi Options, Nettaxi Warrants or other shares of Nettaxi capital stock or securities convertible or exchangeable therefore have been issued and granted in compliance with (i) all applicable securities laws and other applicable legal requirements, and (ii) all material requirements set forth in applicable Contracts.

     4.5 CAPITALIZATION SUBSIDIARIES: The authorized capital stock of Nettaxi Online consists of 6,000,000 shares of Common Stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of the date hereof, 4,731,590 shares of Common Stock were issued and outstanding, all of which are issued to Nettaxi, and no shares of preferred stock were issued or outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of Nettaxi Online or obligating Nettaxi Online to issue or sell an aggregate number of shares of Common Stock. The authorized capital stock of RSAC consists of 1,000,000 shares of Common Stock, par value $.001. As of the date hereof, one hundred (100) shares of Common Stock were issued and outstanding, all of which are issued to Nettaxi. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of RSAC or obligating RSAC to issue or sell an aggregate number of shares of Common Stock.

     4.6 AUTHORITY: Each of Nettaxi and RSAC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Nettaxi and RSAC subject to the approval of the Merger by Nettaxi's and RSAC's shareholders. The Board of Directors of Nettaxi and RSAC have unanimously (i) approved this Agreement and the Merger, (ii) determined that in its opinion the Merger, subject to the terms of this Agreement, is in the best interests of the shareholders of Nettaxi and RSAC, respectively, and is on terms that are fair to such shareholders (iii) recommended that the shareholders of Nettaxi and RSAC approve this Agreement and the Merger. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by each of Nettaxi and RSAC in accordance herewith, the valid and binding obligations of Nettaxi and RSAC, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity.

     4.7 ASSETS: Nettaxi, Nettaxi Online and RSAC have good and marketable title to all of the respective party's assets and properties which it purports to own as reflected on the balance sheet included in the Nettaxi Financial

Statements (as hereinafter defined), or thereafter acquired. No material portion of the assets of Nettaxi or Nettaxi Online is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to its Knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of Nettaxi or Nettaxi Online is subject to any restriction that would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     4.8     CONTRACTS  AND  OTHER  COMMITMENTS:

          (a)     Schedule 4.8 of the Nettaxi Disclosure Schedule consists of a
                  ------------
true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which Nettaxi or Nettaxi Online is a party ("Nettaxi Contracts") that (i) involve a receipt or an expenditure by Nettaxi or its subsidiaries or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of Nettaxi or its subsidiaries, or (ii) involves an obligation for the performance of services or delivery of goods by Nettaxi or its subsidiaries.

          (b)     All of the Nettaxi Contracts described in Schedule 4.8 of the
                                                            ------------
Nettaxi Disclosure Schedule are valid and binding upon Nettaxi or Nettaxi Online, as applicable, and, to its Knowledge, the other parties thereto and are in full force and effect and enforceable, in accordance with their respective terms, and neither Nettaxi or Nettaxi Online, nor to their Knowledge, any other party to any Nettaxi Contract has breached any provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof.

     (c) Nettaxi has delivered or made available to RAE Systems and to Gray Cary Ware & Freidenrich LLP an accurate and complete copy of each Nettaxi Contract.

     4.9 LITIGATION: There is no material claim, action, proceeding, or investigation pending or, to their Knowledge, threatened against or affecting Nettaxi, Nettaxi Online or RSAC before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Nettaxi, Nettaxi Online or RSAC.

     4.10 TAXES: Nettaxi and Nettaxi Online have duly filed all Returns required to be filed by them other than Returns which the failure to file would have no material adverse effect on the business of Nettaxi or Nettaxi Online. All such Returns were, when filed, and to Nettaxi's Knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Nettaxi has paid or will pay in full prior to the Effective Time, or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Neither Nettaxi nor Nettaxi Online is a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the Knowledge of Nettaxi, no claim for assessment or collection of any Tax has been asserted against Nettaxi that have not been paid. There are no Tax liens upon the assets of Nettaxi or Nettaxi Online. Neither Netaxxi nor any of its subsidiaries has taken, agreed to take or will take any action that would reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     4.11 COMPLIANCE WITH LAWS AND REGULATIONS: Nettaxi, Nettaxi Online and RSAC have complied and are presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state local and foreign) applicable to them in all jurisdictions in which their operations are conducted or to which they are subject, including, without limitation, all applicable federal and state securities laws, civil rights and equal opportunity employment laws and regulations, and all federal, antitrust, antimonopoly and fair trade practice laws. There has been no assertion by any party that Nettaxi, Nettaxi Online or RSAC is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by Nettaxi, Nettaxi Online or RSAC.

     4.12 ENVIRONMENTAL MATTERS: (i) Neither Nettaxi nor its subsidiaries are in violation of any Environmental Law applicable to either of them; (ii) none of the properties formerly owned, leased or operated by Nettaxi or its subsidiaries (including, without limitation, soils and surfaces and ground waters) are contaminated with any Hazardous Substance; (iii) neither Nettaxi nor its subsidiaries are liable for any off-site contamination by Hazardous Substances; (iv) neither Nettaxi nor its subsidiaries are liable for any violation under any Environmental Law (including, without limitation, pending or threatened liens); (v) Nettaxi and its subsidiaries have all material Environmental Permits; and (vi) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

     4.13     NO CONFLICT: The making and performance of this Agreement will not
(i) conflict with the Articles of Incorporation, Certificate of Incorporation or the By-laws of Nettaxi, Nettaxi Online or RSAC, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Nettaxi, Nettaxi Online or RSAC is a party or by which Nettaxi or Nettaxi Online or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of Nettaxi, Nettaxi Online or RSAC, or create any rights of termination, cancellation, or acceleration in any person under, any material agreement, arrangement, or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction, or decree to which Nettaxi, Nettaxi Online or RSAC is a party or by which Nettaxi, Nettaxi Online or RSAC, or any of their material assets may be bound, except in the case of (ii) or (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on Nettaxi, Nettaxi Online or RSAC.

     4.14 EMPLOYEES: Neither Nettaxi nor its subsidiaries have any employees that are represented by any labor union or collective bargaining unit.

     4.15 BUSINESS LOCATIONS: Neither Nettaxi nor its subsidiaries owns or leases any real or personal property in any state or country.

     4.16 INTELLECTUAL PROPERTY: Neither Nettaxi nor its subsidiaries is currently in receipt of any notice of any violation or infringements of, and neither Nettaxi nor its subsidiaries is knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

     4.17 GOVERNMENTAL APPROVALS: Except as set forth in Section 1.2 as to the filing of the Agreement of Merger, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Nettaxi or its subsidiaries with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with Nettaxi's and RSAC's execution, delivery and performance of this Agreement.

     4.18 TRANSACTIONS WITH AFFILIATES: Neither Nettaxi nor its subsidiaries is indebted for money borrowed, either directly or indirectly, from any Affiliate, in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from Nettaxi or its subsidiaries; nor are there any transactions of a continuing nature between Nettaxi or its subsidiaries and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the assets of Nettaxi or its subsidiaries for personal benefit with or without adequate compensation.

     4.19 EXISTING ARRANGEMENTS: Nettaxi and its subsidiaries have no Knowledge that, either as a result of the actions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any entity having an arrangement with Nettaxi or its subsidiaries identified in
Schedule 4.8 will not continue to conduct business with Nettaxi or its
------------
subsidiaries after the Closing Date in substantially the same manner as it has conducted business with Nettaxi or its subsidiaries in the past.

     4.20 NO DISTRIBUTIONS: Neither Nettaxi nor its subsidiaries has made nor has any intention of making any distribution or payment to any of its shareholders in respect of Nettaxi stock.

     4.21 ACCOUNTS RECEIVABLE: All accounts receivable of Nettaxi and its subsidiaries reflected on the Nettaxi Balance Sheet are valid receivables subject to no material setoffs or counterclaims and are current and, to Nettaxi's Knowledge, collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts reflected in the financial statements provided to RAE Systems or in the Nettaxi Disclosure Schedule. To the Knowledge of Nettaxi and its subsidiaries, all accounts receivable reflected in the financial or accounting records of Nettaxi and its subsidiaries are valid receivables and are collectible subject to no material setoffs or counterclaims.

     4.22     SEC DISCLOSURES:

          (a) Nettaxi has delivered or made available to RAE Systems (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Nettaxi with the SEC between August 13, 1999 and the date of this Agreement (the "Nettaxi SEC Documents"). Since August 13, 1999, all statements, reports, schedules, forms and other documents required to have been filed by Nettaxi with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Nettaxi SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 (the "Securities Act") or the Securities and Exchange Act of 1934 (the "Exchange Act") (as the case may be); and (ii) none of the Nettaxi SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements (including any related notes) contained in the Nettaxi SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Nettaxi and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Nettaxi and its subsidiaries for the periods covered thereby.

     4.23 ABSENCE OF CERTAIN CHANGES OR EVENTS: Since September 30, 2001 (the "Nettaxi Balance Sheet Date"), other than in connection with the termination of Nettaxi's operations, there has not been:

          (a) any material adverse change in the financial condition, properties, assets, liabilities or business of Nettaxi or its subsidiaries;

          (b) any material damage, destruction or loss of any material properties of Nettaxi or its subsidiaries, whether or not covered by insurance;

          (c) any material adverse change in the manner in which the business of Nettaxi or its subsidiaries has been conducted;

          (d) any material adverse change in the treatment and protection of trade secrets or other confidential information of Nettaxi or its subsidiaries; and

          (e) any occurrence not included in paragraphs (a) through (d) of this Section 4.19 which has resulted, or which Nettaxi or its subsidiaries has reason to believe, might be expected to result in a material adverse change in the business or prospects of Nettaxi or its subsidiaries.

     4.24 LIABILITIES: Neither Nettaxi, Nettaxi Online nor RSAC have any material direct or indirect Liabilities, as that term is defined in Section 3.23 ("Nettaxi Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Nettaxi Liabilities fully and adequately reflected or reserved against on the Nettaxi Balance Sheet and (ii) Nettaxi Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and the Nettaxi Disclosure Schedule.

     4.25 GOVERNMENTAL LICENSES, PERMITS AND AUTHORIZATIONS: Nettaxi, Nettaxi Online and RSAC have all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     4.26     EMPLOYEE BENEFIT PLANS:

          (a) The Nettaxi Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

          (b) Neither Nettaxi, Nettaxi Online nor RSAC has maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any similar pension benefit plan under the laws of any foreign jurisdiction.

          (c) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other similar payment or obligation to any current or former employee or director of Nettaxi, Nettaxi Online or RSAC, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing the consummation of the Merger will not result in the acceleration of vesting of any unvested Nettaxi Options.

     4.27     INSURANCE: Schedule 4.25 of the Nettaxi Disclosure Schedule sets
                         -------------
forth summaries of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of Nettaxi or its subsidiaries. Each of such insurance policies is in full force and effect.

     4.28 NO OMISSION OR UNTRUE STATEMENT: To the best of their Knowledge no representation or warranty made by Nettaxi, Nettaxi Online or RSAC to RAE Systems in this Agreement, in the Nettaxi Disclosure Schedule or in any certificate of a Nettaxi officer required to be delivered to RAE Systems pursuant to the terms of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof.

5.   CLOSING

     5.1 DATE AND TIME: Subject to this Agreement and the Merger receiving all requisite shareholder approvals and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") on the next business day (or such later date as the parties hereto may agree) following the later of
(a) the date of the meeting of shareholders of Nettaxi to consider and vote upon this Agreement and the Merger, or receipt by RAE Systems of consent approving the Merger, or (b) the business day on which the last of the conditions set forth in Sections 6 and 7 hereof is fulfilled or waived (such later date, the "Closing Date"), at the offices of Silicon Valley Law Group, 152 N. Third Street, Suite 900, San Jose, California 95112 or such other time and place as the parties may agree upon.

     5.2 RAE SYSTEMS' CLOSING DELIVERIES: At the Closing, in addition to documents referred to elsewhere, RAE Systems shall deliver, or cause to be delivered, to Nettaxi:

          (a) a certificate, dated as of the Closing Date, executed by the Chief Executive Officer of RAE Systems, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that RAE Systems has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by RAE Systems on or prior to the Closing Date;

          (b) Certified Resolutions of the Board of Directors and a majority of the Shareholders of RAE Systems approving the transactions set forth herein;

          (c)     The RAE Systems Disclosure Schedule;

          (d) an opinion of RAE Systems' counsel, dated as of the Closing Date, substantially in form attached hereto as Exhibit E;
                                               ---------

          (e) such other documents as Nettaxi or its counsel may reasonably require.

     5.3 NETTAXI CLOSING: At the Closing, in addition to documents referred to elsewhere, Nettaxi shall deliver to RAE Systems:

          (a) a certificate of Nettaxi, dated as of the Closing Date, executed by the President or Chief Executive Officer of Nettaxi to the effect that the representations and warranties of Nettaxi and its subsidiaries contained in this Agreement are true and correct in all material respects and that Nettaxi has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by Nettaxi or prior to the Closing Date;

          (b)     The Nettaxi Disclosure Schedule; and

          (c) an opinion of Nettaxi's counsel, dated as of the Closing Date, substantially in form attached hereto as Exhibit F;
                                         ---------

6. CONDITIONS TO OBLIGATIONS OF RAE SYSTEMS. The obligation of RAE Systems to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion:

     6.1 COMPLIANCE BY NETTAXI: On or before the Closing, Nettaxi shall have performed and complied in all material respects with the following:

     (a) All present directors of Nettaxi shall tender their resignations effective upon the Closing; and

     (b) Nettaxi shall have preformed and complied in all material respects with all other agreements and conditions required by this Agreement to be performed or complied with by Nettaxi prior to or on the Closing Date.

     6.2 ACCURACY OF NETTAXI'S REPRESENTATIONS: Nettaxi's representations and warranties contained in this Agreement (including the Nettaxi Disclosure Schedule and the Nettaxi SEC Documents) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement).

     6.3 MATERIAL ADVERSE CHANGE: No material adverse change shall have occurred subsequent to September 30, 2001 in the financial position, results of operations, assets, liabilities, or prospects of Nettaxi or its subsidiaries, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities, or prospects of Nettaxi or its subsidiaries; provided, however, that the following events or occurrences shall not be deemed to be events or occurrences having a material adverse effect for purposes of this
Section 6.3: (i) reductions or increases in the trading price of Nettaxi Common Stock between the date hereof and the Closing Date; (ii) events or occurrences related directly to the Merger or the other transactions contemplated by this Agreement; or (iii) the cessation of operations as contemplated by Section 2.2(c).

     6.4 DOCUMENTS: All documents and instruments required hereunder to be delivered by Nettaxi to RAE Systems at the Closing shall be delivered in form and substance reasonably satisfactory to RAE Systems and its counsel.

     6.5 LITIGATION: No litigation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to RAE System's Knowledge be threatened.

     6.6 APPROVAL OF SHAREHOLDERS: RAE Systems shall have received the approval of a majority of its shareholders of this Agreement and the transactions contemplated.

     6.7 NETTAXI NET CASH: Nettaxi's Net Cash shall be at least seven million five hundred thousand dollars ($7,500,000); provided however, that if the Closing has takes place between March 15, 2002 and April 1, 2002 Nettaxi's Net Cash shall be at least seven million four hundred seventy five thousand dollars ($7,475,000).

     6.8 NETTAXI LOCK-UP AGREEMENTS: RAE Systems shall have received an executed Lock-Up Agreement, substantially in the form of Exhibit G hereto, from
                                                         ---------
each of the persons listed on Schedule 6.8 hereto.
                              ------------

     6.9 NETTAXI REINCORPORATION: Nettaxi shall have effectuated a reincorporation of its jurisdiction of incorporation to the State of Delaware as contemplated by Section 1.1.

     6.10 CONSENTS: All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity the failure to obtain or comply with which would be reasonably likely to have a material adverse effect on RAE Systems or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

7. CONDITIONS TO NETTAXI'S OBLIGATIONS. Nettaxi and RSAC's obligation to consummate the Closing is subject to the following conditions, any of which may be waived by either party in its sole discretion:

     7.1 COMPLIANCE BY RAE SYSTEMS: RAE Systems shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by RAE Systems prior to or on the Closing Date.

     7.2 ACCURACY OF REPRESENTATIONS OF RAE SYSTEMS: The representations and warranties of RAE Systems contained in this Agreement (including the exhibits hereto and the RAE Systems Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement).

     7.3 MATERIAL ADVERSE CHANGE: No material adverse change shall have occurred subsequent to September 30, 2001 in the financial position, results of operations, assets, liabilities, or prospects of RAE Systems, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities, or prospects of RAE Systems (including but not limited to a material deviation in the audited financial statements of RAE Systems from the unaudited financial statements provided by RAE Systems to Nettaxi; provided, however, that the following shall not be deemed to be material deviations: (a) material deviations which do not materially affect RAE Systems' revenues, net income, costs of goods sold, inventory or accounts receivable; and (b) deviations in the tax provisions of such financials relating to transactions involving its foreign subsidiaries and the appropriate reserve with respect to any tax liabilities relating thereto; provided, however, that deviations materially affecting net income in part (a) of the foregoing shall not include those as a result of such tax provisions of such financials relating to transactions involving its foreign subsidiaries and the tax liabilities relating thereto). Notwithstanding anything to the contrary set forth herein, the following events or occurrences shall not be deemed to be events or occurrences having a material adverse effect for purposes of this Section 7.3: (i) events or occurrences affecting the environmental, health and safety industry that do not have a disproportionate impact on RAE Systems, taken as a whole; or (ii) events or occurrences related directly to the Merger or the other transactions contemplated by this Agreement.

     7.4 LITIGATION: No litigation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to Nettaxi's Knowledge be threatened.

     7.5 DOCUMENTS: All documents and instruments required hereunder to be delivered by RAE Systems to Nettaxi at the Closing shall be delivered in form and substance reasonably satisfactory to Nettaxi and its counsel.

     7.6 SHAREHOLDER APPROVAL: This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the shareholders of RAE Systems. The holders of not more than 10% of the shares of RAE Systems' Common Stock shall have exercised dissenters' rights pursuant to CGCL.

     7.7 APPROVAL OF SHAREHOLDERS OF NETTAXI: Nettaxi shall have received the approval of a majority of its shareholders of this Agreement and the transactions contemplated hereby.

     7.8 FINANCIAL STATEMENTS: RAE Systems shall have provided Nettaxi with financial statements and other information satisfactory in all respects to allow Nettaxi to comply with any and all applicable requirements under the Securities Act and the Exchange Act.

     7.9 INSURANCE. With respect to that certain pending litigation known as Lanell Owens, Individually and as the representative of the estate of Virgil Johnson, deceased, Wilma Johnson, Bobby Johnson, Steven Johnson, Roger Johnson and Virgil Johnson, Jr. v. RAE Systems, Inc. Total Safety, Inc. Global Intermodal Systems pending in the District Court of Harris County Texas (2001-54565), RAE Systems shall have received a letter from its insurance carrier either (i) accepting the obligation to insure RAE Systems against the claim; or (ii) reserving its rights with respect to the claim, subject to the reasonable satisfaction of Nettaxi; provided, however, that such letter reserving rights with respect to such claim shall automatically be deemed reasonably satisfactory to Nettaxi if substantially similar in coverage certainty to that certain letter dated July 25, 2001 from Hanson & Peters to Silicon Valley Law Group with respect to Thomas Lahey, et al. v. Nettaxi, Inc., et. al.

     7.10 CONSENTS: All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity the failure to obtain or comply with which would be reasonably likely to have a material adverse effect on Nettaxi or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

8.   TERMINATION

     8.1     TERMINATION PRIOR TO CLOSING:

          (a) If the Closing has not occurred by April 1, 2002 (as may be extended as set forth below, the "Termination Date") any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof. Notwithstanding the above, the parties may extend the deadline provided herein by mutual written consent. If the Closing has not occurred by April 1, 2002 and Nettaxi's Proxy Statement as referenced in Section 11 hereof is then under review from the SEC (as defined) or the Closing was unable to occur by April 1, 2002 due to a delay caused by such review, such Termination Date shall be automatically extended until the date thirty (30) business days following the date on which the SEC advises Nettaxi that it has no further comments with respect to such Proxy Statement.

          (b) Prior to the Termination Date, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Section 6 or 7 shall become incapable of fulfillment or there shall have occurred a breach of this Agreement which breach would reasonably be expected to have a material adverse effect on the other party hereto and either such condition or breach shall not have been waived by the party for whose benefit the condition, representation or warranty was established, then either RAE Systems (in the case of a condition in Section 6) or Nettaxi (in the case of a condition specified in
Section 7) may terminate this Agreement.

     8.2 BREAK-UP FEE: If the votes in favor of the Nettaxi Proposals (as defined in Section 11.3(a)) do not constitute the minimum number of votes required for approval and adoption of such proposals, and in such case, this

Agreement is terminated pursuant to Section 8 hereof, Nettaxi shall pay to RAE Systems within five days of the date of termination an amount equal to Two Hundred and Fifty Thousand Dollars ($250,000).

     8.3 CONSEQUENCES OF TERMINATION: Upon termination of this Agreement in accordance with this Section 8 or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 8.2 or 13.4; provided, however, that no termination of this Agreement, in accordance with this Section 8 hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

9.   ADDITIONAL COVENANTS

     9.1 MUTUAL COOPERATION: The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

     9.2 CHANGES IN REPRESENTATIONS AND WARRANTIES OF A PARTY: A party shall promptly give written notice to the other party upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     9.3 REGISTRATION STATEMENTS: Following the Effective Time, Nettaxi shall use commercially reasonable efforts to continue to maintain the effectiveness of its registration statements filed with the Securities and Exchange Commission and identified on Schedule 9.3(a), attached hereto, until such date as is the earlier of (i) the date on which the securities registered under the registration statements have been sold; or (ii) the date on which the securities registered under the registration statements may be sold to the public without registration or restriction (including, without limitation, restrictions as to volume). Notwithstanding the above, the registration statements may be converted to registration statements on Form S-3, Form S-2 (or any successor form), if permitted by law. In addition, Nettaxi shall within a reasonable time period after the Effective Time file a registration statement on Form S-1 or on such other form as is then available under the Securities Act covering the securities identified on Schedule 9.3(b), attached hereto so as to facilitate the resale thereof, to be kept effective until such date as is the earlier of (i) the date on which the securities registered under such registration statement have been sold; or (ii) the date on which the securities registered under such registration statement may be sold to the public without registration or restriction (including without limitation, restrictions as to volume). Notwithstanding the above, such registration statement may be converted to a registration statement on Form S-3, Form S-2 (or any successor form), if permitted by law.

     9.4 STOCK OPTION PLANS AND WARRANTS: Following the Effective Time, Nettaxi shall continue to maintain its 1998 and 1999 Stock Option Plans for a period of at least four (4) years. After the Effective Time, Nettaxi will continue to honor the terms of the options and warrants of Nettaxi referenced on
Schedule 3.2 of the Nettaxi Disclosure Schedule in accordance with the respective terms of such options and warrants.

10.   BROKERS

     10.1 BROKERS: Other than Baytree and Harter Financial, Inc. there is no investment banker, broker, finder or other intermediary entitled to a fee or other compensation for bringing the parties together to effect the Merger. At the Effective Time, Baytree's fee shall be equal to 960,000 shares of the Common Stock of Nettaxi plus three-year warrants to purchase 1,750,000 shares of the Nettaxi's Common Stock (pursuant to a form of warrant agreement agreed to between Nettaxi and Baytree) after giving effect to the stock split contemplated in Section 1.1 having an exercise price of $1.19 per share. The surviving corporation shall have the option to redeem the warrants if the surviving corporation's Common Stock trades at a price equal to or greater than $6.00 per share for 20 consecutive trading days. The redemption price shall be $0.05 per share. At the Effective Time, Harter's fee shall be as described on Schedule
3.6 of RAE Systems Disclosure Schedule.

11.   SECURITIES; SHAREHOLDER APPROVAL

     11.1 RAE SYSTEMS: RAE Systems, acting through its board of directors, in accordance with applicable law, its Articles of Incorporation, as amended, and Bylaws, as amended, will:

          (a) duly call, give notice of, convene and hold a special meeting of its shareholders, to be held as soon as practicable after the date of this Agreement, for the purpose of submitting this Agreement, the Merger and the other transactions contemplated hereby, as a single proposal (the "RAE Proposal") for adoption and approval by the required vote of the holders of RAE Common Stock;

          (b) cooperate with Nettaxi in preparing and filing with the Securities and Exchange Commission (the "SEC") as promptly as practicable after the date of this Agreement the Proxy Statement with respect to such shareholders meeting satisfying the requirements of the Securities Act and the Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Proxy Statement, use all its reasonable efforts to cause the definitive version of the Proxy Statement to be mailed to its shareholders as soon as it is legally permitted to do so;

          (c) provide Nettaxi with the information concerning RAE Systems required to be included in the Proxy Statement;

          (d) and include in the Proxy Statement the recommendation of the board of directors of RAE Systems that the shareholders of RAE Systems vote in favor of adoption and approval of the RAE Proposal.

     11.2 INFORMATION OF RAE SYSTEMS IN PROXY STATEMENT: The information supplied by RAE Systems for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Nettaxi, (ii) the time of each of the shareholders' meetings and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to RAE Systems or any subsidiary of RAE Systems, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement is discovered by RAE Systems, RAE Systems shall promptly inform Nettaxi.

     11.3 NETTAXI: Nettaxi, acting through its board of directors, in accordance with applicable law, its Articles of Incorporation and Bylaws, will:

          (a) duly call, give notice of, convene and hold an annual meeting of its shareholders, to be held as soon as practicable after the date of this Agreement, for the purpose of submitting, each as a single proposal, the proposals adopted by the board of directors of Nettaxi to (i) effectuate the Merger and issue the Nettaxi Merger Stock pursuant to the Merger (the "Share Issuance"), (ii) change the jurisdiction of Nettaxi's incorporation to the State of Delaware and (iii) amend the name of Nettaxi to "RAE Systems Inc." (collectively, the "Nettaxi Proposals") for adoption and approval by the required vote of the holders of Nettaxi Common Stock;

          (b) file with the SEC as promptly as practicable after the date of this Agreement the Proxy Statement complying in all material respects with the Securities Act and the Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Proxy Statement, use all its reasonable efforts to cause the definitive version of the Proxy Statement to be mailed to its shareholders as soon as it is legally permitted to do so;

          (c) provide RAE Systems with the information concerning Nettaxi and RSAC required to be included in the Proxy Statement; and

          (d) include in the Proxy Statement the recommendation of the board of directors of Nettaxi that the shareholders of Nettaxi vote in favor of adoption and approval of the Nettaxi Proposals.

     11.4 INFORMATION OF NETTAXI IN PROXY STATEMENT: The information on Nettaxi in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of RAE Systems, (ii) the time of each of the shareholders' meetings and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Nettaxi or any subsidiary of Nettaxi, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement is discovered by Nettaxi, Nettaxi shall promptly inform RAE Systems.

     11.5 COOPERATION: Each party will promptly advise the other of its receipt of, and will promptly furnish the other party with copies of, all comments received from the SEC with respect to the Proxy Statement and will consult with the other party in responding to such comments.

     11.6 RESTRICTION ON TRANSFER: RAE Systems acknowledges that the shares of Nettaxi Common Stock are restricted securities and may only be sold pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified herein.

     11.7 RESTRICTIVE LEGENDS: Each certificate for the Nettaxi Common Stock issued in the Merger and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall contain a legend to the effect that:

          "The Restricted Securities covered by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to Nettaxi is obtained stating that such disposition is in compliance with an available exemption from such registration."

12.   INDEMNIFICATION

     12.1     DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE.

          (a) The Articles of Incorporation of Nettaxi shall contain the respective provisions that are set forth, as of the date of this Agreement, in
Article VII "Indemnification", which provisions shall not be amended, repealed or otherwise modified for a period of three (3) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of Nettaxi. The Indemnity Agreements between Nettaxi and its officers and directors shall remain in full force and effect after the Effective Time.

          (b) After the Effective Time, Nettaxi and RAE Systems shall, to the extent set forth under their respective Articles of Incorporation and Bylaws, or any Indemnity Agreements, indemnify and hold harmless, each current and former director or officer of Nettaxi and its subsidiaries and each person who served at the request of Nettaxi or any subsidiary of the Nettaxi as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities, and settlement amounts paid in connection with any claim, action, suit proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative, criminal or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including transactions contemplated by this Agreement). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation, (i) Nettaxi and RAE Systems, as the case may be, shall pay the reasonable fees and expenses of one (1) counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to Nettaxi and RAE Systems, as the case may be, promptly after statements therefore are received (unless RAE Systems shall elect to defend such action) and (ii) Nettaxi and RAE Systems shall reasonably cooperate in the defense of any such matter, provided, however, that none of Nettaxi or RAE Systems shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any claim or claims for indemnification are asserted or made, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims.

          (c) For a period of three (3) years after the Effective Time, Nettaxi shall cause to be maintained in effect the current directors and officers liability insurance policies maintained by Nettaxi (provided that coverage limits in the aggregate for the entire three (3) year period are not less than the current annual limits, and provided further that Nettaxi may substitute policies reasonably satisfactory to the Indemnified Parties of at least the same coverage with other terms and conditions that are no less advantageous to the Indemnified Parties) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall Nettaxi be required to expand, pursuant to this Section 12.1(c), more than an amount per year equal to 110% of current annual premiums paid by Nettaxi for such insurance; provided further, however, that if the premiums for such coverage exceed such amount, Nettaxi shall purchase a policy with the greatest coverage available for such 110% of the current annual premiums spent by Nettaxi for its fiscal year ending December 31, 2001. Prior to the Effective Time, Nettaxi shall submit a quote from its insurance broker for the coverage required by this Section 12.1(c). The quote will describe the cost of coverage before and after the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, Nettaxi shall purchase the insurance policy. Nettaxi's Net Cash (as it applies to NV defined in Section 1.4(a)) shall be increased by the cost of the coverage under such insurance policy attributable to after the Effective Time, which offset shall not exceed 110% of the current annual premiums paid by Nettaxi for such insurance for its fiscal year ending December 31, 2001.

          (d) In the event Nettaxi or RAE Systems or any of their respective successors or assigns (i) consolidates with or merges into another person and shall not be continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successor and assigns of Nettaxi, or RAE Systems, as the case may be, honor the indemnification obligations set forth in this Section 12.1.

13.   MISCELLANEOUS

     13.1 EXPENSES: RAE Systems, Nettaxi and RSAC shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

     13.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS: All statements contained in this Agreement or in any certificate delivered by or on behalf of RAE Systems or Nettaxi pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by Nettaxi or RAE Systems, as the case may be, hereunder. All representations, warranties, and covenants made by RAE Systems or Nettaxi in this Agreement, or pursuant hereto, shall terminate at the Closing.

     13.3 PUBLICITY: Nettaxi and RAE Systems shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of Nettaxi, prior approval by RAE Systems would prevent the timely dissemination of such release or statement in violation of applicable Federal securities laws, rules or regulations or policies of the NASD OTC Bulletin Board.

     13.4 NON DISCLOSURE: RAE Systems and Nettaxi shall be governed by the confidentiality and nondisclosure provisions set forth in that certain Mutual Nondisclosure Agreement dated November 29, 2001 by and between RAE Systems and Nettaxi.

     13.5 SUCCESSION AND ASSIGNMENTS AND THIRD PARTY BENEFICIARIES: This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

     13.6 NOTICES: All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

              (a)    TO  NETTAXI/RSAC:    Nettaxi.com
                                          1875 South Bascom Ave., No. 116
                                          Campbell, California 95008
                                          Phone  No:  (408) 879-9880
                                          Fax No:  (408) 879-9907
                                          Attn: Robert A. Rositano, Jr., CEO

                     with  copy  to:      Silicon  Valley  Law  Group
                                          Attn:  James C. Chapman
                                          152 N. Third Street, Suite 900
                                          San Jose, California 95112
                                          Phone No:  (408) 286-6100
                                          Fax No:  (408) 286-1400

              (b)    TO RAE SYSTEMS:      RAE  Systems  Inc.
                                          1339 Moffett Park Drive
                                          Sunnyvale, California 94089
                                          Phone No:  (408) 585-3500
                                          Fax No:  (408) 585-3505
                                          Attn: Robert I. Chen, Chairman and CEO

                     with  copy  to:      Gray Cary Ware & Freidenrich LLP
                                          Attn: Peter M. Astiz
                                          400 Hamilton Avenue
                                          Palo Alto, California 94301-1833
                                          (650) 833-2000
                                          (650) 833-2001

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth (5th) business day following the date deposited with the United States Postal Service, or (iii) 24 hours after shipment by a such courier service.

     13.7 CONSTRUCTION: This Agreement shall be construed and enforced in accordance with the internal laws of the State of California without giving effect to the principles of conflicts of law thereof.

     13.8 COUNTERPARTS: This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     13.9 NO IMPLIED WAIVER; REMEDIES: No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     13.10 ENTIRE AGREEMENT: This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     13.11 HEADINGS: The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     13.12 SEVERABILITY: To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     13.13 ATTORNEYS FEES: In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys' fees and costs in addition to any other relief that it is entitled.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

RSAC:                      RAES  ACQUISITION  CORPORATION


                           By:  /s/  Robert  A.  Rositano,  Jr.
                                -------------------------------
                                Robert A. Rositano, Jr., Chief Executive Officer

NETTAXI:                   NETTAXI.COM

                           By:  /s/  Robert  A.  Rositano,  Jr.
                                -------------------------------
                                     Robert  A.  Rositano,  Jr.
                                     Chief  Executive  Officer

RAE  SYSTEMS:              RAE  SYSTEMS  INC.


                           By:  /s/  Robert  I.  Chen
                                ---------------------
                                     Robert  I.  Chen
                                     Chairman and Chief Executive Officer



TABLE  OF  EXHIBITS

EXHIBIT A:     FORM OF DELAWARE CERTIFICATE OF INCORPORATION
EXHIBIT B:     FORM OF DELAWARE BYLAWS
EXHIBIT C:     AGREEMENT OF MERGER
EXHIBIT D:     VOTING AGREEMENT
EXHIBIT E:     FORM OF LEGAL OPINION OF COUNSEL TO NETTAXI AND RSAC
EXHIBIT F:     FORM OF LEGAL OPINION OF COUNSEL TO RAE SYSTEMS
EXHIBIT G:     FORM OF LOCK-UP AGREEMENT





                      [SIGNATURE PAGE TO MERGER AGREEMENT]

APPENDIX B

                     VOTING AGREEMENT (NETTAXI SHAREHOLDERS)

     THIS VOTING AGREEMENT (this "Agreement") is made as of _________, 200_, by and between RAE Systems Inc. ("RAE Systems"), and ___________________ (in each of the capacities set forth on the signature page hereto, "Shareholder").

                                    RECITALS

     WHEREAS, as of the date hereof, Shareholder beneficially owns the number of shares of common stock, par value $0.001 per share ("Company Common Shares"), of Nettaxi.com, a Nevada corporation (the "Company") set forth opposite his name on
Schedule I attached hereto (the "Shares" and, together with any other shares of capital stock of the Company acquired by Shareholder on or after the date hereof and during the term of this Agreement, the "Subject Shares");

     WHEREAS, the Company, RAE Systems and RAES Acquisition Corporation, a California corporation and a wholly owned subsidiary of the Company ("RSAC") have entered into a Merger Agreement and Plan of Reorganization, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing for the merger of RAE Systems with and into RSAC (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, RAE Systems has requested that Shareholder enter into this Agreement pursuant to which Shareholder shall, among other things, vote in favor of adopting and approving the Merger Agreement and the Merger in accordance with the terms hereof and thereof.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to RAE Systems as follows:

     (a) Authority. Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by RAE Systems, constitutes a valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms.

     (b) Subject Shares. Shareholder is the record and beneficial owner of the Shares, and at the time of the Company Shareholder Meeting (as defined in the Merger Agreement) will be the record and beneficial owner of the Subject Shares, in each case free and clear of any Liens (as defined in the Merger

Agreement), other than such Liens that would not, individually or in the aggregate, prevent or impair the ability of the Shareholder to perform its obligations under this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Shares. Shareholder has the sole right to vote such Shares, and none of such Shares is, and none of the Subject Shares will be, subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares or Subject Shares, except as contemplated by this Agreement.

     2. Representations and Warranties of RAE Systems. RAE Systems hereby represents and warrants to Shareholder that RAE Systems has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by RAE Systems and, assuming the due authorization, execution and delivery by Shareholder, constitutes a valid and binding obligation of RAE Systems enforceable against RAE Systems in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) a default under, any provisions of the restated Articles of Incorporation or Bylaws of RAE Systems.

     3. Covenants of Shareholder. Subject to Section 6 hereof, Shareholder agrees as follows:

     (a) At any meeting of Shareholders of the Company, however called, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) of shareholders of the Company is sought with respect to any of the matters described in (i) or (ii) below, or any actions related thereto, Shareholder shall vote (or cause to be voted) the Subject Shares (which number of shares may be greater or less than the number of shares as of the date hereof):

          (i) in favor of the Merger, the approval and adoption by the Company of the Merger Agreement and approval of the other transactions contemplated by the Merger Agreement; and

          (ii) against (A) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantially all of the Company's assets, sale or issuance of securities of the Company or its subsidiaries, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by the Company or its subsidiaries and (B) any amendment of the Company's articles of incorporation or bylaws, any other proposal or transaction involving the Company or any of its subsidiaries or any action or agreement which amendment, other proposal or transaction or action or agreement would or could reasonably be expected to impede, frustrate, delay, prevent, nullify or result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the

Company under or with respect to, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or by this Agreement.

     (b) Shareholder shall not, except as contemplated by this Agreement or with the prior written consent of RAE Systems grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement with respect to the Subject Shares.

     4. Certain Events. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including Shareholder's successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Shares, or the issuance to or acquisition by Shareholder of additional Company Common Shares or other voting securities of the Company (whether by purchase, conversion or otherwise), the number of Subject Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional or fewer Company Common Shares or other voting securities of the Company issued to or acquired by Shareholder.

     5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Shareholder, on the one hand, without the prior written consent of RAE Systems nor by RAE Systems, on the other hand, without the prior written consent of Shareholder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     6. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, and no party shall have any further obligations or liabilities hereunder, upon the earlier of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the termination of the Merger Agreement in accordance with its terms pursuant to Section 2.3 or
Section 8 thereof.

     7.     General Provisions.

     (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     (b) Notice. All notices, requests and other communications given to any party hereunder shall be in writing (including facsimile or similar writing) and shall be effective upon receipt, by RAE Systems at the address specified in accordance with Section 13.6 of the Merger Agreement or by Shareholder at its address set forth on the Company's stock ledger (or at such other address for a party as shall be specified by like notice).

     (c) Counterparts; Effectiveness; No Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures on each counterpart were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     (e) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     (f) Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     (g) Entire Agreement. This Agreement (together with the Schedules hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

     (h) Shareholder Capacity. Shareholder enters into this Agreement solely in Shareholder's capacity as the record and beneficial owner of the Shares. If Shareholder is or becomes during the term hereof a director or officer of the Company, Shareholder makes no agreement or understanding in this Agreement in Shareholder's capacity as such director or officer. Nothing in this Agreement shall limit or affect any actions taken by Shareholder in Shareholder's capacity as an officer or director of the Company.

     (i) No Ownership Interest. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in RAE

Systems any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to any Subject Shares shall remain and belong to Shareholder, and RAE Systems shall not have any authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Subject Shares, except as otherwise expressly provided in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused this Agreement to be duly executed as of the date first written above.


SHAREHOLDER:                       __________________________
                                   Signature of Shareholder

                                   __________________________
                                   Print or Type Name of Shareholder

RAE SYSTEMS:                       RAE Systems Inc.

                                   By:________________________

                                   Name:______________________
                                   Title:_____________________

                                   SCHEDULE I

Schedule of Share Ownership

                      VOTING AGREEMENT (RAE SHAREHOLDERS)

     THIS VOTING AGREEMENT (this "Agreement") is made as of December __, 200_, by and between Nettaxi ("Nettaxi"), and ___________________ (in each of the capacities set forth on the signature page hereto, "Shareholder").

                                    RECITALS

     WHEREAS, as of the date hereof, Shareholder beneficially owns the number of shares of common stock, par value $0.01 per share ("Company Common Shares"), or shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of RAE Systems Inc., a California corporation (the "Company"), set forth opposite his name on Schedule I attached hereto (the "Shares" and, together with any other shares of capital stock of the Company acquired by Shareholder on or after the date hereof and during the term of this Agreement, the "Subject Shares");

     WHEREAS, the Company, Nettaxi and RAES Acquisition Corporation, a California corporation and a wholly owned subsidiary of Nettaxi ("RSAC") have entered into a Merger Agreement and Plan of Reorganization, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing for the merger of the Company with and into RSAC (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Nettaxi has requested that Shareholder enter into this Agreement pursuant to which Shareholder shall, among other things, vote in favor of adopting and approving the Merger Agreement and the Merger in accordance with the terms hereof and thereof.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Nettaxi as follows:

     (a) Authority. Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Nettaxi, constitutes a valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms.

     (b) Subject Shares. Shareholder is the record and beneficial owner of the Shares, and at the time of the Company Shareholder Meeting (as defined in the Merger Agreement) will be the record and beneficial owner of the Subject

Shares, in each case free and clear of any Liens (as defined in the Merger Agreement), other than such Liens that would not, individually or in the aggregate, prevent or impair the ability of the Shareholder to perform its obligations under this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Shares. Shareholder has the sole right to vote such Shares, and none of such Shares is, and none of the Subject Shares will be, subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares or Subject Shares, except as contemplated by this Agreement.

     2. Representations and Warranties of Nettaxi. Nettaxi hereby represents and warrants to Shareholder that Nettaxi has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Nettaxi and, assuming the due authorization, execution and delivery by Shareholder, constitutes a valid and binding obligation of Nettaxi enforceable against Nettaxi in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) a default under, any provisions of the restated Articles of Incorporation or Bylaws of Nettaxi.

     3. Covenants of Shareholder. Subject to Section 6 hereof, Shareholder agrees as follows:

     (a) At any meeting of Shareholders of the Company, however called, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) of shareholders of the Company is sought with respect to any of the matters described in (i) or (ii) below, or any actions related thereto, Shareholder shall vote (or cause to be voted) the Subject Shares (which number of shares may be greater or less than the number of shares as of the date hereof):

          (i) in favor of the Merger, the approval and adoption by the Company of the Merger Agreement and approval of the other transactions contemplated by the Merger Agreement; and

          (ii) against (A) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantially all of the Company's assets, sale or issuance of securities of the Company or its subsidiaries, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by the Company or its subsidiaries and (B) any amendment of the Company's articles of incorporation or bylaws, any other proposal or transaction involving the Company or any of its subsidiaries or any action or agreement which amendment, other proposal or transaction or action or agreement would or could reasonably be expected to impede, frustrate, delay, prevent, nullify or result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the

Company under or with respect to, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or by this Agreement.

     (b) Shareholder shall not, except as contemplated by this Agreement or with the prior written consent of Nettaxi grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement with respect to the Subject Shares.

     4. Certain Events. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including Shareholder's successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Shares or Company Preferred Shares, or the issuance to or acquisition by Shareholder of additional Company Common Shares or Company Preferred Shares or other voting securities of the Company (whether by purchase, conversion or otherwise), the number of Subject Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional or fewer Company Common Shares or Company Preferred Shares or other voting securities of the Company issued to or acquired by Shareholder.

     5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Shareholder, on the one hand, without the prior written consent of Nettaxi nor by Nettaxi, on the other hand, without the prior written consent of Shareholder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     6. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, and no party shall have any further obligations or liabilities hereunder, upon the earlier of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the termination of the Merger Agreement in accordance with its terms pursuant to Section 2.3 or
Section 8 thereof.

     7.     General Provisions.

     (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     (b) Notice. All notices, requests and other communications given to any party hereunder shall be in writing (including facsimile or similar writing) and shall be effective upon receipt, by Nettaxi at the address specified in accordance with Section 13.6 of the Merger Agreement or by Shareholder at its address set forth on the Company's stock ledger (or at such other address for a party as shall be specified by like notice).

     (c) Counterparts; Effectiveness; No Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures on each counterpart were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     (e) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     (f) Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     (g) Entire Agreement. This Agreement (together with the Schedules hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

     (h) Shareholder Capacity. Shareholder enters into this Agreement solely in Shareholder's capacity as the record and beneficial owner of the Shares. If Shareholder is or becomes during the term hereof a director or officer of the Company, Shareholder makes no agreement or understanding in this Agreement in Shareholder's capacity as such director or officer. Nothing in this Agreement shall limit or affect any actions taken by Shareholder in Shareholder's capacity as an officer or director of the Company.

     (i) No Ownership Interest. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in Nettaxi any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to any Subject Shares shall remain and belong to Shareholder, and Nettaxi shall not have any authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Subject Shares, except as otherwise expressly provided in this Agreement.


     IN WITNESS WHEREOF, the parties hereto have duly executed or caused this Agreement to be duly executed as of the date first written above.


SHAREHOLDER:                       __________________________
                                   Signature of Shareholder

                                   __________________________
                                   Print or Type Name of Shareholder

NETTAXI:                           NETTAXI.COM

                                   By:________________________

                                   Name:______________________
                                   Title:_____________________

                                   SCHEDULE I

Schedule of Share Ownership

APPENDIX C

                                     FORM OF
                               AGREEMENT OF MERGER

     This Agreement of Merger (the "Agreement") is entered into as of _____________, 2002 by and among RAE Systems Inc., a California corporation ("RAE Systems"), RAES Acquisition Corporation, a California corporation ("RSAC", and together with RAE Systems, the "Constituent Corporations") and RAE Systems Inc., a Delaware corporation (formerly Nettaxi.com, a Nevada corporation ("Nettaxi")).

                                    RECITALS

     A. The Constituent Corporations and Nettaxi have entered into a Merger Agreement and Plan of Reorganization dated January 9, 2002 (the "Merger Agreement"), providing, among other things, for the execution and filing of this Agreement of Merger;

     B. The respective Board of Directors of each of the Constituent Corporations and Nettaxi deem it advisable and in the best interests of such corporation and its respective shareholders that RSAC be merged with and into RAE Systems and such Board of Directors have approved this Agreement and the Merger (as hereinafter defined);

     C. The Merger Agreement and Plan of Reorganization, the Merger, and this Agreement have been approved by the respective shareholders of RAE Systems, RSAC and Nettaxi;

     D. RAE Systems and RSAC have agreed to merge RAE Systems into RSAC according to the terms and conditions set forth herein.

                                    AGREEMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.1     THE CONSTITUENT CORPORATIONS.

          (a) RSAC: RSAC is a California corporation duly incorporated and existing under the laws of the State of California.

          (b) RAE SYSTEMS: RSAC is a California corporation duly incorporated and existing under the laws of the State of California.

     1.2 MERGER AND SURVIVAL OF RAE SYSTEMS: Upon the satisfaction or waiver of all of the conditions precedent to the obligations of each of the parties to the Merger Agreement and upon the filing of this Agreement with the Secretary of State of California (the "Effective Time"), RAE Systems shall be merged with and into RSAC in accordance with the provisions of, and with the effect provided in the Delaware General Corporation Law and California General Corporation Law (the "CGCL"). RAE Systems shall be the surviving corporation after the Merger with RSAC and shall continue to exist as a wholly-owned subsidiary of Nettaxi, created and governed by the laws of the State of California (the "Merger").

     1.3     CONSIDERATION  FOR  THE  MERGER.

          (a) SHARES OF THE CONSTITUENT AND SURVIVING CORPORATIONS: At the Effective Time, each share of RAE Systems Common Stock and each share of RAE Systems Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of Nettaxi, RAE Systems or RSAC or any holder thereof, be converted into and be exchangeable for the right to receive that number of fully paid and non-assessable shares of Nettaxi Common Stock ("Nettaxi Merger Stock") equal to the Exchange Ratio.

For purposes of this Agreement, the "Exchange Ratio" shall be determined in accordance with the following formula:

     E =     VPS (RAE)
             ---------
             VPS (Nettaxi)

where E =           the Exchange Ratio

     VPS (RAE) =         1.48113

     VPS (Nettaxi) =     (NV+100,000+T)/7,605,747

     NV = Nettaxi's net cash plus cash equivalents minus (i) an amount equal to all payables and other fixed obligations (excluding the four (4) liabilities described in Nettaxi Disclosure Schedule 4.24) and (ii) an appropriate reserve for payables and any other contingencies (including a reasonable reserve to be mutually agreed upon for the two (2) litigation matters described in Section 2.2(c)) (collectively, "Net Cash"), each calculated as of the Effective Time; provided, however, that if such amount is greater than $7,500,000, NV shall nonetheless equal $7,500,000.

     T = The dollar amount, if any, by which the tax reserve relating to transactions involving RAE System's foreign subsidiaries in the audited financial statements of RAE Systems exceeds $2,000,000 for taxes payable relative to foreign income for the years 1998 through 2001.

     For illustrative purposes only, if NV was $7,500,000 and T was 0 at the Effective Time,

     E    =     VPS (RAE)
                ---------
                VPS (Nettaxi)

          =     1.48113
                ----------------------------
                (7,500,000 + 100,000+0)/7,605,747

     =    1.48225

          and whereby there would be 43,091,835 shares of Nettaxi common stock outstanding immediately after the Effective Time, with

          7,605,747 shares of Nettaxi common stock, constituting 17.65% of the outstanding shares of Nettaxi common stock at the Effective Time, being held by the Nettaxi shareholders that were Nettaxi shareholders immediately prior to the Effective Time;

          34,526,088 shares of Nettaxi common stock, constituting 80.12% of the outstanding shares of Nettaxi common stock at the Effective Time, being held by shareholders of RAE Systems immediately prior to the Effective Time ("RAE Systems Ownership"); and

          960,000 shares of Nettaxi common stock, constituting 2.23% of the outstanding shares of Nettaxi common stock at the Effective Time, being held by BayTree Capital Associates ("Baytree") ("Baytree Ownership").

Notwithstanding the foregoing, if RAE Systems or Nettaxi shall issue any shares of its capital stock between the date hereof and the Effective Time (other than shares of RAE Systems common stock issued with respect to the conversion of its preferred stock), the Exchange Ratio shall be adjusted such that the Nettaxi Ownership, the RAE Systems Ownership and the Baytree Ownership are 17.65%, 80.12% and 2.23%, as adjusted appropriately if NV is less than $7,500,000.

Subject to Section 1.5 hereof, all of such shares of RAE Systems Common Stock or Preferred Stock, when so converted, shall otherwise no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive Nettaxi Merger Stock as set forth above and any cash in lieu of fractional shares of RAE Common Stock or Preferred Stock if required to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement and pursuant to Section 407 of the CGCL.

          (b) OPTIONS OF THE CONSTITUENT AND SURVIVING CORPORATIONS: At the Effective Time, each option to purchase RAE Systems Common Stock ("RAE Systems Option"), whether vested or unvested, will be assumed by Nettaxi. Each such option so assumed by Nettaxi under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the RAE Systems Inc. 1993 Stock Plan (the "RAE Systems Stock Plan") and any other document governing such option immediately prior to the Effective Time, except that (a) such option will be exercisable for that number of whole shares of Nettaxi Common Stock equal to the product of the number of shares of RAE Systems Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Nettaxi Common Stock, (b) the per share exercise price for the shares of Nettaxi Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of RAE Systems Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole tenth of a cent and (c) any restriction on the exercisability of such RAE System Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such RAE System Option shall remain unchanged.

          (c)     NO FRACTIONAL SHARES OR OPTIONS: Unless otherwise required by
Section 407 of the CGCL, no fractional shares of Nettaxi Common Stock shall be issued in connection with the Merger, and no certificate or scrip for any such fractional shares shall be issued.

     1.4 EFFECT OF MERGER: As of the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the CGCL, and each of the following shall occur:

          (a) The separate existence and corporate organization of RSAC shall cease and RAE Systems as the corporation surviving the Merger with RSAC (the "Surviving Corporation"), shall possess the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of, the constituent corporations in the manner specified in the CGCL.

          (b) Except as otherwise agreed by the parties, the Articles of Incorporation of RAE Systems, as in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth on Exhibit A attached hereto.

          (c) The By-laws RAE Systems, as in effect immediately prior to the Effective Time, shall continue in effect without change or amendment.

          (d) The directors and officers of the RAE Systems immediately after the Closing Date shall be the respective individuals who are directors and officers of RAE Systems immediately prior to the Effective Time.

     1.5 DISSENTING SHARES: Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of RAE Systems that, as of the Effective Time, are or may become "dissenting shares" under the CGCL ("Dissenting Shares"), shall not be converted into or represent the right to receive Nettaxi Merger Stock in accordance with this Agreement, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under the CGCL; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Nettaxi Common Stock in accordance with this Agreement.

     1.6 FURTHER ACTION: If, at any time after the Effective Time, any further action is determined by Nettaxi to be necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Nettaxi shall be fully authorized (in the name of RAE Systems) to take such action.

     1.7     MISCELLANEOUS.

          (a) AMENDMENTS: This Agreement cannot be amended or changed except in writing, signed by the parties.

          (b) COUNTERPARTS: This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

          (c) CONSTRUCTION: This Agreement shall be construed and enforced in accordance with the internal laws of the State of California without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RAE  SYSTEMS  INC.
a  California  corporation


---------------------------------
Robert  Chen
Chief Executive Officer and Secretary


RAES  ACQUISITION  CORPORATION
a  California  corporation


---------------------------------
Dean  Rositano,  President


---------------------------------
Robert A. Rositano, Jr., Secretary

RAE  SYSTEMS  INC.:
a  Delaware  corporation


---------------------------------
Dean  Rositano,  President


---------------------------------
Robert A. Rositano, Jr., Secretary

APPENDIX D

                                  DELAWARE CODE
                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

                            (S) 262 Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of
this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation. (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

APPENDIX E


    EXCERPT FROM THE CALIFORNIA GENERAL CORPORATION LAW CONCERNING DISSENTERS'
                                     RIGHTS

                                CORPORATIONS CODE
                              TITLE 1. CORPORATIONS
                       DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

         Sec.1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (0) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisions in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (a) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

         Sec.1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

         Sec.1302. Submission of share certificates for endorsement; uncertificated securities

    (a) Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

         Sec.1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

         Sec.1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

         Sec.1305. Report of appraisers; confirmation; determination by court; judgment payment; appeal; costs

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

         Sec.1306. Prevention of immediate payment; status as creditors;
     interest

    (f) To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

         Sec.1307. Dividends on dissenting shares

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

         Sec.1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

        Sec.1309. Termination of dissenting share and shareholder status

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (j) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (k) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (l) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (m) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

          Sec.1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

    (a) If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

          Sec.1311. Exempt shares

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

          Sec.1312. Right of dissenting shareholders to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

APPENDIX  F

BOARD RESOLUTIONS OF NETTAXI'S BOARD OF DIRECTORS IN CONNECTION WITH THE REVERSE
                                   STOCK SPLIT


     WHEREAS, the Merger Agreement contemplates that Nettaxi undergo a reverse stock split of its common stock, such that each five and sixty-seven hundredths (5.67) shares of Nettaxi's common stock is converted into one (1) share of its common stock (the "Reverse Stock Split").

     WHEREAS, Section 78.2055 of the Nevada Revised Statutes permits a corporation to effect a reverse stock split following shareholder approval of the action by board resolution if the action has no effect on the corporation's authorized shares.

     WHEREAS, the Reverse Stock Split would have no effect on Nettaxi's two hundred million (200,000,000) authorized shares of common stock.

     After motion duly made and seconded, the Board unanimously adopted the following resolutions:

     RESOLVED, that the board of directors hereby deems the Reverse Stock Split to be in the best interests of Nettaxi, approves of the Reverse Stock Split, declares the Reverse Stock Split advisable and recommends that the stockholders of Nettaxi approve of the Reverse Stock Split.

     RESOLVED, that following shareholder approval of the Reverse Stock Split, and effective as of the date of closing of the Merger, Nettaxi shall effect a reverse stock split of its common stock, such that five and sixty-seven hundredths (5.67) issued and outstanding shares of Nettaxi's common stock is converted into one (1) issued and outstanding share of its common stock.

     RESOLVED FURTHER, that the Reverse Stock Split shall have no effect on the number of shares authorized in the Company's Articles of Incorporation.

     RESOLVED FURTHER, that the officers of Nettaxi are hereby authorized and directed to take such actions and sign such documents as they deem necessary or proper to carry out the following resolutions.

APPENDIX G

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of ______________, 2002 by and between Nettaxi.com, a Nevada corporation ("Nettaxi"), and RAE Systems Inc. a Delaware corporation ("RAE Delaware").

                                    RECITALS

     WHEREAS, RAE Delaware is a corporation duly organized and existing under the laws of the State of RAE Delaware;

     WHEREAS, Nettaxi is a corporation duly organized and existing under the laws of the State of Nevada;

     WHEREAS, on the date of this Merger Agreement, RAE Delaware has authority to issue 200,000,000 shares of Common Stock, $0.001 par value per share (the "RAE Delaware Common Stock"), of which 1,000 shares are issued and outstanding and owned by Nettaxi and 1,000,000 shares of Preferred Stock, $0.001 par value per share (the "RAE Delaware Preferred Stock"), of which no shares are issued or outstanding;

     WHEREAS, on the date of this Merger Agreement, Nettaxi has authority to issue 200,000,000 shares of Common Stock (the "Nettaxi Common Stock"), of which __________ shares are issued and outstanding and 1,000,000 shares of Preferred Stock (the "Nettaxi Preferred Stock"), of which no shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for RAE Delaware and Nettaxi have determined that, for the purpose of effecting the reincorporation of Nettaxi in the State of RAE Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Nettaxi merge with and into RAE Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of RAE Delaware and Nettaxi, the shareholders of Nettaxi, and the sole stockholder of RAE Delaware have adopted and approved this Merger Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Nettaxi and RAE Delaware hereby agree to merge as follows:

     1.     Merger.  Nettaxi shall be merged with and into RAE Delaware, and RAE
            ------
Delaware shall survive the merger ("Merger"), effective upon the date of filing of a Certificate of Merger with the State of Delaware and Articles of Merger with the State of Nevada made effective in accordance with applicable law (the "Effective Date").

     2.     Governing Documents.  The Certificate of Incorporation of RAE
            -------------------
Delaware, attached hereto as Exhibit A (the "Certificate of Incorporation")
                             ---------
shall continue to be the Certificate of Incorporation of RAE Delaware as the surviving Corporation, unless and until thereafter changed or amended in accordance with the provisions thereof and applicable laws.

     The Bylaws of RAE Delaware, in effect on the Effective Date, shall continue to be the Bylaws of RAE Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3.     Directors and Officers.  The directors and officers of Nettaxi shall
            ----------------------
become the directors and officers of RAE Delaware upon the Effective Date and any committee of the Board of Directors of Nettaxi shall become the members of such committees for RAE Delaware.

     4.     Succession.  On the Effective Date, RAE Delaware shall succeed to
            ----------
Nettaxi in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of RAE Delaware.

     5.     Further Assurances.  From time to time, as and when required by RAE
            ------------------
Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Nettaxi such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in RAE Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Nettaxi, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of RAE Delaware are fully authorized in the name and on behalf of Nettaxi or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6.     Stock of Nettaxi.
            ----------------

          a.     Common Stock.  Upon the Effective Date, by virtue of the Merger
                 ------------
and without any action on the part of the holder thereof, each one (1) share of Nettaxi Common Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of RAE Delaware Common Stock.

     7.     Stock Certificates.  On and after the Effective Date, all of the
            ------------------
outstanding certificates which prior to that time represented shares of Nettaxi stock shall be deemed for all purposes to evidence ownership of and to represent the shares of RAE Delaware stock into which the shares of Nettaxi stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of RAE Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to RAE Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of RAE Delaware stock evidenced by such outstanding certificate as above provided.

     8.     Options, Warrants and All Other Rights to Purchase Stock.  Upon the
            --------------------------------------------------------
Effective Date, each outstanding option, warrant or other right to purchase shares of Nettaxi stock, including those options granted under the Nettaxi Stock Option Plan (the "Option Plan") of Nettaxi, shall be converted into and become an option, warrant, or right to purchase the same number of shares of RAE Delaware stock, at a price per share equal to the exercise price of the option, warrant or right to purchase Nettaxi stock and upon the same terms and subject to the same conditions as set forth in the Option Plan and other agreements entered into by Nettaxi pertaining to such options, warrants, or rights. A number of shares of RAE Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of Nettaxi stock so reserved as of the Effective Date. As of the Effective Date, RAE Delaware shall assume all obligations of Nettaxi under agreements pertaining to such options, warrants, and rights, including the Option Plan, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

     9.     Other Employee Benefit Plans.  As of the Effective Date, RAE
            ----------------------------
Delaware hereby assumes all obligations of Nettaxi under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     10.     Outstanding Common Stock of RAE Delaware.  Forthwith upon the
             ----------------------------------------
Effective Date, the one thousand (1,000) shares of RAE Delaware Common Stock presently issued and outstanding in the name of Nettaxi shall be canceled and retired and resume the status of authorized and unissued shares of RAE Delaware Common Stock, and no shares of RAE Delaware Common Stock or other securities of RAE Delaware shall be issued in respect thereof.

     11.     Covenants of RAE Delaware.  RAE Delaware covenants and agrees that
             -------------------------
it will, on or before the Effective Date:

          a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which Nettaxi is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of RAE Delaware.

          b. File any and all documents with the Delaware Franchise Tax Board and the Nevada Franchise Tax Board necessary to the assumption by RAE Delaware of all of the franchise tax liabilities of Nettaxi.

     12.     Amendment.  At any time before or after approval and adoption by
             ---------
the stockholders of Nettaxi, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of RAE Delaware and Nettaxi to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

     13.     Abandonment.  At any time before the Effective Date, this Merger
             -----------
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Nettaxi or RAE Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of RAE Delaware and the shareholders of Nettaxi.

     14.     Counterparts.  In order to facilitate the filing and recording of
             ------------
this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of Nettaxi and RAE Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.


                                        RAE SYSTEMS INC., a Delaware corporation


                                        By:
                                           -------------------------------------



                                        NETTAXI.COM, a Nevada corporation


                                        By:
                                           -------------------------------------
                                           Robert A. Rositano, CEO and Secretary

APPENDIX H
                          CERTIFICATE OF INCORPORATION
                                       OF
                                RAE SYSTEMS INC.

FIRST:         The name of the corporation (the "Corporation") is:
-----
               RAE Systems Inc.

SECOND:        The address of its registered office in the State of Delaware is
------         15 East North Street in the City of Dover, County of Kent. The
               name of its registered agent at such address is Incorporating
               Services, Ltd.

THIRD:         The nature of the business or purposes to be conducted or
-----          promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:        The total number of shares of all classes of stock which the
------         Corporation shall have authority to issue is (i) 200,000,000 shares of Common Stock, $0.001 par value per share ("Common
               Stock"), and (ii) 1,000,000 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:         The following provisions are inserted for the management of the
-----          business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          C. Effective upon the closing of the Corporation's acquisition of RAE Systems Inc., a California corporation (the "Effective Time"), any action required or permitted to be taken by the stockholders of the

               Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. At all times prior to the Effective Time, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          D. Special meetings of stockholders may be called at any time only by (i) the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer or (ii) the holders of not less than 10% of all shares entitled to cast votes at the meeting, voting together as a single class.

SIXTH:
-----
          A. The number of directors shall initially be six (6) and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Effective upon the Effective Time, the Board of Directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the stockholders following the Effective Time, the term of office of the second class to expire at the second annual meeting of stockholders held following the Effective Time, the term of office of the third class to expire at the third annual meeting of stockholders following the Effective Time, and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors.

SEVENTH:       The Board of Directors is expressly empowered to adopt, amend or
-------        repeal Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:        The name and mailing address of the incorporator is:
------

               Richard H. Taketa
               400 Hamilton Ave
               Palo Alto CA 94301

NINTH:         A director of the Corporation shall not be personally liable to
-----          the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware
               General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TENTH:         The Corporation reserves the right to amend or repeal any
-----          provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other
                            --------  -------
               provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this

               Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this (i) Article TENTH, (ii) Article SEVENTH or Article NINTH,
               (ii) paragraphs A, B or C of Article FIFTH, or (iii) paragraphs A or B of Article SIXTH.



                [THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this __ day of February, 2002.



                                            ----------------------------------
                                            Richard H. Taketa, Incorporator

APPENDIX I

                            FORM OF DELAWARE BYLAWS

Article 1.     Stockholders
               ------------

     1.1     Place of Meetings.  All meetings of stockholders shall be held at
             -----------------
such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President and Chief Executive Officer or, if not so designated, at the registered office of the corporation.

     1.2     Annual Meeting.  The annual meeting of stockholders for the
             --------------
election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President and Chief Executive Officer at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

     1.3     Special Meetings.  Special meetings of stockholders may be called
             ----------------
at any time by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

     1.4     Notice of Meetings.  Written notice of each meeting of
             ------------------
stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     1.5     Voting List.  The officer who has charge of the stock ledger of the
             -----------
corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall preemptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of then.

     1.6     Quorum.  Except as otherwise provided by law or these By-laws, the
             ------
holders of a majority of the shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     1.7     Adjournments.  Any meeting of stockholders may be adjourned to any
             ------------
other time and to any other place at which a meeting of stockholders may be held under these By-laws by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     1.8     Voting and Proxies.  Each stockholder shall have one vote for each
             ------------------
share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law. Each stockholder of record entitled to vote at a meeting of stockholders, may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the corporation. No stockholder may authorize more than one proxy for his shares. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     1.9     Action at Meeting.  When a quorum is present at any meeting, any
             -----------------
election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter) shall decide such matter, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-laws.

     All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     1.10     Notice of Stockholder Business.  At an annual meeting of the
              ------------------------------
stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

     A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     1.11     Conduct of Business.  At every meeting of the stockholders, the
              -------------------
Chairman of the Board, if there is such an officer, or if not, the person appointed by the Board of Directors, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these By-laws to act by proxy, and officers of the corporation.

     The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and
Section 1.10 above. The Chairman of a meeting shall if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section
1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     1.12     Stockholder Action Without Meeting.  Effective upon the closing of
              ----------------------------------
the Corporation's acquisition of RAE Systems Inc., a California corporation (the "Effective Time"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. At all times prior to the Effective Time, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Article 2.     Board of Directors
               ------------------

     2.1     General Powers.  The business and affairs of the corporation shall
             --------------
be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2     Number and Term of Office.  The number of directors shall initially
             -------------------------
be six (6) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Effective upon the Effective Time, the directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders held after the Effective Date; the term of office of the second class to expire at the second annual meeting of stockholders held after the Effective Date; the term of office of the third class to expire at the third annual meeting of stockholders held after the Effective Date; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

     2.3     Vacancies and Newly Created Directorships.  Subject to the rights
             -----------------------------------------
of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors of any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     2.4     Resignation.  Any director may resign by delivering his written
             -----------
resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.5     Regular Meetings.  Regular meetings of the Board of Directors may
             ----------------
be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.6     Special Meetings.  Special meetings of the Board of Directors may
             ----------------
be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President and Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

     2.7     Notice of Special Meetings.  Notice of any special meeting of
             --------------------------
directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone or electronic voice message system at least 24 hours in advance of the meeting,
(ii) by sending a telegram, telecopy or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least three (3) day in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     2.8     Participation in Meetings by Telephone Conference Calls.  Directors
             -------------------------------------------------------
or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     2.9     Quorum.  A majority of the total number of authorized directors
             ------
shall constitute a quorum at any meeting of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

     2.10     Action at Meeting.  At any meeting of the Board of Directors at
              -----------------
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-laws.

     2.11     Action by Consent.  Any action required or permitted to be taken
              -----------------
at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing. Any such written consents shall be filed with the minutes of proceedings of the Board or committee.

     2.12     Removal.  Subject to the rights of the holders of any series of
              -------
Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

     2.13     Committees.  The Board of Directors may designate one or more
              ----------
committees, each committee to consist of one or more of the directors of the corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors.

     2.14     Compensation of Directors.  Directors may be paid such
              -------------------------
compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to the determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

     2.15     Nomination of Director Candidates.  Subject to the rights of
              ---------------------------------
holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the corporation's principal executive offices not less than 120 calendar days in advance of the date that the corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     In the event that a person is validly designated as a nominee in accordance with this Section 2.15 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary, setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 2.15 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

     If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 2.15, such nomination shall be void; provided, however, that nothing in this Section
2.15 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

Article 3.     Officers
               --------

     3.1     Enumeration.  The officers of the corporation shall consist of a
             -----------
President and Chief Executive Officer, a Secretary, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2     Election.  Officers shall be elected annually by the Board of
             --------
Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

     3.3     Qualification.  No officer need be a stockholder.  Any two or more
             -------------
offices may be held by the same person.

     3.4     Tenure.  Except as otherwise provided by law, by the Certificate of
             ------
Incorporation or by these By-laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his earlier death, resignation or removal.

     3.5     Resignation and Removal.  Any officer may resign by delivering his
             -----------------------
written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     3.6     Chairman of the Board.  The Board of Directors may appoint a
             ---------------------
Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and, if he is a director, at all meetings of the Board of Directors.

     3.7     President.  The President shall, subject to the direction of the
             ---------
Board of Directors, have responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The President shall be the Chief Executive Officer of the corporation, unless otherwise designated by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation, other than the Chairman of the Board.

     3.8     Vice Presidents.  Any Vice President shall perform such duties and
             ---------------
possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have at the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.9     Secretary and Assistant Secretaries.  The Secretary shall perform
             -----------------------------------
such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.10     Chief Financial Officer.  Unless otherwise designated by the Board
              -----------------------
of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

     3.11     Salaries.  Officers of the corporation shall be entitled to such
              --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

     3.12     Delegation of Authority.  The Board of Directors may from time to
              -----------------------
time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Article 4.     Capital Stock
               -------------

     4.1     Issuance of Stock.  Unless otherwise voted by the stockholders and
             -----------------
subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2     Certificates of Stock.  Every holder of stock of the corporation
             ---------------------
shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     4.3     Transfers.  Except as otherwise established by rules and
             ---------
regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by the By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

     4.4     Lost, Stolen or Destroyed Certificates.  The corporation may issue
             --------------------------------------
a new certificate of stock in place of any previously saved certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

     4.5     Record Date.  The Board of Directors may fix in advance a date as a
             -----------
record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Article 5.     General Provisions
               ------------------

     5.1     Fiscal Year.  The fiscal year of the corporation shall be as fixed
             -----------
by the Board of Directors.

     5.2     Corporate Seal.  The corporate seal shall be in such form as shall
             --------------
be approved by the Board of Directors.

     5.3     Waiver of Notice.  Whenever any notice whatsoever is required to be
             ----------------
given by law, by the Certificate of Incorporation or by these By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telecopy, telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     5.4     Actions with Respect to Securities of Other Corporations.  Except
             --------------------------------------------------------
as the Board of Directors may otherwise designate, the President or any officer of the corporation authorized by the President shall have the power to vote and otherwise act on behalf of the corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers which this corporation may possess by reason of this corporations ownership of securities in such other corporation or other organization.

     5.5     Evidence of Authority.  A certificate by the Secretary, or an
             ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     5.6     Certificate of Incorporation.  All references in these By-laws to
             ----------------------------
the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

     5.7     Severability.  Any determination that any provision of these
             ------------
By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

     5.8     Pronouns.  All pronouns used in these By-laws shall be deemed to
             --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     5.9     Notices.  Except as otherwise specifically provided herein or
             -------
required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or be telegram or mailgram.

     5.10     Reliance Upon Books, Reports and Records.  Each director, each
              ----------------------------------------
member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     5.11     Time Periods.  In applying any provision of these By-laws which
              ------------
require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     5.12     Facsimile Signatures.  In addition to the provisions for use of
              --------------------
facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Article 6.     Amendments
               ----------

     6.1     By the Board of Directors.  Except as is otherwise set forth in
             -------------------------
these By-laws, these By-laws may be altered, amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

     6.2     By the Stockholders.  Except as otherwise set forth in these
             -------------------
By-laws, these By-laws may be altered, amended or repealed or new By-laws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new By-laws shall have been stated in the notice of such special meeting.

Article 7.     Indemnification of Directors and Officers
               -----------------------------------------

     7.1     Right to Indemnification.  Each person who was or is made a party
             ------------------------
or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided
                                     --------  -------
in Section 7.2 of this Article 7, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (d) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                   --------
however, that, unless the Delaware General Corporation Law then so prohibits,
-------
the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     7.2     Right of Claimant to Bring Suit.  If a claim under Section 7.1 is
             -------------------------------
not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     7.3     Indemnification of Employees and Agents.  The corporation may, to
             ---------------------------------------
the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

     7.4     Non-Exclusivity of Rights.  The rights conferred on any person in
             -------------------------
Sections 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     7.5     Indemnification Contracts.  The Board of Directors is authorized to
             -------------------------
enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 7.

     7.6     Insurance.  The corporation shall maintain insurance to the extent
             ---------
reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     7.7     Effect of Amendment.  Any amendment, repeal or modification of any
             -------------------
provision of this Article 7 by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

Article  1.      Stockholders   . . . . . . . . . . . . . . . . . . .. . .   1
         1.1     Place of Meetings.. . . . . . . . . . . . . . . . . . . .   1
         1.2     Annual Meeting. . . . . . . . . . . . . . . . . . . . . .   1
         1.3     Special Meetings. . . . . . . . . . . . . . . . . . . . .   1
         1.4     Notice of Meetings. . . . . . . . . . . . . . . . . . . .   1
         1.5     Voting List.. . . . . . . . . . . . . . . . . . . . . . .   1
         1.6     Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.7     Adjournments. . . . . . . . . . . . . . . . . . . . . . .   2
         1.8     Voting and Proxies. . . . . . . . . . . . . . . . . . . .   2
         1.9     Action at Meeting.. . . . . . . . . . . . . . . . . . . .   2
         1.10    Notice of Stockholder Business.. . . . . . . . . . . . .    3
         1.11    Conduct of Business. . . . . . . . . . . . . . . . . . .    3
         1.12    Stockholder Action Without Meeting.. . . . . . . . . . .    4

Article  2.      Board of Directors . . . . . . . . . . . . . . . .. . .     4
         2.1     General Powers. . . . . . . . . . . . . . . . . . . . . .   4
         2.2     Number and Term of Office.. . . . . . . . . . . . . . . .   5
         2.3     Vacancies and Newly Created Directorships.. . . . . . . .   5
         2.4     Resignation.. . . . . . . . . . . . . . . . . . . . . . .   5
         2.5     Regular Meetings. . . . . . . . . . . . . . . . . . . . .   5
         2.6     Special Meetings. . . . . . . . . . . . . . . . . . . . .   5
         2.7     Notice of Special Meetings. . . . . . . . . . . . . . . .   6
         2.8     Participation in Meetings by Telephone Conference Calls..   6
         2.9     Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.10    Action at Meeting. . . . . . . . . . . . . . . . . . . .    6
         2.11    Action by Consent. . . . . . . . . . . . . . . . . . . .    6
         2.12    Removal. . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.13    Committees.. . . . . . . . . . . . . . . . . . . . . . .    6
         2.14    Compensation of Directors. . . . . . . . . . . . . . . .    7
         2.15    Nomination of Director Candidates. . . . . . . . . . . .    7

Article  3.      Officers . . . . . . . . . . . . . . . . . . . . .. . .     8
         3.1     Enumeration.. . . . . . . . . . . . . . . . . . . . . . .   8
         3.2     Election. . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.3     Qualification.. . . . . . . . . . . . . . . . . . . . . .   8
         3.4     Tenure. . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.5     Resignation and Removal.. . . . . . . . . . . . . . . . .   8
         3.6     Chairman of the Board.. . . . . . . . . . . . . . . . . .   9
         3.7     President.. . . . . . . . . . . . . . . . . . . . . . . .   9
         3.8     Vice Presidents.. . . . . . . . . . . . . . . . . . . . .   9
         3.9     Secretary and Assistant Secretaries.. . . . . . . . . . .   9
         3.10    Chief Financial Officer. . . . . . . . . . . . . . . . .   10
         3.11    Salaries.. . . . . . . . . . . . . . . . . . . . . . . .   10
         3.12    Delegation of Authority. . . . . . . . . . . . . . . . .   10

Article  4.      Capital Stock. . . . . . . . . . . . . . . . . . .. . .    10
         4.1     Issuance of Stock.. . . . . . . . . . . . . . . . . . . .  10
         4.2     Certificates of Stock.. . . . . . . . . . . . . . . . . .  10
         4.3     Transfers.. . . . . . . . . . . . . . . . . . . . . . . .  11
         4.4     Lost, Stolen or Destroyed Certificates. . . . . . . . . .  11
         4.5     Record Date.. . . . . . . . . . . . . . . . . . . . . . .  11


                                        i

                                TABLE OF CONTENTS
                                  (continued)

                                                                           PAGE
                                                                           ----

Article  5.      General Provisions . . . . . . . . . . . . . . . .. . .    11
         5.1     Fiscal Year.. . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     Corporate Seal. . . . . . . . . . . . . . . . . . . . . .  12
         5.3     Waiver of Notice. . . . . . . . . . . . . . . . . . . . .  12
         5.4     Actions with Respect to Securities of Other Corporations.  12
         5.5     Evidence of Authority.. . . . . . . . . . . . . . . . . .  12
         5.6     Certificate of Incorporation. . . . . . . . . . . . . . .  12
         5.7     Severability. . . . . . . . . . . . . . . . . . . . . . .  12
         5.8     Pronouns. . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.9     Notices.. . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.10    Reliance Upon Books, Reports and Records.. . . . . . . .   13
         5.11    Time Periods.. . . . . . . . . . . . . . . . . . . . . .   13
         5.12    Facsimile Signatures.. . . . . . . . . . . . . . . . . .   13

Article  6.      Amendments . . . . . . . . . . . . . . . . . . . .. . .    13
         6.1     By the Board of Directors.. . . . . . . . . . . . . . . .  13
         6.2     By the Stockholders.. . . . . . . . . . . . . . . . . . .  13

Article  7.      Indemnification of  Directors and Officers . . . .. . .    13
         7.1     Right to Indemnification. . . . . . . . . . . . . . . . .  13
         7.2     Right of Claimant to Bring Suit.. . . . . . . . . . . . .  14
         7.3     Indemnification of Employees and Agents.. . . . . . . . .  15
         7.4     Non-Exclusivity of Rights.. . . . . . . . . . . . . . . .  15
         7.5     Indemnification Contracts.. . . . . . . . . . . . . . . .  15
         7.6     Insurance.. . . . . . . . . . . . . . . . . . . . . . . .  15
         7.7     Effect of Amendment.. . . . . . . . . . . . . . . . . . .  15

APPENDIX J


                                  NETTAXI.COM

                             1999 STOCK OPTION PLAN


     1.     PURPOSES  OF  THE  PLAN
            -----------------------

     The purposes of this 1999 Stock Option Plan (the "Plan") of Nettaxi.com, a Nevada corporation (the "Company") are to:

     (i) Encourage selected officers, directors, key employees and consultants to improve operations and increase profits of the Company or its Affiliates;

     (ii) Encourage selected officers and key employees to accept or continue employment with the Company or its Affiliates; and

     (iii) Increase the interest of selected officers, directors, key employees and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company ("Common Stock").

     Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

     2.     ELIGIBLE  PERSONS
            -----------------

     Every person who at the date of grant of an Option is a key employee of the Company or of any Affiliate (as defined below) (including employees who are also officers or directors of the Company or of any Affiliate) is eligible to receive NQOs or ISOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. Every person who is a director of or consultant to the Company or any Affiliate at the date of grant of an Option is eligible to receive NQOs under this Plan.

     3.     STOCK  SUBJECT  TO  THIS  PLAN
            ------------------------------

     Subject to the provisions of Section 6.1.1 of the Plan, the maximum aggregate number of shares of stock which may be granted pursuant to this Plan is three million three hundred thousand (3,300,000) shares of Common Stock. The shares unexercised shall become available again for grants under the Plan.

     4.     ADMINISTRATION
            --------------

     4.1     Option  Committee.  This Plan shall be administered by the Board of
             -----------------
Directors of the Company (the "Board") or by a committee of at least two Board members, one of which is the President, (hereinafter referred to as the "Committee Chairman") to which administration of the Plan is delegated (in either case, the "Option Committee"). No member of the Option Committee shall be liable for any decision, action, or omission respecting the Plan, any options, or any option shares.

     4.2     Disinterested  Administration.  From  and  after  such  time as the
             -----------------------------
Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall be administered in accordance with the disinterested administrative requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.


     4.3      Authority  of  the  Option  Committee.  Subject  to  the  other
              -------------------------------------
provisions of this Plan, the Options Committee shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) or accelerate the exercise date or vesting of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Option Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

     4.4     Determinations  Final.  All  questions  of  interpretation,
             ---------------------
implementation, and application of this Plan shall be determined by the Board or the Option Committee. Such determinations shall be final and binding on all persons.

     5.     GRANTING  OF  OPTIONS:  OPTION  AGREEMENT
            -----------------------------------------

     5.1     Ten-Year  Term.  No  Options shall be granted under this Plan after
             --------------
ten  years  from  the  date  of  adoption  of  this  Plan  by  the  Board.

     5.2     Option  Agreement.  Each  Option  shall  be  evidenced by a written
             -----------------
stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of any Option.

     5.3     Designation  as  ISO  or  NQO.  The agreement shall specify whether
             -----------------------------
each Option it evidences is a NQO or an ISO. Notwithstanding designation of any Option as an ISO or a NQO, if the aggregate fair market value of the shares under Options designated as ISOs which would become exercisable for the first time by any Optionee at a rate in excess of $100,000 in any calendar year (under all plans of the Company), then unless otherwise provided in the stock option agreement or by the Option Committee, such Options shall be NQOs to the extent of the excess above $100,000. For purposes of this Section 5.3, Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option, with respect to such shares, is granted.

     5.4     Grant  to  Prospective  Employees.  The  Option  Committee  or  the
             ---------------------------------
Committee Chairman may approve the grant of Options under this Plan to persons who are expected to become employees of the Company, but who are not employees at the date of approval. In such cases, the Option shall be deemed granted, without further approval, on the date the optionee is first treated as an employee for payroll purposes.

     6.     TERMS  AND  CONDITIONS  OF  OPTIONS
            -----------------------------------

     Each Option granted under this Plan shall be designated as a NQO or an ISO. Each Option shall be subject to the terms and conditions set forth in Section
6.1.  NQOs  shall  be  also  subject  to  the  terms and conditions set forth in
Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in
Section  6.2.

     6.1     Terms and Conditions to Which Options Are Subject.  Options granted
             -------------------------------------------------
under this Plan shall, as provided in Section 6, be subject to the following terms and conditions:

          6.1.1     Changes  in Capital Structure.  The existence of outstanding
                    -----------------------------
Options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, or other event, or converted into or exchanged for other securities as a result of a merger, consolidation, reorganization, or other event, appropriate adjustments shall be made in (i) the number and class of shares of stock subject to this Plan and each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result to any such adjustments. Each such adjustment shall be subject to approval by the Option Committee in its sole discretion, and may be made without regard to any resulting tax consequence to the optionee.

          6.1.2     Corporate  Transactions.  In connection with (i) any merger,
                    -----------------------
consolidation, acquisition, separation, or reorganization in which more than fifty percent (50%) of the shares of the Company outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving fifty percent (50%) or more of the assets of the Company, (iii) any sale of more than fifty percent (50%) of the Company's assets, or (iv) any like occurrence in which the Company is involved, the Option Committee may, in its absolute discretion, do one or more of the following upon ten days' prior written notice to all optionees; (a) accelerate any vesting schedule to which an Option is subject; (b) cancel Options upon payment to each optionee in cash, with respect to each Option to the extent then exercisable, of any amount which, in the absolute discretion of the Option Committee, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that such optionee would have received if the Option had been exercised before the effective time over the exercise price of the Option; (c) shorten the period during which such Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given); or (d) arrange that new option rights be substituted for the option rights granted under this Plan, or that the Company's obligations as to Options outstanding under this Plan be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The actions described in this Section 6.1.2 may be taken without regard to any resulting tax consequence to the optionee.

          6.1.3     Time of Option Exercise.  Except as necessary to satisfy the
                    -----------------------
requirements of Section 422 of the Code and subject to Section 5, Options granted under this Plan shall be exercisable at such times as are specified in the written stock option agreement relating to such Option: provided, however, that so long as the optionee is a director or officer, as those terms are used in Section 16 of the Exchange Act, such Option may not be exercisable, in whole or in part, at any time prior to the six-month anniversary of the date of the Option grant, unless the Option Committee determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan. No Option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee. The Option Committee, in its absolute discretion, may later waive any limitations respecting the time at which an Option or any portion of an Option first becomes exercisable.

          6.1.4     Option  Grant Date.  Except as provided in Section 5.4 or as
                    ------------------
otherwise specified by the Option Committee, the date of grant of an Option under this Plan shall be the date as of which the Option Committee approves the grant.

          6.1.5     Nonassignability  of Option Rights.  No Option granted under
                    ----------------------------------
this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order (limited in the case of an ISO, to a qualified domestic relations order that effects a transfer of an ISO that is community property as part of a division of community property). During the life of the optionee, an Option shall be exercisable only by the optionee.

          6.1.6     Payment.  Except as provided below, payment in full shall be
                    -------
made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. Payment may be made in cash, by promissory note, by delivery to the Company of shares of Common Stock owned by the optionee (duly endorsed in favor of the Company or accompanied by a duly endorsed stock power), or by any other form of consideration and method of payment to the extent permitted under applicable law. Any shares delivered shall be valued as of the date of exercise of the Option in the manner set forth in Section 6.1.12. Optionees may not exercise Options by delivery of shares more frequently than at six-month intervals.

          6.1.7     Termination  of  Employment.  Unless determined otherwise by
                    ---------------------------
the Option Committee in its absolute discretion to the extent not already expired or exercised, every Option granted under this Plan shall terminate at the earlier of (a) the Expiration Date (as defined in Section 6.1.12) or (b) three months after termination of employment with the Company or any Affiliate; provided, that an Option shall be exercisable after the date of termination of employment only to the extent exercisable on the date of termination; and provided further, that if termination of employment is due to the optionee's "disability" (as determined in accordance with Section 22(e)(3) of the Code), the optionee, or the optionee's personal representative, may at any time within one (1) year after the termination of employment (or such lesser period as is specified in the option agreement but in no event after the Expiration Date of the Option), exercise the option to the extent it was exercisable at the date of termination; and provided further that if termination of employment is due to the Optionee's death, the Optionee's estate or a legal representative thereof, may at any time within and including six (6) months after the date of death of Optionee (or such lesser period as is specified in the option agreement but in no event after the Expiration Date of the Option), exercise the option to the extent it was exercisable at the date of termination. Transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence due to sickness, military service, or other cause duly approved by the Company, shall not be deemed a termination of employment for purposes of this Plan. For the purpose of this Section 6.1.7, "employment" means engagement with the Company or any Affiliate of the Company either as an employee, as a director, or as a consultant.

          6.1.8     Repurchase  of  Stock.  In  addition  to  the right of first
                    ---------------------
refusal set forth in Section 6.1.9, at the time it grants Options under this Plan, the Company may retain, for itself or others, rights to purchase the shares acquired under the Option or impose other restrictions on the transfer of such shares. The terms and conditions of any such rights or other restrictions shall be set forth in the option agreement evidencing the Option.

          6.1.9     Company's  Right  of  First  Refusal.
                    ------------------------------------

               (i) Company's Right; Notice. Stock delivered pursuant to the exercise of any option granted under this Plan shall be subject to a right of first refusal by the Company in the event that the holder of such shares proposes to sell, pledge, or otherwise transfer such shares or any interest in such shares to any person or entity. Any holder of shares purchased under this Plan desiring to transfer such shares or any interest in such shares shall give a written notice (the "Offer Notice") to the Company describing the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and terms, and the name and address of the proposed transferee. The Company's rights under this Section 6.1.9 shall be freely assignable.

               (ii) Exercise. Except as provided under any repurchase right imposed under Section 6.1.8, if the Company fails to exercise its right of first refusal within 20 days from the date on which the Company receives the Offer Notice, the shareholder may, within the next 90 days, conclude a transfer to the proposed transferee of the exact number of shares covered by that notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer shall again be subject to the Company's right of first refusal. If the Company exercises its right of first refusal, the shareholder shall endorse and deliver to the Company the stock certificates representing the shares being repurchased. The Company shall pay the shareholder the total repurchase price for the shares no later than the later of
(a) sixty (60) days after receipt of the Offer Notice and (b) the end of such period for payment offered by the bona fide third-party transferor. The holder of the shares being repurchased shall cease to have any rights with respect to such shares immediately upon receipt of the repurchase price.

               (iii) Exceptions. Notwithstanding the foregoing provisions of this Section 6.1.9, no notice of a proposed transfer shall be required and no right of first refusal shall exist with respect to transfers, including sales, to an optionee's children, grandchildren, or parents or to trusts, estates, or custodianships of or for the account of an optionee or an optionee's children, grandchildren, or parents; provided, however, that the transferee shall take such shares subject to the provisions of Sections 6.1.8. and 6.1.9.

               (iv) Termination of Company's Right. The right of first refusal set forth in this Section 6.1.9 shall terminate upon the earlier of the consummation of an underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933 or the date on which the Common Stock is registered under Section 12 of the Exchange Act.

               (v) No Limitation. Nothing in this Section 6.1.9 shall limit the rights of the Company under any repurchase right imposed under Section 6.1.8.

               (vi)     Conflict.  In the event that the terms of this paragraph
6.1.9 conflict or are inconsistent with any provision in the Bylaws of the Company, the terms of the Bylaws shall control.

          6.1.10     Withholding  and Employment Taxes.  At the time of exercise
                     ---------------------------------
of an Option (or at such later time(s) as the Company may prescribe), the optionee shall remit to the Company in cash all applicable (as determined by the Company in its sole discretion) federal and state withholding taxes. The Option Committee may, in the exercise of its sole discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Option Committee deems appropriate. If authorized by the Option Committee in its sole discretion, and if the Option has been held for six months or more, an optionee may elect to have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company or to tender to the Company other shares of Common Stock or other securities of the Company owned by the optionee on the date of determination of the amount of tax to be withheld as a result of the exercise of such Option (the "Tax Date") to pay the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, provided that the election satisfies the following requirements:

               (i) the election shall be irrevocable, shall be made at least six months before the Option exercise, and shall be subject to the disapproval of the Option Committee at any time before consummation of the Option exercise; or

               (ii) the election shall be made in advance to take effect in a subsequent "window period" (as defined below) in which the Option is exercised, and the Option Committee shall approve the election when it is made or at any time thereafter up to consummation of the Option exercise; or

               (iii) the election shall be made in a window period and the approval of the Option Committee shall be given after the election is made and within the same window period, and the Option exercise shall be consummated within such window period; or

               (iv) shares or other previously owned securities shall be tendered (but stock shall not be withheld) at any time up to the consummation of the Option exercise (in which event, neither a prior irrevocable election nor window period timing shall be required).

     Notwithstanding the foregoing, clauses (ii) and (iii) shall not be available until the Company has been subject to the reporting requirements of the Securities Exchange Act of 1934 for at least one year.

     A "window period" is the period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings and ending on the 12th business day following such date. Any securities so withheld or tendered shall be valued by the Company as of the Tax Date.

          6.1.11     Other  Provisions.  Each Option granted under this Plan may
                     -----------------
contain such other terms, provisions, and conditions not consistent with this Plan as may be determined by the Option Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

          6.1.12     Determination  of  Value.  For  purposes  of  the Plan, the
                     ------------------------
value of Common Stock or other securities of the Company shall be determined as follows:

               (i) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sale was reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there is no sale for such date, then for the last preceding business day on which there was at least one sale), as reported in the Wall Street Journal.
---------------------

               (ii) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there is no quoted price for the date of grant, then for the last preceding business day on which there was a quoted price).

               (iii) If the stock of the Company is as described in Section 6.1.12(i) or (ii), but is restricted by law, contract, market conditions, or otherwise as to salability or transferability, its fair market value shall be as set forth in Section 6.1.12(i) or (ii), as appropriate, less, as determined by the Option Committee, an appropriate discount, based on the nature and terms of the restrictions.

               (iv) In the absence of an established market for the stock, the fair market value thereof shall be determined by the Option Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

          6.1.13     Option Term.  No Option shall be exercisable more than ten
                     -----------
years after the date of grant, or such lesser period of time as set forth in the option agreement (the end of the maximum exercise period stated in the option agreement is referred to in this Plan as the "Expiration Date"). No ISO granted to any person who owns, directly or by attribution, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company of any Affiliate ( a "Ten Percent Stockholder") shall be exercisable more than five years after the date of grant.

          6.1.14     Exercise Price.  The exercise price of any Option granted
                     --------------
to any Ten Percent Stockholder shall in no event be less than 110 percent of the fair market value (determined in accordance with Section 6.1.12) of the stock covered by the Option at the time the Option is granted.

          6.1.15     Compliance with Securities Laws.  The Company shall not be
                     -------------------------------
obligated to offer or sell any shares upon exercise of an Option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable state and local securities laws. The Company shall have no obligation to register the shares under the federal securities laws or take whatever other steps may be necessary to enable the shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Option shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Stock certificates evidencing shares acquired upon exercise of options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan, or the option agreement evidencing the Option.

          6.2     Terms and Conditions to Which Only NQOs Are Subject.  Options
                  ---------------------------------------------------
granted under this Plan which are designated as NQOs shall be subject to the following additional terms and conditions:

               6.2.1     Exercise Price.  Except as set forth in Section 6.1.14,
                         --------------
the exercise price of a NQO shall not be less than 85 percent of the fair market value (determined in accordance with Section 6.1.12) of the stock subject to the Option on the date of grant.

          6.3     Terms and Conditions to Which Only ISOs Are Subject.  Options
                  ---------------------------------------------------
granted under this Plan which are designated as ISOs shall be subject to the following additional terms and conditions:

               6.3.1     Exercise Price.  Except as set forth in Section 6.1.14,
                         --------------
the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.12) of the stock covered by the Option at the time the Option is granted.

               6.3.2     Disqualifying Dispositions.  If stock acquired upon
                         --------------------------
exercise of an ISO is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

     7.     MANNER OF EXERCISE
            ------------------

          7.1     Notice of Exercise.  An optionee wishing to exercise an Option
                  ------------------
shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Option Committee, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option will be considered as the date such Option was exercised.

          7.2     Issuance of Certificates.  Promptly after receipt of written
                  ------------------------
notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. Unless the Company specifies otherwise, an optionee or transferee of an optionee shall not have any privileges as a shareholder with respect to any stock covered by the Option until the date of issuance of a stock certificate. Subject to Section 6.1.1 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

     8.     EMPLOYMENT RELATIONSHIP
            -----------------------

     Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company or any of its Affiliates.

     9.     AMENDMENTS TO PLAN
            ------------------

     The Board may amend this Plan at any time. Without the consent of an optionee, no amendment may affect outstanding Options except to conform this Plan and ISOs granted under this Plan to federal or other tax laws relating to incentive stock options. No amendment shall require shareholder approval unless shareholder approval is required to preserve incentive stock option treatment for tax purposes or the Board otherwise concludes that shareholder approval is advisable.

     10.     SHAREHOLDER APPROVAL: TERM
             --------------------------

     The Board of Directors of the Company adopted this Plan as of January 14, 2000, and the Company's shareholders approved this Plan as of _____________. This Plan shall terminate ten years after initial adoption by the Board unless terminated earlier by the Board. The Board may terminate this Plan without shareholder approval. No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then-outstanding Options.


                                FIRST AMENDMENT
                                       TO
                      NETTAXI.COM, 1999 STOCK OPTION PLAN


     This First Amendment (the "Amendment")to the Nettaxi.com, 1999 Stock Option Plan (the "Plan") is adopted this ___ day of April, 2000.


1. Section 3 of the Plan is hereby amended to increase the number of shares reserved for issuance under the Plan from 3,300,000 to 8,900,000.

3. Except as set forth in this Amendment, all terms and conditions of the Plan shall remain in full force and effect.

                                SECOND AMENDMENT
                                       TO
                      NETTAXI.COM, 1999 STOCK OPTION PLAN


     This First Amendment (the "Amendment") to the Nettaxi.com, 1999 Stock Option Plan (the "Plan") is adopted this 7th day of January, 2002.


1. Section 3 of the Plan is hereby amended to decrease the number of shares reserved for issuance under the Plan to 3,053,000.

3. Except as set forth in this Amendment, all terms and conditions of the Plan shall remain in full force and effect.

APPENDIX K


                                   NETTAXI.COM
                             2002 STOCK OPTION PLAN


     1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
          ---------------------------------------

          1.1 ESTABLISHMENT. The Nettaxi.com 2002 Stock Option Plan (the "PLAN") is hereby established effective as of ___________, 2002.

          1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

          1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

     2.   DEFINITIONS AND CONSTRUCTION.
          ----------------------------

          2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

               (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "COMPANY" means Nettaxi.com, a Nevada corporation, or any successor corporation thereto.

               (e) "CONSULTANT" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

               (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

               (g) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company Group because of the sickness or injury of the Optionee.

               (h) "EMPLOYEE" means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

               (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (j) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                    (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street
                                                              ---------------
Journal or such other source as the Company deems reliable.  If the relevant
-------
date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

                    (ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (k) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

               (l) "INSIDER" means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

               (m) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

               (n) "OFFICER" means any person designated by the Board as an officer of the Company.

               (o) "OPTION" means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

               (p) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

               (q) "OPTIONEE" means a person who has been granted one or more Options.

               (r) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (s) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

               (t) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

               (u) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (v)     "SECTION 162(M)" means Section 162(m) of the Code.

               (w) "SECURITIES ACT" means the Securities Act of 1933, as amended.

               (x) "SERVICE" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. An Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee's Service shall be deemed to have terminated unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

               (y) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (z) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

               (aa) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.
Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     3.   ADMINISTRATION.
          --------------

          3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

          3.2 AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

               (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

               (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

               (c) to determine the Fair Market Value of shares of Stock or other property;

               (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

               (e)     to approve one or more forms of Option Agreement;

               (f) to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

               (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

               (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

               (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.4 COMMITTEE COMPLYING WITH SECTION 162(M). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of
Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

          3.5 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     4.   SHARES SUBJECT TO PLAN.
          ----------------------

          4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Twenty Eight Million Three Hundred Fifty Thousand (28,350,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee's exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan. However, except as adjusted pursuant to Section 4.2, in no event shall more than Twenty Eight Million Three Hundred Fifty Thousand (28,350,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the "ISO SHARE

ISSUANCE LIMIT"). Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with
Section 260.140.45 of Title 10 of the California Code of Regulations ("SECTION 260.140.45"), the total number of shares of Stock issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

          4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Issuance Limit set forth in Section 4.1, in the Section 162(m) Grant Limit set forth in
Section 5.4 and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section
4.2 shall be final, binding and conclusive.

     5.   ELIGIBILITY AND OPTION LIMITATIONS.
          ----------------------------------

          5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. Eligible persons may be granted more than one (1) Option. However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

          5.2 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

          5.3 FAIR MARKET VALUE LIMITATION. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock

Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

          5.4 SECTION 162(M) GRANT LIMIT. Subject to adjustment as provided in Section 4.2, no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than eleven million three hundred forty thousand (11,340,000) shares (the "SECTION 162(M) GRANT LIMIT"). An Option which is canceled in the same fiscal year in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

     6.   TERMS AND CONDITIONS OF OPTIONS.
          -------------------------------

          Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2 EXERCISABILITY AND TERM OF OPTIONS. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option,
(b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) with the exception of an Option granted to an Officer, a Director or a Consultant, no Option shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such Option, subject to the Optionee's continued Service. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3     PAYMENT OF EXERCISE PRICE.

               (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

               (b)     LIMITATIONS ON FORMS OF CONSIDERATION.

                    (i) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                    (ii) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

               6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

          6.5     EFFECT OF TERMINATION OF SERVICE.

               (a) OPTION EXERCISABILITY. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee's termination of Service only during the applicable time period determined in accordance with this Section 6.5 and thereafter shall terminate:

                    (i) DISABILITY. If the Optionee's Service terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "OPTION EXPIRATION DATE").

                    (ii) DEATH. If the Optionee's Service terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within ninety (90) days (or such longer period of time as determined by the Board, in its discretion) after the Optionee's termination of Service.

                    (iii) OTHER TERMINATION OF SERVICE. If the Optionee's Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of ninety (90) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

               (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

               (c) EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(B). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

          6.6 TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Section 260.140.41 of Title 10 of the California Code of Regulations and the General Instructions to Form S-8 Registration Statement under the Securities Act.

     7.   STANDARD FORMS OF OPTION AGREEMENT.
          ----------------------------------

          7.1 OPTION AGREEMENT. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

     8.   CHANGE IN CONTROL.
          -----------------

          8.1     DEFINITIONS.

               (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

     8.2     EFFECT OF CHANGE IN CONTROL ON OPTIONS.

               (a) ACCELERATED VESTING. Notwithstanding any other provision of the Plan to the contrary, the Board, in its sole discretion, may provide in any Option Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and shares acquired upon the exercise of such Options.

               (b) ASSUMPTION OR SUBSTITUTION OF OPTIONS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "ACQUIRING CORPORATION"), may, without the consent of any Optionee, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are not assumed by the Acquiring Corporation in connection with the Change in Control shall, to the extent not exercised as of the date of the Change in Control, terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding

Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion. For purposes of this Section 8.2(b), an Option shall be considered assumed if, for every share of Stock subject thereto immediately prior to the Change in Control, the Optionee has the right, following the Change in Control, to acquire in accordance with the terms and conditions of the assumed Option the consideration (whether stock, cash or other securities or property) received in the Change in Control transaction by holders of shares of Stock for each share held immediately prior to such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control transaction was not solely common stock of the Acquiring Corporation, the Board may, with the consent of the Acquiring Corporation, provide for the consideration to be acquired to be solely common stock of the Acquiring Corporation equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control transaction.

               (c) CASH-OUT OF OPTIONS. The Board may, in its sole discretion and without the consent of any Optionee, determine that, upon the occurrence of a Change in Control, each or any Option outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option (the "SPREAD"). In the event such determination is made by the Board, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Optionees in respect of their canceled Options as soon as practicable following the date of the Change in Control.

     9.   PROVISION OF INFORMATION.
          ------------------------

          At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of shares of Stock upon the exercise of an Option. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

     10.  COMPLIANCE WITH SECURITIES LAW.
          ------------------------------

          The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     11.  TERMINATION OR AMENDMENT OF PLAN.
          --------------------------------

          The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be
(a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2),
(b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

     12.  STOCKHOLDER APPROVAL.
          --------------------

          The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the "AUTHORIZED SHARES") shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

                                  PLAN HISTORY
                                  ------------


_____________, 2002     Board adopts Plan, with an initial reserve of __________
                        shares.

_____________, 2002     Stockholders approve Plan, with an initial reserve of
                        __________ shares.

                         SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                                   NETTAXI.COM

                               ____________, 2002

                            PROXY VOTING INSTRUCTIONS
                            -------------------------


VOTING BY MAIL
--------------

     Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
-------------------------------------------------------------------------------


[X]     PLEASE MARK YOUR VOTES AS IN THE EXAMPLE TO THE LEFT USING DARK INK
ONLY.

1. Proposal to approve the Merger Agreement and Plan of Reorganization, dated as of January 9, 2002, by and among Nettaxi.com, a Nevada corporation, RAE Inc., a California corporation ("RAE") and RAES Acquisition Corporation, a California corporation ("RSAC"), as it may be amended from time to time, and the transactions contemplated thereby (the "Merger Agreement"):

          FOR     [_]     AGAINST     [_]     ABSTAIN     [_]

2. Proposal to approve an amendment to our existing Articles of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.01 per share such that each five and sixty-seven one hundredths (5.67) shares of our issued and outstanding shares of common stock are converted into one (1) share of issued and outstanding common stock

          FOR     [_]     AGAINST     [_]     ABSTAIN     [_]

3.     Proposal to approve the reincorporation of Nettaxi.com from Nevada to
Delaware:

          FOR     [_]     AGAINST     [_]     ABSTAIN     [_]

4.     Proposal to ratify the 1999 Stock Option Plan:

          FOR     [_]     AGAINST     [_]     ABSTAIN     [_]

5.     Proposal to approve the 2002 Stock Option Plan.

          FOR     [_]     AGAINST     [_]     ABSTAIN     [_]

SIGNATURE(S)__________________________________     DATE: ________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full entity name by authorized person.